UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

The L.S. Starrett Company

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☒	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

The L.S. Starrett Company
121 Crescent Street
Athol, MA 01331

April 12, 2024

Dear Shareholder:

You are cordially invited to attend a virtual special meeting (including any adjournments or postponements thereof, the “Special Meeting”) of holders of shares of Class A common stock, $1.00 per share par value (the “Class A Common Shares”), and holders of shares of Class B common stock, $1.00 per share par value (the “Class B Common Shares” and, together with the Class A Common Shares, the “Shares”), of The L.S. Starrett Company, a Massachusetts corporation (“Starrett” or the “Company”), to be held virtually on May 21, 2024, at 10:00 a.m. Eastern Time. Holders of Shares will be able to virtually attend and vote at the Special Meeting via the internet at meetnow.global/M5DW22D. You will not be able to attend the Special Meeting physically in person. For purposes of attendance at the Special Meeting, all references in the enclosed proxy statement to “present” shall mean virtually present at the Special Meeting.

At the Special Meeting, you will be asked to consider and vote on (i) a proposal to approve the Agreement and Plan of Merger, dated March 8, 2024 (as may be amended, modified or supplemented from time to time, the “Merger Agreement”), by and among Starrett, Uhu Inc., a Delaware corporation (“Parent”) and an affiliate of MiddleGround Capital, and Unicornfish Corp., a Massachusetts corporation (“Merger Sub”) and wholly owned subsidiary of Parent (such proposal, the “Merger Proposal”), (ii) a proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to Starrett’s named executive officers that is based on or otherwise related to the Merger Agreement and the transactions contemplated by the Merger Agreement (the “Compensation Proposal”) and (iii) a proposal to approve the adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, including to solicit additional proxies to approve the Merger Proposal if there are insufficient votes to approve the Merger Proposal at the time of the Special Meeting (the “Adjournment Proposal”). Upon the terms and subject to the conditions of the Merger Agreement, Merger Sub will merge with and into Starrett, and the separate corporate existence of Merger Sub will thereupon cease, with Starrett continuing as the surviving corporation (the “Surviving Corporation”) and as a wholly owned subsidiary of Parent (the “Merger”) in accordance with the Massachusetts Business Corporation Act (the “MBCA”).

If the Merger is completed, you will be entitled to receive an amount in cash equal to $16.19 without interest, and less any applicable withholding taxes, for each Share that you own as of immediately prior to the effective time of the Merger (unless you have properly and validly exercised and not withdrawn your appraisal rights).

Starrett’s Board of Directors (the “Company Board”), for reasons described in the enclosed proxy statement, has unanimously: (i) determined that the Merger Agreement and the Merger are fair to, in the best interests of, and advisable to, the Company and the holders of Shares; (ii) adopted the Merger Agreement and duly authorized and approved the execution, delivery and performance of the Merger Agreement by the Company and the consummation of the transactions contemplated by the Merger Agreement upon the terms and subject to the conditions set forth therein; (iii) directed that the Merger Agreement be submitted to the holders of Shares for approval at a meeting of the Company’s shareholders; and (iv) resolved to recommend that, subject to the terms and conditions of the Merger Agreement, the holders of Shares approve the Merger Agreement. The Company Board unanimously recommends, on behalf of Starrett, that you vote: (1) “FOR” the Merger Proposal; (2) “FOR” the non-binding, advisory Compensation Proposal; and (3) “FOR” the Adjournment Proposal, if necessary or appropriate.

The enclosed proxy statement provides detailed information about the Special Meeting, the Merger Agreement, and the Merger. A copy of the Merger Agreement is attached as Annex A to the proxy statement.

The proxy statement also describes the actions and determinations of the Company Board in connection with its evaluation of the Merger Agreement and the Merger. You should carefully read and consider the entire enclosed proxy statement and its annexes, including, but not limited to, the Merger Agreement, as they contain important information about, among other things, the Merger and how it affects you.

Whether or not you plan to attend the Special Meeting virtually, please sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope or grant your proxy electronically over the internet or by telephone (using the instructions provided in the enclosed proxy card). If you attend the Special Meeting and vote at the meeting your vote will revoke any proxy that you have previously submitted.

If you hold your Shares in “street name,” you should instruct your bank, broker, or other nominee how to vote your Shares in accordance with the voting instruction form that you should receive from your bank, broker, or other nominee. Your bank, broker, or other nominee cannot vote on any of the proposals, including the Merger Proposal, without your instructions.

If you are a participant in The L.S. Starrett Company Employee Stock Ownership Plan (the “1984 ESOP”) and/or The L.S. Starrett Company 2013 Employee Stock Ownership Plan (the “2013 ESOP” and together with the 1984 ESOP, the “Company ESOPs”), you have the right to direct Argent Trust Company (“Argent”), as the independent trustee for both Company ESOPs, to vote the Shares allocated to your ESOP account (the “Company ESOP Shares”) on the Special Meeting proposals. You can direct Argent to vote your Company ESOP Shares allocated to your ESOP account by signing, dating and returning the enclosed proxy card by mail or providing directions electronically over the internet or telephone (using the instructions provided in the enclosed proxy card).

If you are a participant in the L.S. Starrett Company 401(k) Savings Plan (the “Savings Plan”) and you hold Shares through the 401(k) Stock Fund of the Savings Plan (the “Stock Fund”), you have the right to vote such Shares held through the Stock Fund on the Special Meeting proposals. You can vote the Shares you hold through the Stock Fund by signing, dating and returning the enclosed proxy card by mail or providing directions electronically over the internet or telephone (using the instructions provided in the enclosed proxy card).

Your vote is very important, regardless of the number of Shares that you own. We cannot complete the Merger unless the Merger Proposal is approved by the affirmative vote of the shareholders holding at least two-thirds of the outstanding Shares, with each Class A Common Share entitling the record holder thereof to one (1) vote per Share and each Class B Common Share entitling the record holder thereof to ten (10) votes per Share, as of the close of business on April 11, 2024, which is the record date for the Special Meeting.

If you have any questions or need assistance voting your Shares, please contact our proxy solicitor:

Georgeson

1290 Avenue of the Americas, 9th Floor

New York, NY 10104

Toll-Free: 866-410-5794

On behalf of the Company Board, I thank you for your support and appreciate your consideration of this matter.

Sincerely,

DOUGLAS A. STARRETT
President and Chief Executive Officer

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the Merger, passed upon the merits or fairness of the Merger Agreement or the transactions contemplated thereby, including the proposed Merger, or passed upon the adequacy or accuracy of the information contained in the accompanying proxy statement. Any representation to the contrary is a criminal offense.

The accompanying proxy statement is dated April 12, 2024, and, together with the enclosed form of proxy card, is first being mailed on or about April 12, 2024.

The L.S. Starrett Company
121 Crescent Street
Athol, MA 01331

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 21, 2024

Notice is hereby given that a virtual special meeting (including any adjournments or postponements thereof, the “Special Meeting”) of holders of shares of Class A common stock, $1.00 per share par value (the “Class A Common Shares”), and holders of shares of Class B common stock, $1.00 per share par value (the “Class B Common Shares” and, together with the Class A Common Shares, the “Shares”), of The L.S. Starrett Company, a Massachusetts corporation (“Starrett” or the “Company”), to be held virtually on May 21, 2024, at 10:00 a.m. Eastern Time. Holders of Shares will be able to virtually attend and vote at the Special Meeting via the internet at meetnow.global/M5DW22D. You will not be able to attend the Special Meeting physically in person. For purposes of attendance at the Special Meeting, all references in the enclosed proxy statement to “present” shall mean virtually present at the Special Meeting. The Special Meeting is being held for the following purposes:

1. To consider and vote on the proposal to approve the Agreement and Plan of Merger, dated March 8, 2024 (as may be amended, modified or supplemented from time to time, the “Merger Agreement”), by and among Starrett, Uhu Inc., a Delaware corporation (“Parent”) and an affiliate of MiddleGround Capital, and Unicornfish Corp., a Massachusetts corporation (“Merger Sub”) and wholly owned subsidiary of Parent. Upon the terms and subject to the conditions of the Merger Agreement, Merger Sub will merge with and into Starrett, and the separate corporate existence of Merger Sub will thereupon cease, with Starrett continuing as the surviving corporation (the “Surviving Corporation”) and as a wholly owned subsidiary of Parent (the “Merger”) in accordance with the Massachusetts Business Corporation Act (the “MBCA” and such proposal the “Merger Proposal”);

2. To consider and vote on the proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to Starrett’s named executive officers that is based on or otherwise relates to the Merger Agreement and the transactions contemplated by the Merger Agreement (the “Compensation Proposal”); and

3. To consider and vote on any proposal to adjourn the Special Meeting to a later date or dates, if necessary or appropriate, including to solicit additional proxies to approve the Merger Proposal if there are insufficient votes to approve the Merger Agreement at the time of the Special Meeting (the “Adjournment Proposal”).

Only holders of Shares of record as of the close of business on April 11, 2024, are entitled to notice of the Special Meeting and to vote at the Special Meeting or any adjournment, postponement, or other delay thereof.

Starrett’s Board of Directors (the “Company Board”) recommends, on behalf of Starrett, that you vote: (1) “FOR” the Merger Proposal; (2) “FOR” the non-binding, advisory Compensation Proposal; and (3) “FOR” the Adjournment Proposal, if necessary or appropriate.

All holders of Shares are invited to attend the Special Meeting virtually. Whether or not you plan to attend the Special Meeting virtually, please sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope or grant your proxy electronically over the internet or by telephone (using the instructions provided in the enclosed proxy card). If you attend the Special Meeting and vote virtually, your vote will revoke any proxy that you have previously submitted. If you hold your Shares in “street name,” you should instruct your bank, broker, or other nominee how to vote your Shares in accordance with the voting instruction form that you will receive from your bank, broker, or other nominee. Your bank, broker, or other nominee cannot vote on any of the proposals, including the Merger Proposal, without your instructions. If you are a participant in The L.S. Starrett Company Employee Stock Ownership Plan (the “1984 ESOP”) and/or The L.S. Starrett Company 2013 Employee Stock Ownership Plan (the “2013 ESOP” and together with the 1984 ESOP, the “Company ESOPs”), you have the right to direct Argent Trust Company (“Argent”), as the independent trustee for both Company ESOPs, to vote the Shares allocated to your ESOP account (the “Company ESOP Shares”) on the Special Meeting proposals. You can direct Argent to vote your Company ESOP Shares by signing, dating and returning the enclosed proxy card by mail or providing directions electronically over the internet or telephone (using the instructions provided in the enclosed proxy card).  If you are a participant in the L.S. Starrett Company 401(k) Savings Plan (the “Savings Plan”) and you hold Shares through the 401(k) Stock Fund of the Savings Plan (the “Stock Fund”), you have the right to vote such Shares held through the Stock Fund on the Special Meeting proposals.  You can vote the Shares you hold through the Stock Fund by signing, dating and returning the enclosed proxy card by mail or providing directions electronically over the internet or telephone (using the instructions provided in the enclosed proxy card).

Douglas A. Starrett
Chair of the Company Board
Dated: April 12, 2024

The L.S. Starrett Company
121 Crescent Street
Athol, MA 01331

PROXY STATEMENT

FOR THE SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 21, 2024

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY
MATERIALS FOR THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON

MAY 21, 2024

This proxy statement is available on the investor relations page of our website at https://www.starrett.com/about-us/investor-relations. We intend to mail these proxy materials on or about April 12, 2024, to all holders of record of shares of Class A common stock, $1.00 per share par value (the “Class A Common Shares”), and holders of shares of Class B common stock, $1.00 per share par value (the “Class B Common Shares” and, together with the Class A Common Shares, the “Shares”), of The L.S. Starrett Company, a Massachusetts corporation (“Starrett” or the “Company”), entitled to vote at the Special Meeting.

Beginning two (2) business days after notice of the Special Meeting is provided to holders of Shares, a complete list of holders of Shares entitled to notice of the Special Meeting will be available for inspection by Shareholders electronically. Access to and use of this list of Shareholders will be subject to satisfactory verification of Shareholder status and compliance with applicable Massachusetts law. To obtain access to the list of Shareholders, please contact Computershare Inc. at 800-522-6645. The list of holders of Shares entitled to notice of the Special Meeting will also be available for inspection by Shareholders during the Special Meeting via the virtual meeting website at meetnow.global/M5DW22D.

YOUR VOTE IS IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING VIRTUALLY, WE ENCOURAGE YOU TO SUBMIT YOUR PROXY AS PROMPTLY AS POSSIBLE: (1) BY TELEPHONE; (2) THROUGH THE INTERNET; OR (3) BY SIGNING AND DATING THE ENCLOSED PROXY CARD AND RETURNING IT IN THE POSTAGE-PAID ENVELOPE PROVIDED. You may revoke your proxy or change your vote at any time before it is voted at the Special Meeting.

If you hold your Shares in “street name,” you should instruct your bank, broker, or other nominee how to vote your Shares in accordance with the voting instruction form that you will receive from your bank, broker, or other nominee. Your broker or other agent cannot vote on any of the proposals, including the Merger Proposal, without your instructions.

If you are a holder of record of Shares, voting virtually at the Special Meeting will revoke any proxy that you previously submitted. If you hold your Shares through a bank, broker, or other nominee, you must obtain a “legal proxy” in order to vote virtually at the Special Meeting.

If you fail to (1) return your proxy card, (2) grant your proxy electronically over the internet or by telephone or (3) vote virtually at the Special Meeting, your Shares will not be counted for purposes of determining whether a quorum is present at the Special Meeting and, if a quorum is present, will have the same effect as a vote “AGAINST” the Merger Proposal, but will have no effect on the Compensation Proposal or the Adjournment Proposal, if necessary or appropriate (each term as defined in this proxy statement); however, if a quorum is not present, abstentions will count as a vote “AGAINST” the Adjournment Proposal, if necessary or appropriate.

You should carefully read and consider this entire proxy statement and its annexes, including, but not limited to, the Merger Agreement, along with all of the documents incorporated by reference into this proxy statement, as they contain important information about, among other things, the Merger and how it affects you. If you have any questions concerning the Merger Agreement, the Merger, the Special Meeting, or this proxy statement, would like additional copies of this proxy statement or need help voting your Shares, please contact our proxy solicitor:

Georgeson

1290 Avenue of the Americas, 9th Floor

New York, NY 10104

Toll-Free: 866-410-5794

TABLE OF CONTENTS

Page

SUMMARY	8
The Special Meeting	8
Date, Time, Place and Purpose of the Special Meeting	8
Record Date; Shares Entitled to Vote; Quorum	8
Vote Required; Abstentions and Broker Non-Votes	9
Share Ownership and Interests of Certain Persons	9
The Merger	10
Parties Involved in the Merger	10
Effect of the Merger	10
Effect on Starrett if the Merger is Not Completed	11
Merger Consideration	11
Treatment of Company Equity Awards	12
Recommendation of the Company Board	12
Opinion of Lincoln International LLC	13
Interests of Starrett’s Directors and Executive Officers in the Merger	13
Appraisal Rights	14
Certain Material U.S. Federal Income Tax Consequences of the Merger	14
Reasonable Best Efforts to Consummate the Merger; Regulatory Filings	14
Financing	14
No Solicitation	15
Conditions to the Closing of the Merger	15
Termination of the Merger Agreement	16
QUESTIONS AND ANSWERS	18
FORWARD-LOOKING STATEMENTS	26
THE SPECIAL MEETING	27
Date, Time, and Place	27
Purpose of the Special Meeting	27
Record Date; Shares Entitled to Vote; Quorum	27
Vote Required; Abstentions and Broker Non-Votes	27
Share Ownership and Interests of Certain Persons	28
Voting of Proxies	28
Revocability of Proxies	29
Shareholder of Record: Shares Registered in Your Name	29
Beneficial Owner: Shares Registered in the Name of Broker or Bank	29
Adjournments	29
Company Board’s Recommendation	30
Expenses of Proxy Solicitor	30
Anticipated Date of Completion of the Merger	30
Delisting and Deregistration of Class A Common Shares	30
Important Notice Regarding the Availability of Proxy Materials for the Special Meeting to be Held on May 21, 2024	30
Questions and Additional Information	30
THE MERGER	31
Parties Involved in the Merger	31
Effect of the Merger	31
Effect on Starrett if the Merger is Not Completed	32
Merger Consideration	32
Treatment of Company Equity Awards	33
Background of the Merger	33
Recommendation of the Company Board and Reasons for the Merger	43
Recommendation of the Company Board	43
Reasons for the Merger	43
Opinion of Lincoln International LLC	46
Certain Unaudited Prospective Financial Information	52
Interests of Starrett’s Directors and Executive Officers in the Merger	55
Treatment of Shares and Company Equity Awards	55

Treatment of Company Shares	55
Treatment of Company RSUs and Company PSUs	56
Treatment of the Company ESPPs	56
Potential Payments upon Termination or Change in Control	57
Appraisal Rights	60
Overview of Appraisal Rights	61
Notice of Shareholder Intent to Demand Payment	61
Appraisal Notice and Form	62
Perfection of Rights; Right to Withdraw	62
Assertion of Rights by Nominees and Beneficial Owners	62
Payment for Shares Acquired Before Merger Announcement Date	63
Offer to Pay for After-Acquired Shares	63
Procedures if Shareholder is Dissatisfied with Payment or Offer	63
Court Costs and Counsel Fees	64
Certain Material U.S. Federal Income Tax Consequences of the Merger	64
U.S. Holders	66
Non-U.S. Holders	66
Information Reporting and Backup Withholding	67
Reasonable Best Efforts to Consummate the Merger; Regulatory Filings	68
PROPOSAL 1: APPROVAL OF THE MERGER AGREEMENT	69
Merger Agreement	69
Principal Terms of the Merger	69
Effect of the Merger	69
Closing and Effective Time	70
Articles of Organization; Bylaws; Directors and Officers	70
Conditions to the Closing of the Merger	70
Merger Consideration	71
Treatment of Company Equity Awards	72
Payment of the Merger Consideration; Surrender of Shares	73
Withholding	73
Representations and Warranties	74
Conduct of the Company	76
No Solicitation	79
Change of the Company Board Recommendation	80
Special Meeting; Proxy Statement	83
Reasonable Best Efforts to Consummate the Merger; Regulatory Filings	84
Access to Information	85
Employee Benefits and Compensation	85
Insurance and Indemnification of Directors and Executive Officers	86
Shareholder Litigation	86
Financing	87
Treatment of Credit Facilities	88
FIRPTA Certificate	88
Takeover Laws	88
Section 16 Matters	88
Real Property Matters	89
Termination of the Merger Agreement	89
Effect of Termination	90
Termination Fees	91
Specific Performance	93
Expenses	93
Governing Law	93
PROPOSAL 2: THE STARRETT COMPENSATION PROPOSAL	94
PROPOSAL 3: ADJOURNMENT OF THE SPECIAL MEETING	95
MARKET PRICES AND DIVIDEND DATA	96
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	97
FUTURE SHAREHOLDER PROPOSALS	99
OTHER MATTERS	100
Other Matters	100
Householding of Special Meeting Materials	100
WHERE YOU CAN FIND MORE INFORMATION	101
MISCELLANEOUS	102

SUMMARY

This summary highlights selected information from this proxy statement related to the merger of Unicornfish Corp., a wholly owned subsidiary of Uhu Inc., with and into The L.S. Starrett Company (the “Merger”), and may not contain all of the information that is important to you. To understand the Merger more fully and for a more complete description of the legal terms of the Merger, you should carefully read and consider this entire proxy statement and the annexes to this proxy statement, including, but not limited to, the Merger Agreement (as defined in this proxy statement), along with all of the documents to which we refer in this proxy statement, as they contain important information about, among other things, the Merger and how it affects you. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions under the caption, “Where You Can Find More Information.” The Merger Agreement is attached as Annex A to this proxy statement. You should carefully read and consider the entire Merger Agreement, which is the legal document that governs the Merger.

Except as otherwise specifically noted in this proxy statement, “Company,” “Starrett,” “we,” “our,” “us” and similar words refer to The L.S. Starrett Company, including, in certain cases, our subsidiaries. Throughout this proxy statement, we refer to Uhu Inc. as “Parent” and Unicornfish Corp. as “Merger Sub.” In addition, throughout this proxy statement we refer to the Agreement and Plan of Merger, dated March 8, 2024, by and among Starrett, Parent and Merger Sub as the “Merger Agreement,” our shares of Class A common stock, $1.00 per share par value, as the “Class A Common Shares,” our shares of Class B common stock, $1.00 per share par value, as the “Class B Common Shares,” the Class A Common Shares and the Class B Common Shares, collectively, as the “Shares,” and the holders of Shares as the “Shareholders.” Unless indicated otherwise, any other capitalized term used herein but not otherwise defined herein has the meaning assigned to such term in the Merger Agreement.

The Special Meeting

Date, Time, Place and Purpose of the Special Meeting

A special meeting of Shareholders to consider and vote on the Merger Proposal, the Compensation Proposal and the Adjournment Proposal (if necessary or appropriate), will be held virtually on May 21, 2024, at 10:00 a.m. Eastern Time at meetnow.global/M5DW22D (the “Special Meeting”).

At the Special Meeting, Shareholders of record as of the close of business on April 11, 2024 (the “Record Date”) will be asked to consider and vote on:

●	a proposal to approve the Merger Agreement (the “Merger Proposal”);

●

a proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to Starrett’s named executive officers that is based on or otherwise related to the Merger Agreement and the transactions contemplated by the Merger Agreement (the “Compensation Proposal”); and

●

a proposal to adjourn the Special Meeting to a later date or dates, if necessary or appropriate, including to solicit additional proxies to approve the Merger Proposal if there are insufficient votes to approve the Merger Proposal at the time of the Special Meeting (the “Adjournment Proposal”).

Record Date; Shares Entitled to Vote; Quorum

You are entitled to receive notice of, and vote at, the Special Meeting if you owned Shares at the close of business on the Record Date. This includes Shares that were held for your benefit under an employee benefit plan, including the Company’s employee stock ownership plans and 401(k) plan.

The presence of a quorum is separately determined with respect to each matter to be acted on at the Special Meeting. The holders of a majority of the votes entitled to be cast on a particular matter, present at the Special Meeting, or represented by proxy, will constitute a quorum as to such matter at the Special Meeting. Each outstanding Class A Common Share entitles the record holder thereof to one (1) vote per Share, and each outstanding Class B Common Share entitles the record holder thereof to ten (10) votes per Share, owned at the close of business on the Record Date, on all matters properly coming before the Special Meeting. On the Record Date, there were 6,977,555 Class A Common Shares outstanding and 535,312 Class B Common Shares outstanding.

Your Shares will be counted towards the quorum if you submit a valid proxy card (or one is submitted on your behalf by your broker, bank, or other nominee) or if you vote by telephone, online or at the meeting. The Special Meeting may be adjourned to any other time or any other place (whether virtual or not) by the Shareholders present or represented at the Special Meeting, although less than a quorum, or by the chair of the Special Meeting.

Vote Required; Abstentions and Broker Non-Votes

The affirmative vote of the Shareholders holding at least two-thirds of the outstanding Shares as of the close of business on the Record Date is required to approve the Merger Proposal, with each Class A Common Share entitling the record holder thereof to one (1) vote per Share and each Class B Common Share entitling the record holder thereof to ten (10) votes per Share. Because the required vote for the Merger Proposal is based on the number of votes the Shareholders are entitled to cast rather than on the number of votes actually cast, if you (1) are a record holder and fail to authorize a proxy or vote online at the meeting or (2) are a beneficial holder and fail to instruct your broker on how to vote, such failure will have the same effect as votes cast “AGAINST” the Merger Proposal. On the Record Date, there were 6,977,555 Class A Common Shares outstanding and 535,312 Class B Common Shares outstanding. Except as provided by law, all actions submitted to a vote of the Shareholders will be voted on by the holders of Class A Common Shares and Class B Common Shares voting together as a single class.

Approval of the Compensation Proposal, on a non-binding, advisory basis, requires, assuming a quorum is present, the affirmative vote of a majority of the votes properly cast at the Special Meeting on the Compensation Proposal. The approval of the Compensation Proposal is on a non-binding, advisory basis and is not a condition to the completion of the Merger.

Approval of the Adjournment Proposal requires the affirmative vote of Shareholders holding a majority of the votes properly cast at the Special Meeting on the Adjournment Proposal.

If a Shareholder abstains from voting, that abstention will be counted for purposes of determining whether a quorum is present at the Special Meeting and will have the same effect as if the Shareholder voted “AGAINST” the Merger Proposal. At the Special Meeting, assuming a quorum is present, abstentions will have no effect on the outcomes of the Compensation Proposal or the Adjournment Proposal, if necessary or appropriate. If a quorum is not present, abstentions will count as a vote “AGAINST” the Adjournment Proposal, if necessary or appropriate.

If no instruction as to how to vote is given in a validly executed, duly returned, and not revoked proxy, the proxy will be voted “FOR” (i) the Merger Proposal; (ii) the Compensation Proposal; and (iii) the Adjournment Proposal to adjourn the Special Meeting, if necessary or appropriate.

Each “broker non-vote” will also count as a vote “AGAINST” the Merger Proposal. A “broker non-vote” results when banks, brokers and other nominees return a valid proxy voting upon a matter or matters for which the applicable rules provide discretionary authority, but do not vote on a particular proposal because they do not have discretionary authority to vote on the matter and have not received specific voting instructions from the beneficial owner of such Shares. Starrett does not expect any broker non-votes at the Special Meeting because the rules applicable to banks, brokers and other nominees only provide brokers with discretionary authority to vote on proposals that are considered “routine,” whereas each of the proposals to be presented at the Special Meeting is considered “non-routine.” As a result, no broker would be permitted to vote your Shares at the Special Meeting without receiving instructions. Failure to instruct your broker on how to vote your Shares will have the same effect as a vote “AGAINST” the Merger Proposal, and will have no effect on the Compensation Proposal, assuming a quorum is present, or the Adjournment Proposal, if necessary or appropriate.

Share Ownership and Interests of Certain Persons

As of the Record Date, our directors and executive officers beneficially owned and were entitled to vote, in the aggregate, 361,057 Class A Common Shares, representing approximately 5.2% of the Class A Common Shares outstanding on the Record Date, and 62,083 Class B Common Shares, representing approximately 11.6% of the Class B Common Shares outstanding on the Record Date. Such amounts do not include any shares held by the executive officers through the Company ESOPs and/or 401(k) Stock Fund.

Our directors and executive officers have informed us that they currently intend to vote all of their respective Shares (i) “FOR” the Merger Proposal, (ii) “FOR” the non-binding, advisory Compensation Proposal, and (iii) “FOR” the Adjournment Proposal, if necessary or appropriate.

The Merger

Parties Involved in the Merger

The L.S. Starrett Company

Founded in 1880 by Laroy S. Starrett and incorporated in Massachusetts in 1929, Starrett is a leading manufacturer of high-end precision tools, cutting equipment, and metrology systems, and is engaged in the business of manufacturing over 5,000 different products for industrial, professional and consumer markets. Starrett has a long history of global manufacturing experience and currently operates four major global manufacturing plants. All subsidiaries principally serve the global manufacturing industrial base with concentration in the metalworking, construction, machinery, equipment, aerospace and automotive markets. The Company offers its broad array of measuring and cutting products to the market through multiple channels of distribution throughout the world. Starrett® is brand recognized around the world for precision, quality and innovation. The Class A Common Shares are listed and traded on the New York Stock Exchange (the “NYSE”) under the symbol “SCX”. Starrett’s principal executive offices are located at 121 Crescent Street, Athol, MA 01331, and its telephone number is (978) 249-3551.

Uhu Inc.

Parent is a Delaware corporation and a wholly owned subsidiary of MiddleGround Capital and was formed on February 12, 2024, solely for the purpose of completing the proposed Merger. Parent has not carried on any activities to date, except for activities incidental to its formation and activities undertaken in connection with the transactions contemplated by the Merger Agreement and other documents or agreements executed and delivered in connection with the Merger Agreement. The principal office is located at c/o MiddleGround Capital Partners, 1500 Aristides Blvd, Lexington, KY 40511, and its telephone number is (859) 721-1466.

Unicornfish Corp.

Merger Sub is a Massachusetts corporation and a wholly owned subsidiary of Parent and was formed on February 16, 2024, solely for the purpose of completing the proposed Merger. Merger Sub has not carried on any activities to date, except for activities incidental to its formation and activities undertaken in connection with the transactions contemplated by the Merger Agreement and other documents or agreements executed and delivered in connection with the Merger Agreement. Upon the completion of the Merger, Merger Sub will cease to exist, with Starrett continuing as the surviving corporation and a wholly-owned subsidiary of Parent (the “Surviving Corporation”). The principal office is located at c/o MiddleGround Capital Partners, 1500 Aristides Blvd, Lexington, KY 40511, and its telephone number is (859) 721-1466.

Effect of the Merger

On the terms and subject to the satisfaction or, to the extent permitted by law, waiver of the conditions set forth in the Merger Agreement, and in accordance with the MBCA, Merger Sub will merge with and into Starrett, with Starrett continuing as the Surviving Corporation. As a result of the Merger, the Class A Common Shares will no longer be publicly traded and will be delisted from the NYSE. In addition, the Class A Common Shares will be deregistered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Starrett will no longer file periodic reports with the U.S. Securities and Exchange Commission (the “SEC”) with respect to the Class A Common Shares. If the Merger is completed, you will not own any shares of the capital stock of the Surviving Corporation.

The time at which the Merger will become effective (the “Effective Time”) will occur upon the filing of a duly executed certificate of merger with the Secretary of the Commonwealth of Massachusetts (or at such later time as may be specified in the certificate of merger and agreed to by Merger Sub and Starrett).

Effect on Starrett if the Merger is Not Completed

If the Merger Proposal is not approved by the Shareholders, or if the Merger is not completed for any other reason:

(i)	the Shareholders will not be entitled to, nor will they receive, any payment for their respective Shares pursuant to the Merger Agreement;

(ii)

(A) Starrett will remain an independent public company, (B) the Class A Common Shares will continue to be listed and traded on the NYSE and registered under the Exchange Act, and (C) Starrett will continue to file periodic reports with the SEC;

(iii)

Starrett anticipates that (A) management will operate the business in a manner similar to that in which it is being operated today, and (B) Shareholders will be subject to similar types of risks and uncertainties as those to which they are currently subject, including, but not limited to, risks and uncertainties with respect Starrett’s business, prospects and results of operations, as such may be affected by, among other things, the industry in which Starrett operates and economic conditions;

(iv)

the price of the Class A Common Shares may decline significantly, and if that were to occur, it is uncertain when, if ever, the price of the Class A Common Shares would return to the price at which it trades as of the date of this proxy statement;

(v)

Starrett’s Board of Directors (the “Company Board”) will continue to evaluate and review Starrett’s business operations, strategic direction, and capitalization, among other things, and will make such changes as are deemed appropriate;

(vi)

under certain specified circumstances, Starrett may be required to pay Parent a termination fee in the amount of $4.35 million (the “Company Termination Fee”) or Parent may be required to pay the Company a termination fee in the amount of $8.7 million (the “Parent Termination Fee”). For more information, please see the sections of this proxy statement captioned “Proposal 1: Approval of the Merger Agreement - Effect of Termination” and “Proposal 1: Approval of the Merger Agreement – Termination Fee”;

(vii)

The L.S. Starrett Company Employee Stock Ownership Plan (the “1984 ESOP”) and The L.S. Starrett Company 2013 Employee Stock Ownership Plan (the “2013 ESOP” and together with the 1984 ESOP, the “Company ESOPs”) will remain in place subject to each Company ESOP’s terms and conditions; and

(viii)

Shares held by the L.S. Starrett Company 401(k) Savings Plan in its employer stock fund (the “401(k) Stock Fund” and such Shares the “Retirement-Plan Shares”) and Shares held under the Company ESOPs (such Shares the Company ESOP Shares”) will remain outstanding.

Merger Consideration

At the Effective Time, each Share issued and outstanding immediately prior to the Effective Time (other than any Shares (i) held in the treasury of the Company or owned by the Company or any direct or indirect wholly owned subsidiary of the Company immediately prior to the Effective Time, (ii) owned by Parent, Merger Sub or any direct or indirect wholly owned subsidiary of Parent or Merger Sub immediately prior to the Effective Time or (iii) held by Shareholders who have properly exercised and perfected their demands for appraisal of such Shares in accordance with the MBCA), will be converted into the right to receive an amount in cash equal to $16.19 per Share, without interest (the “Merger Consideration”), and less any applicable withholding taxes, and as of the Effective Time, all such Shares will no longer be outstanding and will automatically be canceled and cease to exist. For more information, please see the section of this proxy statement captioned “The Merger - Merger Consideration.”

After the Merger is completed, you will have the right to receive the Merger Consideration in respect of each Share that you own (less any applicable withholding taxes), but you will no longer have any rights as a Shareholder (except that Shareholders who properly exercise, and do not withdraw, their appraisal rights will have a right to receive payment of the “fair value” of their Shares as determined pursuant to an appraisal proceeding, as contemplated by the MBCA). For more information, please see the section of this proxy statement captioned “The Merger - Appraisal Rights.”

Treatment of Company Equity Awards

Pursuant to the Merger Agreement:

●

Company RSUs. At or immediately prior to the Effective Time, each award of restricted stock units with respect to Shares granted under the Company’s 2012 Long-Term Incentive Plan or the Company’s 2021 Long-Term Incentive Plan (each, a “Company Equity Plan” and, collectively, the “Company Equity Plans”) that is subject to vesting conditions based solely on continued employment or service (each, a “Company RSU”) that is outstanding immediately prior to the Effective Time, whether vested or unvested, will be canceled and converted into the right to receive an amount in cash, without interest (less applicable tax withholdings), equal to (i) the number of Shares subject to such Company RSU immediately prior to the Effective Time, with any remaining service-based vesting requirements deemed fully satisfied, multiplied by (ii) the Merger Consideration.

●

Company PSUs. At or immediately prior to the Effective Time, each award of restricted stock units with respect to Shares granted under a Company Equity Plan that is subject to performance-based vesting conditions (each, a “Company PSU” and, together with the Company RSUs, the “Company Equity Awards”) that is outstanding immediately prior to the Effective Time, whether vested or unvested, will be canceled and converted into the right to receive an amount in cash, without interest (less applicable tax withholdings), equal to (i) the number of Shares subject to such Company PSU immediately prior to the Effective Time assuming full satisfaction of the performance-based vesting conditions at maximum levels and with any remaining service-based vesting requirements deemed fully satisfied, multiplied by (ii) the Merger Consideration.

●

Company ESPPs. The compensation committee of the Company Board adopted resolutions and took actions with respect to the Company’s 2022 Employees’ Stock Purchase Plan and the Company’s 2017 Employees’ Stock Purchase Plan (each, a “Company ESPP”, and collectively, the “Company ESPPs”) that are necessary to provide that: (i) with respect to any offering period in effect under any Company ESPP as of the date the Merger Agreement was entered into, no individual who was not a participant in the applicable Company ESPP as of the date the Merger Agreement was entered into may enroll in a Company ESPP with respect to such offering period and no participant may increase the percentage amount of his or her payroll deduction election from that in effect on the date the Merger Agreement was entered into for such offering period; (ii) no offering period shall commence following the date the Merger Agreement was entered into unless and until the Merger Agreement is terminated; (iii) if the applicable purchase date with respect to the offering period would otherwise occur on or after the Effective Time, then the offering period will be shortened and the applicable purchase date with respect to the offering period will occur at least two (2) business days preceding the date on which the Effective Time occurs; and (iv) the Company ESPPs shall terminate as of or prior to the Effective Time.

Recommendation of the Company Board

After careful consideration, the Company Board has unanimously (i) determined that the Merger Agreement and the Merger are fair to, in the best interests of, and advisable to, the Company and the holders of Shares; (ii) adopted the Merger Agreement and duly authorized and approved the execution, delivery and performance of the Merger Agreement by the Company and the consummation of the transactions contemplated by the Merger Agreement upon the terms and subject to the conditions set forth therein; (iii) directed that the Merger Agreement be submitted to the holders of Shares for approval at a meeting of the Company’s shareholders; and (iv) resolved to recommend that, subject to the terms and conditions of the Merger Agreement, the holders of Shares approve the Merger Agreement.

Accordingly, the Company Board recommends, on behalf of Starrett, that you vote: (i) “FOR” the Merger Proposal; (ii) “FOR” the non-binding, advisory Compensation Proposal; and (iii) “FOR” the Adjournment Proposal, if necessary or appropriate.

Opinion of Lincoln International LLC

On March 8, 2024, Lincoln International LLC (“Lincoln”) rendered its oral opinion to the Company Board (which was subsequently confirmed in writing) to the effect that, as of such date and subject to and based on the procedures followed, assumptions made, qualifications, conditions and limitations on the review undertaken and other matters considered by Lincoln as set forth in its written opinion (the “Opinion”), the Merger Consideration (as defined in the Merger Agreement) to be received by Shareholders, other than any Shares described in Section 2.1(b) of the Merger Agreement and any Dissenting Shares (as defined in the Merger Agreement), in the Merger was fair, from a financial point of view, to such Shareholders.

The Opinion was directed to the Company Board (in its capacity as such) and only addressed the fairness, from a financial point of view, of the Merger Consideration to be received by Shareholders in the Merger, and did not address any other terms, aspects or implications of the Merger, or any agreements, arrangements or understandings entered into in connection with the Merger. The summary of the Opinion in this proxy statement is qualified in its entirety by reference to the full text of its written opinion, which is attached as Annex B to this proxy statement and which describes the procedures followed, assumptions made, qualifications, conditions and limitations on the review undertaken and other matters considered by Lincoln in connection with the preparation of the Opinion. The analysis performed by Lincoln should be viewed in its entirety; none of the methods of analysis should be viewed in isolation. The Opinion was directed to the Company Board for its use and benefit in evaluating the fairness of the Merger Consideration to be received by Shareholders (other than any Shares described in Section 2.1(b) of the Merger Agreement or any Dissenting Shares) pursuant to the Merger Agreement and relates only to the fairness, as of the date of the Opinion. The Opinion does not address any other aspect of the Merger or any related transaction and neither the Opinion nor the summary of its opinion and the related analyses set forth in this proxy statement are intended to be, and do not constitute, advice or a recommendation to the Company Board, the Company or any Shareholder as to how to act or vote on any matter relating to the Merger or otherwise.

Interests of Starrett’s Directors and Executive Officers in the Merger

In considering the recommendation of the Company Board that the Shareholders should vote to approve the Merger Proposal, the Shareholders should be aware that the executive officers and directors of Starrett have certain interests in the Merger that may be different from, or in addition to, the interests of the Shareholders generally, including those interests listed below. The Company Board was aware of and considered these interests, among other matters, in evaluating and overseeing the negotiation of the Merger Agreement, in adopting the Merger Agreement, and in recommending that the Merger Agreement be approved by the Shareholders. As described in more detail below, these interests may include, for one or more of our directors and executive officers:

●

Company Equity Awards held by Starrett’s executive officers and directors will be treated as described in the section of this proxy statement captioned “The Merger – Interests of Starrett’s Directors and Executive Officers in the Merger – Treatment of Shares and Company Equity Awards;”

●

Eligibility of Starrett’s executive officers to receive severance payments and benefits upon the Merger or upon a termination of employment in certain circumstances, as described in more detail in the section of this proxy statement captioned “The Merger – Interests of Starrett’s Directors and Executive Officers in the Merger – Potential Payments Upon Termination or Change of Control;”

●	To the extent not paid prior to the Closing, the payment of pro-rated 2024 annual bonuses at the greater of target or actual achievement of the applicable performance goals; and

●	Continued indemnification and directors’ and officers’ liability insurance to be provided by the Surviving Corporation.

For more information, please see the section of this proxy statement captioned “The Merger – Interests of Starrett’s Directors and Executive Officers in the Merger.”

Appraisal Rights

Starrett has concluded that, under Part 13 of the MBCA, Shareholders may be entitled to appraisal rights with respect to the Merger proposal and to receive the “fair value” of their Shares in cash. To assert appraisal rights, a Shareholder must (i) deliver, before the vote is taken on the Merger Proposal, written notice of the Shareholder’s intent to demand payment, (ii) not vote, or permit to be voted, the Shareholder’s Shares in favor of the Merger Proposal and (iii) comply with the requirements of the MBCA. Perfection of appraisal rights is complex. The procedures for exercising appraisal rights are described in the section of this proxy statement captioned “The Merger – Appraisal Rights”. The full text of Part 13 of the MBCA is attached to this proxy statement as Annex C.

Certain Material U.S. Federal Income Tax Consequences of the Merger

The receipt of cash by Shareholders in exchange for Shares in the Merger is expected to be a taxable transaction to Shareholders for U.S. federal income tax purposes (separate rules apply to Retirement-Plan Shares and other Shares held in tax-qualified accounts). Such receipt of cash by each Shareholder that is a U.S. Holder (as defined under the section, “The Merger – Certain Material U.S. Federal Income Tax Consequences of the Merger”) is generally expected to result in the recognition of gain or loss in an amount equal to the difference, if any, between the amount of cash that such U.S. Holder receives in the Merger and such U.S. Holder’s adjusted tax basis in the Shares surrendered pursuant to the Merger by such Shareholder. Backup withholding taxes may also apply to the cash payments made pursuant to the Merger, unless such U.S. Holder complies with certain certification procedures or otherwise establishes a valid exemption from backup withholding tax.

A Shareholder that is a Non-U.S. Holder (as defined under the section, “The Merger – Certain Material U.S. Federal Income Tax Consequences of the Merger”) generally is not expected to be subject to U.S. federal income tax with respect to the exchange of Shares for cash in the Merger unless such Non-U.S. Holder has certain connections to the United States, but may be subject to backup withholding tax unless the Non-U.S. Holder complies with certain certification procedures or otherwise establishes a valid exemption from backup withholding tax.

For more information, please see the section of this proxy statement captioned “The Merger – Certain Material U.S. Federal Income Tax Consequences of the Merger.”

Shareholders should consult their tax advisors in light of their particular circumstances and any specific tax consequences relating to the Merger, including U.S. federal, state, local and non-U.S. income and other tax consequences.

Reasonable Best Efforts to Consummate the Merger; Regulatory Filings

Pursuant to the Merger Agreement, each of the parties thereto has agreed to, and to cause its respective subsidiaries to, use its respective reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper, or advisable under applicable laws to consummate the Merger and the other transactions contemplated by the Merger Agreement as promptly as practicable, and, in any event, by or before the Outside Date (as defined in the Merger Agreement). For more information, please see the section of this proxy statement captioned “Proposal 1: Approval of the Merger Agreement – Efforts to Consummate the Merger.”

Financing

In connection with the financing of the Merger, MiddleGround Partners III, L.P. and MiddleGround Partners III-X, L.P. (each, an “Investor” and together, the “Investors”) have entered into an equity commitment letter in favor of Parent, dated as of March 8, 2024 (the “Equity Commitment Letter”), to provide up to an aggregate amount in cash equal to $94,932,000 to Parent (the “Equity Financing”), solely for the purpose of allowing Parent to fund the Merger Consideration and any other amounts required to be paid by Parent or Merger Sub, as applicable, pursuant to the terms of the Merger Agreement and to pay related fees and expenses of the Company, Parent or Merger Sub that are required to be paid by Parent or Merger Sub, as applicable, pursuant to the terms of the Merger Agreement. The Company is an express third-party beneficiary of the Equity Commitment Letter to enforce its rights under the Equity Commitment Letter, including with respect to enforcing Parent’s right to cause the commitment under the Equity Commitment Letter to be funded by the Investors to Parent in accordance with the Equity Commitment Letter, in each case, subject to (i) the limitations and conditions set forth in the Equity Commitment Letter and (ii) the terms and conditions of the Merger Agreement.

Pursuant to the limited guarantee delivered by the Investors in favor of the Company, dated as of March 8, 2024 (the “Limited Guarantee”), each Investor has agreed to guarantee the payment of certain liabilities and obligations of Parent under the Merger Agreement, including the payment of (i) the Parent Termination Fee of $8.7 million (together with any interest payable thereon) and (ii) Parent’s indemnification and expense reimbursement obligations pursuant to the Merger Agreement (not to exceed $500,000 in the aggregate).

In connection with the financing of the Merger, Parent has also entered into a debt commitment letter, dated as of March 8, 2024, with a certain lender (the “Debt Commitment Letter”). Pursuant to and subject to the terms of the Debt Commitment Letter, the lender has committed to provide (i) a senior secured term loan facility in an aggregate principal amount of up to $55.0 million and (ii) a senior secured revolving credit facility in an aggregate principal amount of up to $20.0 million (the “Debt Financing” and, together with the Equity Financing, the “Financing”).

The completion of the Merger is not conditioned upon Parent’s receipt of the Financing.

No Solicitation

The Company has agreed not to, and to cause its subsidiaries and each of their respective directors and officers not to, and to instruct its Representatives (as defined below) not to: (i) initiate, solicit, or knowingly encourage or knowingly facilitate the submission or announcement of any inquiry, proposal, or offer that constitutes or would reasonably be expected to lead to any Acquisition Proposal (as defined in this proxy statement), (ii) engage in, enter into or participate in any discussions or negotiations with any person with respect to any Acquisition Proposal, or (iii) provide any non-public information, or afford access to the business, properties, assets, books or records of the Company and its subsidiaries to any person (other than Parent, Merger Sub, or any of their respective designees) in connection with any Acquisition Proposal.

As used in this proxy statement, “Representatives” means the officers, employees, accountants, consultants, legal counsel, financial advisors and agents and other representatives of the applicable party.

Notwithstanding the foregoing restrictions, if at any time prior to receipt of the approval of the Merger Proposal by the requisite vote of the shareholders of the Company under applicable law (the “Company Stockholder Approval”) the Company receives an Acquisition Proposal that did not, directly or indirectly, result from a material breach of the no solicitation covenants in the Merger Agreement and that the Company Board or a committee thereof determines in good faith, after consultation with outside counsel and its financial advisor, constitutes a Superior Proposal (as defined in this proxy statement), then the Company may terminate the Merger Agreement to enter into an Alternative Acquisition Agreement (as defined in this proxy statement), subject to the terms and conditions of the Merger Agreement, including providing Parent notice that the Company intends to terminate the Merger Agreement to enter into such Alternative Acquisition Agreement and providing Parent with the opportunity to offer adjustments to the terms of the Merger Agreement.

If the Company terminates the Merger Agreement for the purpose of accepting and entering into a definitive agreement with respect of a Superior Proposal, the Company is required to pay the Company Termination Fee to Parent. For more information, please see the sections of this proxy statement captioned “Proposal 1: Approval of the Merger Agreement – Effect of Termination” and “Proposal 1: Approval of the Merger Agreement – Termination Fees.”

Conditions to the Closing of the Merger

The obligations of the Company, Parent, and Merger Sub, as applicable, to consummate the Merger are subject to the satisfaction or, to the extent permitted by law, waiver of customary conditions, including the following:

●	receipt of the Company Stockholder Approval and the approval of the Merger Agreement by the sole shareholder of Merger Sub;

●	the absence of any law, order, injunction, or decree by any governmental body prohibiting or making illegal the consummation of the Merger;

●

the absence of any change, event, occurrence of effect that, individually or in the aggregate, has had, or would reasonably be expected to have, a Company Material Adverse Effect since the date of the Merger Agreement;

●

the accuracy of the representations and warranties of the Company, Parent, and Merger Sub in the Merger Agreement, subject to certain qualifiers as of the date of the Closing (the “Closing Date”) (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case as of such earlier date); and

●

the compliance in all material respects by the Company, Parent and Merger Sub with their respective covenants and obligations in the Merger Agreement required to be performed and complied with by the Company, Parent, and Merger Sub at or prior to the Effective Time.

For more information, please see the section of this proxy statement captioned “Proposal 1: Approval of the Merger Agreement – Conditions to the Closing of the Merger.”

Termination of the Merger Agreement

The Company and Parent have certain rights to terminate the Merger Agreement under certain circumstances. Either the Company or Parent may terminate the Merger Agreement if (i) the Company and Parent mutually agree in writing, (ii) any court of competent jurisdiction or other governmental body issues a final order, decree or ruling or other final action permanently restraining, enjoining, or otherwise prohibiting the consummation of the Merger and such order, decree, ruling or other action has become final and non-appealable, (iii) the Company Stockholder Approval is not obtained upon a vote taken thereon at the Special Meeting or (iv) the Merger has not been completed on or prior to September 4, 2024 (as may be extended under the Merger Agreement, the “Outside Date”), which may be extended by either party to October 4, 2024 if all conditions have been satisfied or waived (other than conditions that by their terms are to be satisfied at Closing) except in the case that there is in effect on September 4, 2024 a law, order, injunction or decree of a governmental body that prevents or makes illegal the consummation of the Merger.

Parent may terminate the Merger Agreement if (i) the Company Board or any committee thereof effectuates a Change of Board Recommendation (as defined in this proxy statement) or the Company approves or adopts, or recommends the approval or adoption of, any Alternative Acquisition Agreement prior to the Company Stockholder Approval being obtained, (ii) upon a breach of any covenant or agreement made by the Company in the Merger Agreement, or any representation or warranty of the Company is inaccurate or becomes inaccurate after the date of the Merger Agreement, subject to a cure period, and such breach or inaccuracy would cause a failure of the conditions to the obligations of the Company to complete the Merger or (iii) if, at any time prior to the Effective Time, the Company materially breaches covenants relating to its non-solicitation obligations or the filing, and the Company’s efforts to obtain clearance from the SEC, of this proxy statement, subject to a cure period.

Additionally, the Company may terminate the Merger Agreement if (i) prior to obtaining the Company Stockholder Approval, the Company accepts a Superior Proposal, (ii) upon a breach of any covenant or agreement made by Parent or Merger Sub in the Merger Agreement, or any representation or warranty of Parent or Merger Sub is inaccurate or becomes inaccurate after the date of the Merger Agreement, subject to a cure period, and such breach or inaccuracy would cause the conditions to the obligations of the Company to complete the Merger to not be satisfied or (iii) (A) the Closing has not occurred on or before the date required by the terms of the Merger Agreement, (B) all of the conditions to the obligations of Parent and Merger Sub to complete the Merger have been satisfied, (C) the Company has certified by written notice to Parent and Merger Sub that the Company is ready, willing and able to consummate the Closing and (D) Parent and Merger Sub fail to consummate the Closing within three (3) business days following the date or receipt of such written notice by Parent and Merger Sub.

The Merger Agreement also provides that the Company must pay Parent the Company Termination Fee of $4.35 million (i) if the Company Board determines to terminate the Merger Agreement in order to enter into a definitive agreement with respect to a Superior Proposal (as defined in this proxy statement) and the Company so terminates, (ii) in the event that the Merger Agreement is terminated by Parent as a result of any material breach by the Company of its covenants relating to (A) its non-solicitation obligations or (B) the filing, and the Company’s efforts to obtain clearance from the SEC, of this proxy statement (in each case, subject to a cure period), or (iii) in the event that the Merger Agreement is terminated by Parent following a Change of Board Recommendation (as defined in this proxy statement), in each case, as set forth in the Merger Agreement. The Company must also pay Parent the Company Termination Fee if the Merger Agreement is terminated under certain circumstances, any person has publicly disclosed an Acquisition Proposal (as defined in this proxy statement) after the date of the Merger Agreement and prior to such termination (unless publicly withdrawn prior to such termination) and, within twelve (12) months after such termination, the Company enters into an Alternative Acquisition Agreement (as defined in this proxy statement) with respect to the Acquisition Proposal, and the transactions contemplated by such Acquisition Proposal are subsequently consummated (whether during or after such twelve (12) month period) or the Acquisition Proposal is consummated. The Merger Agreement provides that Parent must pay the Company the Parent Termination Fee of $8.7 million in connection with the termination of the Merger Agreement, subject to certain limitations set forth in the Merger Agreement, if the Merger Agreement is terminated by the Company as a result of (i) an intentional breach by Parent or Merger Sub of its representations, warranties or covenants under the Merger Agreement that would cause the conditions to the obligations of the Company to complete the Merger to not be satisfied (subject to a cure period) or (ii) any failure on the part of Parent and Merger Sub to consummate the Closing by the date that Parent and Merger Sub are obligated to effect the Closing pursuant to the terms of the Merger Agreement. The parties to the Merger Agreement are also entitled to an injunction or injunctions to prevent breaches of the Merger Agreement, and to specifically enforce the terms and provisions of the Merger Agreement.

For more information, please see the sections of this proxy statement captioned “Proposal 1: Approval of the Merger Agreement – Termination of the Merger Agreement,” “Proposal 1: Approval of the Merger Agreement – Effect of Termination” and “Proposal 1: Approval of the Merger Agreement – Termination Fees.”

QUESTIONS AND ANSWERS

The following questions and answers address some commonly asked questions regarding the Merger, the Merger Agreement, and the Special Meeting. These questions and answers may not address all questions that are important to you. You should carefully read and consider the more detailed information contained elsewhere in this proxy statement and the annexes to this proxy statement, including, but not limited to, the Merger Agreement, along with all of the documents we refer to in this proxy statement, as they contain important information about, among other things, the Merger and how it affects you. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions under the caption, “Where You Can Find More Information.”

Q:	Why am I receiving this proxy statement and proxy card or voting instruction form?

A:

You are receiving this proxy statement and proxy card or voting instruction form in connection with the solicitation of proxies by the Company Board for use at the Special Meeting because you have been identified as a holder of Shares as of the close of business on the Record Date for the Special Meeting. This proxy statement describes matters on which we urge you to vote and is intended to assist you in deciding how to vote your Shares with respect to such matters.

Q:	When and where is the Special Meeting?

A:	The Special Meeting will be held virtually on May 21, 2024, at 10:00 a.m. Eastern Time at meetnow.global/M5DW22D.

Q:	What am I being asked to vote on at the Special Meeting?

A:	You are being asked to consider and vote on:

●	a proposal to approve the Merger Proposal;

●	a proposal to approve, on a non-binding, advisory basis, the Compensation Proposal; and

●	a proposal to approve the Adjournment Proposal, if necessary or appropriate.

Q:	Who is entitled to vote at the Special Meeting?

A:	Shareholders as of the Record Date are entitled to receive notice of, and to vote at, the Special Meeting. Each outstanding Class A Common Share entitles the record holder thereof to one (1) vote per Share, and each outstanding Class B Common Share entitles the record holder thereof to ten (10) votes per Share, on each matter properly brought before the Special Meeting for each such Share that such holder owned as of the close of business on the Record Date. If you are a beneficial owner, you will need to contact the broker, bank or other nominee who is the Shareholder of record with respect to your Shares to obtain your control number (as described below) prior to the Special Meeting. For Retirement-Plan Shares, please see the question below entitled “How do I vote my Company ESOP Shares and my Retirement-Plan Shares?”

Q:	May I attend the Special Meeting virtually and vote at the Special Meeting?

A:

Shareholders of Record and Beneficial Owners. Shareholders as of the Record Date are entitled to notice of the Special Meeting and to vote at the Special Meeting. If you are a Shareholder of record, you do not need to do anything in advance to attend and/or vote your Shares at the Special Meeting, but to attend the Special Meeting, Shareholders of record will need to use their control number on their proxy card to log into meetnow.global/M5DW22D. Beneficial owners of Shares who do not have a control number may gain access to the meeting by logging into their brokerage firm’s website and selecting the Shareholder communications mailbox to link through to the Special Meeting; instructions should also be provided on the voting instruction card provided by their broker, bank, or other nominee. We encourage you to access the Special Meeting before it begins. Online check-in will start approximately fifteen (15) minutes before the Special Meeting is scheduled to begin at 10:00 a.m. Eastern Time on May 21, 2024.

Each outstanding Class A Common Share entitles the record holder thereof to one (1) vote per Share, and each outstanding Class B Common Share entitles the record holder thereof to ten (10) votes per Share, for each such Share owned at the close of business on the Record Date on all matters properly coming before the Special Meeting

Attending the Special Meeting as a Guest. Guests may enter the Special Meeting in “listen-only” mode by entering the Special Meeting at meetnow.global/M5DW22D and entering the information requested in the “Guest Login” section. Guests will not have the ability to vote or ask questions at the Special Meeting.

Q:	What will I receive if the Merger is completed?

A:

Upon completion of the Merger, you will be entitled to receive an amount in cash equal to $16.19, without interest, and less any applicable withholding taxes, for each Share that you own immediately prior to the Effective Time, unless you are entitled to and have properly exercised and not withdrawn, failed to perfect or otherwise lost your appraisal rights under Part 13 of the MBCA. For example, if you own 1,000 Shares, you will receive $16,190 in cash in exchange for your Shares, without interest and less any applicable withholding taxes. You will not receive any shares of capital stock of the Surviving Corporation. For more information, please see the section of this proxy statement captioned “Proposal 1: Approval of the Merger Agreement – Merger Consideration.”

Q:	What will holders of Company equity awards receive if the Merger is consummated?

A:	Pursuant to the Merger Agreement:

●

Company RSUs. At or immediately prior to the Effective Time, each award of restricted stock units with respect to Shares granted under the Company’s 2012 Long-Term Incentive Plan or the Company’s 2021 Long-Term Incentive Plan (each, a “Company Equity Plan” and, collectively, the “Company Equity Plans”) that is subject to vesting conditions based solely on continued employment or service (each, a “Company RSU”) that is outstanding immediately prior to the Effective Time, whether vested or unvested, will be canceled and converted into the right to receive an amount in cash, without interest (less applicable tax withholdings), equal to (i) the number of Shares subject to such Company RSU immediately prior to the Effective Time, with any remaining service-based vesting requirements deemed fully satisfied, multiplied by (ii) the Merger Consideration.

●

Company PSUs. At or immediately prior to the Effective Time, each award of restricted stock units with respect to Shares granted under a Company Equity Plan that is subject to performance-based vesting conditions (each, a “Company PSU” and, together with the Company RSUs, the “Company Equity Awards”) that is outstanding immediately prior to the Effective Time, whether vested or unvested, will be canceled and converted into the right to receive an amount in cash, without interest (less applicable tax withholdings), equal to (i) the number of Shares subject to such Company PSU immediately prior to the Effective Time assuming full satisfaction of the performance-based vesting conditions at maximum levels and with any remaining service-based vesting requirements deemed fully satisfied, multiplied by (ii) the Merger Consideration.

●

Company ESPPs. The compensation committee of the Company Board adopted resolutions and took actions with respect to the Company’s 2022 Employees’ Stock Purchase Plan and the Company’s 2017 Employees’ Stock Purchase Plan (each, a “Company ESPP”, and collectively, the “Company ESPPs”) that are necessary to provide that: (i) with respect to any offering period in effect under any Company ESPP as of the date the Merger Agreement was entered into, no individual who was not a participant in the respective Company ESPP as of the date the Merger Agreement was entered into may enroll in a Company ESPP with respect to such offering period and no participant may increase the percentage amount of his or her payroll deduction election from that in effect on the date the Merger Agreement was entered into for such offering period; (ii) no offering period shall commence following the date the Merger Agreement was entered into unless and until the Merger Agreement is terminated; (iii) if the applicable purchase date with respect to the offering period would otherwise occur on or after the Effective Time, then the offering period will be shortened and the applicable purchase date with respect to the offering period will occur at least two (2) business days preceding the date on which the Effective Time occurs; and (iv) the Company ESPPs shall terminate as of or prior to the Effective Time.

Q:	Will I be subject to U.S. federal income tax upon the exchange of Shares for cash pursuant to the Merger?

A:

The exchange of Shares for cash pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. Such receipt of cash by each Shareholder that is a U.S. Holder (as defined under the section, “The Merger – Certain Material U.S. Federal Income Tax Consequences of the Merger”) is generally expected to result in the recognition of gain or loss in an amount equal to the difference, if any, between the amount of cash that such U.S. Holder receives in the Merger and such U.S. Holder’s adjusted tax basis in the Shares surrendered pursuant to the Merger by such Shareholder. Backup withholding taxes may also apply to the cash payments made pursuant to the Merger unless such U.S. Holder complies with certain certification procedures or otherwise establishes a valid exemption from backup withholding tax.

A Shareholder that is a Non-U.S. Holder (as defined under the section, “The Merger – Certain Material U.S. Federal Income Tax Consequences of the Merger”) generally is not expected to be subject to U.S. federal income tax with respect to the exchange of Shares for cash in the Merger unless such Non-U.S. Holder has certain connections to the United States, but may be subject to backup withholding tax unless the Non-U.S. Holder complies with certain certification procedures or otherwise establishes a valid exemption from backup withholding tax.

For more information, please see the section of this proxy statement captioned “The Merger – Certain Material U.S. Federal Income Tax Consequences of the Merger.”

Shareholders should consult their tax advisors in light of their particular circumstances and any specific tax consequences relating to the Merger, including U.S. federal, state, local and non-U.S. income and other tax consequences.

Q:	When do you expect the Merger to be completed?

A:

We are working toward completing the Merger as quickly as possible. In order to complete the Merger, Starrett is required to obtain the Company Stockholder Approval described in this proxy statement, and the other closing conditions under the Merger Agreement must be satisfied or waived. Assuming timely satisfaction of necessary closing conditions, including obtaining the Company Stockholder Approval, Starrett is currently targeting to consummate the Merger in the middle of 2024. Since the Merger is subject to a number of conditions, the exact timing of the Merger cannot be determined at this time.

Q:	What happens if the Merger is not completed?

A:

If the Merger Agreement is not approved by the Shareholders or if the Merger is not completed for any other reason, the Shareholders will not receive any payment for their Shares. Instead, Starrett will remain an independent public company, the Class A Common Shares will continue to be listed and traded on the NYSE and registered under the Exchange Act, and Starrett will continue to file periodic reports with the SEC. Under specified circumstances, Starrett will be required to pay Parent the Company Termination Fee or may receive the Parent Termination Fee upon the termination of the Merger Agreement, as described in the sections of this proxy statement captioned “Proposal 1: Approval of the Merger Agreement – Effect of Termination” and “Proposal 1: Approval of the Merger Agreement – Termination Fees.”

Q:	What vote is required to approve the Merger Agreement?

A:

On the Record Date, there were 6,977,555 Class A Common Shares outstanding, with each Class A Common Share entitling the record holder thereof to one (1) vote per Share, and 535,312 Class B Common Shares outstanding, with each Class B Common Share entitling the record holder thereof to ten (10) votes per Share, at the Special Meeting. The affirmative vote of Shareholders holding at least two-thirds of the outstanding Shares as of the close of business on the Record Date, with each Class A Common Share entitling the record holder thereof to one (1) vote per Share and each Class B Common Share entitling the record holder thereof to ten (10) votes per Share, is required to approve the Merger Proposal. Except as provided by law, all actions submitted to a vote of the Shareholders will be voted on by the holders of Class A Common Shares and Class B Common Shares voting together as a single class. Each outstanding Class B Common Share is convertible at any time at the option of the holder into one (1) Class A Common Share.

If a quorum is present at the Special Meeting, the failure of any Shareholder of record to: (i) submit a signed proxy card; (ii) grant a proxy over the internet or by telephone (using the instructions provided in the enclosed proxy card); or (iii) vote virtually at the Special Meeting will have the same effect as a vote “AGAINST” the Merger Proposal. If you hold your Shares in “street name” and a quorum is present at the Special Meeting, the failure to instruct your bank, broker, or other nominee how to vote your Shares will have the same effect as a vote “AGAINST” the Merger Proposal. If a quorum is present at the Special Meeting, abstentions will have the same effect as a vote “AGAINST” the Merger Proposal.

Q:	What is a “broker non-vote”?

A:

A “broker non-vote” results when banks, brokers and other nominees return a valid proxy voting upon a matter or matters for which the applicable rules provide discretionary authority but do not vote on a particular proposal because they do not have discretionary authority to vote on the matter and have not received specific voting instructions from the beneficial owner of such Shares. Starrett does not expect any broker non-votes at the Special Meeting because the rules applicable to banks, brokers and other nominees only provide brokers with discretionary authority to vote on proposals that are considered “routine,” whereas each of the proposals to be presented at the Special Meeting is considered “non-routine.” As a result, no broker would be permitted to vote your Shares at the Special Meeting without receiving instructions. Failure to instruct your broker on how to vote your Shares will have the same effect as a vote “AGAINST” the Merger Proposal and will have no effect on the Compensation Proposal, assuming a quorum is present, or the Adjournment Proposal, if necessary or appropriate.

Q:	Why are Shareholders being asked to cast a non-binding advisory vote to approve the Compensation Proposal?

A:

The Exchange Act and applicable SEC rules promulgated thereunder require Starrett to seek a non-binding, advisory vote with respect to certain payments that could become payable to its named executive officers in connection with the Merger.

Q:	What vote is required to approve the Compensation Proposal?

A:

Assuming a quorum is present, the affirmative vote of a majority of the votes properly cast on the Compensation Proposal at the Special Meeting is required for approval of the Compensation Proposal, on a non-binding, advisory basis.

Q:	What will happen if Shareholders do not approve the Compensation Proposal at the Special Meeting?

A:

Approval of the Compensation Proposal is not a condition to the completion of the Merger. The vote with respect to the Compensation Proposal is an advisory vote and will not be binding on Starrett. Therefore, if the other requisite Shareholder approvals are obtained and the Merger is completed, the amounts payable under the Compensation Proposal will continue to be payable to Starrett’s named executive officers in accordance with the terms and conditions of the applicable agreements.

Q:	What do I need to do now?

A:

You should carefully read and consider this entire proxy statement and the annexes to this proxy statement, including, but not limited to, the Merger Agreement, along with all of the documents that we refer to in this proxy statement, as they contain important information about, among other things, the Merger and how it affects you. Then sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying reply envelope, or grant your proxy electronically over the internet or by telephone (using the instructions provided in the enclosed proxy card), so that your Shares can be voted at the Special Meeting, unless you wish to seek appraisal pursuant to Part 13 of the MBCA. If you hold your Shares in “street name,” please refer to the voting instruction form provided by your bank, broker, or other nominee to vote your Shares.

Q:	May I exercise dissenters’ rights or rights of appraisal in connection with the Merger?

A:

Starrett has concluded that, under Part 13 of the MBCA, Shareholders may be entitled to appraisal rights with respect to the Merger Proposal and to receive the “fair value” of their Shares in cash. To assert appraisal rights, a Shareholder must (i) deliver, before the vote is taken on the Merger Proposal, written notice of the Shareholder’s intent to demand payment, (ii) not vote, or permit to be voted, the Shareholder’s Shares in favor of the Merger proposal and (iii) comply with the requirements of the MBCA. Perfection of appraisal rights is complex, and your failure to follow exactly the procedures specified under the MBCA will result in the loss of any appraisal rights. The procedures for exercising appraisal rights are described in the section of this proxy statement captioned “The Merger - Appraisal Rights”. The full text of Part 13 of the MBCA is attached to this proxy statement as Annex C.

Q:	How do I vote my Company ESOP Shares and my Retirement-Plan Shares?

A:

If you are a participant in the 1984 ESOP and/or the 2013 ESOP, you have the right to direct Argent Trust Company (“Argent”), as the independent trustee for both Company ESOPs, to vote your Company ESOP Shares on the Special Meeting proposals. You can direct Argent to vote your Company ESOP Shares by signing, dating and returning the enclosed proxy card by mail or providing directions electronically over the internet or telephone (using the instructions provided in the enclosed proxy card). Argent will vote your Company ESOP Shares as directed by you, to the extent that doing so does not violate Argent’s fiduciary duties. Argent makes no recommendation as to what voting direction you should deliver with respect to the Special Meeting proposals.

Subject to the exercise of its fiduciary responsibilities, Argent will vote all allocated Company ESOP Shares for which no voting instructions are received by May 17, 2024, in the same proportion as it votes those Company ESOP Shares for which specific voting instructions are timely received from other ESOP participants. If you should have any questions, please do not hesitate to contact one of Argent’s representatives, Marc Hansberger at (678) 397-1970 or mhansberger@argenttrust.com or Ray Kukreja at (678) 701-8832 or rkukreja@argenttrust.com during normal business hours.

With regard to the Shares, if any, that you hold in the 401(k) Stock Fund (the “Stock Fund”) of the L.S. Starrett Company 401(k) Savings Plan (the “Savings Plan”), you have the right to vote the Shares that you hold through the Stock Fund as of April 11, 2024 at the Special Meeting to be held on May 21, 2024 at 10:00 a.m. Eastern Time or at any postponement or adjournment thereof.

The Shares that you hold through the Stock Fund will be voted as directed by you. Shares held through the Stock Fund for which no voting instructions are received by May 17, 2024 will be voted  in the same proportion as those Shares for which specific voting instructions are timely received from other Savings Plan participants who hold Shares through the Stock Fund.

Q:	Should I surrender my book-entry Shares now?

A:

No. The bank or trust company appointed by Parent and reasonably acceptable to the Company (the “Paying Agent”) will send each holder of Shares of record a letter of transmittal prior to the Closing and written instructions that explain how to exchange Shares represented by such holder’s book-entry Shares for the Merger Consideration. For additional information, please see the section of this proxy statement captioned “Proposal 1: Approval of the Merger Agreement – Payment of the Merger Consideration; Surrender of Shares.”

Q:	What happens if I sell or otherwise transfer my Shares after the Record Date but before the Special Meeting?

A:

The Record Date for the Special Meeting is earlier than the date of the Special Meeting and the date the Merger is expected to be completed. If you sell or transfer your Shares after the Record Date but before the Special Meeting, unless special arrangements (such as provision of a proxy) are made between you and the person to whom you sell or otherwise transfer your Shares and each of you notifies Starrett in writing of such special arrangements, you will transfer the right to receive the Merger Consideration, if the Merger is completed, to the person to whom you sell or transfer your Shares, but you will retain your right to vote those Shares at the Special Meeting. You will also lose the ability to exercise appraisal rights in connection with the Merger with respect to the transferred Shares. Even if you sell or otherwise transfer your Shares after the Record Date, absent special arrangements, you will retain the right to vote those Shares, and, we encourage you to sign, date and return the enclosed proxy card in the accompanying reply envelope or grant your proxy electronically over the internet or by telephone (using the instructions provided in the enclosed proxy card).

Q:	What is the difference between holding Shares as a Shareholder of record and as a beneficial owner?

A:

If your Shares are registered directly in your name with our transfer agent, Computershare Inc., you are considered, with respect to those Shares, to be the “Shareholder of record.” In this case, this proxy statement and your proxy card have been sent directly to you by Starrett.

If your Shares are held through a bank, broker, or other nominee, you are considered the “beneficial owner” of Shares held in “street name.” In that case, this proxy statement has been forwarded to you by your bank, broker, or other nominee who is considered, with respect to those Shares, to be the Shareholder of record. As the beneficial owner, you have the right to direct your bank, broker, or other nominee how to vote your Shares by following their instructions for voting. You are also invited to attend the Special Meeting. However, because you are not the Shareholder of record, you may not vote your Shares virtually at the Special Meeting.

Q:	If my broker holds my Shares in “street name,” will my broker vote my Shares for me?

A:

No. Your bank, broker, or other nominee is permitted to vote your Shares on any proposal currently scheduled to be considered at the Special Meeting only if you instruct your bank, broker, or other nominee how to vote. You should follow the procedures provided by your bank, broker, or other nominee to vote your Shares. Without instructions, your Shares will not be voted on such proposals, which will have the same effect as if you voted against the Merger Proposal, and will have no effect on the Compensation Proposal, assuming a quorum is present, or the Adjournment Proposal, if necessary or appropriate.

Q:	How may I vote as a Shareholder of record?

A:	If you are a Shareholder of record (that is, if your Shares are registered in your name with Computershare Inc., our transfer agent), there are four (4) ways to vote:

●	by signing, dating, and returning the enclosed proxy card in the accompanying prepaid reply envelope;

●	by visiting the internet at the address on your proxy card;

●	by calling toll-free (within the U.S. or Canada) at the phone number on your proxy card; or

●	by attending the Special Meeting virtually and voting at the meeting.

A control number, located on your proxy card, is designed to verify your identity, and allow you to vote your Shares, and to confirm that your voting instructions have been properly recorded when voting electronically over the internet or by telephone (using the instructions provided in the enclosed proxy card). Please be aware that, although there is no charge for voting your Shares, if you vote electronically over the internet or by telephone, you may incur costs such as internet access and telephone charges for which you will be responsible.

Even if you plan to attend the Special Meeting virtually, you are strongly encouraged to vote your Shares by proxy. If you are a record holder or if you obtain a “legal proxy” to vote Shares that you beneficially own, you may still vote your Shares virtually at the Special Meeting even if you have previously voted by proxy. If you are present at the Special Meeting and vote virtually, your previous vote by proxy will not be counted.

If your Shares are held in “street name” through a bank, broker, or other nominee, you may vote through your bank, broker, or other nominee by completing and returning the voting form provided by your bank, broker, or other nominee, or, if such a service is provided by your bank, broker, or other nominee, electronically over the internet or by telephone. To vote over the internet or by telephone through your bank, broker, or other nominee, you should follow the instructions on the voting form provided by your bank, broker, or nominee.

Q:	May I change my vote after I have mailed my signed and dated proxy card?

A:	Shareholder of Record: Shares Registered in Your Name

Yes. You can revoke or change your proxy at any time before it is voted at the Special Meeting. If you are the record holder of your Shares, you may revoke or change your proxy in any one of the following ways:

●

Attending the Special Meeting online and voting electronically during the meeting. However, your attendance online at the Special Meeting will not automatically revoke your proxy unless you properly vote electronically during the Special Meeting or specifically request that your prior proxy be revoked by delivering a written notice of revocation it is voted at the Special Meeting to the Secretary at the Company’s Corporate headquarters at 121 Crescent Street, Athol, MA 01331;

●	Properly casting a new vote via the Internet or by telephone at any time before the closure of the Internet or telephone voting facilities; or

●

Duly completing a later-dated proxy card relating to the same Shares and delivering it to the Secretary of the Company at 121 Crescent Street, Athol, MA 01331 before the taking of the vote at the Special Meeting.

At the time the Special Meeting occurs, your most current proxy card or telephone or internet proxy is the one that is counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If your Shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

Beneficial Owner: Shares Allocated to a Participant of the Company’s Employee Stock Ownership Plans or Held in a Company 401(k) Plan Account

If you are a participant in the 1984 ESOP and/or the 2013 ESOP, you have the right to direct Argent Trust Company (“Argent”), as the independent trustee for both Company ESOPs, to vote your Company ESOP Shares on the Special Meeting proposals. You can direct Argent to vote your Company ESOP Shares by signing, dating and returning the enclosed proxy card by mail or providing directions electronically over the internet or telephone (using the instructions provided in the enclosed proxy card). Argent will vote your Company ESOP Shares as directed by you, to the extent that doing so does not violate Argent’s fiduciary duties. Argent makes no recommendation as to what voting direction you should deliver with respect to the Special Meeting proposals.

Subject to the exercise of its fiduciary responsibilities, Argent will vote your Company ESOP Shares for which no voting instructions are received by May 17, 2024, in the same proportion as it votes those Company ESOP Shares for which specific voting instructions are timely received from other ESOP participants. If you should have any questions, please do not hesitate to contact one of Argent’s representatives, Marc Hansberger at (678) 397-1970 or mhansberger@argenttrust.com or Ray Kukreja at (678) 701-8832 or rkukreja@argenttrust.com during normal business hours.

With regard to the Shares, if any, that you hold in the 401(k) Stock Fund (the “Stock Fund”) of the L.S. Starrett Company 401(k) Savings Plan (the “Savings Plan”), you have the right to vote the Shares that you hold through the Stock Fund as of April 11, 2024 at the Special Meeting to be held on May 21, 2024 at 10:00 a.m. Eastern Time or at any postponement or adjournment thereof.

The Shares that you hold through the Stock Fund will be voted as directed by you. Shares held through the Stock Fund for which no voting instructions are received by May 17, 2024 will be voted in the same proportion as those Shares for which specific voting instructions are timely received from other Savings Plan participants who hold Shares through the Stock Fund.

Q:	What is a proxy?

A:

A proxy is your legal designation of another person to vote your Shares. The written document describing the matters to be considered and voted on at the Special Meeting is called a “proxy statement.” The document used to designate a proxy to vote your Shares is called a “proxy card.”

Q:	If a Shareholder gives a proxy, how are the Shares voted?

A:

The individuals named on the enclosed proxy card, or your proxies, will vote your Shares in the way that you indicate. When completing the internet or telephone process or the proxy card, you may specify whether your Shares should be voted for or against or to abstain from voting on all, some, or none of the specific items of business to come before the Special Meeting.

If you properly sign your proxy card but do not mark the boxes showing how your Shares should be voted on a matter, the Shares represented by your properly signed proxy will be voted: (i) “FOR” the Merger Proposal; (ii) “FOR” the non-binding, advisory Compensation Proposal; and (iii) “FOR” the Adjournment Proposal, if necessary or appropriate.

Q:	What should I do if I receive more than one set of voting materials?

A:

Please sign, date and return (or grant your proxy electronically over the internet or by telephone using the instructions provided in the enclosed proxy card) each proxy card and voting instruction card that you receive.

You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards, or voting instruction cards. For example, if you hold your Shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold Shares. If you are a Shareholder of record and your Shares are registered in more than one name, you will receive more than one proxy card.

Q:	Where can I find the voting results of the Special Meeting?

A:

If available, Starrett may announce preliminary voting results at the conclusion of the Special Meeting. Starrett intends to publish final voting results in a Current Report on Form 8-K to be filed with the SEC following the Special Meeting. All reports that Starrett files with the SEC are publicly available when filed. For more information, please see the section of this proxy statement captioned “Where You Can Find More Information.”

Q:	Who can help answer my questions?

A:

If you have any questions concerning the Merger, the Special Meeting, or the accompanying proxy statement, would like additional copies of the accompanying proxy statement or need help voting your Shares, please contact our proxy solicitor:

Georgeson

1290 Avenue of the Americas, 9th Floor

New York, NY 10104

Toll-Free: 866-410-5794

FORWARD-LOOKING STATEMENTS

This proxy statement includes forward-looking statements that involve substantial risks and uncertainties. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, our clinical results and other future conditions. The words “anticipate”, “believe”, “contemplate”, “continue”, “could”, “estimate”, “expect”, “forecast”, “goal”, “intend”, “may”, “plan”, “potential”, “predict”, “project”, “should”, “target”, “will”, “would”, or the negative of these terms or other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements include, without limitation, statements regarding the proposed Merger; prospective performance, future plans, events, expectations, performance, objectives and opportunities and the outlook for Starrett’s business; the commercial success of Starrett’s products; the expected timing of the completion of the Merger; the ability to complete the Merger considering the various closing conditions; and the accuracy of any assumptions underlying any of the foregoing. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties and are cautioned not to place undue reliance on these forward-looking statements. Actual results or events may differ materially from those currently anticipated due to a number of factors. Factors that could cause future results to differ materially from such expectations include, but are not limited to: uncertainties as to the timing of the Merger; uncertainties as to how many of the Shareholders will vote their stock in favor of the Merger; the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement, including circumstances requiring a party to pay the other party a termination fee pursuant to the Merger Agreement; the ability of the parties to consummate the proposed Merger on a timely basis or at all; the satisfaction of the conditions precedent to the consummation of the proposed Merger, including the ability to secure regulatory approvals and Shareholder approval on the terms expected, at all or in a timely manner; the effects of the Merger (or the announcement or pendency thereof) on relationships with associates, customers, manufacturers, suppliers, employees (including the risks relating to the ability to retain or hire key personnel), other business partners or governmental entities; transaction costs; the risk that the Merger will divert management’s attention from Starrett ’s ongoing business operations or otherwise disrupts Starrett’s ongoing business operations; changes in Starrett ’s businesses during the period between now and the closing; certain restrictions during the pendency of the proposed Merger that may impact Starrett’s ability to pursue certain business opportunities or strategic transactions; risks associated with litigation; and other factors as set forth in Starrett’s Annual Report on Form 10-K, as amended, filed with the SEC on September 27, 2023 and Starrett’s Quarterly Reports on Form 10-Q filed with the SEC on February 16, 2024 and November 13, 2023, and other reports filed with the SEC. The forward-looking statements in this proxy statement speak only as of the date of this proxy statement. Starrett undertakes no obligation to update any forward-looking statement, whether as a result of new information, future developments, or otherwise, except as may be required by applicable law. The information set forth herein speaks only as of the date hereof.

Consequently, all of the forward-looking statements that we make in this proxy statement are qualified by the information contained or incorporated by reference herein, including: (i) the information contained under this caption; and (ii) the information contained under the caption “Risk Factors,” and information in our consolidated financial statements and notes thereto included in our Annual Report on Form 10-K for the period ended June 30, 2023 and elsewhere in our most recent filings with the SEC, including our Quarterly Report on Form 10-Q for the quarter ended December 31, 2023, and any subsequent reports on Form 10-K, Form 10-Q or Form 8-K filed with the SEC from time to time and available at www.sec.gov.

These may not be all of the factors that could cause actual results to vary materially from the forward-looking statements. Shareholders are advised to consult any future disclosures that we make on related subjects as may be detailed in our other filings made from time to time with the SEC.

THE SPECIAL MEETING

The enclosed proxy is solicited on behalf of the Company Board for use at the Special Meeting.

Date, Time, and Place

We will hold the Special Meeting virtually on May 21, 2024, at 10:00 a.m. Eastern Time at meetnow.global/M5DW22D and, if applicable, at any adjournment or postponement thereof.

Purpose of the Special Meeting

At the Special Meeting, we will ask Shareholders to vote on proposals to: (i) approve the Merger Proposal; (ii) approve, on a non-binding advisory basis, the Compensation Proposal; and (iii) approve the Adjournment Proposal, if necessary or appropriate.

We do not expect that any matters other than the proposals set forth above will be brought before the Special Meeting, and only matters specified in the notice of the meeting may be acted upon at the Special Meeting.

Shareholders must approve the Merger Proposal in order for the Merger to be consummated. If Shareholders fail to approve the Merger Proposal, the Merger will not be consummated. A copy of the Merger Agreement is attached as Annex A to this proxy statement, which we urge you to read carefully in its entirety.

Record Date; Shares Entitled to Vote; Quorum

Only Shareholders of record as of the Record Date are entitled to notice of the Special Meeting and to vote at the Special Meeting. Beginning two (2) business days after notice of the Special Meeting is provided to Shareholders, a complete list of Shareholders entitled to notice of the Special Meeting will be available for inspection by Shareholders electronically. Access to and use of this electronically available list of Shareholders will be subject to satisfactory verification of Shareholder status and compliance with applicable Massachusetts law. To obtain access to the list of Shareholders electronically, please contact Computershare Inc. at 800-522-6645. The list of Shareholders entitled to notice of the Special Meeting will also be available for inspection by Shareholders during the Special Meeting via the virtual meeting website at meetnow.global/M5DW22D.

The holders of a majority of the votes entitled to be cast on a particular matter, present at the Special Meeting, or represented by proxy, will constitute a quorum as to such matter at the Special Meeting. On the Record Date, there were 6,977,555 Class A Common Shares and 535,312 Class B Common Shares outstanding and entitled to vote at the Special Meeting. In the event that a quorum is not present at the Special Meeting, we expect that the meeting will be adjourned to solicit additional proxies to approve the Merger Agreement.

Vote Required; Abstentions and Broker Non-Votes

On the Record Date, there were 6,977,555 Class A Common Shares outstanding, with each Class A Common Share entitling the record holder thereof to one (1) vote per Share, and 535,312 Class B Common Shares outstanding, with each Class B Common Share entitling the record holder thereof to ten (10) votes per Share. Except as provided by law, all actions submitted to a vote of the Shareholders will be voted on by the holders of Class A Common Shares and Class B Common Shares voting together as a single class. Each outstanding Class B Common Share is convertible at any time at the option of the holder into one (1) Class A Common Share.

Approval of the Merger Proposal requires the affirmative vote of Shareholders holding at least two-thirds of the outstanding Shares as of the close of business on the Record Date, with each Class A Common Share entitling the record holder thereof to one (1) vote per Share and each Class B Common Share entitling the record holder thereof to ten (10) votes per Share.

Approval of the Compensation Proposal, on a non-binding, advisory basis, requires, assuming a quorum is present, the affirmative vote of a majority of the votes properly cast at the Special Meeting on the proposal. The approval of the Compensation Proposal is on a non-binding, advisory basis and is not a condition to the completion of the Merger.

Approval of the Adjournment Proposal requires the affirmative vote of Shareholders holding a majority of the votes properly cast at the Special Meeting on the Adjournment Proposal.

If a Shareholder abstains from voting, that abstention will be counted for purposes of determining whether a quorum is present at the Special Meeting and will have the same effect as if the Shareholder voted “AGAINST” the Merger Proposal. At the Special Meeting, assuming a quorum is present, abstentions will have no effect on the outcomes of the Compensation Proposal or the Adjournment Proposal, if necessary or appropriate. If a quorum is not present, abstentions will count as a vote “AGAINST” the Adjournment Proposal, if necessary or appropriate.

If no instruction as to how to vote is given in a validly executed, duly returned, and not revoked proxy, the proxy will be voted “FOR” (i) the Merger Proposal; (ii) the Compensation Proposal; and (iii) the Adjournment Proposal, if necessary or appropriate.

Each “broker non-vote” will also count as a vote “AGAINST” the Merger Proposal. A “broker non-vote” results when banks, brokers and other nominees return a valid proxy voting upon a matter or matters for which the applicable rules provide discretionary authority but do not vote on a particular proposal because they do not have discretionary authority to vote on the matter and have not received specific voting instructions from the beneficial owner of such Shares. Starrett does not expect any broker non-votes at the Special Meeting because the rules applicable to banks, brokers and other nominees only provide brokers with discretionary authority to vote on proposals that are considered “routine,” whereas each of the proposals to be presented at the Special Meeting is considered “non-routine.” As a result, no broker would be permitted to vote your Shares at the Special Meeting without receiving instructions. Failure to instruct your broker on how to vote your Shares will have the same effect as a vote “AGAINST” the Merger Proposal, and will have no effect on the Compensation Proposal, assuming a quorum is present, or the Adjournment Proposal, if necessary or appropriate.

Share Ownership and Interests of Certain Persons

As of the Record Date, our directors and executive officers beneficially owned and were entitled to vote, in the aggregate, 361,057 Class A Common Shares, representing approximately 5.2% of the Class A Common Shares outstanding on the Record Date, and 62,083 Class B Common Shares, representing approximately 11.6% of the Class B Common Shares outstanding on the Record Date. Such amounts do not include any shares held by the executive officers through the Company ESOPs and/or 401(k) Stock Fund.

Our directors and executive officers have informed us that they currently intend to vote all of their respective Shares (i) “FOR” the Merger Proposal, (ii) “FOR” the non-binding, advisory Compensation Proposal and (iii) “FOR” the Adjournment Proposal, if necessary or appropriate.

Voting of Proxies

If, at the close of business on the Record Date, your Shares are registered in your name with our transfer agent, Computershare Inc., you may cause your Shares to be voted by returning a signed and dated proxy card in the accompanying prepaid envelope, or you may vote virtually at the Special Meeting. Additionally, you may grant a proxy electronically over the internet or by telephone (using the instructions provided in the enclosed proxy card). You must have the enclosed proxy card available, and follow the instructions on the proxy card, in order to grant a proxy electronically over the internet or by telephone. Based on your proxy card or internet and telephone proxies, the proxy holders will vote your Shares according to your directions.

If you plan to attend the Special Meeting and wish to vote virtually, you will need to enter the 16-digit Control Number found next to the label “Control Number” on your proxy card voting instruction form, or in the email sending you the proxy statement. If you attend the Special Meeting, and vote virtually, your vote will revoke any previously submitted proxy. If your Shares are registered in your name, you are encouraged to vote by proxy even if you plan to attend the Special Meeting virtually.

Voting instructions are included on your proxy card. All Shares represented by properly signed and dated proxies received in time for the Special Meeting will be voted at the Special Meeting in accordance with the instructions of the Shareholder. Properly signed and dated proxies that do not contain voting instructions will be voted: (i) “FOR” the Merger Proposal; (ii) “FOR” the approval of the non-binding, advisory Compensation Proposal and (iii) “FOR” the approval of the Adjournment Proposal, if necessary or appropriate.

If, at the close of business on the Record Date, your Shares are held in “street name” through a bank, broker, or other nominee, you may vote through your bank, broker, or other nominee by completing and returning the voting form provided by your bank, broker, or other nominee or attending the Special Meeting and voting virtually with a “legal proxy” from your bank, broker, or other nominee. If such a service is provided, you may vote over the internet or telephone through your bank, broker, or other nominee by following the instructions on the voting form provided by your bank, broker, or other nominee. If you do not return your bank’s, broker’s, or other nominee’s voting form, do not vote via the internet or telephone through your bank, broker, or other nominee, if possible, or do not attend the Special Meeting and vote virtually with a “legal proxy” from your bank, broker, or other nominee, it will have the same effect as if you voted “AGAINST” the Merger Proposal but will have no effect on the Compensation Proposal, assuming a quorum is present, or the Adjournment Proposal, if necessary or appropriate.

Revocability of Proxies

Shareholder of Record: Shares Registered in Your Name

If you are a Shareholder of record entitled to vote at the Special Meeting, you can revoke or change your proxy at any time before it is voted at the Special Meeting. If you are the record holder of your Shares, you may revoke or change your proxy in any one of the following ways:

●

Attending the Special Meeting online and voting electronically during the meeting. However, your attendance online at the Special Meeting will not automatically revoke your proxy unless you properly vote electronically during the Special Meeting;

●

Specifically request that your prior proxy be revoked by delivering a written notice of revocation before it is voted at the Special Meeting to the Secretary of the Company at the Company’s Corporate headquarters at 121 Crescent Street, Athol, MA 01331;

●	Properly casting a new vote via the Internet or by telephone at any time before the closure of the Internet or telephone voting facilities; or

●

Duly completing a later-dated proxy card relating to the same Shares and delivering it to the Secretary of the Company at 121 Crescent Street, Athol, MA 01331 before the taking of the vote at the Special Meeting.

At the time the Special Meeting occurs, the most current proxy card or telephone or internet proxy is the one that is counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If your Shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

Beneficial Owner: Shares Allocated to a Participant of the Company’s Employee Stock Ownership Plans or Held in a Company 401(k) Plan Account

If you are a participant in a Company Employee Stock Ownership Plan or you hold Shares in a Company 401(k) plan account, you should follow the instructions provided by the applicable plan trustee or administrator.

Adjournments

Although it is not currently expected, the Special Meeting may be adjourned to any other time and to any other place (whether virtual or not) by the Shareholders present or represented at the Special Meeting, although less than a quorum, or by the chair of the Special Meeting, including for the purpose of soliciting additional proxies, if there are insufficient votes at the time of the Special Meeting to approve the Merger Proposal or if a quorum is not present at the Special Meeting. Other than an announcement to be made at the Special Meeting of the time, date, and place (whether virtual or not) of an adjourned meeting, an adjournment generally may be made without notice. Any adjournment of the Special Meeting for the purpose of soliciting additional proxies will allow the Shareholders who have already sent in their proxies to revoke them at any time prior to their use at the Special Meeting as adjourned.

Company Board’s Recommendation

After careful consideration, the Company Board has unanimously (i) determined that the Merger Agreement and the Merger are fair to, in the best interests of, and advisable to, the Company and the holders of Shares; (ii) adopted the Merger Agreement and duly authorized and approved the execution, delivery and performance of the Merger Agreement by the Company and the consummation of the transactions contemplated by the Merger Agreement upon the terms and subject to the conditions set forth therein; (iii) directed that the Merger Agreement be submitted to the holders of Shares for approval at a meeting of the Company’s shareholders; and (iv) resolved to recommend that, subject to the terms and conditions of the Merger Agreement, the holders of Shares approve the Merger Proposal.

Accordingly, the Company Board recommends, on behalf of Starrett, that you vote: (i) “FOR” the Merger Proposal; (ii) “FOR” the non-binding, advisory Compensation Proposal; and (iii) “FOR” the Adjournment Proposal, if necessary or appropriate.

Expenses of Proxy Solicitor

The expense of preparing, printing, and mailing materials related to the Special Meeting is being borne by Starrett. Starrett has retained Georgeson as proxy solicitor at a cost of approximately $16,500 plus expenses.

Anticipated Date of Completion of the Merger

Assuming timely satisfaction of necessary closing conditions, including obtaining the Company Stockholder Approval, Starrett is currently targeting to consummate the Merger in the middle of 2024. Since the Merger is subject to a number of conditions, the exact timing of the Merger cannot be determined at this time.

Delisting and Deregistration of Class A Common Shares

If the Merger is completed, the Class A Common Shares will be delisted from the NYSE and deregistered under the Exchange Act, and Class A Common Shares will no longer be publicly traded. As such, Starrett will no longer file periodic reports with the SEC on account of the Class A Common Shares.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting to be Held on May 21, 2024

The proxy statement is available on the investor relations page of our website at https://www.starrett.com/about-us/investor-relations.

Questions and Additional Information

If you have any questions concerning the Merger, the Special Meeting, or the accompanying proxy statement, would like additional copies of the accompanying proxy statement or need help voting your Shares, please contact our proxy solicitor:

Georgeson

1290 Avenue of the Americas, 9th Floor

New York, NY 10104

Toll-Free: 866-410-5794

THE MERGER

This description of the proposed Merger is qualified in its entirety by reference to the Merger Agreement, which is attached to this proxy statement as Annex A and incorporated into this proxy statement by reference. You should carefully read and consider the entire Merger Agreement, which is the legal document that governs the Merger, because this document contains important information about the Merger and how it affects you.

Parties Involved in the Merger

The L.S. Starrett Company

Founded in 1880 by Laroy S. Starrett and incorporated in 1929, Starrett is a leading manufacturer of high-end precision tools, cutting equipment, and metrology systems, and is engaged in the business of manufacturing over 5,000 different products for industrial, professional and consumer markets. Starrett has a long history of global manufacturing experience and currently operates four major global manufacturing plants. All subsidiaries principally serve the global manufacturing industrial base with concentration in the metalworking, construction, machinery, equipment, aerospace and automotive markets. The Company offers its broad array of measuring and cutting products to the market through multiple channels of distribution throughout the world. Starrett® is brand recognized around the world for precision, quality and innovation. The Class A Common Shares are listed and traded on the NYSE under the symbol “SCX”. Starrett’s principal executive offices are located at 121 Crescent Street, Athol, MA 01331, and its telephone number is (978) 249-3551.

Uhu Inc.

Parent is a Delaware corporation and a wholly owned subsidiary of MiddleGround Capital and was formed on February 12, 2024, solely for the purpose of completing the proposed Merger. Parent has not carried on any activities to date, except for activities incidental to its formation and activities undertaken in connection with the transactions contemplated by the Merger Agreement and other documents or agreements executed and delivered in connection with the Merger Agreement. The principal office is located at c/o MiddleGround Capital Partners, 1500 Aristides Blvd, Lexington, KY 40511, and its telephone number is (859) 721-1466.

Unicornfish Corp.

Merger Sub is a Massachusetts corporation and a wholly owned subsidiary of Parent and was formed on February 16, 2024, solely for the purpose of completing the proposed Merger. Merger Sub has not carried on any activities to date, except for activities incidental to its formation and activities undertaken in connection with the transactions contemplated by the Merger Agreement and other documents or agreements executed and delivered in connection with the Merger Agreement. Upon the completion of the Merger, Merger Sub will cease to exist, with Starrett continuing as the surviving corporation and a wholly-owned subsidiary of Parent (the “Surviving Corporation”). The principal office is located at c/o MiddleGround Capital Partners, 1500 Aristides Blvd, Lexington, KY 40511, and its telephone number is (859) 721-1466.

Effect of the Merger

On the terms and subject to the satisfaction or, to the extent permitted by law, waiver of the conditions set forth in the Merger Agreement, and in accordance with the MBCA, Merger Sub will merge with and into Starrett, with Starrett continuing as the Surviving Corporation. As a result of the Merger, the Class A Common Shares will no longer be publicly traded and will be delisted from the NYSE. In addition, the Class A Common Shares will be deregistered under the Exchange Act, and Starrett will no longer file periodic reports with the SEC with respect to the Class A Common Shares. If the Merger is completed, you will not own any shares of the capital stock of the Surviving Corporation.

The time at which the Merger will become effective (the “Effective Time”) will occur upon the filing of a duly executed certificate of merger with the Secretary of the Commonwealth of Massachusetts (or at such later time as may be specified in the certificate of merger and agreed to by Merger Sub and Starrett).

Effect on Starrett if the Merger is Not Completed

If the Merger Proposal is not approved by the Shareholders, or if the Merger is not completed for any other reason:

(i)	the Shareholders will not be entitled to, nor will they receive, any payment for their respective Shares pursuant to the Merger Agreement;

(ii)

(A) Starrett will remain an independent public company, (B) the Class A Common Shares will continue to be listed and traded on the NYSE and registered under the Exchange Act, and (C) Starrett will continue to file periodic reports with the SEC;

(iii)

Starrett anticipates that (A) management will operate the business in a manner similar to that in which it is being operated today and (B) Shareholders will be subject to similar types of risks and uncertainties as those to which they are currently subject, including, but not limited to, risks and uncertainties with respect Starrett’s business, prospects and results of operations, as such may be affected by, among other things, the industry in which Starrett operates and economic conditions;

(iv)

the price of the Class A Common Shares may decline significantly, and if that were to occur, it is uncertain when, if ever, the price of the Class A Common Shares would return to the price at which they trade as of the date of this proxy statement;

(v)

the Company Board will continue to evaluate and review Starrett’s business operations, strategic direction, and capitalization, among other things, and will make such changes as are deemed appropriate;

(vi)

under certain specified circumstances, Starrett may be required to pay Parent the Company Termination Fee or Parent may be required to pay the Company the Parent Termination Fee in certain circumstances. For more information, please see the sections of this proxy statement captioned “Proposal 1: Approval of the Merger Agreement – Effect of Termination” and “Proposal 1: Approval of the Merger Agreement – Termination Fees”;

(vii)	the Company ESOPs will not be terminated; and

(viii)	the Retirement Plan Shares will remain outstanding.

Merger Consideration

At the Effective Time, each Share issued and outstanding immediately prior to the Effective Time (other than any Shares (i) held in the treasury of the Company or owned by the Company or any direct or indirect wholly owned subsidiary of the Company immediately prior to the Effective Time, (ii) owned by Parent, Merger Sub or any direct or indirect wholly owned subsidiary of Parent or Merger Sub immediately prior to the Effective Time or (iii) held by Shareholders who have properly exercised and perfected their demands for appraisal of such Shares in accordance with the MBCA), will be converted into the right to receive an amount in cash equal to $16.19 per Share, without interest (the “Merger Consideration”), and less any applicable withholding taxes, and as of the Effective Time, all such Shares will no longer be outstanding and will automatically be canceled and cease to exist. For more information, please see the section of this proxy statement captioned “The Merger – Merger Consideration.”

After the Merger is completed, you will have the right to receive the Merger Consideration in respect of each Share that you own (less any applicable withholding taxes), but you will no longer have any rights as a Shareholder (except that Shareholders who properly exercise, and do not withdraw, their appraisal rights will have a right to receive payment of the “fair value” of their Shares as determined pursuant to an appraisal proceeding, as contemplated by the MBCA). For more information, please see the section of this proxy statement captioned “The Merger – Appraisal Rights.”

Treatment of Company Equity Awards

Pursuant to the Merger Agreement:

●

Company RSUs. At or immediately prior to the Effective Time, each award of restricted stock units with respect to Shares granted under the Company’s 2012 Long-Term Incentive Plan or the Company’s 2021 Long-Term Incentive Plan (each, a “Company Equity Plan” and, collectively, the “Company Equity Plans”) that is subject to vesting conditions based solely on continued employment or service (each, a “Company RSU”) that is outstanding immediately prior to the Effective Time, whether vested or unvested, will be canceled and converted into the right to receive an amount in cash, without interest (less applicable tax withholdings), equal to (i) the number of Shares subject to such Company RSU immediately prior to the Effective Time, with any remaining service-based vesting requirements deemed fully satisfied, multiplied by (ii) the Merger Consideration.

●

Company PSUs. At or immediately prior to the Effective Time, each award of restricted stock units with respect to Shares granted under a Company Equity Plan that is subject to performance-based vesting conditions (each, a “Company PSU” and, together with the Company RSUs, the “Company Equity Awards”) that is outstanding immediately prior to the Effective Time, whether vested or unvested, will be canceled and converted into the right to receive an amount in cash, without interest (less applicable tax withholdings), equal to (i) the number of Shares subject to such Company PSU immediately prior to the Effective Time assuming full satisfaction of the performance-based vesting conditions at maximum levels and with any remaining service-based vesting requirements deemed fully satisfied, multiplied by (ii) the Merger Consideration.

●

Company ESPPs. The compensation committee of the Company Board adopted resolutions and took actions with respect to the Company’s 2022 Employees’ Stock Purchase Plan and the Company’s 2017 Employees’ Stock Purchase Plan (each, a “Company ESPP”, and collectively, the “Company ESPPs”) that are necessary to provide that: (i) with respect to any offering period in effect under any Company ESPP as of the date the Merger Agreement was entered into, no individual who was not a participant in the respective Company ESPP as of the date the Merger Agreement was entered into may enroll in a Company ESPP with respect to such offering period and no participant may increase the percentage amount of his or her payroll deduction election from that in effect on the date the Merger Agreement was entered into for such offering period; (ii) no offering period shall commence following the date the Merger Agreement was entered into unless and until the Merger Agreement is terminated; (iii) if the applicable purchase date with respect to the offering period would otherwise occur on or after the Effective Time, then the offering period will be shortened and the applicable purchase date with respect to the offering period will occur at least two (2) business days preceding the date on which the Effective Time occurs; and (iv) the Company ESPPs shall terminate as of or prior to the Effective Time.

●

Company ESOPs. The Company ESOPs will terminate as of or prior to the Effective Time and all participants will become fully vested (to the extent any are currently unvested). For treatment of Shares held under the Company ESOPs, see the section entitled “Merger Consideration.”  Distributions will be handled in accordance with the terms of the Company ESOPs, the Merger Agreement, and applicable law.

Background of the Merger

The Company Board and management have periodically reviewed and evaluated the Company’s operations, financial performance, long-term strategies, and strategic opportunities, including acquisitions and dispositions of assets and businesses, in light of the industries in which the Company operates, in the economy generally, and in financial markets, with a view towards strengthening the Company’s business and identifying potential opportunities to increase shareholder value and benefit the Company’s other stakeholders.

In April 2020, the Company received an unsolicited letter from Parent indicating its interest in a potential acquisition of the Company. Neither the Company nor the Company Board responded to the letter given the onset of the COVID-19 pandemic, which necessitated management’s and the Company Board’s full attention.

On July 8, 2022, following preliminary conversations between the Company and one of its significant customers about a potential strategic transaction, which we refer to as “Party A,” the Company entered into a confidentiality agreement with Party A (the “Party A NDA”) to facilitate discussions about a possible negotiated transaction between the parties. The Party A NDA did not contain a standstill restriction. From July 2022 to August 2023, the Company and Party A had periodic calls in the ordinary course of business to discuss their respective businesses, their commercial relationship and a potential strategic transaction between the parties.

On November 21, 2022, the Company Board convened a meeting via videoconference with members of management and representatives of Ropes & Gray LLP, the Company’s legal advisor (“Ropes & Gray”), to discuss the process and potential timelines to explore and evaluate a range of strategic alternatives available to the Company, including a sale of the Company. At this meeting, representatives of Ropes & Gray reviewed with the Board the fiduciary duties of a board of directors under Massachusetts law and responded to questions from the directors about considerations for evaluating strategic alternatives, and the directors determined to discuss further at their next regularly scheduled board meeting.

On December 7, 2022, the Company Board convened a regularly scheduled meeting via videoconference and discussed, among other things, strategic planning and strategic alternatives. Following discussion, the Company Board directed Mr. Starrett to contact certain financial advisors with mergers and acquisitions expertise and experience working with companies in the Company’s industry to advise the Company on potential strategic transactions. For the purpose of facilitating discussions with such financial advisors and overseeing the process of exploring a potential strategic transaction, the Company Board, following discussion, determined that it was in the best interests of the Company and its stakeholders to form a special transaction committee of the Company Board (the “Transaction Committee”) comprised of Thomas J. Riordan and Scott W. Sproule. The Transaction Committee was formed for convenience and efficiency and was not formed to address any director conflict of interest. The Transaction Committee was not granted authority to approve any transaction and the Company Board retained authority over final approval of any potential strategic transaction.

On February 3, 2023, the Company Board convened a meeting via videoconference with a representative of Ropes & Gray attending to discuss strategic planning and alternatives. Mr. Starrett noted that he and other directors met with certain financial advisors to discuss their experience and various strategic alternatives for the Company, including a potential sale. The directors asked questions about the meetings with various financial advisors and their respective views of strategic alternatives, following which the Company Board determined to engage a financial advisor and directed Mr. Starrett and certain other directors to solicit fee proposals.

On March 1, 2023, the Company Board convened a meeting via videoconference to discuss the Company’s strategic planning process and to provide the Company Board with an update on the discussions with select financial advisors. Following discussion, the Company Board determined to engage Lincoln International LLC (“Lincoln”), as the Company’s financial advisor in connection with a potential transaction involving the Company, based on Lincoln’s mergers and acquisitions expertise and familiarity with the industry in which the Company operated, and subsequently, on April 17, 2023, the Company executed an engagement letter with Lincoln for such purpose.

On June 6, 2023, the Company Board convened a regularly scheduled meeting via videoconference with representatives of Lincoln and Ropes & Gray attending. Representatives of Lincoln provided the Company Board with an overview of the current mergers and acquisitions market, including activity levels for strategic and financial buyers, the availability of debt financing for acquisitions and interest in transactions within the Company’s sectors. Representatives of Lincoln also discussed with the Company Board a potential timeline for a transaction process, including contacting potential acquirers that management, together with Lincoln, would identify for the Company Board’s consideration and approval as potentially having an interest in acquiring the Company and the financial capability complete such acquisition.

On August 2, 2023, the Company Board convened a meeting via videoconference with members of management and representatives of Lincoln and Ropes & Gray attending. At the meeting, members of management presented to the Company Board a preliminary draft of three-year financial projections for the Company that were prepared by management in the ordinary course of business. Members of management responded to questions from the Company Board about the financial projections and the Company Board provided feedback on certain assumptions used in their preparation and requested that management make certain adjustments. Also at this meeting, the Company Board discussed a list of over 40 parties that management and Lincoln believed may have an interest in acquiring the Company and the financial capacity to complete the transaction, as well as a list of parties that management had considered but did not recommend contacting. Both lists were comprised of strategic and financial organizations. Members of management and representatives of Lincoln responded to questions from the Company Board about the rationale for the inclusion or exclusion of certain parties and discussed certain other alternatives. A representative of Lincoln also presented marketing materials that it intended to send to potentially interested parties about the potential opportunity and provided the Company Board with an update on the current mergers and acquisition and financing markets, as well as Lincoln’s view about anticipated merger activity over the next couple fiscal quarters, Lincoln’s perspective of the Company’s valuation and variables that could impact the value and an updated illustrative timeline for a potential sale process involving the Company. Following discussion, the Company Board directed management and Lincoln to contact the parties that management and Lincoln identified as being potentially interested in a strategic transaction with the Company, request that such parties participate in a process and provide parties who execute confidentiality agreements with marketing materials.

On August 5, 2023, the Company Board, acting by unanimous writing consent, approved the Company’s three-year financial projections, which the Company’s management had revised to reflect feedback received from the Company Board at the August 2 meeting of the Company Board.

On August 9, 2023, Mr. Starrett contacted a representative of Party A to inform him that the Company was launching a sale process and inviting Party A to participate in the process. The parties did not discuss any transaction terms during this call. Following Mr. Starrett’s discussion, Lincoln provided Party A with a draft amendment to the Party A NDA, which provided for, among other things, a standstill restriction applicable to both parties. The parties executed the amendment to the Party A NDA on August 13, 2023.

Between August 14, 2023 and August 24, 2023, Lincoln contacted approximately 45 parties, comprised of 23 strategic parties and 22 financial parties. Of this group, the Company negotiated and executed confidentiality agreements with six strategic parties and 19 financial parties, including Parent. All of the confidentiality agreements included a 12-month standstill restriction, which the Company could agree to waive, and certain of which contained a customary provision indicating that the standstill restriction would “fall away” if, among other things, the Company entered into a definitive agreement to be acquired by another party. Also, during this period, representatives of Lincoln prepared and sent a process letter to parties that signed confidentiality agreements, which requested that each party submit by September 21, 2023 a written indication of interest that would include, among other things, a price at which it would be willing to acquire 100% of the outstanding equity of the Company.

On September 6, 2023, the Company Board convened a regularly scheduled meeting, with representatives of Lincoln and Ropes & Gray attending. The representatives of Lincoln provided an update on its outreach to potential counterparties and feedback received to date, as well as progress on having preliminary diligence calls with interested parties. The directors asked Lincoln questions about the process and provided feedback on a draft confidential information presentation being prepared by Lincoln and management for meetings with potential bidders.

On September 21, 2023, the Company received non-binding indications of interest, which were based on public information and limited information contained in marketing materials provided by the Company, from seven financial bidders, including Parent, and no strategic bidders. Parent submitted an indication of interest to acquire 100% of the Company’s shares in cash for total consideration based on an enterprise value of $200.0 million to $215.0 million, which was also contingent upon satisfactory completion of Parent’s confirmatory diligence. Other indications of interest provided for enterprise values of between $116.3 million and $200.0 million. One bidder, which we refer to as “Party B,” proposed to acquire the Company for $25.61 per Share on a fully diluted basis (the “September 21 Party B Proposal”) and indicated it could complete its diligence and sign a definitive agreement with the Company within 21 days if the Company granted it exclusivity, while other bidders requested 45-70 days to complete diligence and certain bidders requested exclusivity.

On September 25, 2023, two additional financial bidders, submitted indications of interest. These parties proposed to acquire 100% of the Company’s shares based on an enterprise value between $155.0 million to $185.0 million and between $128.0 million and $156.0 million, respectively.

On September 26, 2023, Mr. Starrett provided the Company Board with a summary of the indications of interest received from potential bidders, noting that the indications of interest proposed a wide range of purchase prices and the bottom two were meaningfully below the others. Following review of the summary, the Company Board determined that it was in the best interests of the Company and its stakeholders not to provide exclusivity to any party at this time and to advance the five bidders who proposed the highest prices to the next round, which would allow management and Lincoln to focus their efforts on the parties likely to deliver the most value to Shareholders. Following this meeting of the Company Board, representatives of Lincoln contacted Parent and the other four parties being advanced to the next round of the process in order to schedule presentations by management and site visits as part of the parties’ diligence process.

On October 2, 2023, the chief executive officer of Party A contacted Mr. Starrett to inform him that Party A, which had not submitted a written indication of interest, would not engage in a process to acquire the Company.

During the period between October 12, 2023 and October 27, 2023, members of the Company’s management team met in person with representatives of the five parties that remained in the process and provided tours of the Company’s facility in Athol, Massachusetts to certain of the parties. During this time, each remaining bidder was also provided access to a virtual data room and a quality of earnings analysis prepared on behalf of the Company.

On October 19, 2023, Lincoln sent a process letter (the “October Process Letter”) to each of Parent and the four other parties that participated in management meetings. The October Process Letter requested that, on or before November 9, 2023, each party submit, among other things, a revised price at which it would be willing to acquire the Company, its intention with respect to the Company’s management and employees and a summary of any key issues with the structure and terms of the proposed transaction set forth in a draft merger agreement to be made available to bidders. The draft merger agreement provided for, among other things, (i) a Company termination fee equal to 2.0% of transaction equity value, which would be payable by the Company if the transaction were terminated under certain specified circumstances, (ii) a Parent termination fee equal to 8.0% of transaction equity value, which would be payable by Parent if the transaction were terminated under certain specified circumstances and (iii) a “hell or high water” standard with respect to obtaining regulatory approvals. Over the course of the next several weeks, members of the Company’s management team continued to conduct diligence calls with and provide diligence information to representatives of potential bidders.

On November 9, 2023, Parent submitted an updated non-binding indication of interest to acquire the Company based on an enterprise value of $181.75 million, or approximately $22.11 per Share in cash on a fully diluted basis (the “November 9 Parent Proposal”). The November 9 Parent Proposal noted that Parent had significant due diligence to complete, including about environmental matters, employee benefits and the Company’s operations, but expected to be able to complete its due diligence and execute definitive documentation within 35 days following execution of the November 9 Parent Proposal and requested that the Company enter into a 21-day exclusivity period with Parent. The November 9 Parent Proposal also included a list of key issues related to the draft merger agreement, which noted, among other things, that Parent would propose a Company termination fee in an amount equal to 3.5% of transaction equity value and a Parent termination fee in an amount equal to 7.0% of transaction equity value. Party B also submitted an updated non-binding indication of interest to acquire the Company for $17.00 per Share in cash on a fully diluted basis, representing an enterprise value of approximately $142.7 million (the “November 9 Party B Proposal”), which was approximately 30% below the price Party B proposed in the September 21 Party B Proposal. The November 9 Party B Proposal indicated that Party B could complete its due diligence and execute definitive documentation within seven days of executing the November 9 Party B Proposal and requested that the Company enter into an exclusivity period for an initial period of seven days. The November 9 Party B Proposal also included a markup of the draft merger agreement, which identified, among other things, a Company termination fee in an amount equal to 3.75% of transaction equity value, a Parent termination fee in an amount equal to 5.0% of transaction equity value and the requirement that the Company reimburse Party B for its expenses, in the event the transaction was terminated for failure to obtain shareholder approval, in an amount up to a cap to be determined. On November 10, 2023, another financial bidder, which we refer to as “Party C,” submitted an updated non-binding indication of interest to acquire the Company based on an enterprise value of $165.0 million, or approximately $19.93 per Share on a fully diluted basis (the “November 10 Party C Proposal”), which was within the range Party C previously proposed. The November 10 Party C Proposal indicated that Party C could complete its due diligence in five weeks and execute definitive documentation within 45 days of entering into exclusivity. The November 10 Party C Proposal also included a comment memo related to the draft merger agreement, which noted, among other things, that Party C would propose a Company termination fee in an amount equal to 4.0% of transaction equity value, a Parent termination fee in an amount equal to 6.0% of transaction equity value and the requirement that the Company reimburse Party C for its expenses, in the event the transaction was terminated for failure to obtain Shareholder approval, in an amount up to $1.5 million. Each of the November 9 Parent Proposal, the November 9 Party B Proposal and the November 10 Party C Proposal indicated that the applicable bidder would be willing to discuss the role that management would have following the closing, but at no point during the process did the Company Board authorize management to have such conversations with any of the bidders, nor has Parent had discussions with management about their post-closing employment arrangements through the date of this proxy statement. No other indications of interest were received in response to the October Process Letter.

On November 13, 2023, the Transaction Committee convened a meeting via videoconference with Mr. Starrett and representatives of Lincoln and Ropes & Gray attending, to discuss each of the November 9 Parent Proposal, the November 9 Party B Proposal and the November 10 Party C Proposal. A representative of Lincoln noted that Party B had engaged several third-party advisors, completed more diligence than the other parties and delivered a mark-up of the merger agreement, which positioned it to be capable of entering into a definitive agreement more quickly than the other parties, but its proposed aggregate purchase price and resulting EBITDA multiple were meaningfully lower than in the September 21 Party B Proposal and the other proposals. He also noted that the proposed purchase prices in the November 9 Parent Proposal and the November 10 Party C Proposal represented EBITDA multiples similar to what was in their original bids, although neither had done as much diligence as Party B to inform their proposals and both only provided high-level issues lists regarding the draft merger agreement. In addition, both Parent and Party C stated that they would require extended periods to complete diligence and sign a definitive agreement. A representative of Ropes & Gray then provided a brief overview of the proposed merger agreement terms included in the proposals, noting, among other things, that the proposed terms were similar and generally within an expected range for a transaction of this nature. Following discussion, the Transaction Committee directed Lincoln to contact Parent and Party C and request best and final proposals to acquire 100% of the Company’s shares on or before December 1, 2023 and to encourage each party to complete substantial diligence to inform those bids. The directors also confirmed that, given Party B’s proposed price, that Party B should not be asked to submit an updated bid and that management should not prioritize any further diligence inquiries from Party B. A representative of Ropes & Gray then reminded the Company Board of its fiduciary duties in connection with a transaction involving a sale of the Company. He noted that certain bidders invited management to rollover their Shares in the transaction and anticipated negotiating post-closing compensation packages with officers, which could mean management has different interests in a sale transaction than other Shareholders. Mr. Starrett confirmed that neither he nor other members of management had discussed a roll-over of Shares with any bidder and acknowledged that they would not have any such conversations without permission from the Company Board. To further mitigate any potential conflicts, the representative of Ropes & Gray recommended that the independent directors meet regularly in executive session without Mr. Starrett, the sole management director on the Company Board, to discuss the potential transaction.

Following the November 13 Transaction Committee meeting and at the direction of the Company Board, representatives of Lincoln contacted representatives of Parent and Party C to request a revised indication of interest that should reflect the additional diligence performed by the parties. Representatives of Lincoln also contacted representatives of Party B to inform them that Party B would not be invited to continue in the process. Following these calls, representatives of Lincoln sent to each of Parent and Party C a process letter, which indicated requested the parties submit revised indications of interest and a markup of the merger agreement on or before December 1, 2023.

On November 20, 2023, the Company Board convened a meeting via videoconference with representatives of Lincoln and Ropes & Gray attending, to discuss the Company’s sale process. A representative of Lincoln noted that, at the Transaction Committee’s direction, each of Parent and Party C were invited to submit by December 1, 2023 a non-binding letter of intent to acquire the Company, and Party B was informed that it would not be invited to continue in the process. A representative of Lincoln then discussed the status of Parent’s and Party C’s respective diligence processes. A representative of Ropes & Gray then reminded the directors of their fiduciary duties in connection with the proposals and their consideration of the potential transaction. Also, at that meeting, after the representatives from Lincoln had departed the meeting, the Company Board discussed the terms of a proposed engagement letter between the Company and Lincoln pursuant to which Lincoln would provide a fairness opinion in connection with the potential transaction, in addition to the financial advisory services for which Lincoln was already engaged. Following discussion, the Company Board unanimously authorized the Company to enter into the engagement letter with Lincoln and directed Ropes & Gray to finalize the engagement letter with Lincoln, and the Company executed the engagement letter with Lincoln later that day.

On December 1, 2023, Parent submitted a revised non-binding indication of interest, which reiterated its prior proposal to acquire the Company based on an enterprise value of $181.75 million, or approximately $22.11 per Share on a fully diluted basis (the “December 1 Parent Proposal”) and noted a number of diligence workstreams that it would need to complete prior to entering into a definitive agreement. The December 1 Parent Proposal included a markup of the merger agreement, which proposed, among other things, a Company termination fee in an amount equal to 3.5% of transaction equity value, a Parent termination fee in an amount equal to 7.0% of transaction equity value, and a provision that required the Company to reimburse Parent for its expenses up to an unspecified cap if the Shareholders failed to approve the proposed transaction.

On December 5, 2023, Party C submitted a revised non-binding indication of interest to acquire the Company in cash based on an enterprise value of $150.0 million, or approximately $17.91 per Share on a fully diluted basis (the “December 5 Party C Proposal”), which was approximately 9% below the proposed price in the November 10 Party C Proposal and noted that Party C would need to complete diligence on several issues, including finance, employee benefits and environmental matters, before signing a definitive agreement. The December 5 Party C Proposal included a markup of the merger agreement, which identified, among other things, a Company termination fee in an amount equal to 4.0% of transaction equity value and a Parent termination fee in an amount equal to 7.0% of transaction equity value.

On December 6, 2023, the Company Board convened a meeting via videoconference with representatives of Lincoln and Ropes & Gray attending to discuss the December 1 Parent Proposal and the December 5 Party C Proposal. A representative of Lincoln noted that the December 1 Parent Proposal reflected an enterprise value approximately $30.0 million higher than the December 5 Party C Proposal, and that Parent had been significantly more active in the diligence process than Party C in the prior month. A representative of Ropes & Gray also provided the Company Board with a brief overview of key terms in the revised merger agreement in the December 1 Parent Proposal. The Company Board discussed the fact that Parent had proposed a materially higher purchase price, was significantly more advanced in their diligence process than Party C, the proposed timing to executing definitive documentation noted in both the December 1 Parent Proposal and the December 5 Party C Proposal and potential next steps to take with respect to both bidders. Following that discussion, the Company Board determined that it was in the best interests of the Company and its stakeholders to not provide further feedback to Party C at that time and request that Parent submit its “best and final” proposal by December 11, 2023, including a specific list of outstanding diligence items, and directed Lincoln to communicate the same to Parent. Following that meeting, representatives of Lincoln communicated such message to representatives of Parent.

On December 11, 2023, Parent submitted a non-binding revised indication of interest to acquire the Company in cash based on an enterprise value of $181.75 million, which reflected a price of approximately $21.85 per Share on a fully diluted basis, based on updated share counts (the “December 11 Parent Proposal”). The December 11 Parent Proposal noted that it remained subject to potential adjustments based on its further analysis of potential costs related to, among other things, environmental and pension matters. The December 11 Parent Proposal also included significant additional requests related to environmental due diligence and the Company’s pension plan. Parent also requested that the Company execute an exclusivity agreement for a period of 30 days following execution of the December 11 Parent Proposal.

On December 12, 2023, the Transaction Committee, Mr. Starrett and representatives of Lincoln and Ropes & Gray convened a meeting via videoconference to discuss the December 11 Parent Proposal. Members of the Transaction Committee asked representatives of Lincoln about the nature and timing of Parent’s diligence requests and discussed the potential impact of such work on Parent’s proposed purchase price and the timeline for the transaction. Following discussion, the Transaction Committee directed the Lincoln to solicit additional details about Parent’s diligence requirements.

Later on December 12, 2023, representatives of Lincoln and Parent discussed Parent’s diligence requirements, including work related to Phase I environmental site assessments at certain of the Company’s owned manufacturing facilities. Lincoln then provided a report about the call to the Transaction Committee, which, based on the discussion, agreed to grant exclusivity to Parent for 15 days, which could be extended for an additional 15 days if Parent satisfied certain conditions related to the purchase price and completion of diligence. The parties negotiated an exclusivity agreement on such terms, which was executed on December 14, 2023.

Between December 14, 2023 and December 29, 2023, Parent engaged in significant diligence, including working with outside advisors to conduct Phase I environmental site assessments of certain Company-owned facilities. On December 29, 2023, the initial period of exclusivity expired, and representatives of Parent reported that its diligence related to environmental and pension costs was ongoing, but that it had not identified anything outside of the environmental and pension costs thus far that would reduce value and expected full diligence reports from its advisors in the first week of January.

On January 2, 2024, the Company Board convened a meeting via videoconference with representatives of management, Lincoln and Ropes & Gray attending, to discuss the status of Parent’s remaining areas of diligence, including environmental and pension costs. A representative of Lincoln reminded the Board that the initial exclusivity period ended on December 29, 2023, and reported that Parent had made substantial progress towards completing its remaining environmental diligence. Parent also indicated that it expected to have an estimate of pension wind-down costs by January 5, 2024, after which it would be in a position to share with the Company any findings that could potentially impact value. A representative of Lincoln also noted that Parent had substantially completed its other areas of outstanding diligence. Following that discussion, the Company Board determined that, although Parent had not technically satisfied the conditions related to the purchase price and completion of diligence to extend exclusivity, it was in the best interests of the Company and its stakeholders for management and the Company’s advisors to continue working directly with Parent for the time being and for the Company Board to reconvene after Parent received its environmental and pension reports and communicated its findings with the Company.

From January 8, 2024 to January 22, 2024, Parent continued to progress environmental and pension diligence and provided the Company with updates on its findings and the impact of such findings on valuation, including the fact that the costs it attributed to the Company’s pension plan would be higher than it had initially anticipated.

On January 17, 2024, Mr. Starrett and Lincoln spoke with representatives of Parent to discuss the process and status of Parent’s environmental and pension diligence findings, including the proposed incremental costs they expect to incur for each after a potential acquisition. Following these calls, the Transaction Committee convened a meeting via videoconference with Mr. Starrett and representatives of Lincoln and Ropes & Gray attending, to report on the call that Mr. Starrett and Lincoln had with representatives of Parent. Lincoln summarized Parent’s view and the participants discussed a variety of potential responses and, following discussion, the Transaction Committee determined that the pension and environmental advisors to Parent should discuss Parent’s conclusions as promptly as possible and to request that Parent subsequently provide an updated proposal based on its diligence. Following the meeting, Lincoln communicated the requests to Parent.

On January 22, 2024, representatives of the Company, Parent and their respective advisors, held calls to discuss Parent’s conclusions about the environmental and pension matters.

On January 23, 2024, the Transaction Committee convened a meeting via videoconference with Mr. Starrett and representatives of Lincoln and Ropes & Gray attending, to provide the Transaction Committee with an update on the discussion the prior day with Parent and its advisors. The representatives of Lincoln and Ropes & Gray provided their perspectives and responded to questions from the Transaction Committee. Also on January 23, 2024, the Company provided to Lincoln preliminary financial reports for the Company’s second fiscal quarter ending December 31, 2023.

On January 26, 2024, management provided Lincoln with updated financial forecasts for the Company’s 2024 fiscal year, based on the Company’s actual results for the first two quarters and known trends for the second half of the fiscal year, and reaffirmed their forecasts for the Company’s 2025 and 2026 fiscal years, all of which were also shared with Parent (“Management’s Projections”). Management’s Projections reflected reductions in revenue and EBITDA (which were driven by lower than anticipated utilization due to broader market labor shortages and underperformance in a certain business segment) when compared to the Company’s forecasts prepared in August 2023. Please see the section entitled “- Certain Unaudited Prospective Financial Information” for further information about Management’s Projections. Parent subsequently submitted a revised indication of interest to acquire the Company based on enterprise value of $127.7 million, which reflected $16.33 per Share on a fully diluted basis (the “January 26 Parent Proposal”). The January 26 Parent Proposal noted that the reduction in purchase price reflected deduction for projected costs related to environmental and pension matters, as well as the decline in financial performance of the Company in the prior fiscal quarter and forecast for the full fiscal year 2024. The January 26 Parent Proposal also included a summary of remaining diligence and deal-related items to complete.

On January 27, 2024, the Transaction Committee convened a meeting via videoconference with Mr. Starrett and representatives of Lincoln and Ropes & Gray attending to discuss the January 26 Parent Proposal and the strategy to respond. Lincoln provided an analysis of the January 26 Parent Proposal compared to its prior proposals and responded to questions from the directors about the process and options for responding to Parent.

On January 29, 2024, the Company Board convened a meeting via videoconference with members of management and representatives of Lincoln and Ropes & Gray attending to discuss the January 26 Parent Proposal. The Company Board discussed the costs related to environmental and pension diligence, which the Company Board believed other potential bidders would also identify through diligence and reflect in their valuation (since these matters would typically be evaluated by other potential bidders in these circumstances), Parent’s proposed price, potential next steps, including providing Parent with a counterproposal to the January 26 Parent Proposal and the timing of such counterproposal and alternatives to not proceeding with a sale of the Company, including remaining as a publicly traded company and the Company executing on its long-term strategy. Following discussion, the independent directors went into executive session without management present, and determined that it was in the best interests of the Company and its stakeholders for the Transaction Committee to coordinate with Lincoln to prepare a counterproposal to the January 26 Parent Proposal and to deliver such counterproposal to Parent as soon as practicable with a view towards potentially signing and announcing a transaction by mid-February if the parties could agree on a purchase price. Following the executive session, the independent directors explained their proposed response to the full Company Board and the Company Board determined to provide Parent with a counterproposal of $17.50 per Share on a fully diluted basis, and to communicate to Parent that the Company Board expected to execute definitive documentation in two weeks. Following the meeting, Lincoln communicated that message to Parent, which indicated that it would need to complete additional diligence before responding to the Company’s counterproposal, but that it would seek to execute definitive documents in two weeks.

From February 2, 2024 to February 12, 2024, Parent continued to conduct diligence of the Company and Ropes & Gray and Dechert LLP (“Dechert”), Parent’s legal advisor, exchanged drafts of the merger agreement and corresponding disclosure schedules on behalf of the parties.

On February 9, 2024, the Company Board convened a meeting via videoconference with members of management and representatives of Lincoln and Ropes & Gray attending. Mr. Starrett provided the Company Board with an update about the diligence conducted by Parent following delivery of the Company’s counterproposal of $17.50 per Share to the January 26 Parent Proposal, including reviewing the Company’s recent financial results and operations. The Company Board discussed the alternatives to not proceeding with a sale of the Company, including remaining as a publicly traded company and the Company executing on its long-term strategy in the event that Parent were to reject the counterproposal, including the potential risks, such as business, competitive, industry, regulatory, environmental and market risks. The Company Board also discussed next steps, including the potential timing to signing and announcing a transaction with Parent should the parties come to a mutually agreeable purchase price and the potential impact on the timing of the Company’s announcement of second quarter earnings. The Company Board also discussed that, prior to approving any transaction with Parent, Lincoln would present the Board with its valuation analyses and deliver its fairness opinion to the Board. A representative of Ropes & Gray also provided the Company Board with a summary of the markup to the draft merger agreement and disclosure schedules received from Dechert on the evening of February 8, 2024, which Ropes & Gray was reviewing with the Company. Following discussion, the Company Board determined it was in the best interests of the Company and its stakeholders for management and the Company’s advisors to continue negotiating the merger agreement and related transaction documents with Parent and to reconvene the following week to determine progress and the outstanding material issues at that time.

On February 12, 2024, Mr. Starrett and John Stewart, Managing Partner of Parent, held a call to discuss the status of negotiations, remaining diligence, perspective of the proposed deal terms and expectations for the business the parties completed the transaction. Messrs. Starrett and Stewart did not discuss the nature of any ongoing role of the Company’s current management with the business after closing.

On February 13, 2024, the Company Board convened a meeting via videoconference with members of management and representatives of Lincoln and Ropes & Gray attending. A representative of Lincoln provided the Company Board with Lincoln’s preliminary valuation analyses, which included (i) a discounted cash flow analysis and (ii) an analysis based on selected public companies. The Company Board discussed the valuation analyses with representatives of Lincoln and Lincoln then summarized its relationship disclosure for the Company Board and disclosed that, although Lincoln provided financial advisory services to portfolio companies affiliated with Parent in the prior two years, the members of the Lincoln team working with the Company were not involved. The Company Board discussed such disclosure and did not believe such relationships would impair Lincoln’s ability to deliver an unbiased opinion. After the representatives of Lincoln left the meeting, Mr. Starrett provided the Company Board with an update on his conversation with Mr. Stewart on February 12, 2024, regarding the Company’s counterproposal of $17.50 per Share, as well as Parent’s expectations for the transaction and operation of the business after a sale. The Company Board discussed potential timing of signing and announcing a transaction if the parties could agree on a purchase price. A representative of Ropes & Gray then summarized for the Company Board the status of the merger agreement and other transaction documents. The Company Board also discussed the timing of the Company’s earnings announcement. Following discussion, the Company Board determined that it was in the best interests of the Company and its stakeholders to direct management and the Company’s advisors to continue negotiating the merger agreement and related transaction documents with Parent with a view towards signing and announcing a transaction by February 15, 2024 if the parties could agree on a purchase price.

Between February 13, 2024 and February 15, 2024, Ropes & Gray and Dechert continued to exchange transaction documents, including drafts of the merger agreement, the related disclosure schedules and Parent’s equity commitment letter and limited guarantee.

On February 16, 2024, the Company Board convened a meeting via videoconference with members of management and representatives of Lincoln and Ropes & Gray attending. Mr. Starrett opened the meeting by providing the Board with an update on correspondence received by Lincoln from John Stewart on February 15, 2024, in which Mr. Stewart indicated, among other things, that Parent would not increase its previously proposed purchase price of $16.33 per Share and would not be able to sign a definitive agreement for a proposed transaction at this time. Mr. Stewart explained that several of Parent’s diligence requests remained outstanding and that Parent had learned since it submitted the January 26 Parent Proposal that the Company had underperformed its prior forecasts. Mr. Stewart reiterated that, despite these challenges, Parent remained interested in completing a transaction with the Company once all of Parent’s diligence requests were fulfilled. The independent directors then held an executive session, at which they discussed how and whether to respond to Parent and the advantages and disadvantages of continuing to engage with Parent. Following the executive session, Mr. Starrett rejoined the meeting and, following further discussion, the Company Board determined that it was in the best interests of the Company and its stakeholders for the Company to cease discussion with Parent for the time being and for the Company to file its second quarter earnings later in the day after the market closed. The Company Board also determined to convene a meeting following the market’s reaction to the Company’s earnings and any further steps related to a potential transaction.

After the close of trading on the NYSE on February 16, 2024, the Company issued its earnings release and Quarterly Report on Form 10-Q for the quarter ending December 31, 2023, which reflected a net loss for the quarter and lower net sales and gross margin compared to the prior year. The Company’s stock price declined approximately 19% on the trading day following the earnings announcement.

On February 21, 2024, the Company Board convened a meeting via videoconference with members of management and representatives of Lincoln and Ropes & Gray attending. The Company Board discussed the market’s reaction to the Company’s earnings and the significant decline in the Company’s stock price, as well as considerations for a potential response to Parent and alternatives if the parties could not reach terms, including contacting other parties or remaining an independent company. The Company Board also considered the potential costs related to environmental and pension diligence, which the Company Board believed another bidder would also identify during its diligence process. The Company Board determined not to contact other parties about a potential transaction at this time, because of, among other reasons, the time, expense and distraction of management required to engage with other parties, the fact that it believed another party was unlikely to propose a higher price than Parent after completing diligence and factoring in the Company’s recent financial performance and the risk that Parent may withdraw its bid if negotiations were further delayed.

On February 23, 2024, a representative of Parent contacted a representative of Lincoln and stated that Parent’s investment committee remained willing to acquire the Company for$16.33 per Share.

On February 25, 2024, the Company Board convened a meeting via videoconference with representatives of Ropes & Gray attending. The Company Board discussed the potential transaction and Parent’s proposed price as well as the reasons for the Company not remaining as an independent company, including the risks and costs related to the Company executing on its long-term strategy. Each of the directors confirmed that they would support a transaction at $16.33 per Share, so long as the parties could negotiate satisfactory definitive agreements and the transaction was announced within a reasonable period of time. The Company Board directed the Transaction Committee to share the Company Board’s determination with Lincoln and to direct Lincoln to deliver the message to Parent and its financial advisor, which they did following the call.

On February 26, 2024, Lincoln relayed the Company Board’s perspective to representatives of William Blair & Company L.L.C., Parent’s financial advisor. Later that day, a representative of Parent contacted a representative of Lincoln to state that Parent was prepared to proceed at $16.33 per Share, but noted that Parent needed to complete certain diligence calls to finalize their diligence.

On February 27, 2024, Dechert sent to Ropes & Gray revised drafts of the merger agreement and other transaction documents. The revised draft of the merger agreement included, among other things, a Company termination fee in an amount equal to 3.0% of transaction equity value, a Parent termination fee in an amount equal to 6.0% of transaction equity value and reimbursement of Parent’s expenses up to an unspecified cap if the Shareholders failed to approve the proposed transaction.

Between February 27, 2024 and March 4, 2024, the parties continued to negotiate the terms of the merger agreement, including, among other things, the amount of the Company termination fee, the amount of the Parent termination fee and the circumstances under which such payment would become payable and the inclusion of the expense reimbursement provision. Also, during this time, the Company responded to Parent’s remaining diligence requests.

On March 6, 2024, the Company Board convened its regularly scheduled meeting in person and via videoconference with members of management attending. Representatives of Ropes & Gray joined a portion of the meeting to provide the Company Board with an update on the outstanding issues in the draft merger agreement, including recent changes to the amounts of the proposed fees that would be payable if the transaction was terminated under certain circumstances, including Company Termination Fee and the Parent Termination Fee, and that Parent was seeking reimbursement from the Company of its expenses in an amount not to exceed $3.0 million, if the Shareholders failed to approve the proposed transaction. The representative of Ropes & Gray indicated that the Company had consistently resisted Parent’s request for reimbursement. The representative of Ropes & Gray then noted for the Company Board that the other transaction documents, including Parent’s documents related to its debt and equity financing commitments, were either complete or in near final form.

Later on March 6, 2024, Parent sent to Lincoln a revised offer of $16.00 per Share, which reflected certain incremental transaction costs it would bear and that it believed should reduce the aggregate consideration payable to the Company and an updated fully-diluted share count based on updated information provided by the Company.

On March 7, 2024, the Transaction Committee convened a meeting via teleconference with Mr. Starrett and representatives of Lincoln and Ropes & Gray attending to discuss Parent’s revised proposal. Following discussion, the Transaction Committee determined that it would not accept a reduction in the aggregate consideration payable based on the additional transaction expenses raised by Parent, but would accept an adjustment to the per share price to reflect the updated share count, such that the each fully-diluted Share represented a pro rata portion of the aggregate consideration. A representative of Lincoln noted that, based on the Transaction Committee’s position, the updated share price would be $16.19 per Share. The Transaction Committee instructed Lincoln to communicate the Transaction Committee’s position to Parent, which it did following the meeting. Later that day, Parent agreed to proceed with the proposed transaction to acquire the Company $16.19 per Share in cash (the “Final Parent Proposal”). The parties and their advisors then proceeded to complete negotiation of the transaction agreements.

On March 8, 2024, the Company Board convened via videoconference with members of management and representatives of Lincoln and Ropes & Gray attending. A representative of Ropes & Gray reminded the directors of their fiduciary duties under Massachusetts law and provided the Company Board with a summary of the key terms of the merger agreement, including, among others, (i) the Company Board’s ability to change its recommendation and, under appropriate circumstances, terminate the Merger Agreement to accept a superior proposal, (ii) the fee payable by the Company if the Merger Agreement was terminated under certain circumstances would be $4.35 million, or 3.5% of transaction equity value, (iii) the fee payable by Parent if the Merger Agreement was terminated under certain circumstances would be $8.7 million, or 7.0% of transaction equity value and (iv) the anticipated timeline of events between signing and closing the proposed transaction, including the timing of filing a proxy statement and convening a Shareholders meeting to approve the proposed transaction. The representative of Ropes & Gray also noted for the Company Board that in event the Shareholders did not approve the proposed transaction, the Company would be required to reimburse Parent for its expenses incurred in connection with the Merger Agreement, up to $2.0 million.

Representatives of Lincoln then reviewed with the Company Board its updated financial analyses of the Final Parent Proposal, as well as the process conducted to date. Representatives of Lincoln then delivered to the Company Board Lincoln’s oral opinion, subsequently confirmed in Lincoln’s written opinion, dated as of March 8, 2024, to the effect that, as of such date and subject to and based on the procedures followed, assumptions made, qualifications, conditions and limitations on the review undertaken and other matters considered by Lincoln as set forth in its written opinion, the Merger Consideration to be received by the Shareholders, other than any Shares described in Section 2.1(b) of the Merger Agreement and any Dissenting Shares (as defined in the Merger Agreement), in the Transaction was fair, from a financial point of view, to such Shareholders. For additional information, see the section entitled “The Merger - Opinion of Lincoln International LLC” and Annex B to this proxy statement.

Following the presentations by Ropes & Gray and Lincoln, the Company Board discussed the Final Parent Proposal, including the potential merits and considerations for and against proceeding with the proposed transaction. For additional information, see the section entitled “Recommendation of the Board of Directors and Reasons for the Merger – Reasons for the Merger”. After discussion, the Company Board, among other things, (i) determined that the Merger Agreement and the Merger are fair to, in the best interests of, and are advisable to, the Company and its Shareholders, (ii) adopted the Merger Agreement and duly authorized and approved the execution, delivery and performance of the Merger Agreement by the Company and the consummation of the transactions contemplated by the Merger Agreement upon the terms and subject to the conditions set forth therein, (iii) directed that the Merger Agreement be submitted to the Shareholders for approval at a meeting of the Shareholders and (iv) recommended that, subject to the terms and conditions of the Merger Agreement, the Shareholders approve the Merger Agreement.

Later in the evening of March 8, 2024, the Company and Parent executed the Merger Agreement.

On March 11, 2024, prior to the open of trading on NYSE, the Company issued a press release announcing entry into the Merger Agreement.

Recommendation of the Company Board and Reasons for the Merger

Recommendation of the Company Board

After careful consideration, the Company Board has unanimously (i) determined that the Merger Agreement and the Merger are fair to, in the best interests of, and advisable to, the Company and the holders of Shares; (ii) adopted the Merger Agreement and duly authorized and approved the execution, delivery and performance of the Merger Agreement by the Company and the consummation of the transactions contemplated by the Merger Agreement upon the terms and subject to the conditions set forth therein; (iii) directed that the Merger Agreement be submitted to the holders of Shares for approval at a meeting of the Company’s shareholders; and (iv) resolved to recommend that, subject to the terms and conditions of the Merger Agreement, the holders of Shares approve the Merger Proposal.

Accordingly, the Company Board recommends, on behalf of the Company, that you vote: (i) “FOR” the Merger Proposal; (2) “FOR” the non-binding, advisory Compensation Proposal; and (ii) “FOR” the Adjournment Proposal, if necessary or appropriate.

Reasons for the Merger

The Company Board considered the following reasons (which are not listed in any relative order of importance), all of which the Company Board viewed as generally supporting (i) its determination that the Merger Agreement and the Merger are fair to, in the bests interests of, and advisable to, the Company and its Shareholders, (ii) its adoption of the Merger Agreement and authorization and approval of the execution, delivery and performance of the Merger Agreement by the Company and the consummation of the transactions contemplated by the Merger Agreement upon the terms and subject to the conditions set forth therein, (iii) its direction that the Merger Agreement be submitted to the Shareholders for approval at a meeting of the Shareholders and (iv) its recommendation that, subject to the terms and conditions of the Merger Agreement, the Shareholders approve the Merger Agreement:

●

Attractive Price. The all-cash consideration of $16.19 per Share, taking into account the Company Board’s familiarity with the business, operations, prospects, strategic and short- and long-term operating plans, assets, liabilities, and current and historic financial condition of the Company, including the Company’s recent financial performance, which in the second fiscal quarter of 2024 reflected lower net sales, gross margin and operating income than in the prior year quarter, and the relative certainty and liquidity of the all-cash Merger Consideration, is more favorable to the Shareholders than the potential value that could reasonably be expected to be generated from the alternative of the Company continuing to operate independently and pursuing its current business and financial plans on a standalone basis, taking into account the execution risks associated with continued independence, including those identified in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended June 30, 2023;

●

Substantial Premium. The current and historical market prices of the Shares, and the fact that the Merger Consideration represents a compelling premium to recent market prices of the Shares, including:

●	an approximately 63% premium to the closing price of the Shares on March 8, 2024 (i.e., the last trading day before the announcement of the Company’s entry into the Merger Agreement);

●	an approximately 41% premium to the volume-weighted average price of the Shares for the thirty trading days ending March 8, 2024;

●	an approximately 39% premium to the volume-weighted average price of the Shares for the sixty trading days ending March 8, 2024; and

●	an approximately 44% premium to the volume-weighted average price of the Shares for the ninety trading days ending March 8, 2024;

In addition, between July 1, 2018 and June 30, 2023 (the end of the Company’s 2023 fiscal year), the Company’s stock price had ranged from $2.51 and $13.90;

●

Certainty of Value. The Merger Consideration is all cash; therefore, the transactions contemplated by the Merger Agreement provide certain and immediate value and liquidity to the Shareholders for their Shares, especially when compared against the internal and external risks and uncertainties associated with certain macroeconomic conditions, including the current state of the U.S. and global economies, and the potential impact of such risks and uncertainties on a standalone strategy of the Company and the trading price of the Shares;

●

Strategic Alternatives; Results of Process Conducted. The possible alternatives to the acquisition by Parent (including the possibility of continuing to operate the Company as an independent company), and the outcome of an active solicitation of proposals for a sale of the entire Company from many strategic and financial parties. The Company Board considered the range of potential benefits to the Shareholders of these alternatives and the timing and likelihood of accomplishing the goals of such alternatives, including the associated business, competitive, industry, regulatory, environmental and market risks. The Company Board took these considerations into account in concluding that none of these alternatives was reasonably likely to present superior opportunities for the Company to create greater value for the Shareholders than the Merger Consideration. In connection with this determination, the Company Board considered the process that had been conducted by the Company, with the assistance of the Company’s management and advisors, to evaluate strategic alternatives;

●

Potentially Limited Period of Opportunity. The timing of the Merger and the risk that if the Company did not accept the Final Parent Proposal when it executed the Merger Agreement, it may not have another opportunity to do so or receive a comparably priced transaction and that the short-term market price for the Shares could remain substantially below the Merger Consideration of $16.19 per Share, and the belief of the Company Board that Parent was willing to enter into the transactions contemplated by the Merger Agreement for only a limited period of time;

●

Best Offer. The Company Board’s belief that (i) as a result of a robust negotiating process, the Company had obtained Parent’s best offer, (ii) there was substantial risk of losing Parent’s offer of $16.19 per Share of Company Common Stock if the Company Board determined that it should pursue a higher price, and (iii) based on the conversations and negotiations with Parent, as of the date of the Merger Agreement, the Merger Consideration of $16.19 per Share represented the highest price reasonably obtainable by the Company under the circumstances;

●

Likelihood of Closing. The Company Board’s belief that the likelihood of completing the Merger is high, particularly in light of the terms of the Merger Agreement, including (i) the conditions to the Merger being specific and limited, including the fact that there is no financing or antitrust clearance condition, (ii) the exceptions contained within the “Company Material Adverse Effect” definition, which generally defines the standard for closing risk and (iii) the Company’s ability, pursuant to the Merger Agreement, to seek specific performance to prevent breaches of the Merger Agreement by Parent and to specifically enforce the terms of the Merger Agreement, including Parent’s obligation to enforce the terms of the equity commitment letter in order to consummate the Merger;

●

Financing. The fact that Parent has obtained committed debt financing for the transaction, and that Parent has obtained committed equity financing from the Investors for the full amount of equity required in connection with such committed debt financing, as well as the fact that Parent must use reasonable best efforts to consummate the debt financing and the equity financing and that such funding provides an amount sufficient to cover the aggregate merger consideration, all fees and expenses required to be paid by Parent, Merger Sub and the surviving corporation in connection with the Merger and the financing and all other payment obligations of Parent, Merger Sub and the surviving corporation in connection therewith;

●

Lincoln Fairness Opinion. The oral opinion of Lincoln, which was subsequently confirmed in writing, to the Company Board that, as of March 8, 2024 and based upon and subject to the factors and assumptions set forth therein, the Merger Consideration to be paid to the Shareholders (other than certain excluded Shareholders) in the Merger was fair, from a financial point of view, to such Shareholders (for further information regarding Lincoln’s opinion, see the section entitled “- Opinion of Lincoln International LLC,” and the full text of Lincoln’s opinion, which sets forth the assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, and which is attached hereto as Annex B);

●

Financial Projections. The fact that achieving management’s financial projections entails significant execution risk (for further information regarding management’s financial projections, see the section entitled “- Certain Unaudited Prospective Financial Information”);

●

Opportunity to Accept a Superior Proposal. The fact that the terms of the Merger Agreement permit the Company to respond to unsolicited proposals, and that the provisions of the Merger Agreement permit the Company Board in certain circumstances to terminate the Merger Agreement in order to enter into a definitive agreement with respect to an unsolicited superior proposal, subject to the payment of a termination fee of $4,350,000, which amount the Company Board believes to be reasonable under the circumstances and unlikely to serve as a meaningful deterrent to other acquisition proposals;

●

Reverse Termination Fee. The fact that, in the event the transactions contemplated by the Merger Agreement are not consummated in certain circumstances relating to the failure of Parent to close the Merger, Parent will be required to pay the Company a reverse termination fee of $8.7 million; and

●

Appraisal Rights. The fact that statutory appraisal rights are available to the Shareholders who do not vote in favor of the Merger and otherwise comply with all the required procedures under the MBCA, which allows such Shareholders to seek appraisal of the fair value of their Shares as determined by Massachusetts courts.

The Company Board also considered a number of uncertainties, risks, and other factors concerning the Company’s business and the Merger that it generally viewed as weighing against approving the Merger, including the following (which are not listed in any relative order of importance):

●

Opportunity Costs. The fact that the Company will no longer exist as an independent public company and the Shareholders will forego any future increase in the Company’s value as an independent public company that might result from its possible growth;

●

Limited Outreach. The fact that, following the Final Parent Proposal, the Company and its financial advisor did not undertake to solicit further proposals from other potential bidders prior to signing due to the belief that no such bidder would make a proposal at a superior value than Parent’s offer of $16.19 per Share;

●

Potential Negative Impact on the Company’s Business. The possible negative effect of the Merger and public announcement of the Merger on the Company’s financial performance, operating results, and share price, and the Company’s relationships with customers, suppliers, other business partners, management, and employees;

●	Potential Shareholder Litigation. The impact on the Company of potential shareholder litigation in connection with the Merger;

●

Prohibition Against Solicitations. The fact that the Merger Agreement precludes the Company from actively soliciting competing acquisition proposals and obligates the Company to pay Parent a termination fee equal to $4.35 million under specified circumstances, which could discourage the making of a competing acquisition proposal or adversely impact the price offered in such a proposal;

●

Business Operation Restrictions. The fact that the Merger Agreement imposes restrictions on the conduct of the Company’s business in the pre-closing period, which may adversely affect the Company’s business, including by delaying or preventing the Company from pursuing non-ordinary course opportunities that may arise or precluding actions that would be advisable if the Company were to remain independent;

●

Closing Risks. The fact that all conditions to the parties’ obligations to consummate the Merger may not be satisfied or may be waived, and as a result, the Merger may not be completed, even if the Shareholders approve the Merger Agreement;

●	Tax Treatment. The fact that the receipt of Merger Consideration in exchange for Shares pursuant to the Merger generally will be a taxable transaction for United States federal income tax purposes.

●

Transaction Expenses. The substantial transaction expenses to be incurred in connection with the transactions contemplated by the Merger Agreement and the negative impact of such expenses on the Company’s cash reserves and operating results should the Merger not be completed; and

●

Interests of Insiders. The interests that certain directors and executive officers of the Company may have with respect to the transactions contemplated by the Merger Agreement that may be different from, or in addition to, their interests as Shareholders or the interests of other Shareholders generally.

The foregoing discussion addresses the reasons considered by the Company Board in consideration of its recommendation that, subject to the terms and conditions of the Merger Agreement, the Shareholders approve the Merger Agreement. In view of the wide variety of reasons considered by the Company Board in connection with its evaluation of the Merger and the complexity of these matters, the Company Board did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific reasons considered in reaching its determination and recommendation. Rather, in considering the information and reasons described above, individual members of the Company Board each applied his or her own personal business judgment to the process and may have given differing weights to differing factors. The Company Board based its recommendation on the totality of the information presented. The explanation of the Company Board’s reasoning set forth above contains forward-looking statements that should be read in conjunction with the section of this proxy statement entitled “Forward-Looking Statements.”

Opinion of Lincoln International LLC

Summary of Opinion

On March 8, 2024, Lincoln rendered its oral opinion to the Company Board (which was subsequently confirmed in writing) to the effect that, as of such date and subject to and based on the procedures followed, assumptions made, qualifications, conditions and limitations on the review undertaken and other matters considered by Lincoln as set forth in its written opinion (the “Opinion”), the Merger Consideration (as defined in the Merger Agreement) to be received by Shareholders, other than any Shares described in Section 2.1(b) of the Merger Agreement and any Dissenting Shares (as defined in the Merger Agreement), in the Merger was fair, from a financial point of view, to such Shareholders.

The Opinion was directed to the Company Board (in its capacity as such) and only addressed the fairness, from a financial point of view, of the Merger Consideration to be received by Shareholders in the Merger, and did not address any other terms, aspects or implications of the Merger, or any agreements, arrangements or understandings entered into in connection with the Merger. The summary of the Opinion in this proxy statement is qualified in its entirety by reference to the full text of its written opinion, which is attached as Annex B to this proxy statement and which describes the procedures followed, assumptions made, qualifications, conditions and limitations on the review undertaken and other matters considered by Lincoln in connection with the preparation of the Opinion. The analysis performed by Lincoln should be viewed in its entirety; none of the methods of analysis should be viewed in isolation. The Opinion was directed to the Company Board for its use and benefit in evaluating the fairness of the Merger Consideration to be received by Shareholders (other than any Shares described in Section 2.1(b) of the Merger Agreement or any Dissenting Shares) pursuant to the Merger Agreement and relates only to the fairness, as of the date of the Opinion. The Opinion does not address any other aspect of the Merger or any related transaction and neither the Opinion nor the summary of its opinion and the related analyses set forth in this proxy statement are intended to be, and do not constitute, advice or a recommendation to the Company Board, the Company or any Shareholder as to how to act or vote on any matter relating to the Merger or otherwise.

In connection with rendering the Opinion, Lincoln, among other things:

●	Reviewed the following documents:

o

Company’s audited financial statements for the fiscal years ended June 30, 2022 and June 30, 2023 included in the Company’s Form 10-K, as amended, filed with the Securities and Exchange Commission (“SEC”) on September 27, 2023 and the fiscal years ended June 30, 2020 and June 30, 2021 included in the Company’s Form 10-K filed with the SEC on September 2, 2021;

o	Company’s unaudited interim financial statements for the fiscal year-to-date period ended December 31, 2023 included in the Company’s Form 10-Q filed with the SEC on February 16, 2024;

o	Financial projections for the Company for the fiscal years ending June 30, 2024 through June 30, 2026, provided to us by management (“Management”) of the Company (the “Management Projections”);

o	Company’s equity capitalization table dated as of March 4, 2024;

o

A letter addressed to us by Management which contains, among other things, representations regarding the accuracy of the information, data and other materials (financial or otherwise) provided to, or discussed with, us by or on behalf of the Company, dated March 8, 2024;

o	A draft of the Merger Agreement, dated as of March 8, 2024; and

o	Other internal documents relating to the history, past and current operations, financial conditions, and probable future outlook of the Company, provided to Lincoln by Management;

●	Discussed the business, financial outlook and prospects of the Company, as well as the terms and circumstances surrounding the Merger, with the Company Board and Management;

●

Reviewed certain financial, stock trading and other information for the Company, and compared that data and information with certain financial, stock trading and corresponding data and information for companies with publicly traded securities that Lincoln deemed relevant, none of which is directly comparable to the Company;

●

Reviewed certain financial, stock trading and other information for the Company and the Merger, and compared that data and information with certain publicly available financial, stock trading and corresponding data and information for companies that have been subject to change of control M&A transactions that Lincoln deemed relevant, none of which is directly comparable to the Company or the Merger;

●

Performed certain valuation and comparative financial analyses that Lincoln deemed relevant, including a discounted cash flow analysis, an analysis of selected public companies and an analysis of change of control M&A transactions that Lincoln deemed relevant; and

●	Considered such other information and financial, economic and market criteria that Lincoln deemed relevant.

In performing its analyses and rendering the Opinion with respect to the Merger, Lincoln has, with the Company Board’s and the Company’s consent:

●

Relied upon and assumed the accuracy and completeness of all of the financial, accounting, legal, tax and other information furnished, or otherwise made available, to us by the Company or the Company Board, discussed with or reviewed by us, or publicly available, and Lincoln has not assumed any responsibility for the independent verification of, nor independently verified, any of such information;

●	Relied upon the assurances of Management that they are unaware of any facts or circumstances that would make such information materially incomplete or misleading;

●

Assumed that the financial forecasts, including Management’s Projections, provided to Lincoln by the Company were reasonably prepared in good faith on a basis reflecting the best currently available estimates and judgments of Management, and Lincoln has relied upon Management’s Projections in arriving at the Opinion, and Lincoln assumes no responsibility for and expresses no opinion on Management’s Projections or the assumptions, estimates, and judgments on which such forecasts, including Management’s Projections, were based, and Lincoln has assumed, at the Company Board’s direction and without independent verification, that Management’s Projections will be realized in the amounts and at the times projected;

●

Relied, without independent verification, upon the assessment of representatives of the Company regarding legal, regulatory, accounting, tax and similar matters, as to which matters Lincoln understands that the Company Board and the Company obtained advice as it deemed necessary from appropriate advisers with respect to the Merger, including whether all necessary and appropriate procedures in connection with the Merger have been duly, validly and timely taken;

●	Assumed that the Merger will be consummated in a timely manner that complies in all respects with all applicable federal and state statutes, rules and regulations;

●

Assumed that in the course of obtaining any necessary regulatory and third-party consents, approvals and agreements for the Merger, no modification, delay, limitation, restriction, or condition will be imposed that will have an adverse effect on the Company or the Merger;

●

Assumed that (a) the representations and warranties of all parties to the Merger Agreement and all other related documents and instruments of the Merger are true and correct, (b) each party to the Merger Agreement will fully and timely perform all of the covenants and agreements required to be performed by such party, and (c) the Merger will be consummated in accordance with the terms outlined by the Company, the Merger Agreement and other documents made available to Lincoln, without waiver, modification or amendment of any term, condition or agreement therein that is material to Lincoln’s analysis;

●

Assumed that there has been no material change in the assets, liabilities, business, condition (financial or otherwise), results of operations, or prospects of the Company since the date of the most recent financial statements made available to Lincoln, and relied upon the assurances of Management with regard thereto;

●	Assumed that the final terms of the Merger will not vary materially from those set forth in the copies or drafts, as applicable, reviewed by Lincoln; and

●	Assumed that the final versions of all documents (including, without limitation, the Merger Agreement) conform in all material respects to the drafts reviewed by Lincoln.

The Opinion was prepared as of the date thereof and was necessarily based on financial, economic, market and other conditions as they existed on and the information made available to Lincoln as of the date thereof. Although subsequent developments may affect the Opinion, Lincoln does not have any obligation to update, revise or reaffirm the Opinion.

Lincoln did not evaluate the Company’s solvency and was not requested to make, and did not make, an independent evaluation or appraisal of the assets or liabilities (contingent, derivative, off-balance sheet or otherwise) of the Company or any of its subsidiaries, nor was Lincoln furnished with any such evaluations or appraisals.

The Opinion (i) did not address the underlying business decision of the Company Board, the Company or any other party to proceed with or effect the Merger or the relative merits of the Merger as compared to other transaction structures, transactions or business strategies that may be available to the Company or the effect of any other transaction in which the Company might engage, and did not address whether the Merger Consideration to be received is the best possibly attainable under the circumstances (instead, it merely stated whether the Merger Consideration to be received by Shareholders in the Merger is within a range suggested by certain financial analyses), (ii) did not address or constitute a recommendation regarding the decision of the Company or the Company Board to authorize the execution of any agreements relating to the Merger, or to engage in the Merger, (iii) did not constitute advice or a recommendation to the Company Board or any Shareholder as to how they should act or vote with respect to any matter relating to the Merger or otherwise, or whether to proceed with the Merger or any related transaction, (iv) did not address the tax or legal consequences of the Merger to the Company, Shareholders, or any other party, (v) did not address the solvency, creditworthiness or fair value of any member of the Company, the Company or any other participant in the Merger under any applicable laws relating to bankruptcy, insolvency, fraudulent conveyance or similar matters, and (vi) only addressed the fairness from a financial point of view of the Merger Consideration to be received by Shareholders in the Merger and did not address any other terms, aspects or implications of the Merger, or any agreements, arrangements or understandings entered into in connection with the Merger or otherwise. Lincoln expressed no opinion as to the fairness of any portion or aspect of the Merger to (i) the holders of any class of securities, other than the Shares, creditors or other constituencies of the Company, or any other party, or (ii) any one class or group of Shareholders, creditors or other constituencies vis-à-vis any other class or group of Shareholders, creditors or other constituents (including, without limitation, the allocation of any Merger Consideration among or within such classes or groups of Shareholders, creditors or other constituents). The decision as to whether to proceed with the Merger or any related transaction depends on an assessment of various factors, many of which are unrelated to the financial analyses on which the Opinion is based.

Lincoln expressed no opinion as to what the market price or value of the stock of the Company would be after the announcement of the Merger. The Opinion should not be construed as a valuation opinion, credit rating, solvency opinion, an analysis of the Company’s credit worthiness, as tax advice, or as accounting advice. Lincoln also expressed no opinion about the amount or nature of any compensation or equity arrangement to be given to the Company’s officers, directors or employees, or any class of such persons, in connection with the Merger relative to the Merger Consideration in the Merger, or with respect to the fairness of any such compensation. Lincoln did not make, and assumes no responsibility to make, any representation, or render any opinion, as to any legal matter.

It is understood that the Opinion is solely for the use and benefit of the Company Board in connection with the Merger. The Opinion may not be used or relied on by any other person or for any other purpose and is not intended to and does not confer any rights or remedies upon any other person. Lincoln has consented to the inclusion of its opinion in its entirety and the description thereof in this proxy statement. The Opinion does not create any fiduciary duty on the part of Lincoln to the Company, the Company Board, the Shareholders or any other party.

Set forth below is a summary of the material financial analyses reviewed by Lincoln with the Company Board on March 8, 2024 in connection with rendering the Opinion. The following summary, however, does not purport to be a complete description of the financial analyses performed by Lincoln. The order of the financial analyses described, and the results of these analyses, do not represent relative importance or weight given to these analyses by Lincoln. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data that existed on or before March 7, 2024 and is not necessarily indicative of then-current market conditions.

The following summary of Lincoln’s financial analyses includes information presented in tabular format. Several financial analyses were employed and no one method of analysis should be regarded as critical to the overall conclusion reached. Each analytical technique has inherent strengths and weaknesses, and the nature of the available information may further affect the value of particular techniques. Each of the analyses conducted was carried out to provide a particular perspective of the Merger Consideration. In order to fully understand the analyses, the tables must be read together with the full text of each summary. The tables are not intended to stand alone and alone do not constitute complete analyses. Considering the tables below without considering the full narrative description of Lincoln’s financial analyses, including the methodologies and assumptions underlying such analyses, could create a misleading or incomplete view of such analyses.

While this summary describes certain of the analyses and factors that Lincoln deemed material in its presentation to the Company Board, it is not a comprehensive description of all analyses and factors considered by Lincoln. The preparation of a fairness opinion is a complex process that involves various determinations as to appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances. Therefore, a fairness opinion is not readily susceptible to partial analysis or summary description.

Lincoln did not form a conclusion as to whether any individual analysis, when considered in isolation, supported or failed to support its opinion as to the fairness, from a financial point of view, of the Merger Consideration. Accordingly, Lincoln believes that its analyses must be considered as a whole and that selecting portions of its analyses and of the factors considered by it in rendering the Opinion without considering all analyses and factors could create a misleading or incomplete view of the evaluation process underlying the Opinion. Lincoln did not place any specific reliance on any individual analysis, but instead concluded that its analyses, taken as a whole, supported the Opinion.

Summary of Lincoln’s Financial Analysis

Discounted Cash Flow Analysis

Lincoln performed a discounted cash flow analysis of the Company. A discounted cash flow analysis is a valuation methodology used to derive an intrinsic valuation of a company by calculating the present value of its estimated future cash flows. For purposes of its discounted cash flow analysis, Lincoln utilized and relied upon Management’s Projections, which provided a financial forecast for the fiscal years 2024 through 2026. Lincoln performed a discounted cash flow analysis of the projected unlevered free cash flows of the Company of approximately $10.0 million for the 6-months ending fiscal year 2024, approximately $8.0 million for fiscal year 2025, and approximately $14.0 million for fiscal year 2026, based on the forecasted unlevered after-tax net operating profits, utilizing a 30% tax rate, adjusted for non-cash charges, working capital investments, and capital expenditures as provided for in Management’s Projections. For further information regarding Management’s Projections, see “Certain Unaudited Prospective Financial Information.” Lincoln calculated the present value of the projected unlevered free cash flows utilizing an estimate of the Company’s weighted average cost of capital for the discount rate. In calculating the net present value of the unlevered free cash flows in the discounted cash flow analysis, Lincoln utilized a weighted average cost of capital range of 15.50% to 17.50%. The discount rate range was selected giving consideration to market-based and company-specific risks and was based on Lincoln’s professional judgment and experience. Lincoln calculated the Company’s terminal value range of approximately $110.0 million to approximately $140.0 million using the Gordon Growth perpetuity formula by applying an assumed perpetuity growth rate range of 2.0% to 3.0% to the Company’s terminal year unlevered free cash flows of approximately $17.0 million, normalizing depreciation for 95.0% of capital expenditures and working capital investments for the midpoint of the range of perpetuity growth rates. Lincoln discounted the indicated terminal value to present value using the selected range of discount rates and added the present value of the unlevered free cash flows and the present value of certain tax benefits of approximately $7.0 million based on the tax savings from intangible asset amortization and net operating carryforward losses as provided for in the schedule provided by Management (the “Tax Benefits”). Based on these assumptions, and after rounding, Lincoln’s discounted cash flow analysis indicated an estimated enterprise value range for the Company, including the Tax Benefits, of approximately $120.0 million to approximately $145.0 million. Lincoln then calculated an estimated equity value range for the Company of approximately $110.0 million to approximately $135.0 million by adding the amount of the Company’s cash and cash equivalents, subtracting the amount of the Company’s debt and debt-like items, and adjusting for the Company’s pension liability, net of tax benefits, each as of December 31, 2023. The resulting estimated equity value range of approximately $110.0 million to approximately $135.0 million was then divided by the number of fully diluted Shares outstanding of approximately 7.7 million as of March 4, 2024, as provided by Management, to derive a range of equity values per share of $14.31 to $17.56, as compared to the Merger Consideration of $16.19 per Share in the Merger.

Selected Public Companies Analysis

Lincoln performed a selected public companies analysis for the Company. Lincoln screened for comparable companies traded on all major stock exchanges, operating in similar geographies as the Company, and within the industrial machinery and supplies and components industry classification category. Lincoln further refined the selected public companies by narrowing its selection to those companies with the most similar end-markets and product offerings in the specialty hand tools industry to the Company, while also excluding those companies with limited trading volume or limited equity research analyst coverage. Although none of the selected public companies is directly comparable to the Company, Lincoln selected the public companies for its analysis based on their degree of similarity to the Company, primarily in terms of operations, geographic footprint, size, and historical and projected financial performance as compared to the Company. Lincoln analyzed the selected public companies listed below:

●	Stanley Black & Decker, Inc.

●	Snap-on Incorporated

●	Kyocera Corporation

●	Worthington Enterprises, Inc.

●	Kennametal Inc.

●	Hangzhou Greatstar Industrial Co., Ltd

●	OSG Corporation

The table below summarizes observed historical multiples of enterprise value to LTM revenue and LTM EBITDA, in each case as of March 7, 2024.

The results of this analysis were as follows:

Selected Public Companies Analysis

Enterprise Value as a Multiple of
Company Name	LTM EBITDA	LTM Revenue
Stanley Black & Decker, Inc.	13.5x	1.31x
Snap-on Incorporated	11.4x	3.40x
Kyocera Corporation	5.2x	0.65x
Worthington Enterprises, Inc.	12.0x	2.57x
Kennametal Inc.	8.2x	1.29x
Hangzhou Greatstar Industrial, Co., Ltd	7.5x	1.44x
OSG Corporation	5.7x	1.19x
Mean	9.1x	1.69x
Median	8.2x	1.31x

None of the selected public companies was identical to the Company. As a result, a complete valuation analysis cannot be limited to a quantitative review of the selected public companies, but also requires complex consideration and judgments concerning differences in financial and operating characteristics of such companies, as well as other factors that could affect their value relative to that of the Company.

To determine a range of implied enterprise values for the Company, Lincoln multiplied its selected range of enterprise value to last 12 months (“LTM”) earnings before interest, taxes, depreciation and amortization (“EBITDA”) multiples of 5.5x to 7.0x, by the Company’s LTM EBITDA and added the present value of the Tax Benefits.

Based on the selected range, and after rounding, Lincoln’s selected public companies indicated an estimated enterprise value range for the Company, including the Tax Benefits, of approximately $118.0 million to approximately $148.0 million. Lincoln then calculated an estimated equity value range of approximately $108.0 million to approximately $138.0 million for the Company by adding the amount of the Company’s cash and cash equivalents, subtracting the amount of the Company’s debt and debt-like items, and adjusting for the Company’s pension liability, net of tax benefits, each as of December 31, 2023. The resulting estimated equity value range was then divided by the number of fully diluted Shares outstanding of approximately 7.7 million as of March 4, 2024, as provided by Management, to derive a range of equity values per share of $14.05 to $17.95, as compared to the Merger Consideration in the Merger.

Valuation multiples were selected by Lincoln, in part, by taking into consideration historical and projected financial performance metrics of the Company relative to such metrics of the selected public companies, including, but not limited to, the size of the Company on a revenue and EBITDA basis, historical, estimated and projected EBITDA margins compared to the selected public companies, and historical, estimated and projected revenue and EBITDA growth compared to the selected public companies.

Selected M&A Transactions Analysis

Lincoln reviewed publicly available information related to selected mergers and acquisitions transactions listed in the table below but did not rely upon the M&A Transactions Analysis due to a limited data set of publicly announced transactions that it deemed relevant. Lincoln’s screening criteria focused on similar factors and characteristics as those criteria utilized for the selected public companies with a focus on those with hand tool businesses. Lincoln’s screening criteria identified additional announced transactions that were ultimately excluded due to the lack of publicly disclosed information. The selection of these M&A transactions was based on, among other things, the target company’s industry and operational similarity, the relative size of the transaction, and the availability of public information related to the selected transaction.

Selected M&A Transactions Analysis

Enterprise Value as a Multiple of
Announcement	Target	Acquirer	LTM Revenue	LTM EBITDA
February 2021	General Tool & Instruments LLC	Worthington Industries, Inc.	1.77x	7.9x
December 2020	Applied Vision Corporation	Antares Vision, Inc.	1.58x	11.0x

The LTM revenue and LTM EBITDA multiples for the selected target companies were calculated based on certain publicly available historical financial data for the selected M&A transactions. No company or transaction utilized in the selected M&A Transactions Analysis was identical or directly comparable to the Company or the Merger.

Miscellaneous

Lincoln and its affiliates provide a range of investment banking and financial services and, in that regard, Lincoln and its affiliates have provided, are currently providing, and may in the future provide investment banking and other financial services to the Company, Parent, or each of their respective affiliates, for which Lincoln and its affiliates would expect to receive compensation. Lincoln was engaged by the Company on November 20, 2023 to render an opinion to the Company Board as to whether the Merger Consideration to be received by Shareholders, other than any Shares described in Section 2.1(b) of the Merger Agreement and any Dissenting Shares (as defined in the Merger Agreement), in connection with the Merger was fair, from a financial point of view, to such Company shareholders. Lincoln received fees for its services of approximately $300,000, of which a portion was payable at the time Lincoln was engaged by the Company, and the remainder of which became payable upon Lincoln informing the Company Board that it was prepared to deliver its opinion as requested, which are in addition to any payments due to Lincoln under the terms of the M&A Engagement Letter (as defined below). No portion of Lincoln’s fee in connection with the delivery of its opinion is contingent upon either the conclusion reached in its opinion or the consummation of the Merger. Pursuant to the engagement letter between Lincoln and the Company, the Company agreed to customary expense reimbursement and indemnification provisions. In the two years immediately prior to delivering the Opinion, Lincoln was (i) engaged on April 17, 2023 to act as lead financial advisor to the Company in connection with a potential transaction (the “M&A Engagement Letter”) and (ii) Lincoln had been engaged to provide financial advisory services to affiliates and portfolio companies of MiddleGround Capital LLC (“MiddleGround” and such engagements the “MiddleGround Engagements”). Lincoln will receive a customary fee of approximately $2.25 million from the Company for our services under the M&A Engagement Letter, a portion of which has been paid, and a significant portion of which is contingent upon the successful completion of the Merger; such fee under the M&A Engagement Letter is separate from, and in addition to, the fee being paid to Lincoln for delivery of its opinion. Lincoln will or has received a customary fee for our services, reimbursement for certain expenses, and indemnification against certain liabilities in connection with the MiddleGround Engagements. Fees attributable to Lincoln’s active engagement with a company in which MiddleGround is a shareholder is indeterminable as the engagement is ongoing and the outcome is unknown. The potential fees received will not be material to the overall financial results of Lincoln.

Certain Unaudited Prospective Financial Information

The Company does not, as a matter of course, make public projections as to the Company’s future financial performance, due to, among other reasons, the uncertainty, unpredictability and subjectivity of the underlying assumptions and estimates. In connection with the Company’s strategic planning process and the Company Board’s evaluation of the Merger, as described further in the section of this proxy statement captioned “The Merger—Background of the Merger,” the Company’s management team prepared and reviewed with the Company Board Management’s Projections. The Company Board approved Management’s Projections, authorized the use of Management’s Projections by Lincoln, the Company’s financial advisor, for the purposes of Lincoln’s financial analyses and in preparing any fairness opinion in connection with the Merger (as described in more detail in the section of this proxy statement captioned “The Merger—Opinion of Lincoln International LLC”), authorized the Company’s management team to take any further steps that might be necessary to carry out that intent, and provided Management’s Projections to Parent.

Management’s Projections were prepared for internal use only and not for public disclosure and was provided to the Company Board for the purposes of considering, analyzing and evaluating the Merger.

The following tables present a summary of Management’s Projections.

	Fiscal Year Ending June 30,
$ in millions	2024E	2025P	2026P
Revenue[1]	$259	$284	$300
Gross Profit[2]	$90	$100	$107
EBITDA[3]	$26	$36	$41
Public Company Costs[4]	$(1)	$(1)	$(1)
Stock Based Compensation[5]	$(1)	$(1)	$(1)
Adjusted EBITDA[6]	$25	$34	$39
Capital Expenditures	$10	$11	$11
Net Working Capital	$75	$82	$87
Unlevered Free Cash Flow[7]	$10[8]	$8	$14

1	Defined as total net sales, which includes all sales made to third parties.
2	Defined as Revenue less cost of goods sold.
3

Defined as earnings before interest expense, loss on extinguishment of debt, income tax expense, net depreciation and amortization, other income net, as adjusted to exclude one-time, non-recurring expenses related to the business (excluding Public Company Costs and Stock Based Compensation).

4

Defined as fees and expenses related to: (i) board of directors’ fees and expenses, (ii) legal fees and financial due diligence costs, (iii) third party internal audit fees, (iv) transfer agent fees, (v) compensation consulting, (v) SEC reporting software and (vi) NYSE listing fees.

5	Defined as non-cash stock-based compensation expense.
6

Defined as earnings before interest expense, loss on extinguishment of debt, income tax expense, net depreciation and amortization, other income net, as adjusted to exclude one-time, non-recurring expenses related to the business (including Public Company Costs and Stock Based Compensation).

7	Defined as unlevered net operating profit after taxes (at a 30% tax rate) less capital expenditures, plus or minus changes in working capital.
8	Represents the 6-month period between 12/31/2024 through 6/30/2024.

	Fiscal Year Ending June 30,
$ in millions	2024E	2025P	2026P	2027P	2028P
Tax Benefits[1]	$4	$3	$1	$0	$0

1 Estimated annual tax savings from net operating carryforward losses and intangible amortization.

Important Information Regarding Management’s Projections

Management’s Projections were developed based on the Company’s management team’s knowledge of and assumptions with respect to the Company’s business, including the Company’s in-home evaluation products and services. Management’s Projections were developed without giving effect to the Merger, including any impact of the negotiation or execution of the Merger Agreement or the Merger, the expenses that have already or may be incurred in connection with completing the Merger or any changes to the Company’s operations or strategy that may be implemented during the pendency of or following the consummation of the Merger. Management’s Projections also do not consider the effect of any failure of the Merger to be completed; it should not be viewed as accurate or continuing in that context.

Management’s Projections were not prepared with a view toward public disclosure or complying with accounting principles generally accepted in the United States (which we refer to as “GAAP”). In addition, Management’s Projections were not prepared with a view toward complying with the guidelines established by the SEC or the American Institute of Certified Public Accountants with respect to prospective financial information. Neither the Company’s independent registered public accounting firm nor any other independent accountants have (i) compiled, reviewed, audited, examined or performed any procedures with respect to Management’s Projections, (ii) expressed any opinion or any other form of assurance on such information or the achievability of Management’s Projections or (iii) assumed any responsibility for Management’s Projections.

Because Management’s Projections reflect estimates and judgments, it is susceptible to sensitivities and assumptions, as well as multiple interpretations based on actual experience and business developments. Management’s Projections also cover multiple years, and such information by its nature becomes less predictive with each succeeding year. Management’s Projections are not, and should not be considered to be, a guarantee of future operating results. Further, Management’s Projections are not fact and should not be relied upon as being necessarily indicative of the Company’s future results.

Although Management’s Projections are presented with numerical specificity, they reflect numerous assumptions and estimates as to future events. Management’s Projections reflect assumptions and uncertainties that are subject to change. Important factors that may affect actual results and cause Management’s Projections not to be achieved are described in various risk factors described in the sections of this proxy statement captioned “Cautionary Statement Regarding Forward-Looking Statements,” and in the Company’s other filings with the SEC, including those listed under the section captioned “Where You Can Find More Information.” All of these factors are difficult to predict, and many of them are outside of the Company’s control. As a result, there can be no assurance that Management’s Projections will be realized, and actual results may be materially better or worse than those contained in Management’s Projections, whether or not the Merger is consummated. Management’s Projections also reflect assumptions as to certain business decisions that are subject to change. Management’s Projections may differ from publicized analyst estimates and forecasts and does not consider any events or circumstances after the date that it was prepared, including the announcement of the entry into the Merger Agreement. Management’s Projections have not been updated or revised to reflect information or results after the date it was prepared or as of the date of this proxy statement. Except to the extent required by applicable federal securities laws, the Company does not intend to update or otherwise revise Management’s Projections to reflect circumstances existing after the date that such information was prepared or to reflect the occurrence of future events. The Company has or may report results of operations for periods included in Management’s Projections that were or will be completed following the preparation of Management’s Projections. Shareholders and investors are urged to refer to the Company’s periodic filings with the SEC for information on the Company’s actual historical results.

Certain of the financial measures included in Management’s Projections are “non-GAAP financial measures,” including EBITDA, Adjusted EBITDA and unlevered free cash flow. These are financial performance measures that are not calculated in accordance with GAAP. These non-GAAP financial measures should not be viewed as a substitute for GAAP financial measures and may be different from non-GAAP financial measures used by other companies. Furthermore, there are limitations inherent in non-GAAP financial measures because they exclude charges and credits that are required to be included in a GAAP presentation. In certain circumstances, including those applicable to Management’s Projections, financial measures included in forecasts provided to a financial advisor and a board of directors in connection with a business combination transaction are excluded from the definition of “non-GAAP financial measures” under applicable SEC rules and regulations. As a result, Management’s Projections are not subject to SEC rules regarding disclosures of non-GAAP financial measures, which would otherwise require a reconciliation of a non-GAAP financial measure to a GAAP financial measure. Reconciliations of non-GAAP financial measures were not provided to or relied upon by the Company Board or Lincoln. Accordingly, no reconciliation of the financial measures included in Management’s Projections is provided in this proxy statement.

Management’s Projections constitute forward-looking statements. By including Management’s Projections in this proxy statement, neither the Company nor any of its representatives has made or makes any representation to any person regarding the Company’s ultimate performance as compared to the information contained in Management’s Projections. The inclusion of Management’s Projections should not be regarded as an indication that the Company Board, the Company or any other person considered, or now considers, Management’s Projections to be predictive of actual future results. Further, the inclusion of Management’s Projections in this proxy statement does not constitute an admission or representation by the Company that the information presented is material. Management’s Projections are included in this proxy statement solely to give the Shareholders access to the information that was provided to the Company Board and Lincoln. Management’s Projections are not included in this proxy statement in order to influence any Shareholder to make any investment decision with respect to the Merger, including whether or not to seek appraisal rights with respect to their shares.

Interests of Starrett’s Directors and Executive Officers in the Merger

In considering the recommendation of the Company Board that the Shareholders should vote to approve the Merger Proposal, the Shareholders should be aware that the executive officers and directors of Starrett have certain interests in the Merger that may be different from, or in addition to, the interests of the Shareholders generally, including those items listed below. The Company Board was aware of and considered these interests, among other matters, in evaluating and overseeing the negotiation of the Merger Agreement, in adopting the Merger Agreement, and in recommending that the Merger Proposal be approved by Shareholders. As described in more detail below, these interests may include, for one or more of our directors and executive officers:

●

Company Equity Awards held by Starrett’s executive officers and directors will be treated as described in the section of this proxy statement captioned “The Merger –Interests of Starrett’s Directors and Executive Officers in the Merger – Treatment of Shares and Company Equity Awards;”

●

Eligibility of Starrett’s executive officers to receive severance payments and benefits upon the Merger or upon a termination of employment in certain circumstances, as described in more detail in the section of this proxy statement captioned “The Merger – Interests of Starrett’s Directors and Executive Officers in the Merger – Potential Payments Upon Termination or Change of Control;”

●	To the extent not paid prior to the Closing Date, the payment of pro-rated 2024 annual bonuses at the greater of target or actual achievement of the applicable performance goals; and

●	Continued indemnification and directors’ and officers’ liability insurance to be provided by the Surviving Corporation.

Treatment of Shares and Company Equity Awards

Treatment of Company Shares

If the Merger is consummated, any Shares held of record or beneficially owned by a director or executive officer will be converted into the right to receive the Merger Consideration at the Effective Time.

The approximate value of the cash payments that each director and executive officer of the Company would receive in exchange for his or her Shares is set forth in the table below. The information is based on the number of Shares held by the Company’s directors and executive officers as of April 11, 2024.

Directors and executive officers	Number of Shares (#)(1)	Cash Consideration for Shares ($)
Directors
Thomas J. Riordan	Class A: 74,476 Class B: -	1,205,766
Scott W. Sproule	Class A: 10,840 Class B: -	175,500
Christopher C. Gahagan	Class A: 20,840 Class B:	337,400
Deborah R. Gordon	Class A: 10,840 Class B: -	175,500
Charles J. Alpuche	Class A: 1,434 Class B: -	23,216
Executive Officers
Douglas A. Starrett	Class A: 161,117 Class B: 61,299	3,600,915
John C. Tripp	Class A: 19,346 Class B: 784	325,905
Christian Arntsen	Class A: 22,905 Class B: -	370,832
David T. Allen	Class A: 39,259 Class B: -	635,603
Emerson Leme (2)	Class A: 25,498 Class B: 1,046	429,747

(1)	Shares held by the executive officers through the Company ESOPs and/or 401(k) Stock Fund, if any, are included in this table.
(2)	Mr. Leme retired effective December 31, 2023 and is no longer an executive officer of the Company.

Treatment of Company RSUs and Company PSUs

At or immediately prior to the Effective Time, each Company RSU that is outstanding immediately prior to the Effective Time, whether vested or unvested, will be canceled and converted into the right to receive an amount in cash, without interest (less applicable tax withholdings), equal to (i) the number of Shares subject to such Company RSU immediately prior to the Effective Time, with any remaining service-based vesting requirements deemed fully satisfied, multiplied by (ii) the Merger Consideration.

At or immediately prior to the Effective Time, each Company PSU that is outstanding immediately prior to the Effective Time, whether vested or unvested, will be canceled and converted into the right to receive an amount in cash, without interest (less applicable tax withholdings), equal to (i) the number of Shares subject to such Company PSU immediately prior to the Effective Time assuming full satisfaction of the performance-based vesting conditions at maximum levels and with any remaining service-based vesting requirements deemed fully satisfied, multiplied by (ii) the Merger Consideration.

The table below sets forth the number of Company RSUs and Company PSUs held by directors and officers as of April 11, 2024, and the aggregate cash consideration (on a pre-tax basis) that would be payable with respect to such Company RSUs and Company PSUs. The actual amount payable in respect of Company RSUs and Company PSUs will depend on the number of Shares subject to Company RSUs and Company PSUs held by such persons as of the Effective Time, which may differ from the amounts in the table below.

Directors and executive officers	Number of Company RSUs (#)	Cash Consideration for Company RSUs ($)	Number of Company PSUs (#)	Cash Consideration for Company PSUs ($)
Directors
Thomas J. Riordan	9,245	149,677	-	-
Scott W. Sproule	9,245	149,677	-	-
Christopher C. Gahagan	9,245	149,677	-	-
Deborah R. Gordon	9,245	149,677	-	-
Charles J. Alpuche	8,211	132,936	-	-
Executive Officers
Douglas A. Starrett	23,453	379,704	10,924	176,860
John C. Tripp	14,527	235,192	7,042	114,010
Christian Arntsen	9,826	159,083	4,616	74,733
David T. Allen	9,826	159,083	4,616	74,733
Emerson Leme (1)	9.826	159,083	4,616	74,733
(1)	Emerson Leme retired effective December 31, 2023 and is no longer an executive officer of the Company.

Treatment of the Company ESPPs

The Company sponsors the Company ESPPs in which executive officers and other employees are eligible to participate. Pursuant to the terms of the Merger Agreement, the compensation committee of the Company Board adopted resolutions and took actions with respect to the Company ESPPs that are necessary to provide that: (i) with respect to any offering period in effect under any Company ESPP as of the date the Merger Agreement was entered into, no individual who was not a participant in the respective Company ESPP as of the date the Merger Agreement was entered into may enroll in a Company ESPP with respect to such offering period and no participant may increase the percentage amount of his or her payroll deduction election from that in effect on the date the Merger Agreement was entered into for such offering period; (ii) no offering period shall commence following the date the Merger Agreement was entered into unless and until the Merger Agreement is terminated; (iii) if the applicable purchase date with respect to the offering period would otherwise occur on or after the Effective Time, then the offering period will be shortened and the applicable purchase date with respect to the offering period will occur at least two (2) business days preceding the date on which the Effective Time occurs; and (iv) the Company ESPPs shall terminate as of or prior to the Effective Time. The value of the discount applicable to all eligible executive officers who participate in the Company ESPPs will be based on the difference between the Merger Consideration of $16.19 per Share and the discounted purchase price per share under the ESPPs for the current purchase periods under the ESPPs.

Potential Payments upon Termination or Change in Control

Each executive officer of Starrett is party to an Amended and Restated Change in Control Agreement (as amended, the “CIC Agreements”), which provide for certain payments and benefits in connection with a change in control or in connection with specified termination events. The terms “cause,” “good reason,” and “change in control” referred to below are defined in the executive officer’s respective CIC Agreement. The Merger will constitute a change in control of Starrett for purposes of the CIC Agreements.

CIC Agreement with Douglas A. Starrett

Under Mr. Starrett’s CIC Agreement, Mr. Starrett is entitled to certain payments and benefits if there is a change in control of the Company. In the event of a change in control of the Company (and notwithstanding any change in employment with the Company), Mr. Starrett is entitled to:

●	A lump sum payment of three (3) times his annual base salary immediately prior to the change in control plus three (3) times the average of his annual bonus for the past three years.
●	Full acceleration of his options to purchase stock of the Company (including the right to participate in any stage of a tender offer) and full acceleration of his restricted stock units.
●

Continued coverage under existing medical, dental, and prescription drug plans for Mr. Starrett and his family for 36 months following the change in control. In the event that coverage under such a plan is not available, the Company will pay the premium costs for COBRA health care continuation coverage for him and his spouse and/or dependents or, to the extent that COBRA coverage is not available, monthly lump sum cash payments equal to the monthly COBRA premiums directly to him for such 36-month period.

●	Continued coverage under a director and officer liability policy.
●

A “gross up payment” for excise and related taxes in the event that payments or distributions to him under the CIC Agreement would constitute “excess parachute payments” under Section 280G of the United States Internal Revenue Code of 1986, as amended (the “Code”).

●

In the event that he is terminated for any reason within 36 months of a change in control, a lump sum payment equal to the value of any additional benefits that would have accrued to him under the Company’s retirement plan from the date of his termination if he had remained employed with the Company for 36 months following the change in control.

●

The Company’s covenant to continue in effect all employee benefit plans (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended) in which he is a participant immediately prior to the change in control, other than certain employee benefit plans that Mr. Starrett agreed may be terminated without violating such covenant.

CIC Agreements with other Executive Officers

Under his applicable CIC Agreement, each of Messrs. Tripp, Arntsen, and Allen is entitled to certain payments and benefits if (1) there is a change in control of the Company and (2) his employment is terminated by the Company without cause or by the executive officer for good reason, in each case, within twenty-four (24) months following the change in control. In the event of such a termination of employment, the executive officer is entitled to:

●

A lump sum payment equal to one and one-half (1.5) times (or two (2) times, for Mr. Tripp) his annual base salary immediately prior to the termination of employment plus one and one-half (1.5) times (or two (2) times, for Mr. Tripp) his annual target bonus.

●

Continued coverage under existing medical, dental, and prescription drug plans for him and his family for 18 months (or 24 months for Mr. Tripp) following the termination of employment. In the event that coverage under such a plan is not available, the Company will pay the premium costs for COBRA health care continuation coverage for him and his spouse and/or dependents or, to the extent that COBRA coverage is not available, monthly lump sum cash payments equal to the monthly COBRA premiums directly to him for such 18-month (or 24-month for Mr. Tripp) period.

Further, in the event of a change in control of the Company (and notwithstanding any change in employment with the Company), each of Messrs. Tripp, Arntsen, and Allen is entitled to:

●	Continued coverage under a director and officer liability policy.
●

Full acceleration of his options to purchase stock of the Company (including the right to participate in any stage of a tender offer) and full acceleration of his restricted stock units and other unvested incentive equity, with any incentive equity awards subject to performance-based vesting conditions becoming vested at maximum performance levels.

●

The Company’s covenant to continue in effect all employee benefit plans (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended) in which he is a participant immediately prior to a change in control, other than certain employee benefit plans that Messrs. Tripp, Arntsen, and Allen agreed may be terminated without violating such covenant.

2024 Annual Bonus Payments

To the extent not paid prior to the Closing Date, immediately prior to the Effective Time, the Company will pay annual bonuses with respect to fiscal year 2024 to employees, including executive officers, at the greater of target or actual achievement of the applicable performance goals, pro-rated for the portion of the fiscal year that has elapsed as of the Closing Date.

Employment Agreements and Retention Arrangements Through and Following the Merger

As of the date of this proxy statement, Parent has informed the Company that none of the Company’s executive officers has entered into any new agreement, arrangement or understanding with Parent or its affiliates regarding employment with the Surviving Corporation. Although it is possible that Parent or the Surviving Corporation may enter into employment agreements or other employment or consultancy arrangements with the Company’s executive officers, as of the date of this proxy statement, there can be no assurance that any parties will reach an agreement.

Insurance and Indemnification of Directors and Executive Officers

The Merger Agreement provides that Parent and Merger Sub will cause the articles of organization and bylaws of the Surviving Corporation to contain provisions no less favorable with respect to indemnification, advancement of expenses, and exculpation from liabilities of present and former directors, officers, and employees of the Company than such provisions set forth in the articles of incorporation and bylaws of the Company as of the date of the Merger Agreement. Such provisions may not be amended, repealed, or otherwise modified in any manner that would adversely affect the rights thereunder of such individuals, and will be observed by the Surviving Corporation and its subsidiaries to the fullest extent available under Massachusetts (or other applicable) law until the later of (i) the expiration of the statute of limitations applicable to such matters and (ii) six (6) years from the Effective Time.

In addition, the Merger Agreement provides for indemnification and exculpation rights with respect to liabilities for acts and omissions occurring prior to or at the Effective Time, as well as related rights to advancement of expenses, in favor of the current and former directors and officers of the Company (together with such person’s heirs, executors and administrators), who we refer to collectively as the “indemnitees.” Specifically, from and after the Effective Time, and until the later of (i) the expiration of the statute of limitations applicable to such matters and (ii) six (6) years from the Effective Time, Parent and the Surviving Corporation will, jointly and severally, indemnify and hold harmless each current or former director and officer of the Company against all obligations to pay a judgment, settlement, or penalty and reasonable and documented out-of-pocket expenses incurred in connection with any action, whether civil, criminal, administrative, arbitrative, or investigative, and whether formal or informal, arising out of or pertaining to any action or omission, including any action or omission in connection with the fact that the indemnitee is or was an officer, director, employee, fiduciary, or agent of the Company or its subsidiaries, or of another entity if such service was at the request of the Company, whether asserted or claimed prior to, at, or after the Effective Time, to the fullest extent permitted under applicable law. The Merger Agreement also provides that Parent and the Surviving Corporation will advance reasonable fees and expenses (including reasonable attorneys’ fees) as incurred by any such indemnitee in the defense of such legal action (provided that any person to whom expenses are advanced will have provided, to the extent required by the MBCA, an undertaking to repay such advances if it is finally determined that such Person is not entitled to indemnification).

The Merger Agreement further provides that prior to the Effective Time, the Company may purchase a tail policy under the current directors’ and officers’ liability insurance policies maintained at such time by the Company, which tail policy (i) will be effective until the sixth (6th) anniversary of the Effective Time with respect to claims arising from facts or events that existed or occurred prior to or at the Effective Time and (ii) will contain coverage that is at least as protective to such directors and officers as the coverage provided by such existing policies; provided, that the annual premium for such tail policy may not be in excess of three hundred percent (300%) of the last annual premium paid prior to the Effective Time (the “Maximum Amount”). In addition, without limiting the foregoing, unless the Company has purchased a tail policy, the Merger Agreement requires the Surviving Corporation to purchase such tail policy at or after the Effective Time. Parent will cause the Surviving Corporation to maintain such policy in full force and effect for the full six (6)-year term, and cause all obligations thereunder to be honored by the Surviving Corporation; provided, that neither Parent nor the Surviving Corporation shall be required to pay an aggregate premium for such insurance policies in excess of the Maximum Amount; provided, further, that if the aggregate premium of such insurance coverage exceeds such amount, the Surviving Corporation shall be obligated to obtain the maximum amount of coverage available for the Maximum Amount.

Golden Parachute Compensation

The following table sets forth the information required by Item 402(t) of Regulation S-K regarding the compensation for the Company’s named executive officers (“NEOs”) that is based on or otherwise relates to the Merger. The amounts set forth in the table are estimates based on multiple assumptions that may or may not actually occur, including assumptions described in this proxy statement and the footnotes to the table. As a result, the actual amounts, if any, that an NEO receives may materially differ from the amounts set forth in the table.

The table below assumes that (1) the Merger was consummated on April 11, 2024, (2) the NEO’s employment was terminated by the Company without cause or the NEO resigned for good reason on the same day in a manner entitling the NEO to receive severance payments and benefits under his respective CIC Agreement, (3) the NEO’s base salary rates and target annual bonus remain unchanged from those in place as of April 11, 2024, (4) no NEO receives any additional equity grants on or prior to the Effective Time, and (5) no NEO enters into any new agreement with the Company or is otherwise legally entitled to, prior to the Effective Time, additional compensation or benefits. The calculation in the table below does not include amounts under contracts, agreements, plans or arrangements to the extent they do not discriminate in scope, terms, or operation in favor of the NEOs and that are available generally to all of the Company’s salaried employees.

Name	Cash ($)(3)	Equity ($)(4)	Benefits ($)(5)	Tax Reimbursement ($)(6)	Total ($)
Douglas A. Starrett(1)	2,106,705	556,564	133,992	1,147,175	3,944,436
John C. Tripp	1,275,654	349,202	76,704	-	1,701,560
Emerson Leme(2)	-	233,816	-	-	233,816

(1)	In the event Mr. Starrett’s employment was terminated on April 11, 2024, he would be entitled to receive his payment from the Company’s Supplemental Executive Retirement Plan, which would be paid on the first day of the seventh month following such termination.
(2)

Mr. Leme retired effective December 31, 2023. In connection with his retirement, Mr. Leme entered into a consulting agreement with the Company pursuant to which he will provide certain services to the Company following his retirement until July 1, 2024 (subject to earlier termination, the “consulting period”) and pursuant to which the equity awards previously granted to Mr. Leme will continue to be eligible to vest in accordance with their existing terms during the consulting period. Except for the consideration in respect of his outstanding equity awards, Mr. Leme is not expected to receive any other compensation in connection with the Merger.

(3)	The amount reported in this column for Mr. Starrett represents the following “single-trigger” amounts payable to Mr. Starrett pursuant to his CIC Agreement, as described above under “The Merger — Interests of Starrett’s Directors and Executive Officers in the Merger — Potential Payments Upon Termination or Change in Control” and pursuant to the Merger Agreement, as described above under “The Merger — Interests of Starrett’s Directors and Executive Officers in the Merger — 2024 Annual Bonus Payments”: (i) an amount equal to three (3) times Mr. Starrett’s current annual base salary (i.e., $1,380,000), (ii) an amount equal to three (3) times the average of Mr. Starrett’s annual bonus for the past three (3) years (i.e., $367,251), and (iii) an amount equal to Mr. Starrett’s fiscal year 2024 annual bonus at target performance, pro-rated for the portion of the fiscal year that has elapsed as of April 11, 2024 (i.e., $359,454). The amount reported in this column for Mr. Tripp represents the following “double-trigger” amounts payable to Mr. Tripp pursuant to his CIC Agreement, as described above under “The Merger — Interests of Starrett’s Directors and Executive Officers in the Merger — Potential Payments Upon Termination or Change in Control” and the following “single-trigger” amount payable to Mr. Tripp pursuant to the Merger Agreement, as described above under “The Merger — Interests of Starrett’s Directors and Executive Officers in the Merger — 2024 Annual Bonus Payments”: (i) an amount equal to two (2) times Mr. Tripp’s current annual base salary (“double-trigger”) (i.e., $670,000), (ii) an amount equal to two (2) times Mr. Tripp’s target annual bonus (“double-trigger”) (i.e., $435,500), and (iii) an amount equal to Mr. Tripp’s fiscal year 2024 annual bonus at target performance, pro-rated for the portion of the fiscal year that has elapsed as of April 11, 2024 (“single-trigger”) (i.e., $170,154).
(4)	The amounts reported in this column represent the aggregate dollar value of the Company RSUs and Company PSUs held by the NEOs as of April 11, 2024, all of which will be canceled and converted into the right to receive cash consideration at the Effective Time pursuant to the Merger Agreement, as described above under “The Merger — Interests of Starrett’s Directors and Executive Officers in the Merger — Treatment of Company RSUs and Company PSUs.” The value of Company RSUs and Company PSUs is the Merger Consideration of $16.19 per Share multiplied by the number of Shares subject to the Company RSUs and Company PSUs. These amounts are payable on a “single-trigger” basis. For more information, see the table below.

Name	Value of Company RSUs ($)	Value of Company PSUs ($)
Douglas A. Starrett	379,704	176,860
John C. Tripp	235,192	114,010
Emerson Leme	159,083	74,733

(5)

The amounts reported in this column represent “double-trigger” amounts payable to Mr. Starrett and Mr. Tripp pursuant to his respective CIC Agreement as described above under “The Merger — Interests of Starrett’s Directors and Executive Officers in the Merger — Potential Payments Upon Termination or Change in Control.” These amounts represent estimates of Company-paid medical coverage for 36 months in the case of Mr. Starrett and 24 months in the case of Mr. Tripp.

(6)

The amount reported in this column for Mr. Starrett represents a reasonable estimate of the excise tax gross-up payment he could be entitled to receive with respect to excise taxes incurred by him under Section 4999 of the Code, based on assumptions made by the Company as of the date hereof. The amount listed in this column includes the amount of the excise tax gross-up payment that would be payable on a “single-trigger” basis. The actual amount of the excise tax gross-up payment for Mr. Starrett, if any, will not be determinable until after the consummation of the Merger.

Appraisal Rights

Under Massachusetts law, a shareholder of a Massachusetts corporation may be entitled to appraisal rights, and payment of the fair value of his, her, or its shares, in the event of a merger, but such rights do not always apply. Fair value for these purposes means the value of the shares immediately before the Effective Time, excluding any element of value arising from the expectation or accomplishment of the Merger unless such exclusion would be inequitable.

Section 13.02(a)(1) of the MBCA provides, among other things, that shareholders are not entitled to appraisal rights in a merger in which shareholders already holding marketable securities receive cash in the merger, and no director, officer or controlling shareholder has a direct or indirect material financial interest in the merger other than in his capacity as (i) a shareholder of the corporation, (ii) a director, officer, employee or consultant of either the merging or the surviving corporation or of any affiliate of the surviving corporation if her or his financial interest is pursuant to bona fide arrangements with either corporation or any such affiliate, or (iii) in any other capacity so long as the shareholder owns not more than 5% of the voting shares of all classes and series of the corporation’s equity in the aggregate. As of the date of this proxy statement, this provision has not been the subject of judicial interpretation and the applicability of the exception ultimately involves complex factual determinations. Starrett reserves the right to contest the availability of appraisal rights and the validity of any purported demand for appraisal in connection with the Merger and to assert the applicability of the foregoing exception. Starrett also reserves the right to raise such additional arguments, if any, that it may have in opposition to appraisal.

Any Shareholder who believes that he, she, or it is entitled to appraisal rights and who wishes to preserve his, her, or its appraisal rights should carefully review Part 13 of the MBCA (the “Appraisal Statute”), attached as Annex C to this proxy statement, which sets forth the procedures to be complied with in perfecting any such rights. Failure to strictly comply with the procedures specified in the Appraisal Statute would result in the loss of any appraisal rights to which such Shareholder may otherwise be entitled.

Overview of Appraisal Rights

Appraisal rights offer Shareholders the ability to demand payment of the fair value of their Shares in the event they are dissatisfied with the consideration that they are to receive in connection with the Merger. Shareholders who perfect any appraisal rights that they may have and follow certain procedures in the manner prescribed by the Appraisal Statute may be entitled to have their Shares converted into the right to receive from Starrett such cash consideration as may be determined to be due pursuant to the Appraisal Statute.

Only a holder of record of Shares (or a beneficial holder of such Shares acting with the written consent of the holder of record) may exercise appraisal rights, and if a holder exercises appraisal rights, he, she, or it must exercise such rights with respect to all Shares owned by such holder. The following discussion is not a complete statement of the law pertaining to appraisal rights under the Appraisal Statute and is qualified in its entirety by the full text of the Appraisal Statute, which is attached to this proxy statement as Annex C. Please read the Appraisal Statute carefully, because exercising appraisal rights involves several procedural steps, and failure to follow appraisal procedures could result in the loss of such rights. Shareholders should consult with their advisors, including legal counsel, in connection with any demand for appraisal.

Shareholders who perfect their rights to appraisal in accordance with the Appraisal Statute and do not thereafter withdraw their demands for appraisal or otherwise lose their appraisal rights, in each case in accordance with the Appraisal Statute, will be entitled to appraisal rights and to obtain payment of the fair value of their Shares, together with interest. Shareholders should be aware that the fair value of their Shares as determined pursuant to the Appraisal Statute could be more than, the same as or less than the Merger Consideration.

Notice of Shareholder Intent to Demand Payment

A Shareholder who wishes to assert appraisal rights must deliver written notice of such Shareholder’s intent to demand payment to Starrett’s principal offices at the following address and must not vote, or cause or permit to be voted, his, her or its Shares for the Merger Proposal:

The L.S. Starrett Company
121 Crescent Street
Athol, MA 01331

If Starrett does not receive a Shareholder’s written notice of intent to demand payment prior to the vote at the Special Meeting or if such Shareholder votes, or causes or permits to be voted, his, her or its Shares in favor of the Merger Proposal, such Shareholder will not be entitled to appraisal rights under the provisions of the MBCA and will instead only be entitled to receive the Merger Consideration. The submission of a proxy card voting “against” or “abstaining” on the Merger Proposal will not constitute sufficient notice of a Shareholder’s intent to demand payment to satisfy Part 13 of the MBCA. A Shareholder’s written notice is effective on the earliest of (i) receipt by Starrett, (ii) five (5) days after it was deposited in the United States mail (postpaid and correctly addressed) to Starrett, or (iii) the date shown on a return receipt, if sent by registered or certified mail, return receipt requested or, if sent by messenger or delivery service, the date shown on the return receipt signed by or on behalf of Starrett.

Appraisal Notice and Form

If the Merger is completed, within ten (10) days after the Effective Date of the Merger, Starrett must deliver a written appraisal notice (the “Appraisal Notice”) and a form containing certain information (the “Shareholder Certification Form”) to all Shareholders who have properly provided notice of intent to demand payment and did not vote, or cause or permit to be voted, his, her or its Shares for the Merger Proposal. The Appraisal Notice must be accompanied by a copy of the Appraisal Statute and the Shareholder Certification Form, which will specify the date of the first announcement to Shareholders of the principal terms of the Merger (i.e., March 11, 2024) (the “Merger Announcement Date”). The Appraisal Notice must state:

●

where the Shareholder Certification Form must be returned, where certificates for certificated Shares must be deposited and the date by which such certificates must be deposited (the “Certificate Deposit Deadline”);

●

the date by which the Shareholder Certification Form must be received by Starrett (the “Shareholder Certification Form Deadline”), which may not be fewer than forty (40) nor more than sixty (60) days after the date the Appraisal Notice and Shareholder Certification Form are sent, and that the Shareholder shall have waived the right to demand appraisal with respect to such Shares unless the Shareholder Certification Form is received by Starrett by such specified date;

●	Starrett’s estimate of the “fair value” of the Shares, as determined in accordance with the Appraisal Statute;

●

that, if requested in writing, Starrett will provide within ten (10) days after the Shareholder Certification Form Deadline the number of Shareholders who have returned the Shareholder Certification Forms by the Shareholder Certification Form Deadline and the total number of Shares owned by such Shareholders; and

●

the date by which the Shareholder may withdraw his, her or its notice of intent to demand payment, which date must be within twenty (20) days after the Shareholder Certification Form Deadline (the “Withdrawal Deadline”).

Perfection of Rights; Right to Withdraw

The Shareholder Certification Form requires that a Shareholder intending to demand appraisal rights certify: (i) whether or not beneficial ownership of those Shares for which appraisal rights are asserted was acquired before the Merger Announcement Date, and (ii) that the Shareholder did not vote for the Merger Proposal. If the Shareholder does not return the completed form by the Shareholder Certification Form Deadline, he, she, or it will be deemed to have accepted payment of the Merger Consideration in full satisfaction of Starrett’s obligations under the Appraisal Statute. A Shareholder who wishes to exercise appraisal rights must certify on the Shareholder Certification Form whether the beneficial owner of the Shares acquired beneficial ownership before the Merger Announcement Date. If a Shareholder fails to make this certification, Starrett may elect to treat the Shareholder’s Shares as After-Acquired Shares (as defined and discussed below). In addition, a Shareholder who wishes to exercise appraisal rights must execute and return the Shareholder Certification Form and, in the case of certificated Shares, deposit the certificates in accordance with the terms of the Appraisal Notice. Once a Shareholder deposits his, her or its certificates or, in the case of uncertificated Shares, returns the executed Shareholder Certification Form, the Shareholder loses all rights as a Shareholder unless the Shareholder withdraws from the appraisal process by notifying Starrett in writing by the Withdrawal Deadline. A Shareholder who does not withdraw from the appraisal process by the Withdrawal Deadline may not later withdraw without Starrett’s written consent. A Shareholder who does not execute and return the Shareholder Certification Form and deposit the Share certificates by the Shareholder Certification Form Deadline or the Certificate Deposit Deadline, respectively, is not entitled to payment under the Appraisal Statute.

Assertion of Rights by Nominees and Beneficial Owners

A record Shareholder may assert appraisal rights as to fewer than all the Shares registered in his, her or its name but owned by a beneficial Shareholder only if the record Shareholder objects with respect to all Shares owned by the beneficial Shareholder and notifies Starrett in writing of the name and address of each beneficial Shareholder on whose behalf appraisal rights are being asserted. The rights of a record Shareholder who asserts appraisal rights for only part of the Shares held of record in the record Shareholder’s name shall be determined as if the Shares as to which the record Shareholder objects and the record Shareholder’s other Shares were registered in the names of different record Shareholders. A beneficial Shareholder may assert appraisal rights as to Shares held on behalf of the Shareholder only if the Shareholder submits to Starrett the record Shareholder’s written consent to the assertion of such rights with respect to all Shares that are beneficially owned by the beneficial Shareholder no later than the Shareholder Certification Form Deadline.

Payment for Shares Acquired Before Merger Announcement Date

Except with respect to After-Acquired Shares, within thirty (30) days after the Shareholder Certification Form Deadline, Starrett must pay in cash to those Shareholders who complied with the procedural requirements for perfecting their appraisal rights the amount Starrett estimates to be the fair value of their Shares, plus interest. The fair value of the Shares is the value of the Shares immediately before the Effective Time, excluding any element of value arising from the expectation or accomplishment of the Merger, unless exclusion would be inequitable. Interest accrues from the Effective Time until the date of payment, at the average rate currently paid by Starrett on its principal bank loans or, if none, at a rate that is fair and equitable under all the circumstances.

The foregoing payment to each Shareholder must be accompanied by (i) recent financial statements of Starrett, (ii) a statement of Starrett’s estimate of the fair value of the Shares, which estimate must equal or exceed Starrett’s estimate given in the Appraisal Notice, and (iii) a statement that Shareholders who complied with the procedural requirements for perfecting their appraisal rights have the right to demand further payment and that, if the Shareholder does not do so within the applicable time period, such Shareholder will be deemed to have accepted the payment in full satisfaction of Starrett’s obligations under the Appraisal Statute.

A Shareholder who has been paid for his, her or its Shares and is dissatisfied with the amount of the payment must notify Starrett in writing of his, her or its estimate of the fair value of the Shares and demand payment of that estimate plus interest, less the payment already made. A Shareholder who fails to notify Starrett in writing of his, her or its demand to be paid such Shareholder’s stated estimate of the fair value plus interest within thirty (30) days after receiving Starrett’s payment waives the right to demand payment and will be entitled only to the payment made by Starrett based on Starrett’s estimate of the fair value of the Shares.

Offer to Pay for After-Acquired Shares

Starrett may withhold payment from any Shareholder who did not certify that beneficial ownership of all of such Shareholder’s Shares for which appraisal rights are asserted was acquired before the Merger Announcement Date (the “After-Acquired Shares”). If Starrett elects to withhold payment, within thirty (30) days after the Shareholder Certification Form Deadline, it must provide such Shareholders notice of certain information, including recent financial statements of Starrett, Starrett’s estimate of fair value and such Shareholders’ right to accept Starrett’s estimate of fair value, plus interest, in full satisfaction of their demands or to demand appraisal. Those Shareholders who wish to accept Starrett’s offer must notify Starrett of their acceptance within thirty (30) days after receiving the offer. Within ten (10) days after receiving a Shareholder’s acceptance, Starrett must pay in cash the amount it offered in full satisfaction of the accepting Shareholder’s demand.

A Shareholder offered payment who is dissatisfied with that offer must reject the offer and demand payment of his, her or its stated estimate of the fair value of the Shares plus interest. A Shareholder who fails to notify Starrett in writing of his, her or its demand to be paid his, her or its stated estimate of the fair value plus interest within thirty (30) days after receiving Starrett’s offer of payment waives the right to demand payment and will be entitled only to the payment offered by Starrett based on Starrett’s estimate of the fair value of the Shares.

Those Shareholders who do not reject Starrett’s offer in a timely manner, or who otherwise do not satisfy the requirement outlined above for demanding appraisal, will be deemed to have accepted Starrett’s offer, and Starrett must pay to them in cash the amount it offered to pay within forty (40) days after sending the payment offer.

Procedures if Shareholder is Dissatisfied with Payment or Offer

If a Shareholder makes a demand for payment which remains unsettled, Starrett must commence an equitable proceeding in Middlesex County Superior Court, Commonwealth of Massachusetts, within sixty (60) days after receiving the payment demand and petition the court to determine the fair value of the Shares and accrued interest. If Starrett does not commence the proceeding within the sixty (60)-day period, it must pay in cash to each Shareholder the amount the Shareholder demanded plus interest. Starrett must make all Shareholders whose demands remain unsettled parties to the proceeding as an action against their Shares, and all parties must be served with a copy of the petition. Each Shareholder made a party to the proceeding is entitled to judgment: (i) for the amount, if any, by which the court finds the fair value of the Shareholder’s Shares, plus interest, exceeds the amount paid by Starrett to the Shareholder for such Shares or (ii) for the fair value, plus interest, of the Shareholder’s Shares for which Starrett elected to withhold payment.

The jurisdiction of the court in which the proceeding is commenced is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to it, and the Shareholders demanding appraisal rights are entitled to the same discovery rights as parties in other civil proceedings.

Court Costs and Counsel Fees

The court in an appraisal proceeding will determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court will assess any costs against Starrett, except that the court may assess costs against all or some of the Shareholders demanding appraisal, in amounts the court finds equitable, to the extent the court finds such Shareholders acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by the Appraisal Statute.

The court in an appraisal proceeding may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable: (i) against Starrett and in favor of any or all Shareholders demanding appraisal if the court finds Starrett did not substantially comply with its requirements under the Appraisal Statute; or (ii) against either Starrett or a Shareholder demanding appraisal, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by the Appraisal Statute.

If the court in an appraisal proceeding finds that the services of counsel for any Shareholder were of substantial benefit to other Shareholders similarly situated, and that the fees for those services should not be assessed against Starrett, the court may award to such counsel reasonable fees to be paid out of the amounts awarded the Shareholders who were benefited. To the extent Starrett fails to make a required payment pursuant to the Appraisal Statute, the Shareholder may sue directly for the amount owed and, to the extent successful, will be entitled to recover from Starrett all costs and expenses of the suit, including counsel fees.

Certain Material U.S. Federal Income Tax Consequences of the Merger

The following discussion is a summary of certain material U.S. federal income tax consequences of the Merger that may be relevant to U.S. Holders and Non-U.S. Holders (each as defined in this proxy statement) of Shares whose Shares are converted into the right to receive cash pursuant to the Merger. This discussion is limited to Shareholders who hold their Shares as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment purposes) other than the Retirement Plan Shares. This discussion is based upon the Code, Treasury Regulations promulgated under the Code, rulings, and other published positions of the Internal Revenue Service (the “IRS”) and judicial decisions, all as in effect on the date of this proxy statement and all of which are subject to change or differing interpretations at any time, possibly with retroactive effect. Any such change or differing interpretation could affect the accuracy of the statements and conclusions set forth in this discussion. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax considerations described in this discussion. No advance ruling has been or will be sought from the IRS regarding any matter discussed below.

This discussion is for general information purposes only and does not purport to be a complete analysis of all of the U.S. federal income tax considerations that may be relevant to particular holders in light of their particular facts and circumstances, or to Shareholders subject to special rules under U.S. federal income tax laws, including, for example, but not limited to:

●	banks and other financial institutions;

●	mutual funds;

●	insurance companies;

●	brokers or dealers in securities, currencies, or commodities;

●	dealers or traders in securities subject to a mark-to-market method of accounting with respect to Shares;

●	regulated investment companies and real estate investment trusts;

●	retirement plans (including the Company ESOPs), individual retirement, and other tax-deferred accounts;

●	tax-exempt organizations, governmental agencies, instrumentalities or other governmental organizations and pension funds;

●	holders that are holding Shares as part of a “straddle,” hedge, constructive sale, or other integrated transaction or conversion transaction or similar transactions;

●	U.S. Holders (as defined in this proxy statement) whose functional currency is not the U.S. dollar;

●

partnerships, other entities classified as partnerships for U.S. federal income tax purposes, “S corporations,” or any other pass-through entities for U.S. federal income tax purposes (or investors in such entities);

●	expatriated entities subject to Section 7874 of the Code;

●	holders that are required to accelerate the recognition of any item of gross income as a result of such income being recognized on an “applicable financial statement”;

●	persons subject to the alternative minimum tax;

●	U.S. expatriates and former citizens or long-term residents of the United States;

●	except as noted below, holders that own or have owned (directly, indirectly, or constructively) five percent or more of Shares (by vote or value);

●	grantor trusts;

●	controlled foreign corporations, passive foreign investment companies, and corporations that accumulate earnings to avoid U.S. federal income tax;

●	holders that received their Shares in a compensatory transaction, through a tax qualified retirement plan or pursuant to the exercise of options or warrants;

●	holders that own a direct or indirect equity interest in Parent following the Merger;

●	holders that hold their Shares through a bank, financial institution or other entity, or a branch thereof, located, organized or resident outside the United States; and

●	holders that do not vote in favor of the Merger and that properly demand appraisal of their Shares under Part 13 of the MBCA.

This discussion does not address any U.S. federal tax considerations other than those pertaining to the income tax (such as estate, gift, or other non-income tax considerations) or any state, local or foreign income or non-income tax considerations. In addition, this discussion does not address any considerations arising under the Medicare contribution tax.

If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of Shares, the U.S. federal income tax consequences of the Merger to a partner in such partnership is generally expected to depend upon the status of the partner, the activities of the partner and the partnership, and certain determinations made at the partner level. Partnerships holding Shares, and partners therein are urged to consult their tax advisors regarding the consequences to them of the Merger.

THE U.S. FEDERAL INCOME TAX TREATMENT OF THE TRANSACTIONS DISCUSSED HEREIN TO ANY PARTICULAR SHAREHOLDER WILL DEPEND ON THE SHAREHOLDER’S PARTICULAR TAX CIRCUMSTANCES. WE URGE YOU TO CONSULT YOUR TAX ADVISOR WITH RESPECT TO THE SPECIFIC TAX CONSEQUENCES TO YOU IN CONNECTION WITH THE MERGER IN LIGHT OF YOUR OWN PARTICULAR CIRCUMSTANCES, INCLUDING U.S. FEDERAL, STATE, LOCAL AND NON-U.S. INCOME AND OTHER TAX CONSEQUENCES.

U.S. Holders

This section applies to “U.S. Holders.” For purposes of this discussion, a “U.S. Holder” means a beneficial owner of Shares that is for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the United States;

●

a corporation (including an entity treated as a corporation for U.S. federal income tax purposes), or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

●	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

●

a trust, if (i) a court within the United States is able to exercise primary supervision over the administration of such trust and one (1) or more “United States persons” (within the meaning of the Code) have the authority to control all substantial decisions of the trust or (ii) the trust validly elected to be treated as a United States person for U.S. federal income tax purposes.

The receipt of cash by a U.S. Holder in exchange for Shares pursuant to the Merger is expected to be a taxable transaction for U.S. federal income tax purposes. In general, a U.S. Holder is expected to recognize gain or loss in an amount equal to the difference, if any, between the amount of cash received and the U.S. Holder’s adjusted tax basis in the Shares surrendered pursuant to the Merger. A U.S. Holder’s adjusted tax basis generally equals the amount that such U.S. Holder paid for the Shares. A U.S. Holder’s gain or loss on the disposition of Shares generally will be characterized as capital gain or loss. Any such gain or loss will be long-term capital gain or loss if such U.S. Holder’s holding period, as determined for U.S. federal income tax purposes, in such Shares is more than one (1) year at the time of the completion of the Merger. Under current law, a preferential tax rate on capital gain generally will apply to long-term capital gain of a non-corporate U.S. Holder (including individuals). The deductibility of capital losses is subject to limitations. U.S. Holders who hold different blocks of Shares (Shares purchased or acquired on different dates or at different prices) should consult their tax advisor to determine how the above rules apply to them.

Non-U.S. Holders

This section applies to “Non-U.S. Holders.” For purposes of this discussion, a “Non-U.S. Holder” means a beneficial owner of Shares that is not a U.S. Holder (as defined above).

Subject to the discussion of backup withholding below, a Non-U.S. Holder generally is not expected to be subject to U.S. federal income or withholding tax in respect of gain recognized in connection with the Merger, unless:

●

the gain is effectively connected with a trade or business of such Non-U.S. Holder in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base maintained by such Non-U.S. Holder in the United States), in which case such gain is generally expected to be subject to U.S. federal income tax at rates generally applicable to U.S. persons, and, if the Non-U.S. Holder is a corporation, such gain may also be subject to the branch profits tax at a rate of 30% (or a lower rate under an applicable income tax treaty);

●

such Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition of Shares pursuant to the Merger, and certain other specified conditions are met, in which case such gain will be subject to U.S. federal income tax at a rate of 30% (or a lower rate under an applicable income tax treaty), which gain may be offset by certain U.S. source capital losses of such Non-U.S. Holder, provided such Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses; or

●

Shares constitute a United States real property interest (a “USRPI”) by reason of Starrett’s status as a “United States real property holding corporation” for U.S. federal income tax purposes (“USRPHC”) at any time during the shorter of the five-year period preceding the Effective Date of the Merger or such Non-U.S. Holder’s holding period with respect to the applicable Shares (the “Relevant Period”) and (A) Shares are not regularly traded on an established securities market (within the meaning of Section 897(c)(3) of the Code) or (B) Shares are regularly traded on an established securities market (within the meaning of Section 897(c)(3) of the Code) and such Non-U.S. Holder owns (directly, indirectly or constructively) more than 5% of the Shares at any time during the Relevant Period, in which case such gain will be subject to U.S. federal income tax at rates generally applicable to U.S. persons. Generally, a corporation is a USRPHC if the fair market value of its USRPIs equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. Although there can be no assurances in this regard, we believe that we are not, and have not been, a USRPHC at any time during the five-year period preceding the Merger. Non-U.S. Holders are encouraged to consult their tax advisors regarding the possible consequences to them if we are a USRPHC.

Information Reporting and Backup Withholding

Generally, information reporting requirements may apply in connection with payments made to U.S. Holders and Non-U.S. Holders in connection with the Merger.

Backup withholding of tax (currently, at a rate of 24%) is generally expected to apply to the proceeds received by a U.S. Holder pursuant to the Merger, unless the U.S. Holder provides the applicable withholding agent with a properly completed and executed IRS Form W-9 providing such U.S. Holder’s correct taxpayer identification number and certifying that such holder is not subject to backup withholding, or otherwise establishes an exemption, and otherwise complies with the backup withholding rules. Backup withholding of tax may also apply to the proceeds received by a Non-U.S. Holder pursuant to the Merger, unless the Non-U.S. Holder provides the applicable withholding agent with a properly completed and executed IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable IRS Form W-8), attesting to such Non-U.S. Holder’s status as a non-U.S. person and otherwise complies with applicable certification requirements.

Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a U.S. Holder or Non-U.S. Holder generally will be allowed as a credit against such holder’s U.S. federal income tax liability, if any, and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.

Foreign Account Tax Compliance Act (FATCA)

Sections 1471 through 1474 of the Code, and the U.S. Treasury Regulations and administrative guidance issued thereunder (which we refer to collectively as “FATCA”), impose a U.S. federal withholding tax of 30% on certain payments made to a “foreign financial institution” (as specially defined under these rules) unless such institution enters into an agreement with the U.S. government to withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding certain U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners) or an exemption applies. FATCA also generally will impose a U.S. federal withholding tax of 30% on certain payments made to a non-financial foreign entity unless such entity provides the withholding agent a certification identifying certain direct and indirect U.S. owners of the entity or an exemption applies. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Under certain circumstances, a Non-U.S. Holder might be eligible for refunds or credits of such taxes.

The U.S. Treasury Department released proposed regulations which, if finalized in their present form, would eliminate the federal withholding tax of 30% applicable to the gross proceeds of a sale or other disposition of the Shares. In its preamble to such proposed regulations, the U.S. Treasury Department stated that taxpayers may generally rely on the proposed regulations until final regulations are issued.

Shareholders are encouraged to consult with their own tax advisors regarding the possible implications of FATCA on the disposition of Shares pursuant to the Merger.

THE DISCUSSION ABOVE IS BASED ON CURRENT LAW. LEGISLATIVE, ADMINISTRATIVE OR JUDICIAL CHANGES OR INTERPRETATIONS, WHICH CAN APPLY RETROACTIVELY, COULD AFFECT THE ACCURACY OF THE STATEMENTS SET FORTH THEREIN. THIS DISCUSSION IS FOR GENERAL INFORMATION PURPOSES ONLY. IT DOES NOT ADDRESS TAX CONSIDERATIONS THAT MAY VARY WITH, OR ARE CONTINGENT ON, YOUR INDIVIDUAL CIRCUMSTANCES OR THE APPLICATION OF ANY U.S. NON-INCOME TAX LAWS OR THE LAWS OF ANY STATE, LOCAL OR NON-U.S. JURISDICTION AND HOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS REGARDING SUCH MATTERS AND THE TAX CONSEQUENCES OF THE MERGER TO THEM IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES.

Reasonable Best Efforts to Consummate the Merger; Regulatory Filings

Pursuant to the Merger Agreement, each of the parties has agreed to, and to cause its respective subsidiaries to, use its respective reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper, or advisable under applicable laws to consummate the Merger and the other transactions contemplated by the Merger Agreement as promptly as practicable, and, in any event, by or before the Outside Date (as defined in the Merger Agreement), including that the parties have agreed to, or to cause their ultimate parent entity (as such term is defined in the HSR Act) to, cooperate with each other to make any filing or notification required or advisable under any antitrust laws or foreign investment laws as promptly as practicable and in any event prior to the expiration of any applicable legal deadline and supply as promptly as practicable any additional information and documentary material that may be requested pursuant to any antitrust law or foreign investment law as outlined in the section of this proxy statement captioned “Proposal 1: Approval of the Merger Agreement - Efforts to Consummate the Merger.”

PROPOSAL 1: APPROVAL OF THE MERGER AGREEMENT

The following summary describes the material provisions of the Merger Agreement. The descriptions of the Merger Agreement in this summary and elsewhere in this proxy statement are not complete and are qualified in their entirety by reference to the Merger Agreement, a copy of which is attached to this proxy statement as Annex A and incorporated into this proxy statement by reference. You should carefully read and consider the entire Merger Agreement, which is the legal document that governs the Merger, because this summary may not contain all the information about the Merger Agreement that is important to you. The rights and obligations of the parties are governed by the express terms of the Merger Agreement and not by this summary or any other information contained in this proxy statement.

The representations, warranties, covenants and agreements described below and included in the Merger Agreement (i) were made only for purposes of the Merger Agreement and as of specific dates; (ii) were made solely for the benefit of the parties to the Merger Agreement; and (iii) may be subject to important qualifications, limitations and supplemental information agreed to by the Company, Parent and Merger Sub in connection with negotiating the terms of the Merger Agreement and contained in the confidential disclosure letter delivered by the Company to Parent and Merger Sub pursuant to the Merger Agreement. In addition, the representations and warranties have been included in the Merger Agreement for the purpose of allocating contractual risk between the Company, Parent and Merger Sub rather than to establish matters as facts and may be subject to standards of materiality applicable to such parties that differ from those applicable to investors. The Shareholders are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties, covenants and agreements or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Parent and Merger Sub or any of their respective affiliates or businesses. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement. In addition, you should not rely on the covenants in the Merger Agreement as actual limitations on the respective businesses of the Company, Parent and Merger Sub, because the parties may take certain actions that are either expressly permitted in the confidential disclosure letter delivered by the Company to Parent and Merger Sub pursuant to the Merger Agreement or as otherwise consented to by the appropriate party, which consent may be given without prior notice to the public. The Merger Agreement is described below, and included as Annex A only to provide you with information regarding its terms and conditions, and not to provide any other factual information regarding the Company, Parent and Merger Sub or their respective businesses. Accordingly, the representations, warranties, covenants, and other agreements in the Merger Agreement should not be read alone, and you should read the information provided elsewhere in this proxy statement and in our filings with the SEC regarding the Company and its business.

Merger Agreement

On March 8, 2024, the Company entered into the Merger Agreement, by and among the Company, Parent and Merger Sub, pursuant to which Merger Sub will merge with and into the Company, with the Company surviving the Merger.

Principal Terms of the Merger

Effect of the Merger

The Merger Agreement provides that, upon the terms and subject to the conditions of the Merger Agreement, and in accordance with the MBCA, at the Effective Time, Merger Sub will merge with and into the Company, the separate corporate existence of Merger Sub will cease and the Company will continue as the Surviving Corporation. As a result of the Merger, the Surviving Corporation will become a wholly owned subsidiary of Parent and the Class A Common Shares will no longer be publicly traded. In addition, the Class A Common Shares will be delisted from the NYSE and de-registered under the Exchange Act, in each case, in accordance with applicable laws, rules and regulations, and Starrett will no longer file periodic reports with the SEC on account of the Class A Common Shares. The Merger will be governed by the MBCA. If the Merger is consummated, you will not own any shares of capital stock of the Surviving Corporation.

Closing and Effective Time

Subject to the provisions of the Merger Agreement and pursuant to the MBCA, the Closing will take place as soon as practicable, but in no event later than the second (2nd) business day after the satisfaction or, to the extent permitted by law, waiver of the conditions to the Closing (excluding conditions that, by their terms, cannot be satisfied until the Closing, but subject to the satisfaction or, to the extent permitted by law, waiver of such conditions at the Closing) (or on such other date as Parent and the Company may mutually agree). At the Closing, the parties will cause the Merger to be consummated by filing articles of merger with the Secretary of the Commonwealth of Massachusetts in accordance with the MBCA. The Merger will become effective upon the filing of the articles of merger.

Articles of Organization; Bylaws; Directors and Officers

At the Effective Time, the articles of organization and the bylaws of the Company will be amended and restated in their entirety to conform to the forms previously agreed to by the parties and, as so amended, will be the articles of organization and bylaws of the Surviving Corporation until thereafter amended in accordance with the articles of organization and the bylaws of the Surviving Corporation and as provided by applicable law subject to the applicable terms of the Merger Agreement.

At the Effective Time, the directors of Merger Sub immediately prior to the Effective Time will be the initial directors of the Surviving Corporation, and the officers of the Company immediately prior to the Effective Time will be the initial officers of the Surviving Corporation, in each case, until the earlier of his or her death, resignation or removal, or until his or her successor is duly elected and qualified in accordance with the Surviving Corporation’s articles of organization and bylaws. The Company will request that each director of the Company immediately prior to the Effective Time execute and deliver a letter effectuating his or her resignation as a member of the Company Board, to be effective as of the Effective Time.

Conditions to the Closing of the Merger

The obligations of the Company, Parent and Merger Sub to effect the Merger are subject to the satisfaction or, to the extent permitted by law, waiver by all parties to the Merger Agreement in writing at or prior to the Effective Time of each of the following conditions:

●

the absence of any order, injunction or decree issued by any governmental body of competent jurisdiction prohibiting or preventing the consummation of the Merger and the absence of any statute, rule, regulation, order, injunction, or decree enacted, entered, promulgated, or enforced by any governmental body that prohibits or makes illegal the consummation or the Merger; and

●

the Merger Agreement shall have been duly adopted by shareholders of the Company constituting the holders of at least two-thirds of the outstanding Shares entitled to vote thereon, with each Class A Common Share entitling the record holder thereof to one (1) vote per Share and each Class B Common Share entitling the record holder thereof to ten (10) votes per Share, and shall have been duly approved by the sole shareholder of Merger Sub in accordance with applicable Law and the articles of organization, certificate of incorporation and bylaws of each such corporation, as applicable.

In addition, the respective obligations of Parent and Merger Sub to effect the Merger are subject to the satisfaction or waiver in writing (to the extent permitted by applicable law) at or prior to the Effective Time of each of the following conditions:

●

the representations and warranties of the Company relating to (i) authorized capital stock, (ii) there being no outstanding capital stock, equity interests or voting securities of the Company other than those disclosed in the disclosure letter delivered by the Company to Parent and Merger Sub or those resulting from the settlement of Company RSUs or Company PSUs outstanding on March 4, 2024 or grants of Company equity awards under the Company equity plans and (iii) the Company not having experienced a Company Material Adverse Effect from June 30, 2023 to March 8, 2024, in each case of (i), (ii) and (iii), being true and correct in all respects, except, in the case of (i) and (ii), for de minimis inaccuracies, as of the date of the Closing of the Merger (the “Closing Date”) (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date);

●

the representations and warranties of the Company relating to organization and corporate power, authorization, subsidiaries, absence of breach, title to tangible properties, and broker fees being true and correct in all material respects (without regard to any qualifications or exceptions contained as to materiality or Company Material Adverse Effect contained in such representations and warranties) as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty must be true and correct in all material respects as of such earlier date);

●

the other representations and warranties of the Company contained in the Merger Agreement being true and correct both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure of such representations and warranties to be so true and correct (without regard to any qualifications or exceptions contained as to materiality or Company Material Adverse Effect contained in such representations and warranties) would not have, individually or in the aggregate, a Company Material Adverse Effect;

●

the Company’s performance and compliance, in all material respects, with all covenants and obligations that the Company is required to comply with or to perform under the Merger Agreement at or prior to the Closing Date;

●

the absence of any change, event, occurrence or effect that, individually or in the aggregate, has had, or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect since the date of the Merger Agreement;

●

the delivery by the Company to Parent of a certificate signed by an authorized officer of the Company, dated the Closing Date, certifying that the conditions set forth in the preceding five (5) bullets have been satisfied; and

●

the delivery by the Company to Parent of an executed copy of a customary payoff letter for the Loan and Security Agreement (as defined in the Merger Agreement) from or on behalf of the lenders with respect thereto, relating to the repayment in full of all obligations thereunder, the termination of such Credit Facility (as defined below) and all commitments in connection therewith and the release of all liens securing the obligations thereunder (in each case, effective as of the Closing Date).

In addition, the obligations of the Company to effect the Merger are subject to the satisfaction or waiver in writing (to the extent permitted by applicable law) at or prior to the Effective Time of each of the following conditions:

●

the representations and warranties of Parent and Merger Sub contained in the Merger Agreement being true, correct and complete in all respects as of the as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), without giving effect to the words “materially” or “material” or to any qualification based on the defined term “Parent Material Adverse Effect”, except where the failure to be so correct and complete does has not had, individually or in the aggregate, a Parent Material Adverse Effect;

●

the performance and compliance in all material respects by Parent and Merger Sub with all covenants and obligations that Parent and Merger Sub are required to comply with or to perform under the Merger Agreement at or prior to the Closing Date; and

●

the delivery by Parent to the Company of a certificate signed by an authorized officer of Parent, dated the Closing Date, certifying that the conditions set forth in the preceding two (2) bullets have been satisfied.

Merger Consideration

Conversion of Securities at the Effective Time

At the Effective Time, each Share issued and outstanding immediately prior to the Effective Time (other than (i) any Shares held in the treasury of the Company or owned by the Company or any direct or indirect wholly owned subsidiary of the Company immediately prior to the Effective Time, (ii) any Shares owned by Parent, Merger Sub or any direct or indirect wholly owned subsidiary of Parent or Merger Sub immediately prior to the Effective Time or (iii) any Shares held by Shareholders who have properly exercised and perfected their demands for appraisal of such Shares in accordance with the MBCA) (such Shares, the “Dissenting Shares”) will be converted into the right to receive the Merger Consideration, and as of the Effective Time, all such Shares will no longer be outstanding and will automatically be canceled and will cease to exist, and each holder of thereof will cease to have any rights with respect thereto, except the right to receive the Merger Consideration payable with respect to such Shares.

Each Share (i) held in the treasury of the Company or owned by the Company or any direct or indirect wholly owned subsidiary of the Company immediately prior to the Effective Time or (ii) owned by Parent, Merger Sub or any direct or indirect wholly owned subsidiary of Parent or Merger Sub immediately prior to the Effective Time will be canceled and retired without any conversion thereof and will cease to exist and no payment or distribution will made with respect thereto. Each Share of common stock of Merger Sub issued and outstanding immediately prior to the Effective Time will be converted into one (1) fully paid and non-assessable Share of common stock of the Surviving Corporation, which shares shall constitute the only outstanding shares of capital stock of the Surviving Corporation. Each Dissenting Share outstanding immediately prior to the Effective Time will not be converted into the right to receive the Merger Consideration unless and until the Shareholder holding such Dissenting Shares has effectively withdrawn or lost (through failure to perfect or otherwise) such Shareholder’s right to obtain payment of the fair value of such Shareholder’s Dissenting Shares under the MBCA but will instead be entitled only to such rights with respect to such Dissenting Shares as may be granted to such Shareholder under Part 13 of the MBCA. From and after the Effective Time, Dissenting Shares will not be entitled to vote for any purpose or be entitled to the payment of dividends or other distributions (except dividends or other distributions payable to Shareholders of record prior to the Effective Time).

Treatment of Company Equity Awards

Pursuant to the Merger Agreement:

●

Company RSUs. At or immediately prior to the Effective Time, each award of restricted stock units with respect to Shares granted under the Company’s 2012 Long-Term Incentive Plan or the Company’s 2021 Long-Term Incentive Plan (each, a “Company Equity Plan” and, collectively, the “Company Equity Plans”) that is subject to vesting conditions based solely on continued employment or service (each, a “Company RSU”) that is outstanding immediately prior to the Effective Time, whether vested or unvested, will be canceled and converted into the right to receive an amount in cash, without interest (less applicable tax withholdings), equal to (i) the number of Shares subject to such Company RSU immediately prior to the Effective Time, with any remaining service-based vesting requirements deemed fully satisfied, multiplied by (ii) the Merger Consideration.

●

Company PSUs. At or immediately prior to the Effective Time, each award of restricted stock units with respect to Shares granted under a Company Equity Plan that is subject to performance-based vesting conditions (each, a “Company PSU” and, together with the Company RSUs, the “Company Equity Awards”) that is outstanding immediately prior to the Effective Time, whether vested or unvested, will be canceled and converted into the right to receive an amount in cash, without interest (less applicable tax withholdings), equal to (i) the number of Shares subject to such Company PSU immediately prior to the Effective Time assuming full satisfaction of the performance-based vesting conditions at maximum levels and with any remaining service-based vesting requirements deemed fully satisfied, multiplied by (ii) the Merger Consideration.

●

Company ESPPs. The compensation committee of the Company Board adopted resolutions and took actions with respect to the Company’s 2022 Employees’ Stock Purchase Plan and the Company’s 2017 Employees’ Stock Purchase Plan (each, a “Company ESPP”, and collectively, the “Company ESPPs”) that are necessary to provide that: (i) with respect to any offering period in effect under any Company ESPP as of the date the Merger Agreement was entered into, no individual who was not a participant in the respective Company ESPP as of the date the Merger Agreement was entered into may enroll in a Company ESPP with respect to such offering period and no participant may increase the percentage amount of his or her payroll deduction election from that in effect on the date the Merger Agreement was entered into for such offering period; (ii) no offering period shall commence following the date the Merger Agreement was entered into unless and until the Merger Agreement is terminated; (iii) if the applicable purchase date with respect to the offering period would otherwise occur on or after the Effective Time, then the offering period will be shortened and the applicable purchase date with respect to the offering period will occur at least two (2) business days preceding the date on which the Effective Time occurs; and (iv) the Company ESPPs shall terminate as of or prior to the Effective Time.

Payment of the Merger Consideration; Surrender of Shares

At or prior to the Effective Time, Parent will deposit or cause to be deposited with the Paying Agent cash in an amount sufficient to pay the aggregate Merger Consideration.

As promptly as practicable after the Effective Time (and in any event within two (2) business days thereafter), Parent will cause the Paying Agent to mail to each holder of record of a certificate that immediately prior to the Effective Time represented outstanding Shares which were converted into the right to receive the Merger Consideration, a letter of transmittal in customary form and instructions for effecting the surrender of the certificate (or effective affidavits of loss in lieu thereof) in exchange for payment of the Merger Consideration.

Upon surrender of a certificate for cancellation to the Paying Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly executed and properly completed pursuant to the instructions thereto, and such other documents as may be reasonably required by the Paying Agent and described in such instructions, the holder of such certificate will be entitled to receive in exchange therefor Merger Consideration for each Share formerly represented by such certificate, and the certificate so surrendered will be canceled.

A holder of record of non-certified Shares represented in book-entry form that immediately prior to the Effective Time represented outstanding Shares which were converted into the right to receive Merger Consideration will, upon receipt by the Paying Agent of an “agent’s message” in customary form (or such other evidence, if any, as the Paying Agent may reasonably request), be entitled to receive in exchange for such book-entry Shares Merger Consideration (less any applicable withholding tax) for each Share formerly represented by such book-entry Shares, and such book-entry Share will be canceled. Payment of the Merger Consideration with respect to book-entry Shares will only be made to the person in whose name such book-entry Shares are registered.

Until such “agent’s message” (or such other evidence) is received, each certificate or book-entry Share will be deemed, at any time after the Effective Time, to represent only the right to receive the Merger Consideration and will not evidence any interest in, or any right to exercise the rights of a Shareholder or other equity holder of, the Company or the Surviving Corporation.

At any time following the date that is twelve (12) months after the Effective Time, Parent may require the Paying Agent to deliver to Parent or its designated affiliate any funds (including any interest received with respect thereto) that have been made available to the depository and that have not been disbursed to holders of certificates or book-entry Shares. Thereafter, such holders will be entitled to look to the Surviving Corporation with respect to the Merger Consideration payable to the holder of a certificate or book-entry Share. The Surviving Corporation will pay all charges and expenses, including those of the Paying Agent, in connection with the exchange of Shares for the Merger Consideration.

None of Parent, Merger Sub, the Surviving Corporation, the Paying Agent or their respective affiliates will be liable to any person in respect of any Merger Consideration, or any cash that was held by the Paying Agent, that was required to be delivered to a public official pursuant to any applicable abandoned property, escheat or other similar Laws. If any certificate has not been surrendered, or the applicable “agent’s message” or other evidence is not received in respect of a book-entry Share, immediately prior to the date on which the Merger Consideration in respect of such certificate or book-entry Share would otherwise escheat to or become the property of any governmental body, any Merger Consideration in respect of such certificate or book-entry Share will, to the extent permitted by applicable law, immediately prior to such time become the property of the Surviving Corporation, free and clear of all claims or interest of any individual, corporation, partnership, limited liability company, association, trust, unincorporated organization, other entity or group previously entitled thereto.

Withholding

To the extent required by applicable tax law, each of Parent, the Paying Agent, the Company and their affiliates will be entitled to withhold and deduct any amount as may be required to be deducted or withheld in respect of any payment made in connection with the transactions contemplated by the Merger Agreement.

Representations and Warranties

In the Merger Agreement, the Company has made customary representations and warranties to Parent and Merger Sub with respect to:

●	organization and corporate power;

●	authorization; valid and binding nature of the Merger Agreement;

●	capital stock;

●	the Company’s ownership of its subsidiaries;

●	no breach;

●	consents;

●	SEC reports, disclosure controls and procedures;

●	absence of undisclosed liabilities;

●	absence of certain developments;

●	compliance with laws;

●	title to tangible properties;

●	tax matters;

●	contracts and commitments;

●	intellectual property;

●	data privacy;

●	litigation;

●	insurance;

●	employee benefit plans;

●	environmental compliance and conditions;

●	employment and labor matters;

●	regulatory matters;

●	enrollments before the Central Bank of Brazil;

●	brokers;

●	disclosure;

●	rights agreement;

●	opinion of financial advisor;

●	significant customers and suppliers;

●	product liability; and

●	inventory.

Some of the representations and warranties in the Merger Agreement made by the Company are qualified as to “materiality” or “Company Material Adverse Effect.” For purposes of this proxy statement and the Merger Agreement, a “Company Material Adverse Effect” means any change, effect, event, inaccuracy, occurrence, or other matter that, individually or taken together with other changes, effects, events, inaccuracies, occurrences or other matters, has, or would reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise), assets, operations, or results of operations of the Company and its subsidiaries, taken as a whole; provided, however, that any changes, effects, events, inaccuracies, occurrences, or other matters resulting or arising from or in connection with any of the following will not be deemed, either alone or in combination, to constitute a Company Material Adverse Effect and will be disregarded in determining whether a Company Material Adverse Effect has occurred:

●

matters generally affecting the U.S. or foreign economies, financial or securities markets, or political, legislative, or regulatory conditions, or the industry in which the Company and its subsidiaries operate, except to the extent such matters have, or would be reasonably expected to have, a materially disproportionate adverse effect on the Company and its subsidiaries, taken as a whole, relative to the impact on other companies in the industry in which the Company and its subsidiaries operate;

●

the announcement of the Merger Agreement or the transactions contemplated by the Merger Agreement (provided that no effect shall be given to this exception for purposes of any representation or warranty (or closing condition related thereto) which addresses the effect of, or requirements in respect of, the execution of the Merger Agreement or the transactions contemplated by the Merger Agreement;

●

any change in the market price or trading volume of the Shares; provided, that, this exception will not preclude a determination that a matter underlying such change has resulted in or contributed to a Company Material Adverse Effect unless excluded under another clause of the definition of Company Material Adverse Effect;

●

acts of war or terrorism (including cyber-attacks and computer hacking), national emergencies, U.S. federal government shutdowns, natural disasters, force majeure events, weather events or health emergencies, including pandemics or epidemics (or the escalation of any of the foregoing) or actions taken in response thereto, except to the extent such matters have, or would be reasonably expected to have, a materially disproportionate adverse effect on the Company and its subsidiaries, taken as a whole, relative to the impact on other companies in the industry in which the Company and its subsidiaries operate;

●

changes in laws, regulations, or accounting principles, or interpretations thereof, except to the extent such changes have, or would reasonably be expected to have, a materially disproportionate adverse effect on the Company and its subsidiaries, taken as a whole, relative to the impact on other companies in the industry in which the Company and its subsidiaries operate;

●

the performance of the Merger Agreement and the transactions contemplated thereby, including compliance with covenants set forth therein (excluding the requirement that the Company and its subsidiaries operate in the ordinary course of business), or any action taken or omitted to be taken by the Company at the express written request or with the prior written consent of Parent or Merger Sub;

●

the initiation or settlement of any legal proceedings commenced by or involving (i) any governmental body in connection with the Merger Agreement or the transactions contemplated thereby or (ii) any current or former shareholder of the Company (on their own or on behalf of the Company) arising out of or related to the Merger Agreement or the transactions contemplated thereby, or the settlement of any litigation pending as of the date of the Merger Agreement; or

●

any failure by the Company to meet any internal or analyst projections or forecasts or estimates of revenues, earnings, or other financial metrics for any period on or after the date of the Merger Agreement; provided, that, this exception will not preclude a determination that a matter underlying such failure has resulted in or contributed to a Company Material Adverse Effect unless excluded under another clause.

In the Merger Agreement, Parent and Merger Sub have made representations and warranties to the Company with respect to:

●	organization and corporate power;

●	authorization; valid and binding nature of the Merger Agreement;

●	no breach;

●	consents;

●	litigation;

●	disclosure;

●	brokers;

●	operations of Merger Sub;

●	ownership of Shares;

●	vote and approval required by Parent and Merger Sub;

●	financing; and

●	investigation by Parent and Merger Sub; disclaimer of reliance.

Some of the representations and warranties in the Merger Agreement made by Parent or Merger Sub are qualified as to “materiality” or “Parent Material Adverse Effect.” For purposes of this proxy statement and the Merger Agreement, a “Parent Material Adverse Effect” means any change, effect, event, inaccuracy, occurrence, or other matter that has a material adverse effect on the ability of Parent or Merger Sub to timely perform its obligations under the Merger Agreement or to timely consummate the transactions contemplated by the Merger Agreement.

None of the representations and warranties of the parties to the Merger Agreement contained in the Merger Agreement (or in any instrument delivered pursuant to the Merger Agreement) survive the Merger.

Conduct of the Company

The Company has agreed that, during the period from the date of the Merger Agreement until the earlier of the Effective Time or the date that the Merger Agreement is terminated pursuant to its terms (the “Pre-Closing Period”), except (i) as set forth in the Company’s confidential disclosure letter delivered by the Company to Parent and Merger Sub pursuant to the Merger Agreement, (ii) as required by applicable law, (iii) as expressly permitted or required by the Merger Agreement, or (iv) with the prior written consent of Parent (which consent will not be unreasonably delayed, withheld or conditioned), the Company will, and will cause its subsidiaries to, (A) carry on its business in the ordinary course of business consistent with past practice and (B) use commercially reasonable best efforts to (x) preserve intact its current business organization, keep available the services of its current officers, employees, and consultants and (y) preserve its relationships with customers, suppliers, partners, licensors, licensees, distributors, governmental bodies and others having business dealings with it with the intention that its goodwill and ongoing business will not be materially impaired on the Closing Date. Any action, the subject matter of which is addressed by the restrictions set forth in the following paragraph, will be deemed compliant with the restrictions set forth in this paragraph, if compliant with the restrictions set forth in the following paragraph.

The Company has further agreed that, during the Pre-Closing Period, except (i) as set forth in the Company’s confidential disclosure letter delivered by the Company to Parent and Merger Sub pursuant to the Merger Agreement, (ii) as required by applicable law, or (iii) as expressly permitted or required by the Merger Agreement, the Company will not, and will cause its subsidiaries not to, without the prior written consent of Parent (which consent will not be unreasonably delayed, withheld or conditioned):

●

(A) authorize, declare, set aside or pay any dividends on or make other distributions (whether in cash, stock or property) in respect of any of its capital stock or Shares or (B) directly or indirectly redeem, repurchase, split, combine, subdivide, reclassify or otherwise acquire any Shares of its capital stock or any Company security, subject to certain exceptions;

●

grant, issue, sell, pledge, dispose of or otherwise encumber, or authorize the issuance, sale, pledge, disposition or other encumbrance of, (A) any shares of capital stock or other ownership interest in the Company or any of its subsidiaries, (B) any securities convertible into or exchangeable or exercisable for any such Shares or ownership interest, (C) any phantom equity or similar contractual rights or (D) any rights, warrants, options, stock appreciation rights, restricted stock, stock units or other equity or equity-backed compensation to acquire or with respect to any such shares of capital stock, ownership interest or convertible or exchangeable securities, subject to certain exceptions;

●

except as required by the terms of a Company compensation, benefit or equity plan as in effect as of the date of the Merger Agreement, for the payment of fiscal year 2024 annual bonuses to employees, if the Closing Date occurs after June 30, 2024, or as contemplated by the Merger Agreement, (A) increase the wages, salary or other compensation or benefits with respect to any of the Company’s or any of its subsidiaries’ directors, officers, or employees, other than salary or base compensation increases in the ordinary course of business consistent with past practice that do not exceed 5% individually and $5.0 million in the aggregate with respect to employees and other individual service providers whose annual base salary or base compensation does not exceed $150,000 prior to such increase; (B) establish, adopt, enter into, amend in any material respect or terminate any Company compensation, benefit or equity plan (other than the provision of de minimis fringe benefits, amendments as may be required by applicable law, or amendments to The L.S. Starrett Company Employee Stock Ownership Plan, as amended and restated, the Company’s 2013 Employee Stock Ownership Plan, as amended and restated (together, the “Company ESOPs”), or the Retirement Plan for Employees of The L.S. Starrett Company (Plan #001), as amended and restated effective July 1, 2015, as may be deemed advisable by the administrator of such plans to effectuate the treatment of the Company ESOPs contemplated by the Merger Agreement); or (C) hire, engage or terminate (without cause) the employment or engagement of any employee or individual independent contractor, other than in the ordinary course of business consistent with past practice with respect to any such person who (y) has or will have an annual base salary of less than $150,000 and (z) whose position is or will be below the level of executive vice president of the Company or any of its subsidiaries;

●

(A) adopt, enter into, or amend in any material respect any collective bargaining agreement or contract with any labor union, trade organization or other employee representative body applicable to the Company or its subsidiaries, or (B) implement or announce any employee layoffs, furloughs, reductions in force, plant closings, material reductions in compensation or other similar actions that would implicate the Worker Adjustment and Retraining Notification Act;

●

amend any of the Company organizational documents or the comparable charter or organization documents of any of its subsidiaries, adopt a Shareholders’ rights plan or enter into any agreement with respect to the voting of its capital stock;

●

effect a recapitalization, reclassification of Shares, stock split, reverse stock split or similar transaction or authorize the issuance of any other securities in respect of, in lieu of, or in substitution for Shares of its capital stock;

●

adopt a plan or agreement of complete or partial liquidation, merger, dissolution, consolidation, restructuring, recapitalization, or other reorganization of the Company or any of its subsidiaries (other than the transactions contemplated by the Merger Agreement);

●

subject to certain exceptions, make any capital expenditures in excess of the capital expenditure budget set forth in the confidential disclosure letter delivered by the Company to Parent and Merger Sub pursuant to the Merger Agreement, except for capital expenditures that do not exceed the total of such capital expenditure budget by more than $500,000 in the aggregate;

●

acquire or agree to acquire, by merging or consolidating with, by purchasing an equity interest in or a portion of the material assets of any business or any corporation, partnership, joint venture, association or other business organization or division thereof, or otherwise acquire or agree to acquire any equity interests in or material assets of any other person, except for the purchase of materials from suppliers or vendors in the ordinary course of business consistent with past practice or in individual transactions involving less than $500,000 in assets in the aggregate;

●

except with respect to any intercompany arrangements, (A) incur or assume any indebtedness, renew or extend the Credit Facilities, enter into any “keep well” or other agreement to maintain any financial condition of another person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company or its subsidiaries, or enter into any agreement or arrangement having the economic effect of any of the foregoing, except for revolving credit loans under the Credit Facilities or short-term indebtedness incurred in the ordinary course of business consistent with past practice and not exceeding $250,000 in the aggregate, (B) make any loans or advances to any other person (except for advances to directors, officers and other employees for travel and other business-related expenses, in each case, in the ordinary course of business consistent with past practice and in compliance in all material respects with the Company’s or its subsidiaries’ policies related thereto), (C) make any capital contributions to, or investments in, any other person or (D) repurchase, prepay or refinance any indebtedness in an amount greater than $250,000 in the aggregate;

●

sell, transfer, license, sublicense, assign, mortgage, encumber or otherwise abandon, withdraw, or dispose of (A) any tangible assets with a fair market value in excess of $250,000 in the aggregate or (B) any material owned intellectual property, except, in the case of clauses (A)-(B), in the ordinary course of business consistent with past practice;

●

commence, pay, discharge, settle, compromise or satisfy any action that is unrelated to the transactions contemplated by the Merger Agreement (A) for monetary consideration in excess of $250,000 in the aggregate or (B) that would impose any material non-monetary obligations on the Company or its subsidiaries that otherwise would have a material adverse impact on the business and operations of the Company, in each case, that would continue after the Effective Time;

●

change its fiscal year, revalue any of its material assets or change any of its material financial, actuarial, reserving or tax accounting methods or practices in any respect, except as required by generally accepted accounting principles or law;

●

(A) make, change, or revoke any material tax election, (B) file any tax return other than on a timely basis or file any amended tax return with respect to material taxes, (C) enter into any “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. law), tax allocation agreement or tax sharing agreement (other than any commercial agreement that does not relate primarily to taxes) relating to or affecting any material tax liability of the Company or any of its subsidiaries, (D) extend or waive the application of any statute of limitations regarding the assessment or collection of any material tax, (E) settle or compromise any material tax liability or (F) surrender any right to claim a material tax refund or credit, except, in each case of clauses (A) through (F), as required by applicable law or in the ordinary course of business;

●

waive, release, or assign any material rights or claims under, or enter into, renew, materially amend, materially modify, terminate, cancel, exercise any options or rights of first offer or refusal under or terminate, any material contracts;

●	abandon, withdraw, terminate, suspend, abrogate, amend, or modify any Company permits, in each case, in any material respect;

●	enter into a research or collaboration arrangement that contemplates payments by or to the Company or its subsidiaries;

●

cancel, reduce, terminate or fail to maintain in effect without replacing any material insurance policies covering the Company and its subsidiaries and their respective properties, assets and businesses;

●

waive or release any noncompetition, non-solicitation, nondisclosure, noninterference, non-disparagement or other analogous restrictive covenant obligation of any current or former officer, director or employee of the Company or its subsidiaries;

●	engage in any sale-leaseback or similar transaction with respect to the Company’s owned real property;

●

engage in any transaction with, or enter into any agreement, arrangement or understanding with, any affiliate of the Company or other person covered by Item 404 of Regulation S-K promulgated by the SEC, in each case, that would be required to be disclosed pursuant to Item 404;

●

enter into any new material line of business or enter into any agreement or commitment that materially limits or otherwise materially restricts the Company or its subsidiaries from time to time engaging or competing in any line of business or in any geographic area or otherwise enter into any agreements, arrangements or commitments imposing material restrictions on its assets, operations or business; or

●	authorize, agree, or commit to take any of the foregoing actions.

No Solicitation

The Company will not, will cause its subsidiaries and each of their respective directors and officers not to, and will instruct its Representatives not to: (i) initiate, solicit, or knowingly encourage or knowingly facilitate the submission or announcement of any inquiry, proposal, or offer that constitutes or would reasonably be expected to lead to any Acquisition Proposal (as defined below), (ii) engage in, enter into or participate in any discussions or negotiations with any person with respect to any Acquisition Proposal or (iii) provide any non-public information, or afford access to the business, properties, assets, books or records of the Company and its subsidiaries to any person (other than Parent, Merger Sub, or any designees of Parent or Merger Sub) in connection with any Acquisition Proposal.

The Company will, and will cause its subsidiaries to, and will instruct its Representatives to, (i) immediately cease any solicitation, discussions, or negotiations with any person (other than Parent, Merger Sub, or any designees of Parent or Merger Sub) with respect to any Acquisition Proposal, (ii) to the extent the Company has the right to do so, within two (2) business days following the date of the Merger Agreement, request in writing the prompt return or destruction of all confidential information provided by or on behalf of the Company or its subsidiaries to any such person, and (iii) terminate access to any physical or electronic data rooms relating to a possible Acquisition Proposal. Notwithstanding the foregoing, the Company and its Representatives, solely in response to an inquiry or proposal that did not result from a material breach of the terms and conditions relating to an Acquisition Proposal as set forth in the Merger Agreement, may (A) seek to clarify and understand the terms and conditions of any such inquiry or proposal made by any person solely to determine whether such inquiry or proposal constitutes an Acquisition Proposal and (B) inform a person that has made or, to the knowledge of the Company’s chief executive officer or the members of the Company’s executive leadership team, in each case, after reasonable inquiry, is considering making, following the date of the Merger Agreement, an Acquisition Proposal, of the provisions relating to an Acquisition Proposal as set forth in the Merger Agreement.

For purposes of this proxy statement and the Merger Agreement, the term “Acquisition Proposal” means any offer or proposal relating to any transactions or series of transactions made or renewed by a person or group (other than Parent or Merger Sub) at any time after the date of the Merger Agreement that is structured to permit such person or group to acquire beneficial ownership of twenty percent (20%) or more of the total voting power of any class of equity securities of the Company or twenty percent (20%) or more of the consolidated total assets of the Company and its subsidiaries, pursuant to a merger, consolidation, or other business combination, sale of Shares, sale of assets, tender offer or exchange offer, or similar transaction, including any single or multi-step transaction or series of related transactions, in each case, other than the Merger. For purposes of this proxy statement and the Merger Agreement, the term “Superior Proposal” means a written Acquisition Proposal made after the date of the Merger Agreement that did not result from a material breach of the terms and conditions relating to an Acquisition Proposal as set forth in the Merger Agreement (except the references in the definition thereof to “twenty percent (20%)” will be replaced by “fifty percent (50%)”) that the Company Board or a committee thereof has determined, in its good faith judgment, after consultation with outside legal counsel and its financial advisor, would result in a transaction more favorable to the Shareholders (solely in their capacity as such) from a financial point of view to the Acquisition Proposal reflected in the Merger Agreement, taking into account all legal, regulatory and financial terms, the likelihood of consummation (including certainty of closing), the person making the Acquisition Proposal, timing, the ability of such third-party to consummate the Acquisition Proposal and all other aspects of such Acquisition Proposal.

Notwithstanding the restrictions described above or any other provision of the Merger Agreement, if at any time following the date of the Merger Agreement and prior to the receipt of the Company Stockholder Approval, (i) the Company has received an unsolicited written Acquisition Proposal that did not, directly or indirectly, result from a material breach of the terms and conditions relating to an Acquisition Proposal as set forth in the Merger Agreement and (ii) the Company Board or a committee thereof determines in good faith, after consultation with outside counsel and a financial advisor, that (x) such Acquisition Proposal constitutes or is reasonably likely to lead to or result in a Superior Proposal and (y) the failure to engage in negotiations or discussions with such person would be inconsistent with its fiduciary duties, then the Company may:

●	(A) furnish information with respect to the Company and its subsidiaries to the person making such Acquisition Proposal and its Representatives; and

●

(B) participate in discussions or negotiations with such person and its Representatives regarding such Acquisition Proposal; provided, that, (1) the Company will not, and will cause its subsidiaries not to, and will instruct its Representatives not to, disclose any such information to such person or participate in any such discussions or negotiations unless the Company has, or first enters into a, confidentiality agreement with such person (I) with terms governing confidentiality that, taken as a whole, are not materially less restrictive to the other person than those contained in the agreement regarding confidentiality, by and between Parent and the Company, dated August 17, 2023 and (II) that does not prevent the Company from providing any information to Parent and Merger Sub to the extent required by the Merger Agreement, and (2) the Company will, as promptly as reasonably practicable, and in any event within one (1) business day, provide or make available to Parent any material non-public information concerning the Company or its subsidiaries provided or made available to such other person that was not previously provided or made available to Parent and Merger Sub.

In addition, the Company must:

●

promptly (and in any event within one (1) business day) notify Parent in writing (email being sufficient) of the receipt by the Company of any Acquisition Proposal or any inquiry, request for information or other indication by any person that it is considering making an Acquisition Proposal;

●

promptly provide Parent (and in any event within such one (1) business day period) the material terms and conditions of any such inquiry or Acquisition Proposal, together with copies of all material documents related thereto, and the identity of the person making any such inquiry or Acquisition Proposal; and

●	keep Parent reasonably informed of any material developments, discussions, or negotiations regarding any Acquisition Proposal (including any changes to the material terms thereof).

The Merger Agreement further provides that the Company Board, and each committee thereof, will not, subject to the terms and conditions of the Merger Agreement, (i) cause or permit the Company or its subsidiaries to enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, joint venture agreement, partnership agreement, or similar definitive agreement (other than an acceptable confidentiality agreement as permitted in accordance with the above) relating to, or that would reasonably be expected to lead to, any Acquisition Proposal (an “Alternative Acquisition Agreement”) or (ii) make a Change of Board Recommendation (as defined below).

Change of the Company Board Recommendation

As described above, the Company Board has unanimously (i) determined that the Merger Agreement and the Merger are fair to, in the bests interests of, and advisable to, the Company and the holders of Shares; (ii) adopted the Merger Agreement and duly authorized and approved the execution, delivery and performance of the Merger Agreement by the Company and the consummation of the transactions contemplated by the Merger Agreement upon the terms and subject to the conditions set forth in the Merger agreement; (iii) directed that the Merger Agreement be submitted to the holders of Shares for approval at a meeting of the Company’s shareholders; and (iv) resolved to recommend that, subject to the terms and conditions of the Merger Agreement, the holders of Shares approve the Merger Proposal (the “Company Board Recommendation”).

Except as described below, during the Pre-Closing Period, the Company Board, or the Company, as applicable, may not:

●	withhold, withdraw, amend, qualify, or modify, or publicly propose to withhold, withdraw, amend, qualify or modify the Company Board Recommendation;

●

fail, within ten (10) business days of the commencement of a tender or exchange offer for Shares that constitutes an Acquisition Proposal by a person other than Parent or any of its affiliates, to file a Schedule 14D-9 pursuant to Rule 14e-2 and Rule 14d-9 promulgated under the Exchange Act recommending that the Shareholders reject such Acquisition Proposal and not tender any Shares into such tender or exchange offer; or

●

fail to publicly reaffirm the Company Board Recommendation within five (5) business days of receiving a written request from Parent to provide such public reaffirmation following receipt by the Company of a publicly announced Acquisition Proposal; provided, that, Parent may deliver only two (2) such requests with respect to any Acquisition Proposal.

Any action described in the foregoing bullet points is referred to as a “Change of Board Recommendation.”

However, notwithstanding the foregoing, prior to the receipt of the Company Stockholder Approval, the Company may terminate the Merger Agreement to enter into an Alternative Acquisition Agreement (an “Alternative Acquisition Termination”) if:

●

the Company receives an Acquisition Proposal that did not directly or indirectly result from a material breach of the provisions in the Merger Agreement related to Acquisition Proposals and that the Company Board or a committee thereof determines in good faith, after consultation with outside counsel, constitutes a Superior Proposal;

●

the Company has notified Parent in writing that it intends to terminate the Merger Agreement to enter into an Alternative Acquisition Agreement, which notice must include the information with respect to such Acquisition Proposal that is specified in the applicable provisions in the Merger Agreement related to Acquisition Proposals; and

●

no earlier than the end of the Notice Period (as defined below), subject to the Parent Negotiation Rights (as defined below), the Company Board or any committee thereof determines in good faith that the Acquisition Proposal that is the subject of the Determination Notice (as defined below) continues to constitute a Superior Proposal and that the failure to terminate the Merger Agreement would reasonably be expected to be inconsistent with its fiduciary duties under applicable law, after consultation with outside counsel, and taking into consideration the terms of any proposed amendment or modification to the Merger Agreement that Parent has irrevocably committed to make during the Notice Period.

Additionally, prior to the receipt of the Company Stockholder Approval, the Company Board or a committee thereof may make a Change of Board Recommendation in response to an Acquisition Proposal (an “Acquisition Proposal Change of Board Recommendation”) if:

●

the Company receives an Acquisition Proposal that did not directly or indirectly result from a material breach of the provisions in the Merger Agreement related to Acquisition Proposals, and the Company Board or a committee thereof determines in good faith, after consultation with outside counsel and its financial advisor, that the Acquisition Proposal constitutes a Superior Proposal;

●

the Company has notified Parent in writing that it intends to effect a Change of Board Recommendation, which notice must include the information with respect to such Acquisition Proposal that is specified in the applicable provisions in the Merger Agreement related to Acquisition Proposals; and

●

no earlier than the end of the Notice Period, subject to the Parent Negotiation Rights, the Company Board or a committee thereof determines in good faith, after consultation with the Company’s outside legal counsel and its financial advisor, and taking into consideration the terms of any proposed amendment or modification to the Merger Agreement that Parent has irrevocably committed to make during the Notice Period, that the Acquisition Proposal that is the subject of the Determination Notice continues to constitute a Superior Proposal and that the failure to make a Change of Board Recommendation would reasonably be expected to be inconsistent with its fiduciary duties under applicable law.

Finally, prior to the receipt of the Company Stockholder Approval, other than in connection with an Acquisition Proposal, the Company Board or a committee thereof may make a Change of Board Recommendation in response to an Intervening Event (as defined below) if:

●	the Company has notified Parent in writing that it intends to effect a Change of Board Recommendation, which notice must describe the Intervening Event in reasonable detail; and

●

no earlier than the end of the Notice Period, subject to the Parent Negotiation Rights, the Company Board or any committee thereof determines in good faith, after consultation with the Company’s outside legal counsel and its financial advisor and after considering the terms of any proposed amendment or modification to the Merger Agreement that Parent has irrevocably committed to make during the Notice Period, that the failure to effect a Change of Board Recommendation in response to such Intervening Event would reasonably be expected to be inconsistent with its fiduciary duties under applicable law.

The above will also apply to any material amendment to the financial terms of any applicable Superior Proposal with respect to an Alternative Acquisition Termination and an Acquisition Proposal Change of Board Recommendation, and will require a revised Determination Notice and a new Notice Period pursuant to the last bullet point in each of the foregoing, as the case may be, and any material change to the facts and circumstances relating to any Intervening Event and require a revised Determination Notice and a new Notice Period pursuant to the last bullet point in the foregoing.

The Merger Agreement further provides that, during any Notice Period, if requested by Parent, the Company will, and will instruct its Representatives to, negotiate in good faith with Parent regarding potential changes to the Merger Agreement to allow Parent to offer adjustments to the terms of the Merger Agreement such that (1) the Acquisition Proposal no longer continues to constitute a Superior Proposal and/or (2) the Intervening Event no longer requires the Company Board or a committee thereof to make a Change of Board Recommendation, as applicable (the “Parent Negotiation Rights”).

For purposes of this proxy statement and the Merger Agreement, a “Determination Notice” means any notice delivered by the Company to Parent pursuant to terms and conditions applicable to an Alternative Acquisition Termination and an Acquisition Proposal Change of Board Recommendation or an Intervening Event Change of Board Recommendation, as applicable, and in each case discussed above, and “Notice Period” means the period beginning at 5:00 p.m. Eastern Time on the day of delivery by the Company to Parent of a Determination Notice (even if such Determination Notice is delivered after 5:00 p.m. Eastern Time) and ending on the third (3rd) business day thereafter at 5:00 p.m. Eastern Time; provided, that, with respect to any change in the financial terms of any Superior Proposal or any material change to the facts and circumstances relating to any Intervening Event, as applicable, the Notice Period will extend until 5:00 p.m. Eastern Time on the second (2nd) business day after delivery of such revised Determination Notice.

For purposes of this proxy statement and the Merger Agreement, an “Intervening Event” means a change, effect, event, circumstance, occurrence, or other matter that affects the business, assets or operations of the Company (other than any change, effect, event, circumstance, occurrence or other matter (a) primarily resulting from a breach of the Merger Agreement by the Company or (b) primarily relating to the announcement or pendency of the Merger Agreement) and that was not known to, or reasonably foreseeable by, the Company Board or any committee thereof on the date of the Merger Agreement, which change, effect, event, circumstance, occurrence, or other matter, or any consequence thereof, becomes known to the Company Board or any committee thereof after the date of the Merger Agreement and prior to receipt of the Company Stockholder Approval; provided, however, that in no event will any of the following constitute an Intervening Event: (i) any Acquisition Proposal or any inquiry, offer, or proposal that constitutes or would reasonably be expected to lead to an Acquisition Proposal, (ii) changes in the price of the Shares, in and of itself (provided, that the underlying reasons for such changes may constitute an Intervening Event to the extent not otherwise excluded by this definition) or (iii) the fact that, in and of itself, the Company exceeds any internal or published projections, estimates or expectation of the Company’s revenue, earnings or other financial performance or results of operations for any period (provided, that the underlying reasons for such events may constitute an Intervening Event to the extent not otherwise excluded by this definition). None of the provisions described above under “No Solicitation” or elsewhere in the Merger Agreement will prohibit (i) the Company Board or a committee thereof from (A) taking and disclosing to the Shareholders a position contemplated by Rule 14e-2(a) and Rule 14d-9 promulgated under the Exchange Act or (B) making any public statement if the Company Board or a committee thereof determines that the failure to make such statement would reasonably be expected to be inconsistent with its fiduciary duties under applicable law or (ii) the Company or the Company Board from making any disclosure required under the Exchange Act, provided that these exceptions will not be construed to exclude such communications from the definition of “Change of Board Recommendation.”

For the purposes of determining whether a breach of the Merger Agreement has occurred with respect to the above provisions regarding “No Solicitation” and “Change of the Company Board Recommendation”, the actions of the Company’s directors and Representatives acting in their authorized capacities on behalf of the Company will be deemed to be the actions of the Company, and the Company will be responsible for any breach of such provisions by its directors and representatives acting in their authorized capacities on behalf of the Company. For the avoidance of doubt, the Company will not be responsible for a breach of the above provisions regarding “No Solicitation” and “Change of the Company Board Recommendation” by a director or a Representative of the Company if such person has taken such action without the authorization of the Company Board.

Special Meeting; Proxy Statement

The Company has agreed to use its reasonable best efforts to have this proxy statement in preliminary form cleared by the SEC as promptly as reasonably practicable after the date of the Merger Agreement and to use its reasonable best efforts to cause this proxy statement to be mailed to the Shareholders as promptly as reasonably practicable, and in no event later than five (5) business days, after the Company learns that this proxy statement in preliminary form will not be reviewed or that the SEC staff has no further comments on this proxy statement in preliminary form.

Subject to the provisions of the Merger Agreement, the Company has agreed to:

●

take all action necessary in accordance with the MBCA, the Exchange Act, the Company’s organizational documents and the rules of the NYSE, and in consultation with Parent, to establish a record date for (and the Company will not change the record date without the prior written consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed)) and, duly call, give notice of, convene and hold the Special Meeting as promptly as reasonably practicable following the mailing of this proxy statement to the Shareholders;

●

conduct a “broker search” in accordance with Rule 14a-13 of the Exchange Act in a manner to enable the Record Date for the Special Meeting to be set out so that the Special Meeting can be held promptly following the effectiveness of this proxy statement; and

●

subject to a Change of Company Board Recommendation in accordance with the Merger Agreement, use its reasonable best efforts to solicit from the Shareholders proxies in favor of the Merger Proposal and the transactions contemplated by the Merger Agreement.

The Company is entitled, but not required, to postpone or adjourn the Special Meeting to use reasonable best efforts to solicit additional proxies and votes in favor of the Merger Proposal if sufficient votes have not been obtained; provided, however, the Special Meeting may not be adjourned or postponed on more than three (3) occasions and no such adjournment or postponement may be for more than seven (7) business days.

Subject to the Company Board not having effected a Change of Board Recommendation, the Company has agreed to (i) submit the Merger Agreement to the Shareholders as promptly as practicable after the date of the Merger Agreement for the purpose of obtaining the Company Stockholder Approval at the Special Meeting and (ii) not submit any Acquisition Proposal for approval by the Shareholders.

●

Each of the Company, Parent and Merger Sub has agreed to promptly (i) correct any information provided by it specifically for use in this proxy statement if and to the extent that such information will have become false or misleading in any material respect and (ii) supplement the information provided by it specifically for use in this proxy statement to include any information that will become necessary in order to make the statements in this proxy statement, in light of the circumstances under which they were made, not misleading. The Company further agreed to cause this proxy statement as so corrected or supplemented to be promptly filed with the SEC and to be disseminated to the Shareholders and the holders of Company Stock Options and Company Equity Awards, in each case as and to the extent required by applicable law.

The Company has agreed to, prior to filing or mailing this proxy statement in definitive form or filing any other required documents (or in each case, any amendment or supplement thereto) or responding to any comments of the SEC or its staff with respect thereto, provide Parent with an opportunity to review and comment on such documents or responses and give good faith consideration to any comments made by Parent and its counsel.

Reasonable Best Efforts to Consummate the Merger; Regulatory Filings

Pursuant to the Merger Agreement, each of the parties has agreed to, and to cause its respective subsidiaries to, use its respective reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper, or advisable under applicable laws to consummate the Merger and the other transactions contemplated by the Merger Agreement as promptly as practicable and, in any event, by or before the Outside Date. The parties have agreed to, or to cause their ultimate parent entity (as such term is defined in the HSR Act) to, cooperate with each other to make any filing or notification required or advisable under any antitrust laws or foreign investment laws as promptly as practicable and in any event prior to the expiration of any applicable legal deadline. The parties have also agreed to supply as promptly as practicable any additional information and documentary material that may be requested pursuant to the any other antitrust law or foreign investment law.

Each of the parties has also agreed to (i) consult and cooperate with one another, and consider in good faith the views of one another, in connection with, and provide to the other parties in advance, any analyses, appearances, presentations, memoranda, briefs, arguments, opinions, and proposals made or submitted by or on behalf of such party in connection with proceedings under or relating to any antitrust laws or foreign investment laws, (ii) give each other reasonable advance notice of all meetings with any governmental body relating to any antitrust laws or foreign investment laws, (iii) give each other an opportunity to participate in each of such meetings, (iv) to the extent practicable, give each other reasonable advance notice of all substantive oral communications with any governmental body relating to any antitrust laws or foreign investment laws, (v) if any governmental body initiates a substantive oral communication regarding any antitrust laws or foreign investment laws, promptly notify the other party of the substance of such communication, (vi) provide each other with a reasonable advance opportunity to review and comment upon all substantive written communications with a governmental body regarding any antitrust laws or foreign investment laws and (vii) provide each other with copies of all material written communications to or from any governmental body relating to any antitrust laws or foreign investment laws. Any such disclosures or provision of copies by one party to the other may be made on an outside counsel only basis, if deemed advisable and necessary by that party. Such materials and information therein will be given only to outside counsel of the recipient and will not be disclosed by such outside counsel to employees, officers, or directors of the recipient without the advance written consent of the party providing such materials.

The Merger Agreement also provides that, notwithstanding anything in the Merger Agreement to the contrary, Parent will, and will cause each of its subsidiaries and affiliates to, take such actions as may be reasonably necessary to obtain any consents, clearances, or approvals required under or in connection with antitrust laws or foreign investment laws to enable all waiting periods under applicable antitrust laws or foreign investment laws to expire, and to avoid or eliminate impediments under applicable antitrust laws or foreign investment laws asserted by any governmental body, in each case, to cause the Merger to occur as promptly as possible and, in any event, by or before the Outside Date, including promptly complying with any requests for additional information (including any second request) by any governmental body; provided, however, that Parent, its subsidiaries and affiliates will not be required to: (i) offer, negotiate, commit to, or effect, by consent decree, hold separate order, or otherwise, the sale, divestiture, license, or other disposition of any and all of the capital stock, assets, equity holdings, rights, products, or business of Parent or any of its subsidiaries or affiliates (including the Surviving Corporation and its subsidiaries), nor any other restrictions on the activities of Parent, any of its subsidiaries or affiliates (including the Surviving Corporation and its subsidiaries), and (ii) contest, defend, or appeal any threatened or pending preliminary or permanent injunction or other order, decree, or ruling or statute, rule, regulation, or executive order that would adversely affect the ability of any party to the Merger Agreement to consummate the Merger and taking other actions to prevent the entry, enactment, or promulgation of the Merger. For the avoidance of doubt, Parent will not be required to hold separate, sell, divest, license or agree to any other disposition with respect to any operations, divisions, businesses, product lines, customers, assets or relationships of Parent or any of its affiliates (other than the Company, the Surviving Corporation and their subsidiaries). Parent has agreed to bear the expenses and costs incurred by the parties in connection with any filings or other such actions that may be required to obtain clearance under any antitrust law or foreign investment law for the consummation of the Merger, in each case, after the initial filing in each jurisdiction.

Prior to the Effective Time, each party has also agreed to use commercially reasonable efforts to obtain any consents, approvals, or waivers of third parties with respect to any contracts to which it is a party as may be necessary for the consummation of the transactions contemplated by the Merger Agreement or required by the terms of any contract as a result of the execution, performance, or consummation of the transactions contemplated by the Merger Agreement (except that in no event will either party or its respective subsidiaries be required to pay, prior to the Effective Time, any fee, penalty, or other consideration or make any other accommodation to any third-party to obtain any consent, approval, or waiver required with respect to any such contract).

Access to Information

From and after the date of the Merger Agreement until the earlier of the Effective Time and the termination of the Merger Agreement in accordance with its terms, the Company has agreed to, and to cause its subsidiaries to, use commercially reasonable efforts, upon reasonable advance notice and subject to any governmental restrictions or recommendations, to (i) give Parent and Merger Sub and their respective Representatives reasonable access during normal business hours (under the supervision of appropriate Company personnel and in a manner that does not unreasonably interfere with normal business operations of the Company) to relevant employees, Representatives, assets and facilities and to relevant books, contracts and records of the Company and its subsidiaries, (ii) permit Parent and Merger Sub to make such non-invasive inspections as they may reasonably request, (iii) furnish Parent and Merger Sub with such financial and operating data and other information with respect to the business, properties, and personnel of the Company as Parent or Merger Sub may from time to time reasonably request, and (iv) facilitate site visits by Parent or any of its Representatives at any facility of a third-party contract manufacturer of the Company or any of its subsidiaries; provided¸ that any such access will be afforded and any such information will be furnished at Parent’s expense; provided, further, that the purpose of any such access in the case of clause (i), or any such request, in the case of clauses (ii), (iii) or (iv), will be limited to reasonable business purposes, including the planning of any restructuring, the post-Closing operations or the integration of the Company, its subsidiaries, and their respective businesses, on the one hand, with Parent, Parent’s subsidiaries, and their respective businesses, on the other hand.

Employee Benefits and Compensation

For the one-year period following the Effective Time, Parent will, and will cause the Surviving Corporation and each of its other subsidiaries to, maintain for each individual employed by the Company or any of its subsidiaries at the Effective Time (each, a “Current Employee”) (i) each of base compensation and a target annual cash incentive compensation opportunity that, in each case, is not less than that provided to the Current Employee as of immediately prior to the Effective Time (or, if more favorable to the Current Employee, the compensation provided to similarly situated employees of Parent and its affiliates), and (ii) employee benefits (other than equity and equity-based benefits, nonqualified deferred compensation benefits, and defined benefit retirement benefits; provided that any changes to existing nonqualified deferred compensation benefits and defined benefit retirement benefits will not diminish the vested and accrued benefits accrued thereunder for individuals participating in such plans as of the Effective Time; provided, further that with respect to the foregoing proviso, Parent’s, the Surviving Corporation’s or any of their affiliates’ termination of any such plans at any time following the Effective Time shall not be treated as a diminishment of such vested and accrued benefits) that are at least as favorable as the employee benefits maintained for and provided to the Current Employee and their covered dependents as of immediately prior to the Effective Time (or, if more favorable to the Current Employee, the employee benefits provided to similarly situated employees of Parent and its affiliates). In addition to the foregoing, from and after the Effective Time, Parent will, and will cause the Surviving Corporation and each of its other subsidiaries to, honor in accordance with their terms, all contracts, policies, plans and commitments of the Company and its subsidiaries that are applicable to any current or former employees or directors of the Company or any of its subsidiaries. Each of the Company, Parent and Merger Sub acknowledges that the occurrence of the Effective Time will constitute a change in control (or other similar term) of the Company under the terms of the Company compensation, benefit and equity plans containing provisions triggering payment, vesting or other rights upon a change in control or similar transaction.

From and after the Effective Time, Parent will, and will cause the Surviving Corporation and each of its other subsidiaries to, assume, honor and continue during the one-year period following the Effective Time or, if sooner, until all obligations thereunder have been satisfied, all of the Company’s employment, severance, bonus, incentive compensation, commission, change in control, retention and termination plans and agreements, in each case, as in effect at the Effective Time and in accordance with their terms. Further, Parent has agreed to, and to cause the Surviving Corporation to, cause service rendered by Current Employees to the Company and its subsidiaries prior to the Effective Time to be taken into account for all purposes under all employee benefit plans of Parent, the Surviving Corporation and its subsidiaries, to the same extent as such service was taken into account under the corresponding Company compensation, benefit and equity plans immediately prior to the Effective Time for those purposes; provided, that, the foregoing will not apply to the extent that its application would result in a duplication of benefits with respect to the same period of service. Without limiting the generality of the foregoing, Parent has agreed to not, and to cause the Surviving Corporation to not, subject Current Employees to any eligibility requirements, waiting periods, actively-at-work requirements or pre-existing condition limitations under any employee benefit plan of Parent, the Surviving Corporation or its subsidiaries for any condition for which they would have been entitled to coverage under the corresponding Company compensation, benefit or equity plan in which they participated prior to the Effective Time. Parent has agreed to use commercially reasonable efforts to give, or cause to be given to, the Current Employees credit under such employee benefit plans for any eligible expenses incurred by such Current Employees and their covered dependents under a Company compensation, benefit or equity plan during the portion of the year prior to the Effective Time for purposes of satisfying all co-payment, co-insurance, deductibles, maximum out-of-pocket requirements, and other out-of-pocket expenses applicable to such Current Employees and their covered dependents in respect of the plan year in which the Effective Time occurs.

To the extent not paid prior to the Closing Date, immediately prior to the Effective Time, the Company will pay annual bonuses with respect to fiscal year 2024 to employees at the greater of target or actual achievement of the applicable performance goals, pro-rated for the portion of the fiscal year that has elapsed as of the Closing Date.

No later than the Effective Time, the Company ESOPs will be terminated in accordance with applicable law and the plan documents.  The Company expects that within a reasonable period after the Effective Time, it will make a partial distribution (at the election of the Company ESOPs' participants) of seventy five percent (75%) of participants' account balances.  The remaining twenty-five percent (25%) of participants' account balances will not be distributed (subject to certain exceptions as required under applicable law or the terms of the Company ESOPs) until the Internal Revenue Service issues a favorable determination letter to the effect that the Company ESOPs' terminations do not adversely affect the Company ESOPs' qualification for favorable income tax treatment under the Code.

Finally, no provision of the Merger Agreement (i) prohibits Parent or the Surviving Corporation from amending or terminating any individual Company compensation, benefit and equity plan or any other employee benefit plan in accordance with its terms in a manner that does not conflict with or contravene the obligations of Parent, Merger Sub, the Surviving Corporation or any of their respective affiliates under the Merger Agreement, (ii) requires Parent or the Surviving Corporation to keep any person employed for any period of time, (iii) constitutes the establishment or adoption of, or amendment to, any Company compensation, benefit or equity plan or other employee benefit or plan or (iv) confers upon any Current Employee or any other person any third-party beneficiary or similar rights or remedies.

Insurance and Indemnification of Directors and Executive Officers

The Merger Agreement provides for indemnification and exculpation rights with respect to liabilities for acts and omissions occurring prior to or at the Effective Time, as well as related rights to advancement of expenses, in favor of the current and former directors and officers of the Company, who we refer to collectively as the “indemnitees.” Specifically, for a period of six (6) years after the Effective Time (or the later expiration of the statute of limitations), the provisions of the articles of organization and bylaws of the Company as of the date of the Merger Agreement which relate to indemnification, exculpation, and advancement of expenses, will survive the Merger, and must not be amended, repealed, or otherwise modified in any manner that would adversely affect the rights thereunder of an indemnitee.

The Merger Agreement also provides that the Company may purchase prior to the Effective Time, and if the Company does not purchase prior to the Effective Time, the Surviving Corporation will purchase at or after the Effective Time, a tail policy under the current directors’ and officers’ liability insurance policies maintained at such time by the Company, which (i) will be effective until the sixth (6th) anniversary of the Effective Time with respect to claims arising from facts or events that existed or occurred prior to or at the Effective Time and (ii) will contain coverage that is at least as protective to such directors and officers as the coverage provided by such existing policies.

For more information, please see the section of this proxy statement captioned “The Merger – Insurance and Indemnification of Directors and Executive Officers.”

Shareholder Litigation

The Company has agreed to promptly notify Parent of litigation against the Company or any of its directors or officers relating to the Merger Agreement or the transactions contemplated by the Merger Agreement. The Merger Agreement provides that Parent will have the right to participate in the defense of any such litigation, the Company will consult with Parent regarding the defense of any such litigation, and the Company will not settle or compromise any such litigation without the prior written consent of Parent, not to be unreasonably withheld, delayed, or conditioned.

Financing

Equity Commitment Letter

Pursuant to the Equity Commitment Letter, the Investors have committed to contribute to Parent up to an aggregate amount in cash equal to $94,932,000 at the Closing (the “Equity Financing”) for the purpose of allowing Parent and/or Merger Sub to fund the Merger Consideration and any other amounts required to be paid by Parent or Merger Sub, as applicable, pursuant to the terms of the Merger Agreement and to pay related fees and expenses of the Company, Parent or Merger Sub that are required to be paid by Parent or Merger Sub, as applicable, pursuant to the terms of the Merger Agreement.

The obligations of the Investors to provide the Equity Financing under the Equity Commitment Letter are subject to a number of conditions, including, but not limited to, the satisfaction or waiver by Parent of all of the conditions to Parent’s obligation to effect the Closing set forth in Sections 6.1 and 6.2 of the Merger Agreement (other than conditions that either by their nature are to be satisfied by the taking of actions or delivery of documents, or waived, at the Closing and which are capable of being satisfied if the Closing were to occur at such time), and the substantially concurrent consummation of the Merger.

The obligation of the Investors to fund the equity commitment will immediately and automatically terminate upon the earliest to occur of: (i) the consummation of the Closing and the payment at the Closing of the Merger Consideration required to be paid by Parent pursuant to the Merger Agreement, (ii) the valid termination of the Merger Agreement in accordance with the terms of the Merger Agreement, (iii) the assertion in writing, directly or indirectly, by the Company or any of its affiliates, or any of its or their respective directors, officers, agents, employees, managers, members, limited partners, equity holders or other representatives on their behalf of a lawsuit or other formal legal proceedings against Parent, Merger Sub or the Investors under the Merger Agreement, the Equity Commitment Letter and the Limited Guarantee, subject to certain exceptions.

The Company is an express third-party beneficiary of the Equity Commitment Letter to enforce its right under the Equity Commitment Letter, including with respect to enforcing Parent’s right to cause the commitment under the Equity Commitment Letter to be funded by the Investors to Parent in accordance with the Equity Commitment Letter, in each case, subject to (i) the limitations and conditions set forth in the Equity Commitment Letter and (ii) the terms and conditions of the Merger Agreement.

Limited Guarantee

Concurrently with the execution of the Merger Agreement, the Investors have executed and delivered the Limited Guarantee in favor of the Company. Pursuant to the Limited Guarantee, each Investor has agreed to guarantee the due and punctual payment of (i) the Parent Termination Fee of $8.7 million (together with any interest payable thereon) and (ii) Parent’s indemnification and expense reimbursement obligations pursuant to the Merger Agreement (not to exceed $500,000 in the aggregate).

The Limited Guarantee will terminate and be of no further force and effect, and the Investors will have no further obligation or liability under the Limited Guarantee, upon the earliest to occur of (i) the consummation of the Merger, (ii) ninety (90) days following the termination of the Merger Agreement in circumstances where Parent would not be obligated to make any payment under Sections 5.17, 5.21 and 7.5(f) thereof; (iii) the date on which all claims for payment of the obligations under the Limited Guarantee and any other amounts under the Limited Guarantee made by the Company against Parent or the Investors prior to such date have been fully resolved pursuant to an agreement in writing executed by the Company, and (iv) the date on which the obligations owed under the Limited Guarantee have been indefeasibly paid in full pursuant to the terms of the Limited Guarantee.

Debt Commitment Letter

Pursuant to and subject to the terms of the Debt Commitment Letter, a certain lender has committed to provide (i) a senior secured term loan facility in an aggregate principal amount of up to $55.0 million and (ii) a senior secured revolving credit facility in an aggregate principal amount of up to $20.0 million.

The Company will, and will cause its subsidiaries to, use reasonable best efforts to provide, and shall use reasonable best efforts to cause its subsidiaries and their respective Representatives to provide, subject to certain exceptions set forth in the Merger Agreement, all cooperation reasonably requested by Parent in connection with the arrangement, marketing, preparation and closing of the Debt Financing as well as any necessary consents, amendments, repayments or terminations of existing financing arrangements) (provided that such requested cooperation does not unreasonably interfere with the ongoing operations of the Company or any of its subsidiaries). Parent will, promptly upon written request by the Company, reimburse the Company for all reasonable and documented out-of-pocket costs and expenses (including reasonable and documented out-of-pocket attorneys’ fees) incurred by the Company or any of its subsidiaries or their respective Representatives in connection with the cooperation contemplated by this paragraph.

The completion of the Merger is not conditioned upon Parent’s receipt of the Financing.

In the event that all conditions contained in the Equity Commitment Letter and the Debt Commitment Letter (other than, with respect to the Debt Financing, the availability of the cash equity committed pursuant to the Equity Commitment Letter) have been satisfied, Parent shall use its reasonable best efforts to cause the Debt Financing Sources (as defined in the Merger Agreement) and Investors to fund the Financing at Closing (including by promptly taking enforcement action in the event of a breach by the Debt Financing Sources or the Investors of their obligations under the Debt Commitment Letter, the Equity Commitment Letter and any Definitive Agreements (as defined in the Merger Agreement)); provided, however, in no event will “reasonable best efforts” of Parent in this paragraph be deemed or construed to require Parent to instigate or pursue litigation against any of the Debt Financing Sources.

Treatment of Credit Facilities

The Company has agreed to, and to cause its subsidiaries to, each use their reasonable best efforts to take, or cause to be taken, all actions, and do, or cause to be done, and to assist and cooperate with Parent and Merger Sub in doing, all things necessary, proper or advisable with respect to certain existing indebtedness of the Company, including that certain Credit Agreement, dated as of April 29, 2022, by and among the Company, Tru-Stone Technologies, Inc., Starrett Kinemetric Engineering and Starrett Bytewise Development, Inc., the guarantors from time-to-time party thereto, and HSBC Bank USA, National Association, as amended from time to time (collectively, the “Credit Facilities”), including (i) providing timely notice to the appropriate parties of the transactions contemplated by the Merger Agreement as required thereunder, (ii) as promptly as practicable, making all filings and notifications as reasonably requested by Parent or Merger Sub and (iii) preparing forms of customary payoff letter for each Credit Facility that is being repaid and terminated concurrent with the Closing from the lenders with respect thereto, relating to the repayment in full of all obligations thereunder, the termination of such Credit Facility and all commitments in connection therewith and the release of all liens securing the obligations thereunder.

FIRPTA Certificate

Prior to or at the Effective Time, the Company will deliver to Parent a certificate dated as of the date of the Closing satisfying the requirements set forth in Treasury Regulations Sections 1.1445-2(c)(3) and 1.897-2(h).

Takeover Laws

If any “fair price”, “business combination” or “control share acquisition” statute or other similar statute or regulation is or may become applicable to any of the transactions contemplated by the Merger Agreement, the parties will use their respective reasonable best efforts to take all such actions are reasonably necessary to minimize the effects of any such statute or regulation on such transactions.

Section 16 Matters

Prior to the Effective Time, the Company Board will take all necessary and appropriate action to approve, for purposes of Section 16(b) of the Exchange Act, the disposition by Company directors and officers of Shares and Company Equity Awards in the transactions contemplated by the Merger Agreement.

Real Property Matters

At the request of Parent, the Company is required to, and the Company is required to cause its subsidiaries to, use commercially reasonable efforts to assist and cooperate with Parent and Merger Sub to convey the real property owned by the Company located at 121 Crescent Street, Athol, Massachusetts, 01331 to an affiliate of Parent designated by Parent either (i) immediately prior to the Effective Time (and conditioned upon the completion of the Closing), or (ii) promptly following the Effective Time. In the event the Merger Agreement is terminated prior to the Closing, Parent shall, promptly upon written request by the Company, reimburse the Company for all reasonable and documented out-of-pocket costs and expenses (including, without limitation, reasonable and documented out-of-pocket attorneys’ fees) incurred by the Company or any of its subsidiaries or their respective Representatives in connection with the actions contemplated by this paragraph. For the avoidance of doubt, the Company shall not be required to deliver a warranty deed in recordable form and otherwise in form and substance reasonably acceptable to Parent and the Company prior to the Closing except to a reasonably acceptable title company to be held in escrow pending the Closing.

Termination of the Merger Agreement

The Merger Agreement may be terminated, and the Merger may be abandoned, under any of the following circumstances:

●	at any time prior to the Effective Time, by mutual written consent of Parent and the Company;

●

at any time prior to the Effective Time, by either Parent or the Company if any court of competent jurisdiction or other governmental body has issued a final order, decree, or ruling, or has taken any other final action permanently restraining, enjoining, or otherwise prohibiting the Merger, and such order, decree, ruling, or other action has become final and non-appealable; except that the right to terminate the Merger Agreement pursuant to this provision will not be available to any party whose material breach of the Merger Agreement was the proximate cause of such order, decree, ruling or other action (any such termination, an “Action Termination”);

●

at any time prior to the Effective Time, by either Parent or the Company, if the Effective Time has not occurred on or prior to September 4, 2024 (as may be extended under the Merger Agreement, the “Outside Date”); provided, however, that the right to terminate the Merger Agreement pursuant to this provision will not be available to (i) any party whose material breach of the Merger Agreement was the proximate cause of the failure of the Effective Time to occur by such date or (ii) to either party at any time the parties are litigating obligations under the Merger Agreement; provided, further, that in the event that the Effective Time would have occurred by the Outside Date but for the failure to satisfy the condition to the Closing that no order, injunction or decree issued by any governmental body of competent jurisdiction preventing the consummation of the Merger is in effect, and no statute, rule, regulation, order, injunction, or decree has been enacted, entered, promulgated, or enforced (and continues to be in effect) by any governmental body that prohibits or makes illegal the consummation of the Merger as of such time, then the Company or Parent may extend the Outside Date to a date no later than October 4, 2024 (and such date will then be the Outside Date) (any such termination, an “Outside Date Termination”);

●

at any time prior to the Effective Time, by either Parent of the Company, if the Company Stockholder Approval is not obtained upon a vote taken thereon at the Special Meeting duly convened therefor (or any adjournment or postponement of the Special Meeting) (any such termination, a “Shareholder Approval Termination”);

●

at any time prior to the Effective Time, by the Company if there has been a breach of any covenant or agreement made by Parent or Merger Sub in the Merger Agreement, or any representation or warranty of Parent or Merger Sub is inaccurate or becomes inaccurate after the date of the Merger Agreement, and such breach or inaccuracy would cause a failure of the conditions to the obligations of the Company to complete the Merger (and such breach or inaccuracy is not capable of being cured within thirty (30) days following receipt by Parent or Merger Sub of written notice of such breach or inaccuracy or, if such breach or inaccuracy is capable of being cured within such period, it has not been cured within such period) (except that the Company will not have the right to terminate the Merger Agreement pursuant to this provision if the Company is then in material breach of any of its representations, warranties, covenants or agreements under the Merger Agreement such that a closing condition would not then be satisfied). We refer to any termination of the Merger Agreement pursuant to this provision as a “Parent Breach Termination”;

●

the Company Board or any committee thereof effects a Change of Board Recommendation in respect of a Superior Proposal in accordance with the applicable terms and conditions of the Merger Agreement, provided, that, substantially concurrently with such termination, the Company enters into an Alternative Acquisition Agreement in respect of such Superior Proposal and pays the Company Termination Fee (as defined in this proxy statement). We refer to any termination of the Merger Agreement pursuant to this provision as a “Superior Proposal Termination”;

●

by the Company if (i) the Closing has not occurred on or before the date required by the terms of the Merger Agreement, (ii) all of the conditions to the obligations of Parent and Merger Sub to complete the Merger have been satisfied (other than conditions that by their terms are to be satisfied by the delivery of documents or the taking of actions at the Closing, each of which would be, at the time of the termination of the Merger Agreement, satisfied if the Closing were to occur at such time), (iii) the Company has certified to Parent and Merger Sub by irrevocable written notice that the Company is ready, willing and able to consummate the Closing on such date of notice and at all times during the three (3) Business Day period immediately thereafter and (iv) Parent and Merger Sub fail to consummate the Closing within three (3) Business Days following the date of receipt of such written notice by Parent and Merger Sub. We refer herein to any termination of the Merger Agreement pursuant to this provision as a “Parent Failure to Close Termination”;

●

at any time prior to the Effective Time, by Parent if there has been a breach of any covenant or agreement made by the Company in the Merger Agreement, or any representation or warranty of the Company is inaccurate or becomes inaccurate after the date of the Merger Agreement, and such breach or inaccuracy would cause a failure of the conditions to the obligations of Parent and Merger Sub to complete the Merger (and such breach or inaccuracy is not capable of being cured within thirty (30) days following receipt by the Company of written notice of such breach or inaccuracy or, if such breach or inaccuracy is capable of being cured within such period, it has not been cured within such period) (except that Parent will not have the right to terminate the Merger Agreement pursuant to this provision if Parent is then in material breach of any of its representations, warranties, covenants or agreements under the Merger Agreement such that a closing condition would not then be satisfied). We refer to any termination of the Merger Agreement pursuant to this provision as a “Company Breach Termination”;

●

at any time prior to the Effective Time, by Parent if the Company materially breaches covenants relating to (i) its non-solicitation obligations or (ii) the filing and the Company’s efforts to obtain clearance from the SEC of this proxy statement (and, in each case, such breach is not capable of being cured within five (5) days following receipt by the Company of written notice of such breach or, if such breach is capable of being cured within such period, it has not been cured within such period). We refer to any termination of the Merger Agreement pursuant to this provision as a “Non-Solicitation or Proxy Statement Termination”; or

●

by Parent if the Company Board or any committee thereof effects a Change of Board Recommendation or the Company approves or adopts, or recommends the approval or adoption of, any Alternative Acquisition Agreement. We refer herein to any termination of the Merger Agreement pursuant to this provision as a “Change in Recommendation Termination.”

Effect of Termination

Any termination of the Merger Agreement in accordance with the termination provisions of the Merger Agreement will be effective immediately upon the delivery of a written notice of the terminating party to the non-terminating party and, if then due concurrently with the delivery of such notice, payment of the Company Termination Fee. If the event of termination of the Merger Agreement, it will be void and of no effect and there will be no liability on the part of any party (or any of its Representatives), except that (i) certain specified provisions of the Merger Agreement, as well as the confidentiality agreement between an affiliate of Parent and the Company, will survive such termination, and (ii) except in a circumstance where the Company Termination Fee is paid due to a Non-Solicitation or Proxy Statement Termination, no such termination will relieve the Company of any liability for damages resulting from fraud or any material breach of the Merger Agreement that is a consequence of an act or omission intentionally undertaken by the breaching party with the knowledge that such act or omission would result in a material breach of the Merger Agreement prior to such termination.

Termination Fees

The Company has agreed to pay Parent the Company Termination Fee of $4.35 million in cash in the event that:

●	the Merger Agreement is terminated by the Company pursuant to a Superior Proposal Termination;

●	the Merger Agreement is terminated by Parent pursuant to a Non-Solicitation or Proxy Statement Termination;

●	the Merger Agreement is terminated by Parent pursuant to a Change in Recommendation Termination; or

●

(A) the Merger Agreement is terminated by either Parent or the Company pursuant to an Outside Date Termination (but in the case of a termination by the Company, on if at such time Parent has complied with its obligations under the Merger Agreement in all material respects) or by Parent pursuant to a Company Breach Termination, (B) any person has publicly disclosed an Acquisition Proposal after the date of the Merger Agreement and prior to such Company Breach Termination (unless publicly withdrawn prior to such Company Breach Termination) and (C) within twelve (12) months after such termination, the Company enters into an Alternative Acquisition Agreement with respect to the Acquisition Proposal and the transactions contemplated by such Acquisition Proposal are subsequently consummated (whether during or after such twelve (12) month period) or the Acquisition Proposal is consummated (provided, that, for purposes of clause (C) of this provision, references to “20%” in the definition of Acquisition Proposal will be substituted for “50%”).

Any payment of the Company Termination Fee required to be made (1) pursuant to a Superior Proposal Termination will be paid concurrently with such termination, (2) pursuant to a Non-Solicitation or Proxy Statement Termination or a Change in Recommendation Termination will be paid no later than five (5) business days after such termination and (3) pursuant to termination in accordance with the fourth (4th) bullet point above will be paid to Parent upon the consummation of the transaction referenced therein. The Company will not be required to pay the Company Termination Fee more than once.

In the event that the Merger Agreement is terminated pursuant to a Shareholder Approval Termination (under circumstances in which Parent would not be entitled to terminate pursuant to a Company Breach Termination, a Non-Solicitation or Proxy Statement Termination, or a Change in Recommendation Termination (for this purpose, without giving effect to any applicable cure periods therein)) the Company agrees to promptly (and in any event within ten (10) business days), upon request by Parent, reimburse Parent for all reasonable and documented out-of-pocket costs incurred by Parent and its subsidiaries in connection with the Merger Agreement (the “Reimbursement Amount”), up to an amount equal to $2.0 million.

If the Company fails to promptly pay the Company Termination Fee and, in order to obtain such payment, Parent or Merger Sub commences a suit that results in a judgment against the Company for the Company Termination Fee, the Company will pay to Parent or Merger Sub interest on such amount at the prime rate as published in the Wall Street Journal in effect on the date such payment was required to be made through the date of payment (the “Company Interest Amount”).

Notwithstanding anything to the contrary in the Merger Agreement, other than Parent’s injunctive, specific performance and equitable relief rights, as and only to the extent expressly permitted by the terms of the Merger Agreement, (i) if required to be paid, Parent’s receipt of the Company Termination Fee (together with, if applicable, the Reimbursement Amount and the Company Interest Amount, if applicable) will be the sole and exclusive remedy (whether at law, in equity, in contract, in tort, or otherwise) of Parent, Merger Sub and their affiliates against the Company and any of its affiliates or any of its or their respective former, current, or future shareholders, assignees, controlling persons, directors, officers, employees, agents, attorneys, partners, members, managers, general or limited partners, or Representatives for any and all losses, liabilities and damages that may be suffered based upon, resulting from, arising out of, or relating to the Merger Agreement in respect of the Merger Agreement, the termination of the Merger Agreement, or the failure to consummate the transactions contemplated by the Merger Agreement and (ii) upon payment to Parent of the Company Termination Fee (together with, if applicable, the Reimbursement Amount and the Company Interest Amount, if applicable) no former, current, or future shareholders, assignees, controlling persons, directors, officers, employees, agents, attorneys, partners, members, managers, general or limited partners, or Representatives of the Company or its affiliates will have any further liability or obligation relating to or arising out of the Merger Agreement, the termination of the Merger Agreement, or failure to consummate the transactions contemplated by the Merger Agreement. Notwithstanding the foregoing, the foregoing will not limit the remedies of Parent and Merger Sub relating to specific performance under the Merger Agreement or under the confidentiality agreement between the Company and an affiliate of Parent.

Parent has agreed to pay or cause to be paid to the Company the Parent Termination Fee of $8.7 million in cash within five (5) business days after such termination in the event that the Company terminates the Merger Agreement pursuant to:

●

a Parent Breach Termination as a result of fraud or any material breach of the Merger Agreement that is a consequence of an act or omission intentionally undertaken by Parent with the knowledge that such act or omission would result in a material breach of the Merger Agreement (a “Parent Intentional Breach”); or

●	a Parent Failure to Close Termination.

The Merger Agreement also provides that (i) the Parent Termination Fee is not a penalty but is liquidated damages in a reasonable amount that will compensate the Company in circumstances in which the Parent Termination Fee is payable, which amount would otherwise be impossible to calculate with precision, and (ii) in no event will Parent be required to pay the Parent Termination Fee on more than one occasion.

If the Parent fails to promptly pay the Parent Termination Fee and, in order to obtain such payment, the Company commences a suit that results in a judgment against the Company for the Parent Termination Fee, Parent will pay to the Company interest on such amount at the prime rate as published in the Wall Street Journal in effect on the date such payment was required to be made through the date of payment (the “Parent Interest Amount”).

Notwithstanding anything to the contrary in the Merger Agreement, other than the Company’s injunctive, specific performance, and equitable relief rights, as and only to the extent expressly permitted by the terms of the Merger Agreement, (A) the Company’s right to terminate the Merger Agreement pursuant to a Parent Breach Termination or a Parent Failure to Close Termination and receive payment of the Parent Termination Fee solely in the circumstances in which it is payable by Parent (together with the Parent Interest Amount, if applicable) shall be the sole and exclusive remedy (whether at law, in equity, in contract, in tort, or otherwise) of the Company and any of its affiliates against Parent and any of its affiliates or any of its or their respective former, current, or future shareholders, assignees, controlling persons, directors, officers, employees, agents, attorneys, partners, members, managers, general or limited partners, or Representatives (each, a “Parent Related Party”), any Debt Financing Sources (as defined in the Merger Agreement) and Investors for any and all losses, liabilities and damages that may be suffered based upon, resulting from, arising out of, or relating to the Merger Agreement and the Financing, including the breach of any representation, warranty, covenant, or agreement in the Merger Agreement, the termination of the Merger Agreement, or the failure to consummate the transactions contemplated by the Merger Agreement and (B) upon payment of the Parent Termination Fee to the Company (together with the Parent Interest Amount, if applicable), no Parent Related Party, nor any of the Debt Financing Sources or Investors shall have any further liability or obligation relating to or arising out of this Agreement or the Financing, including the breach of any representation, warranty, covenant, or agreement in the Merger Agreement (whether a Parent Intentional Breach or otherwise), the termination of the Merger Agreement, or failure to consummate the transactions contemplated by the Merger Agreement. Notwithstanding the foregoing, the foregoing will not limit the Company’s rights to compel specific performance or under the confidentiality agreement between the Company and an affiliate of Parent.

Notwithstanding anything to the contrary in the Merger Agreement, if the Closing does not occur, the maximum aggregate liability of any Parent Related Party, the Debt Financing Sources or the Investors, for monetary damages relating to or arising out of the Merger Agreement, the Debt Financing, or the cash equity committed pursuant to the Equity Commitment Letter, including the breach of any representation, warranty, covenant, or agreement in the Merger Agreement (whether a Parent Intentional Breach or otherwise), the termination of the Merger Agreement, or failure to consummate the transactions contemplated by the Merger Agreement, shall be limited to an amount equal to the Parent Termination Fee, and in no event shall the Company or any of its affiliates seek to recover any money damages in excess of such amount.

Following the termination of the Merger Agreement, under no circumstances shall (x) the Company be permitted or entitled to receive from Parent or (y) Parent and Merger Sub be permitted or entitled to receive from the Company both a grant of specific performance in accordance with the terms of the Merger Agreement on the one hand, and payment of all or a portion of the Parent Termination Fee or the Company Termination Fee, as applicable, (or any other monetary damages), on the other hand.

Specific Performance

Parent, Merger Sub, and the Company have agreed that, in the event of any breach of the Merger Agreement, irreparable harm would occur that monetary damages could not make whole. Accordingly, except as set forth in the Merger Agreement and described below, each party will (i) be entitled, in addition to any other remedy to which it may be entitled at law or in equity, to compel specific performance to prevent or restrain breaches or threatened breaches of the Merger Agreement in any action without the posting of a bond or undertaking and (ii) waive, in any action for specific performance, the defense of adequacy of a remedy at law and any other objections to specific performance of the Merger Agreement. Notwithstanding the foregoing, each party may pursue any other remedy available to it at law or in equity, including monetary damages; provided, that under no circumstances will a party be permitted or entitled to receive both (x) a grant of specific performance that results in the occurrence of the Closing and (y) monetary damages (including the Company Termination Fee, the Parent Termination Fee or any monetary damages in lieu of specific performance). Subject to the terms of the Merger Agreement, the Company shall be entitled to seek specific performance to cause Parent to draw down the full proceeds of the cash equity committed pursuant to the terms and conditions of the Equity Commitment Letter and to seek to cause Parent to effect the Closing in accordance with the terms of the Merger Agreement.

Expenses

Except in limited circumstances expressly specified in the Merger Agreement, all fees and expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby will be paid by the party incurring such fees or expenses, whether or not the Merger is consummated.

Governing Law

Except with respect to disputes relating to the Debt Financing, which will be governed by the laws of the State of New York, the Merger Agreement is governed by and will be construed in accordance with laws of the Commonwealth of Massachusetts, without giving effect to the applicable choice of law principles thereof.

PROPOSAL 2: THE STARRETT COMPENSATION PROPOSAL

Under Section 14A of the Exchange Act and the applicable SEC rules issued thereunder, Starrett is required to submit a proposal to Shareholders to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to Starrett’s named executive officers that is based on or otherwise relates to the Merger Agreement and the transactions contemplated by the Merger Agreement. This compensation is summarized in the section captioned “The Merger - Interests of Starrett’s Executive Officers and Directors in the Merger – Golden Parachute Compensation.” The Company Board encourages you to review carefully the named executive officer merger-related compensation information disclosed in this proxy statement. Accordingly, Starrett is asking you to approve the following resolution:

“RESOLVED, that the Shareholders approve, on a non-binding advisory basis the compensation that will or may become payable to Starrett’s named executive officers that is based on or otherwise relates to the Merger as disclosed pursuant to Item 402(t) of Regulation S-K in the section captioned ‘The Merger – Interests of Starrett’s Executive Officers and Directors in the Merger.’”

The vote on this Compensation Proposal is a vote separate and apart from the vote on the Merger Proposal. Accordingly, you may vote to approve the Merger Proposal and vote not to approve this Compensation Proposal and vice versa. Because the vote on the Compensation Proposal is advisory only, it will not be binding on Starrett. Accordingly, if the Merger Proposal is approved and the Merger is completed, the compensation will be payable, subject only to the conditions applicable thereto, regardless of the outcome of the vote on this Compensation Proposal.

Approval of the Compensation Proposal, on a non-binding, advisory basis, requires, assuming a quorum is present, the affirmative vote of a majority of the votes properly cast at the Special Meeting on the proposal. The approval of the Compensation Proposal is on a non-binding, advisory basis and is not a condition to the completion of the Merger.

THE COMPANY BOARD RECOMMENDS, ON BEHALF OF STARRETT, THAT YOU VOTE
“FOR” APPROVAL OF THIS PROPOSAL.

PROPOSAL 3: ADJOURNMENT OF THE SPECIAL MEETING

We are asking you to approve a proposal to adjourn the Special Meeting to a later date or dates if the Company Board determines that it is necessary or appropriate, including to solicit additional proxies if there are insufficient votes to approve the Merger Proposal at the time of the Special Meeting. If the Company Board determines that it is necessary or appropriate, we will ask the Shareholders to vote only on this Adjournment Proposal and not to vote on the Merger Proposal or to approve, on a non-binding, advisory basis, the Compensation Proposal.

If the Shareholders approve the Adjournment Proposal, we could adjourn the Special Meeting and any adjourned session of the Special Meeting and use the additional time to solicit additional proxies, including soliciting proxies from Shareholders that have previously returned properly executed proxies voting against the Merger Proposal. Among other things, approval of the Adjournment Proposal could mean that, even if we had received proxies representing a sufficient number of votes against the Merger Proposal such that the Merger Proposal would be defeated, we could adjourn the Special Meeting without a vote on the Merger Proposal and seek to convince the holders of those Shares to change their votes to votes in favor of the Merger Proposal. Additionally, we may seek to adjourn the Special Meeting if a quorum is not present or otherwise at the discretion of the chair of the Special Meeting.

Approval of the Adjournment Proposal to adjourn the Special Meeting requires the affirmative vote of Shareholders holding a majority of the votes properly cast at the Special Meeting on the Adjournment Proposal.

THE COMPANY BOARD RECOMMENDS, ON BEHALF OF STARRETT, THAT YOU VOTE
“FOR” APPROVAL OF THIS PROPOSAL, IF NECESSARY OR APPROPRIATE.

MARKET PRICES AND DIVIDEND DATA

The Class A Common Shares are listed on the NYSE under the symbol “SCX.” As of the Record Date, there were 6,977,555 Class A Common Shares outstanding held by approximately 759 Shareholders of record. The actual number of Shareholders is greater than this number of record holders and includes Shareholders who are beneficial owners, but whose Shares are held in street name by brokers and other nominees. The Company Board is responsible for determining our dividend policy. The timing and level of any dividends will necessarily depend on the Company Board’s assessments of earnings, financial condition, capital requirements and other factors, including restrictions, if any, imposed by our lenders. Under the Merger Agreement, we may not pay any dividends or make other distributions (whether in cash, stock or property), without the prior written consent of Parent, to any Shareholders.

On April 11, 2024, the latest practicable trading day before the filing of this proxy statement, the closing price for the Class A Common Shares on the NYSE was $15.93 per Share. You are encouraged to obtain current market quotations for the Class A Common Shares.

Following the Merger, there will be no further market for the Class A Common Shares and the Class A Common Shares will be delisted from the NYSE and deregistered under the Exchange Act. As a result, following the Merger we will no longer file periodic reports with the SEC. In the event that the Merger is not consummated, our payment of any future dividends would be at the discretion of the Company Board and will depend on then-existing conditions, including our financial condition, operating results, contractual restrictions, capital requirements, business prospects, and other factors the Company Board may deem relevant.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of Shares as of April 11, 2024, for:

●	each person or group whom we know to own beneficially more than 5% of Shares;

●	each of the directors and named executive officers of the Company individually; and

●	all directors and executive officers of the Company as a group.

In accordance with the rules of the SEC, beneficial ownership includes voting or investment power with respect to securities and includes the Shares issuable pursuant to restricted stock units that will vest and settle and stock options that are exercisable, in each case within sixty (60) days of the Record Date. Unless otherwise indicated, the address for each listed Shareholder is c/o The L.S. Starrett Company, 121 Crescent Street, Athol, MA 01331. To our knowledge, except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all Shares.

Name of Beneficial Owner	Title of Class of Common Stock	Amount and Nature of Beneficial Ownership[1]	Percent of Class
Douglas A. Starrett[1]	Class A	161,117	2.3%
	Class B	61,299	11.5%

Thomas J. Riordan	Class A	74,476	1.1%
	Class B	-	*

Scott W. Sproule	Class A	10,840	0.2%
	Class B	-	*

Christopher C. Gahagan	Class A	20,840	0.3%
	Class B	-	*

Deborah R. Gordon	Class A	10,840	0.2%
	Class B	-	*

Charles J. Alpuche	Class A	1,434	*
	Class B	-	*

John C. Tripp	Class A	19,346	0.3%
	Class B	784	0.1%

Emerson T. Leme	Class A	25,498	0.4%
	Class B	1,046	0.2%

Christian Arnsten	Class A	22,905	0.3%
	Class B	-	*

David T. Allen	Class A	39,259	0.6%
	Class B	-	*

All current directors and executive officers (total 9 persons)	Class A	361,057	5.2%
	Class B	63,129	11.6%

* Less than one percent (1%)

[1]

Includes 6,111 shares of Class A Common Stock and 1,545 shares of Class B Common Stock beneficially owned by Mr. Starrett through the Company ESOPs. Mr. Starrett shares voting and investment power with the Company ESOPs with respect to such shares beneficially owned by him through the Company ESOPs.

Name and Address of Beneficial Owners	Title of Class of Common Stock	Amount and Nature of Beneficial Ownership	Percent of Class
GAMCO Investors, Inc.[1]	Class A	472,267	6.8%
Gabelli Funds, LLC	Class A	362,550	5.2%
Teton Advisors, Inc. One Corporate Center Rye, NY 10580-1434	Class A	57,000	0.8%
Morgan Stanley[2] 1585 Broadway New York, NY 10036	Class A	394,385	5.7%
Renaissance Technologies LLC[3] 800 Third Ave. New York, NY 10022	Class A	377,239	5.4%
Dimensional Fund Advisors LP4 6300 Bee Cave Road Building One Austin, TX 78746	Class A	372,541	5.3%
Argent Trust Company, not in its individual or corporate capacity, but solely in its capacity as trustee, under the Company ESOPs[5]	Class A	201,531	2.9%
c/o The L.S. Starrett Company 121 Crescent Street Athol, MA 01331	Class B	51,207	9.5%

[1]

GAMCO Investors, Inc. is a diversified asset manager and financial services company. Share information is based upon information set forth in the Schedule 13D/A filed by GAMCO Investors, Inc. with the SEC on October 5, 2020. The filing indicates that Gabelli Funds, LLC had beneficial ownership of 362,550 shares, including sole voting power over 362,550 shares and sole dispositive power over 362,550 shares, GAMCO Asset Management Inc. had beneficial ownership of 472,267 shares, including sole voting power over 472,267 shares and sole dispositive power over 472,267 shares, and Teton Advisors, Inc. had beneficial ownership of 57,000 shares, including sole voting power over 57,000 shares and sole dispositive power over 57,000 shares. Mario Gabelli is deemed to have beneficial ownership of the shares beneficially owned by each of the foregoing persons.

[2]

Share information is based upon information set forth in the Amendment on Schedule 13G filed by Morgan Stanley with the SEC on February 8, 2024. The filing indicates that Morgan Stanley had shared dispositive power over 394,385 share and Morgan Stanley Smith Barney LLC had shared dispositive power over 394,385 shares.

[3]

Share information is based upon information set forth in the Amendment on Schedule 13G jointly filed by Renaissance Technologies LLC and Renaissance Technologies Holding Corporation with the SEC on February 13, 2024. The filing indicates that Renaissance Technologies LLC had sole voting power and sole dispositive power over 377,239 shares and Renaissance Holdings Technologies Corporation had sole voting power and sole dispositive power over 377,239 shares because of its majority ownership of Renaissance Technologies LLC.

[4]

Share information based on information set forth in the Schedule 13G filed by Dimensional Fund Advisors LP with the SEC on February 9, 2024. The filing indicates that Dimension Fund Advisors LP had sole voting power over 370,256 shares and sole dispositive power over 372,541 shares. Dimensional Fund Advisors LP is an investment adviser registered under Section 203 of the Investment Advisors Act of 1940 that furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager or sub-adviser to certain other commingled funds, group trusts and separate accounts (such investment companies, trusts and accounts, collectively referred to as the "Funds"). In certain cases, subsidiaries of Dimensional Fund Advisors LP may act as an adviser or sub-adviser to certain Funds. In its role as investment advisor, sub-adviser and/or manager, Dimensional Fund Advisors LP or its subsidiaries (collectively, "Dimensional") may possess voting and/or investment power over the securities of the Company that are owned by the Funds, and may be deemed to be the beneficial owner of the shares of the Company held by the Funds. However, all securities reported in the Schedule 13G are owned by the Funds. Dimensional disclaims beneficial ownership of such securities.

[5]

Argent Trust Company, not in its individual or corporate capacity, but solely in its capacity as trustee, under the Company ESOPs (“Argent”), holds the shares with sole dispositive power subject to the terms of the Company ESOPs. Argent disclaims beneficial ownership of the Company ESOP Shares.

FUTURE SHAREHOLDER PROPOSALS

If the Merger is completed, we will have no public Shareholders and there will be no public participation in any future meetings of Shareholders. However, if the Merger is not completed, Shareholders will continue to be entitled to attend and participate in meetings of the Shareholders.

Starrett will hold the regular annual meeting of Shareholders in 2024 only if the Merger is not completed by such time.

Shareholder Proposals for 2024 Annual Meeting of Shareholders

In order to be included in the Company’s proxy materials for presentation at the 2024 annual meeting of Shareholders, if such meeting is held, a Shareholder proposal pursuant to Rule 14a-8 as promulgated under the Exchange Act must be submitted in writing to the Company no later than June 1, 2024 and must comply with the requirements of Rule 14a-8. Such proposals should be sent to the Board of Directors, c/o Clerk, at 121 Crescent Street, Athol, Massachusetts 01331.

Under the Company’s Bylaws, Shareholders who wish to make a proposal at the 2024 annual meeting of Shareholders, if such meeting is held, other than a Shareholder proposal submitted pursuant to Rule 14a-8 as promulgated under the Exchange Act, must notify the Company no earlier than May 2, 2024 and no later than June 1, 2024; provided that in the event that notice or prior public disclosure of the date of meeting is given or made to Shareholders after May 22, 2024, the notice must be received no later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure is made. If a Shareholder who wishes to present a proposal fails to notify the Company in accordance with the procedure set forth in the Company’s Bylaws, the Shareholder would not be entitled to present the proposal at the meeting. If, however, notwithstanding the requirements of the Company’s Bylaws, the proposal is brought before the meeting, then under the SEC’s proxy rules the proxies solicited by management with respect to the meeting will confer discretionary voting authority with respect to the Shareholder’s proposal on the persons selected by management to vote the proxies. If a Shareholder makes a timely notification, the proxies may still exercise discretionary voting authority under circumstances consistent with the SEC’s proxy rules.

In addition, to comply with the universal proxy rules, Shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice in accordance with Rule 14a-19 that sets forth the information required by Rule 14a-19 under the Exchange Act and otherwise comply with the requirements of Rule 14a-19(b).

It is suggested that any Shareholder proposal be submitted by certified mail, return receipt requested.

OTHER MATTERS

Other Matters

The Company Board knows of no other business that will be presented for consideration at the Special Meeting. If other matters are properly brought before the Special Meeting, however, it is the intention of the persons named in the proxy to vote the Shares represented thereby on such matters in accordance with their best judgment.

Householding of Special Meeting Materials

The SEC has adopted rules to permit companies and intermediaries (such as brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other proxy materials with respect to two (2) or more Shareholders sharing the same address by delivering a single copy of this proxy statement or other proxy materials addressed to those Shareholders. This process, which is commonly referred to as “householding,” potentially results in a reduced usage of natural resources and cost savings for companies. Shareholders who participate in householding will continue to be able to access and receive separate proxy cards.

A number of brokers with account holders who are our Shareholders will be “householding” our proxy materials. A single copy of this proxy statement or other proxy materials will be delivered to multiple Shareholders sharing an address unless contrary instructions have been received from one or more of the affected Shareholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If at any time, you no longer wish to participate in “householding” and would prefer to receive a separate copy of this proxy statement or other proxy materials in the future, please notify your broker or direct your oral or written request to Computershare Inc., P.O. Box 43078, Providence, Rhode Island 02940, toll-free: 800-522-6645. Shareholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their brokers or Computershare Inc.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC website at www.sec.gov. You also may obtain free copies of the documents we file with the SEC, including this proxy statement, by going to the Investor Relations page under “About Us” at www.starrett.com. Our website address is provided as an inactive textual reference only. The information provided on our website is not part of this proxy statement, and therefore is not incorporated herein by reference.

The SEC allows us to “incorporate by reference” information into this proxy statement, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement, except for any information superseded by information in this proxy statement or incorporated by reference subsequent to the date of this proxy statement. This proxy statement incorporates by reference the documents set forth below that we have previously filed with the SEC and any documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed) after the date of this proxy statement and before the date of the Special Meeting.

●	Starrett’s Annual Report on Form 10-K, as amended, for the fiscal year ended June 30, 2023, filed with the SEC on September 27, 2023;

●	Starrett’s Quarterly Reports on Form 10-Q for the fiscal quarters ended September 30, 2023 and December 31, 2023, filed with the SEC on November 13, 2023 and February 16, 2024, respectively; and

●	Starrett’s Current Reports on Form 8-K, filed with the SEC on November 8, 2023, November 13, 2023, January 5, 2024, and March 11, 2024.

We also incorporate by reference into this proxy statement additional documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed) between the date of this proxy statement and the earlier of the date of the Special Meeting or the termination of the Merger Agreement. These documents include periodic reports, such as Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, as well as Current Reports on Form 8-K and proxy soliciting materials. The information provided on our website is not part of this proxy statement, and therefore is not incorporated by reference herein.

Notwithstanding the foregoing, we will not incorporate by reference in this proxy statement any documents or portions thereof that are not deemed “filed” with the SEC, including information furnished under Item 2.02 or Item 7.01 or otherwise of any Current Report on Form 8-K, including related exhibits, after the date of this proxy statement unless, and except to the extent, specified in such Current Report.

These SEC filings are available to the public from commercial document retrieval services and at www.sec.gov.

Any person, including any beneficial owner of Shares, to whom this proxy statement is delivered may request copies of proxy statements and any of the documents incorporated by reference in this document or other information concerning us by written or telephonic request directed to Starrett’s address below. If you would like to request documents from us, please do so as soon as possible, to receive them before the Special Meeting. If you request any documents from us, we will mail them to you by first class mail, or another equally prompt method, within one (1) business day after we receive your request. Documents incorporated by reference are available without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference into those documents:

The L.S. Starrett Company
Attention: Investor Relations
121 Crescent Street
Athol, MA 01331

If you have any questions concerning the Merger, the Special Meeting, or this proxy statement, would like additional copies of this proxy statement or need help voting your Shares, please contact our proxy solicitor:

Georgeson

1290 Avenue of the Americas, 9th Floor

New York, NY 10104

Toll-Free: 866-410-5794

MISCELLANEOUS

You should rely only on the information contained in this proxy statement, the annexes to this proxy statement and the documents that we incorporate by reference in this proxy statement in voting on the Merger. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated April 12, 2024. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date (or as of an earlier date if so indicated in this proxy statement), and the mailing of this proxy statement to Shareholders does not create any implication to the contrary. This proxy statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make a proxy solicitation.

Annex A

Execution Version

AGREEMENT AND PLAN OF MERGER

AMONG

UHU INC.,

UNICORNFISH CORP.

AND

THE L.S. STARRETT COMPANY

DATED AS OF MARCH 8, 2024

-ii-

-iii-

Annexes

Annex A	Articles of Organization
Annex B	Bylaws
Annex C	FIRPTA Certificate

-iv-

AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER, dated as of March 8, 2024 (this “Agreement”), among Uhu Inc., a Delaware corporation (“Parent”), Unicornfish Corp., a Massachusetts corporation and wholly owned Subsidiary of Parent (“Merger Sub”), and The L.S. Starrett Company, a Massachusetts corporation (the “Company”).

WHEREAS, the boards of directors of Parent, Merger Sub and the Company each have approved the acquisition of the Company on the terms and subject to the conditions set forth in this Agreement, including the merger of Merger Sub with and into the Company, with the Company being the surviving corporation (the “Merger”) in accordance with the Massachusetts Business Corporation Act (the “MBCA”) and on the terms and conditions set forth herein;

WHEREAS, the board of directors of the Company (the “Company Board”) has unanimously (i) determined that this Agreement and the Merger are fair to, in the best interests of, and are advisable to, the Company and the holders of Shares; (ii) adopted this Agreement and duly authorized and approved the execution, delivery and performance of this Agreement by the Company and the consummation of the Contemplated Transactions upon the terms and subject to the conditions set forth herein; (iii) directed that this Agreement be submitted to the holders of Shares for approval at a meeting of the Company’s stockholders; and (iv) resolved to recommend that, subject to the terms and conditions of this Agreement, the holders of Shares approve this Agreement (the “Company Board Recommendation”);

WHEREAS, the boards of directors of Parent and Merger Sub each have, on the terms and subject to the conditions set forth herein, adopted this Agreement and approved the Contemplated Transactions, including the Merger;

WHEREAS, concurrently with the execution and delivery of this Agreement, and as a condition and inducement to the Company’s willingness to enter into this Agreement, the Equity Investor has entered into an Equity Commitment Letter and Parent has received and accepted a Debt Commitment Letter;

WHEREAS, concurrently with the execution and delivery of this Agreement, and as a condition and inducement to the Company’s willingness to enter into this Agreement, the Equity Investor has delivered to the Company a limited guarantee (the “Limited Guarantee”) pursuant to which the Equity Investor has agreed to guarantee certain obligations of Parent hereunder; and

WHEREAS, Parent, in its capacity as sole stockholder of Merger Sub, will approve this Agreement immediately following its execution.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Parent, Merger Sub and the Company hereby agree as follows:

ARTICLE I
THE MERGER

Section 1.1.    The Merger. Upon the terms and subject to the conditions of this Agreement and in accordance with the MBCA, at the Effective Time, Merger Sub will be merged with and into the Company. As a result of the Merger, the separate corporate existence of Merger Sub will cease, and the Company will continue as the surviving corporation of the Merger as a wholly owned Subsidiary of Parent (the “Surviving Corporation”). Without limiting the generality of the foregoing, and subject thereto, from and after the Effective Time, all the property, rights, privileges, powers and franchises of the Company and Merger Sub will be vested in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub will be the debts, liabilities and duties of the Surviving Corporation, all in accordance with Massachusetts Law.

Section 1.2.    Closing; Effective Time. Subject to the provisions of this Agreement and pursuant to the MBCA, the closing of the Merger (the “Closing”) will take place (a) at the offices of Ropes & Gray LLP, Prudential Tower, 800 Boylston Street, Boston, Massachusetts or remotely by electronic exchange of documents and signatures as soon as practicable, but in no event later than the second (2nd) Business Day, after the satisfaction or, to the extent permitted by Law, waiver of the conditions set forth in ARTICLE VI (excluding conditions that, by their terms, cannot be satisfied until the Closing, but subject to the satisfaction or, to the extent permitted by Law, waiver of such conditions at the Closing), or (b) at such other place or on such other date as Parent and the Company may mutually agree (such date, the “Closing Date”). At the Closing, the parties hereto will cause the Merger to be consummated by filing articles of merger (the “Articles of Merger”) with the Secretary of the Commonwealth of Massachusetts, in such form as required by, and executed in accordance with, the relevant provisions of the MBCA (the date and time of the filing of the Articles of Merger with the Secretary of the Commonwealth of Massachusetts, or such later time as is specified in the Articles of Merger and agreed to by Merger Sub and the Company, being hereinafter referred to as the “Effective Time”) and will make all other filings or recordings required under the MBCA in connection with the Merger. The Merger will become effective upon the Effective Time.

Section 1.3.    Effects of the Merger. The Merger will have the effects set forth herein, in the Articles of Merger and in Section 11.07 of the MBCA.

Section 1.4.    Articles of Organization and Bylaws of the Surviving Corporation.

(a)    At the Effective Time, the articles of organization of the Company will, by virtue of the Merger, be amended and restated in its entirety to read in the form of Annex A, and as so amended, will be the articles of organization of the Surviving Corporation until thereafter amended in accordance with its terms and as provided by applicable Law.

(b)    At the Effective Time, and without any further action on the part of the Company or Merger Sub, the bylaws of the Company will be amended and restated in their entirety so as to read in the form of Annex B, and, as so amended, will be the bylaws of the Surviving Corporation until thereafter amended in accordance with their terms, in accordance with the articles of organization of the Surviving Corporation and as provided by applicable Law, subject to Section 5.7.

Section 1.5.    Directors and Officers. The directors of Merger Sub immediately prior to the Effective Time will be the initial directors of the Surviving Corporation, and the officers of the Company immediately prior to the Effective Time will be the initial officers of the Surviving Corporation, in each case, until the earlier of his or her death, resignation, or removal, or until his or her successor is duly elected and qualified in accordance with the Surviving Corporation’s articles of organization and bylaws. The Company shall request that each director of the Company immediately prior to the Effective Time execute and deliver a letter effectuating his or her resignation as a member of the Company Board, to be effective as of the Effective Time.

ARTICLE II
EFFECT OF THE MERGER ON THE CAPITAL STOCK
OF THE COMPANY AND ITS SUBSIDIARIES

Section 2.1.    Conversion of Securities. At the Effective Time, by virtue of the Merger and without any further action on the part of Parent, Merger Sub, the Company or the holders of any of the following securities, the following will occur:

(a)    each Share issued and outstanding immediately prior to the Effective Time (other than any Shares described in Section 2.1(b) and any Dissenting Shares) will be converted into the right to receive $16.19, payable to the holder thereof in cash, without interest (the “Merger Consideration”), and as of the Effective Time, all such Shares will no longer be outstanding and will automatically be cancelled and will cease to exist, and each holder of thereof will cease to have any rights with respect thereto, except the right to receive the Merger Consideration payable with respect to such Shares in accordance with Section 2.4;

(b)    each Share (i) held in the treasury of the Company or owned by the Company or any direct or indirect wholly owned Subsidiary of the Company immediately prior to the Effective Time or (ii) owned by Parent, Merger Sub or any direct or indirect wholly owned Subsidiary of Parent or Merger Sub immediately prior to the Effective Time will be cancelled and retired without any conversion thereof and will cease to exist and no payment or distribution will be made with respect thereto; and

(c)    each share of common stock of Merger Sub issued and outstanding immediately prior to the Effective Time will be converted into one (1) fully paid and non-assessable share of common stock of the Surviving Corporation, which shares shall constitute the only outstanding shares of capital stock of the Surviving Corporation.

Section 2.2.    Treatment of Equity Awards.

(a)    The Company Board (or, if appropriate, the committee administering a Company equity incentive plan, inducement award program or other similar plan, program or arrangement under which equity incentive awards are outstanding, including the Company’s 2012 Long-Term Incentive Plan and the Company’s 2021 Long-Term Incentive Plan, but excluding the Company ESPPs and the Company ESOP (each, a “Company Equity Plan” and, collectively, the “Company Equity Plans”)) has adopted, or, as soon as practicable following the date of this Agreement (and, in any event, prior to the Effective Time), will adopt, resolutions providing that:

(i)    at or immediately prior to the Effective Time, each award of restricted stock units with respect to Shares granted under a Company Equity Plan that is subject to vesting conditions based solely on continued employment or service (each, a “Company RSU”) that is outstanding immediately prior to the Effective Time, whether vested or unvested, shall be canceled and converted into the right to receive an amount in cash, without interest (less applicable tax withholdings pursuant to Section 2.6), equal to (A) the number of Shares subject to such Company RSU immediately prior to the Effective Time, with any remaining service-based vesting requirements deemed fully satisfied, multiplied by (B) the Merger Consideration (such amount, the “Company RSU Merger Consideration”). Parent shall cause the Surviving Corporation to pay the Company RSU Merger Consideration to the holder of the applicable Company RSU at or reasonably promptly after the Effective Time (but in no event later than three (3) Business Days after the Effective Time).

(ii)    at or immediately prior to the Effective Time, each award of restricted stock units with respect to Shares granted under a Company Equity Plan that is subject to performance-based vesting conditions (each, a “Company PSU” and, together with the Company RSUs, the “Company Equity Awards”) that is outstanding immediately prior to the Effective Time, whether vested or unvested, shall be canceled and converted into the right to receive an amount in cash, without interest (less applicable tax withholdings pursuant to Section 2.6), equal to (A) the number of Shares subject to such Company PSU immediately prior to the Effective Time assuming full satisfaction of the performance-based vesting conditions at maximum levels and with any remaining service-based vesting requirements deemed fully satisfied multiplied by (B) the Merger Consideration (such amount, the “Company PSU Merger Consideration”). Parent shall cause the Surviving Corporation to pay the Company PSU Merger Consideration to the holder of the applicable Company PSU at or reasonably promptly after the Effective Time (but in no event later than three (3) Business Days after the Effective Time).

(iii)    each Company Equity Plan shall be terminated as of the Effective Time.

(b)    As soon as practicable after the date of this Agreement, the Company Board (or, if appropriate, the committee administering the Company ESPPs) shall pass such resolutions and shall take all actions with respect to the Company ESPPs that are necessary to provide that: (i) with respect to any offering period in effect under any Company ESPP as of the date of this Agreement, if any, no individual who was not a participant in the respective Company ESPP as of the date of this Agreement may enroll in a Company ESPP with respect to such offering period and no participant may increase the percentage amount of his or her payroll deduction election from that in effect on the date of this Agreement for such offering period; (ii) no offering period shall commence following the date of this Agreement unless and until this Agreement is terminated; (iii) if the applicable purchase date with respect to the offering period would otherwise occur on or after the Effective Time, then the offering period will be shortened and the applicable purchase date with respect to the offering period will occur at least two (2) Business Days preceding the date on which the Effective Time occurs; and (iv) the Company ESPPs shall terminate as of or prior to the Effective Time.

(c)    Notwithstanding anything herein to the contrary, with respect to any Company Equity Award that constitutes “nonqualified deferred compensation” subject to Section 409A of the Code and that the Company determines prior to the Effective Time is not eligible to be cancelled as provided herein in accordance with Treasury Regulation Section 1.409A-3(j)(4)(ix)(B), such payment will be made at the earliest time permitted under the applicable Company Equity Award that will not trigger a Tax or penalty under Section 409A of the Code.

Section 2.3.    Dissenting Shares.

(a)    Notwithstanding anything in this Agreement to the contrary, other than as provided in Section 2.3(b), any Shares that are issued and outstanding immediately prior to the Effective Time and held by a shareholder of the Company who (i) is entitled to appraisal, (ii) has not voted in favor of the Merger or consented thereto in writing and (iii) who has demanded properly in writing payment of fair value for such Shares in accordance with Part 13 of the MBCA (the “Dissenting Shares”) will not be converted into the right to receive the Merger Consideration unless and until such shareholder of the Company has effectively withdrawn or lost (through failure to perfect or otherwise) such shareholder’s right to obtain payment of the fair value of such shareholder’s Dissenting Shares under the MBCA but will instead be entitled only to such rights with respect to such Dissenting Shares as may be granted to such shareholder under Part 13 of the MBCA. From and after the Effective Time, Dissenting Shares will not be entitled to vote for any purpose or be entitled to the payment of dividends or other distributions (except dividends or other distributions payable to shareholders of record prior to the Effective Time).

(b)    The Company will give Parent prompt written notice of any demands for appraisal or payment of fair value received by the Company, and any withdrawals thereof, received from shareholders or provided to shareholders by the Company with respect to any Dissenting Shares or Shares claimed to be Dissenting Shares, and Parent will have the opportunity and right to direct the conduct of all negotiations and proceedings with respect to such demands for appraisal. The Company will not, except with the prior written consent of Parent (which consent may not be unreasonably withheld, conditioned, or delayed) or as otherwise required by applicable Law, make any payment with respect to any such demands or offer to settle or settle any such demands. The Company shall not waive any failure to timely deliver a written demand for appraisal or the taking of any other action by such holder of Dissenting Shares as may be necessary to perfect appraisal rights under the MBCA.

(c)    If any holder of Dissenting Shares effectively withdraws or loses (through failure to perfect or otherwise) such holder’s right to obtain payment of the fair value of such holder’s Dissenting Shares under the MBCA, then, as of the later of the Effective Time and the occurrence of such effective withdrawal or loss, such shareholder’s Shares will no longer be Dissenting Shares and, if the occurrence of such effective withdrawal or loss is later than the Effective Time, will be treated as if the shareholder had, as of the Effective Time, been converted into the right to receive the Merger Consideration, without interest thereon, as set forth in Section 2.1(a).

Section 2.4.    Surrender of Shares.

(a)    At or prior to the Effective Time, Parent will deposit or cause to be deposited with a bank or trust company reasonably acceptable to the Company (the “Paying Agent”) cash in an amount sufficient to pay the aggregate Merger Consideration, and Parent will cause the Paying Agent to timely make all payments contemplated in Section 2.4(b) and Section 2.4(c). Such cash may be invested by the Paying Agent as directed by Parent; provided (i) that such investments must be in short-term obligations of the United States of America with maturities of no more than thirty (30) days or guaranteed by the United States of America and backed by the full faith and credit of the United States of America or in commercial paper obligations rated A-1 or P-1 or better by Moody’s Investors Service, Inc. or Standard & Poor’s Corporation, respectively, (ii) no such investment will relieve Parent, Merger Sub, or the Paying Agent from making the payments required by this ARTICLE II and (iii) no such investment will have maturities that could prevent or delay payments to be made pursuant to this Agreement. Any interest or income produced by such investments will be payable to the Surviving Corporation or Parent, as Parent directs. No loss incurred with respect to such investments will decrease the amounts payable pursuant to this Agreement. In the event that the amount of cash held by the Paying Agent is insufficient to pay the aggregate Merger Consideration, Parent will promptly deposit, or cause to be deposited, additional funds with the Paying Agent in an amount which is equal to the deficiency in the amount required to make all such payment pursuant to Section 2.4(b) and Section 2.4(c). The aggregate Merger Consideration as so deposited with the Paying Agent will not be used for any purpose other than to fund payments pursuant to Section 2.4(b) and Section 2.4(c), except as expressly provided for in this Agreement. Any portion of the cash made available to the Paying Agent in respect of any Dissenting Shares will be returned to Parent, upon demand.

(b)    As promptly as practicable after the Effective Time (and in any event within two (2) Business Days thereafter), Parent will cause the Paying Agent to mail to each holder of record of a certificate (a “Certificate”) that immediately prior to the Effective Time represented outstanding Shares which were converted pursuant to Section 2.1 into the right to receive the Merger Consideration, (i) a letter of transmittal in customary form (which will (x) specify that delivery will be effected, and risk of loss and title to the Certificate will pass, only upon proper delivery of such Certificate (or effective affidavits of loss in lieu thereof) to the Paying Agent and (y) contain such other provisions as are customary and reasonably acceptable to Parent and the Company) and (ii) instructions for effecting the surrender of the Certificate (or effective affidavits of loss in lieu thereof) in exchange for payment of the Merger Consideration. Upon surrender of a Certificate (or effective affidavits of loss in lieu thereof) for cancellation to the Paying Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly executed and properly completed pursuant to the instructions thereto, and such other documents as may be reasonably required by the Paying Agent and described in such instructions, the holder of such Certificate will be entitled to receive in exchange therefor Merger Consideration for each Share formerly represented by such Certificate, and the Certificate so surrendered will be cancelled. Until surrendered as contemplated by this Section 2.4(b), each Certificate will be deemed, at any time after the Effective Time, to represent only the right to receive the Merger Consideration (less any applicable withholding Tax) and will not evidence any interest in, or any right to exercise the rights of a shareholder or other equity holder of, the Company or the Surviving Corporation; provided, that, notwithstanding the foregoing, in the event of a transfer of ownership of Shares that is not registered in the transfer records of the Company, payment of the Merger Consideration in respect of the applicable Shares may be made to a Person other than the Person in whose name the Certificates so surrendered are registered if such Certificates are properly endorsed or otherwise are in proper form for transfer and the Person requesting such payment pays any transfer or other Taxes required by reason of the Merger Consideration in respect thereof or establish to the reasonable satisfaction of the Surviving Corporation that such Tax has been paid or is not applicable.

(c)    A holder of record of non-certificated Shares represented in book-entry form (“Book-Entry Shares”) that immediately prior to the Effective Time represented outstanding Shares which were converted pursuant to Section 2.1 into the right to receive Merger Consideration will, upon receipt by the Paying Agent of an “agent’s message” in customary form (or such other evidence, if any, as the Paying Agent may reasonably request), be entitled to receive in exchange for such Book-Entry Shares, Merger Consideration (less any applicable withholding Tax) for each Share formerly represented by such Book-Entry Share, and such Book-Entry Share will be canceled. Payment of the Merger Consideration with respect to Book-Entry Shares will only be made to the Person in whose name such Book-Entry Shares are registered. Until such “agent’s message” (or such other evidence) is received, each Book-Entry Share will be deemed, at any time after the Effective Time, to represent only the right to receive the Merger Consideration and will not evidence any interest in, or any right to exercise the rights of a shareholder or other equity holder of, the Company or the Surviving Corporation.

(d)    At any time following the date that is twelve (12) months after the Effective Time, Parent may require the Paying Agent to deliver to Parent or its designated Affiliate any funds (including any interest received with respect thereto) that have been made available to the Paying Agent and that have not been disbursed to holders of Certificates and Book-Entry Shares, and thereafter such holders will be entitled to look to the Surviving Corporation (subject to abandoned property, escheat or other similar laws) with respect to the Merger Consideration payable to the holder of a Certificate or Book-Entry Share. The Surviving Corporation will pay all charges and expenses, including those of the Paying Agent, in connection with the exchange of Shares for the Merger Consideration. None of Parent, Merger Sub, the Surviving Corporation, the Paying Agent or their respective Affiliates shall be liable to any Person in respect of any Merger Consideration, or any cash that was held by the Paying Agent pursuant to this Section 2.4, that was required to be delivered to a public official pursuant to any applicable abandoned property, escheat or other similar Laws. If any Certificate has not been surrendered, or the applicable “agent’s message” or other evidence is not received in respect of a Book-Entry Share, immediately prior to the date on which the Merger Consideration in respect of such Certificate or Book-Entry Share would otherwise escheat to or become the property of any Governmental Body, any Merger Consideration in respect of such Certificate or Book-Entry Share will, to the extent permitted by applicable Law, immediately prior to such time become the property of the Surviving Corporation, free and clear of all claims or interest of any individual, corporation, partnership, limited liability company, association, trust, unincorporated organization, other entity or group (as defined in Section 13(d)(3) of the Exchange Act) previously entitled thereto.

(e)    From and after the Effective Time, the stock transfer books of the Company will be closed, and no subsequent transfers of Shares that were issued prior to the Effective Time will be registered. After the Effective Time, any Certificate or Book-Entry Share presented to the Surviving Corporation for transfer will be cancelled and exchanged for the consideration provided for, and in accordance with the procedures set forth in, this ARTICLE II.

(f)    In the event that any Certificate has been lost, stolen or destroyed, upon the holder’s delivery of an affidavit of loss to the Paying Agent (and, if required by Parent or the Paying Agent, the posting by such holder of a bond in customary amount and upon such terms as may be reasonably required by Parent or the Paying Agent as indemnity against any claim that may be made against it or the Surviving Corporation with respect to such Certificate), Parent will cause the Paying Agent to deliver as consideration for the lost, stolen or destroyed Certificate the applicable Merger Consideration payable in respect of the Shares represented by such Certificate, subject to such holder’s compliance with the exchange procedures set forth in Section 2.4(b) (other than the surrender of a Certificate).

Section 2.5.    Section 16 Matters. Prior to the Effective Time, the Company Board will take all necessary and appropriate action to approve, for purposes of Section 16(b) of the Exchange Act and the related rules and regulations thereunder, the disposition by Company directors and officers of Shares and Company Equity Awards in the Contemplated Transactions.

Section 2.6.    Withholding. To the extent required by applicable Tax Law, each of Parent, the Paying Agent, the Company and their Affiliates shall be entitled to withhold and deduct any amount as may be required to be deducted or withheld in respect of any payment made in connection with the Contemplated Transactions. Any compensatory amounts payable pursuant to or as contemplated by this Agreement subject to compensatory withholding, including pursuant to Section 2.2, will be remitted to the applicable payor for payment to the applicable Person through regular payroll procedures, as applicable. To the extent that any amounts are so deducted and withheld and timely paid over to the appropriate Governmental Body, such amounts will be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as otherwise disclosed in (a) Company SEC Documents (excluding any disclosures in “risk factors” or otherwise relating to “forward-looking statements” to the extent that they are cautionary, predictive or forward-looking in nature) or (b) the confidential disclosure letter delivered by the Company to Parent and Merger Sub prior to the execution and delivery of this Agreement (the “Company Disclosure Letter”), the Company represents and warrants to Parent and Merger Sub as follows:

Section 3.1.    Organization and Corporate Power.

(a)    The Company is a corporation validly existing and in good standing under the Laws of the Commonwealth of Massachusetts and is in good standing with the Secretary of the Commonwealth of Massachusetts, with full corporate power and authority to enter into this Agreement and perform its obligations hereunder. The Company has all requisite corporate power and authority and all Permits necessary to own, lease and operate its properties and assets and to carry on its business as it is now being conducted, except where the failure to hold such Permits would not reasonably be expected to have a Company Material Adverse Effect. The Company is duly qualified or authorized to do business and is in good standing in every jurisdiction (to the extent such concept exists in such jurisdiction) in which its ownership of property or the conduct of business as now conducted requires it to qualify, except where the failure to be so qualified, authorized or in good standing would not reasonably be expected to have a Company Material Adverse Effect.

(b)    True and complete copies of the articles of organization and bylaws of the Company (collectively, the “Company Organizational Documents”), each as in effect as of the date of this Agreement, have been heretofore made available to Parent and Merger Sub. The Company Organizational Documents are in full force and effect. The Company is not in violation of the Company Organizational Documents.

Section 3.2.    Authorization; Valid and Binding Agreement. The Company has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and, subject to the approval of this Agreement by the shareholders of the Company to the extent required by applicable Law, to consummate the Merger. The execution and delivery of this Agreement by the Company and the consummation by the Company of the Merger have been duly and validly authorized by all necessary corporate action, and no other corporate proceeding on the part of the Company is necessary to authorize this Agreement or to consummate the Merger (other than approval of this Agreement by the holders of at least two-thirds of the outstanding Shares entitled to vote thereon (the “Company Requisite Vote”), and the filing with the Secretary of the Commonwealth of Massachusetts of the Articles of Merger as required by the MBCA). This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery hereof by Parent and Merger Sub, constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and any implied covenant of good faith and fair dealing. The Company Board Recommendation has not, as of the date of this Agreement, been rescinded, modified or withdrawn.

Section 3.3.    Capital Stock.

(a)    The authorized capital stock of the Company consists of 20,000,000 Shares of Company Class A Common Stock and 10,000,000 Shares of Company Class B Common Stock, of which, as of March 4, 2024 (the “Measurement Date”), 6,957,963 Shares of Company Class A Common Stock and 546,689 Shares of Company Class B Common Stock were issued and outstanding,120,649 Shares of Company Class A Common Stock were subject to outstanding Company RSUs, 31,811 Shares of Company Class A Common Stock were subject to outstanding Company PSUs (assuming maximum performance), and 201,531 Shares of Company Class A Common Stock and 51,207 Shares of Company Class B Common Stock were outstanding under the Company ESOP. As of the Measurement Date, 1,407,894 Shares of Company Class A Common Stock and 301,814 Shares of Company Class B Common Stock were held in treasury of the Company.

(b)    The Company’s issued and outstanding Shares have been, and all such Shares that may have been issued prior to the Effective Time will be when issued, duly authorized and validly issued, fully paid and non-assessable and free of preemptive rights.

(c)    Section 3.3(c) of the Company Disclosure Letter sets forth a true and complete list as of the Measurement Date of outstanding Company Equity Awards, including, with respect to each Company Equity Award, (i) the number of the Shares subject thereto, (ii) the holder thereof and (iii) the date of grant.

(d)    Except (i) as disclosed in this Section 3.3 or (ii) for changes since the Measurement Date resulting from settlement of Company RSUs or Company PSUs outstanding on such date or grants of Company Equity Awards under the Company Equity Plans, as of the date of this Agreement, the Company has no outstanding (A) shares of capital stock or other equity interests or voting securities, (B) securities convertible or exchangeable, directly or indirectly, into capital stock of the Company, (C) options, warrants, purchase rights, subscription rights, preemptive rights, conversion rights, exchange rights, calls, puts, rights of first refusal or other contracts that require the Company to issue, sell or otherwise cause to become outstanding or to acquire, repurchase or redeem capital stock of the Company, (D) stock appreciation, phantom stock, profit participation or similar rights with respect to the Company or (E) bonds, debentures, notes or other indebtedness of the Company having the right to vote on any matters on which the Company’s shareholders may vote.

(e)    The treatment of the Company Equity Awards contemplated by Section 2.2 is permitted under the applicable Company Equity Plan and/or Company Equity Award documentation and may be effectuated as so contemplated without the consent of any holder of such Company Equity Award.

Section 3.4.    Subsidiaries.

(a)    Section 3.4 of the Company Disclosure Letter lists each Company Subsidiary along with the state or country of formation. Each such Company Subsidiary is a corporation or other entity validly existing under the Laws of the jurisdiction of its incorporation or organization. All of the outstanding shares of capital stock or equivalent equity interests of each Company Subsidiary is owned of record and beneficially, directly or indirectly, by the Company free and clear of all material Liens (other than Permitted Liens). No Company Subsidiary has any outstanding or authorized any options or other rights to acquire from such Subsidiary, or any obligations to issue, any capital stock, voting securities, or securities convertible into or exchangeable for capital stock or voting securities of such Subsidiary not owned by the Company. Each Company Subsidiary has all requisite corporate power and authority and all authorizations, licenses and Permits necessary to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to hold such authorizations, licenses and Permits would not reasonably be expected to have a Company Material Adverse Effect. Each Company Subsidiary is duly qualified or authorized to do business and is in good standing in every jurisdiction (to the extent such concept exists in such jurisdiction) in which its ownership of property or the conduct of business as now conducted requires it to qualify, except where the failure to be so qualified, authorized or in good standing would not reasonably be expected to have a Company Material Adverse Effect. Except with respect to the Subsidiaries set forth on Section 3.4 of the Company Disclosure Letter, the Company does not own, directly or indirectly, any capital stock or other voting securities of, or ownership interests in, any Person.

(b)    Neither the Company nor any of its Subsidiaries has agreed nor is obligated to make, and is not bound by any Contract under which it may become obligated to make, any future material investment in, or material capital contribution to, any other Person. True and complete copies of the organizational documents of each Company Subsidiary that is significant under Regulation S-X Rule 1-02(w), each as in effect as of the date of this Agreement, have been heretofore made available to Parent and Merger Sub. Such organizational documents are in full force and effect and neither the Company nor any Company Subsidiary is in violation of the provisions thereof. All of the corporate acts of the Brazilian Subsidiary and Scotland Subsidiary, including, without limitation, minutes of shareholders meetings, Statutory Books, by-laws, articles of association and any amendments thereto, have observed all legal formalities in all aspects, and are duly filed with the competent Board of Trade (Junta Comercial) or Companies House, as applicable in each jurisdiction.

Section 3.5.    No Breach. The execution, delivery and performance of this Agreement by the Company, and the consummation by the Company of the Contemplated Transactions will not (a) conflict with or violate the Company Organizational Documents, (b) assuming all consents, approvals, authorizations and other actions described in Section 3.6 have been obtained, and all filings and obligations described in Section 3.6 have been made, conflict with or violate any Law, order, judgment or decree to which the Company, its Subsidiaries or any of their properties or assets is subject, except any conflicts, violations, breaches, defaults or other occurrences which would not reasonably be expected to have a Company Material Adverse Effect, or (c) conflict with or result in any breach of, constitute (with or without notice of or lapse of time or both) a default under, result in a violation of, give rise to a right of termination, cancellation or acceleration under any Company Material Contract, except any conflicts, breaches, defaults, violations, terminations, cancellations or accelerations that would not reasonably be expected to have a Company Material Adverse Effect.

Section 3.6.    Consents. Except for (a) the applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), (b) applicable requirements of the Exchange Act, (c) any filings required by NYSE, (d) the filing of the Articles of Merger, (e) any filings with the relevant authorities of states in which the Company or any of its Subsidiaries is qualified to do business and (f) as set forth in Section 3.6 of the Company Disclosure Letter, in each case, none of the Company, nor any of its Subsidiaries, is required to submit any notice, report or other filing with any Governmental Body in connection with the execution, delivery or performance by it of this Agreement or the consummation of the Contemplated Transactions. Other than as stated above, no consent, approval or authorization of any Governmental Body or any other party or Person is required to be obtained by the Company or its Subsidiaries in connection with its execution, delivery and performance of this Agreement or the consummation of the Contemplated Transactions, except for those consents, approvals and authorizations required under any of the Company Leases or the failure of which to obtain would not reasonably be expected to have a Company Material Adverse Effect.

Section 3.7.    SEC Reports; Disclosure Controls and Procedures.

(a)    The Company has timely filed all forms, reports, schedules, statements and other documents (including exhibits and all other information incorporated therein) with the SEC required to be filed by the Company under the Exchange Act since the Balance Sheet Date (such forms, reports, schedules, statements or documents, the “Company SEC Documents”). No Subsidiary of the Company is required to file any form, report, schedule, statement, registration statement, proxy statement, certification or other document with, or make any other filing with or furnish any other material to, the SEC. As of their respective filing dates (or, if amended, supplemented or superseded by a filing prior to the date of this Agreement, then on the date of such amendment, supplement or superseding filing): (i) each of the Company SEC Documents complied in all material respects with the applicable requirements of the Exchange Act, and the rules and regulations of the SEC promulgated thereunder applicable to such Company SEC Documents, as in effect on the date so filed, and (ii) at the time of filing, none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Since the Balance Sheet Date, neither the Company nor any of its Subsidiaries has received from the SEC or any Governmental Body any written comments or questions with respect to any of the Company SEC Documents (including the financial statements included therein) that are not resolved, or as of the date hereof has received any written notice from the SEC or other Governmental Body that such Company SEC Documents (including the financial statements included therein) are being reviewed or investigated, and, to the Knowledge of the Company, there is not, as of the date hereof, any investigation or review being conducted by the SEC or any other Governmental Body of any Company SEC Documents (including the financial statements included therein).

(b)    The financial statements (including any related notes and schedules) contained or incorporated by reference in the Company SEC Documents (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto, (ii) were prepared in accordance with GAAP, applied on a consistent basis throughout the periods covered (except as may be expressly indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) and (iii) fairly presented in accordance with GAAP in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the respective dates thereof and the consolidated results of operations and cash flows of the Company and its consolidated Subsidiaries for the periods covered thereby (subject, in the case of unaudited statements, to the absence of footnote disclosure and to normal and recurring year-end audit adjustments not material in amount). Neither the Company nor any of its Subsidiaries is a party to or has any obligation or other commitment to become a party to any securitization transaction, off-balance sheet partnership or any similar Contract, where the result, purpose or intended effect of such Contract is to avoid disclosure of any material transaction involving, or material liabilities of, the Company or any of the Company’s Subsidiaries in the Company’s published financial statements or other Company SEC Documents.

(c)    The Company has designed and maintains, and at all times in the last three (3) years has maintained, a system of internal control over financial reporting (as defined in Rules 13a–15(f) and 15d–15(f) of the Exchange Act) sufficient to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements in accordance with GAAP. The Company (i) has designed and maintains disclosure controls and procedures (as defined in Rules 13a–15(e) and 15d–15(e) of the Exchange Act) to provide reasonable assurance that all material information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms and is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to enable each of the principal executive officer of the Company and the principal financial officer of the Company to make the certifications required under the Exchange Act with respect to such reports and (ii) has disclosed, based on its most recent evaluation of its disclosure controls and procedures and internal control over financial reporting prior to the date of this Agreement, to the Company’s auditors and the audit committee of the Company Board (A) any significant deficiencies and material weaknesses in the design or operation of its internal control over financial reporting that are reasonably likely to adversely affect in any material respect the Company’s ability to record, process, summarize and report financial information, (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting, or (C) any claim or allegation regarding any of the foregoing. Since the Balance Sheet Date, any material change in internal control over financial reporting required to be disclosed in any Company SEC Document has been so disclosed.

(d)    Since the Balance Sheet Date, neither the Company nor any of its Subsidiaries nor, to the Knowledge of the Company, any director, officer, employee, auditor, accountant or Representative of the Company or any of its Subsidiaries has received a material complaint, allegation, assertion or claim regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or any of its Subsidiaries or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that the Company or any of its Subsidiaries has engaged in questionable accounting or auditing practices.

(e)    Neither the Company nor, to the Knowledge of the Company, the Company’s independent auditors has identified or been made aware of in the last three (3) years: (i) any significant deficiency or material weakness in the system of internal accounting controls utilized by the Company, (ii) any fraud, whether or not material, that involves the Company’s management or other employees who have a role in the preparation of financial statements or the internal accounting controls utilized by the Company and its Subsidiaries or (iii) any claim or allegation regarding any of the foregoing.

Section 3.8.    No Undisclosed Liabilities. Except (a) as and to the extent disclosed or reserved against on the audited consolidated balance sheet of the Company as of the Balance Sheet Date, that is included in the Company SEC Documents, (b) as incurred after the date thereof in the ordinary course of business consistent with past practice, (c) incurred in connection with this Agreement or the Contemplated Transactions or negotiations with other entities regarding similar potential transactions or (d) as set forth in Section 3.8 of the Company Disclosure Letter, the Company, together with its Subsidiaries, does not have any material liabilities or obligations of any nature, whether known or unknown, absolute, accrued, contingent or otherwise and whether due or to become due.

Section 3.9.    Absence of Certain Developments. From the Balance Sheet Date to the date of this Agreement, the Company has not experienced a Company Material Adverse Effect. Except in connection with the Contemplated Transactions, from the Balance Sheet Date to the date of this Agreement, each of the Company and its Subsidiaries has carried on and operated its business in all material respects in the ordinary course of business consistent with past practice, and neither the Company nor its Subsidiaries has taken, committed or agreed to take any actions that would have been prohibited by Section 5.1(b) (other than Section 5.1(b)(i), Section 5.1(b)(ii) and Section 5.1(b)(iii)) if such covenants had been in effect as of the Balance Sheet Date.

Section 3.10.    Compliance with Laws.

(a)    The Company and its Subsidiaries are, and have been in the last five (5) years, in compliance, in all material respects, with all Laws applicable to them, any of their properties or other assets or any of their business or operations.

(b)    In the last three (3) years, (i) neither the Company nor any of its Subsidiaries has received any written notice from any Governmental Body that alleges (A) any material violation or noncompliance (or reflects that the Company or any of its Subsidiaries is under investigation or the subject of an inquiry by any such Governmental Body for such alleged noncompliance) with any applicable Law or (B) any material fine, assessment or cease and desist order, or the suspension, revocation or limitation or restriction of any material Company Permit, and (ii) neither the Company nor any of its Subsidiaries has entered into any material agreement or settlement with any Governmental Body with respect to its alleged noncompliance with, or violation of, any applicable Law.

(c)    In the last three (3) years, the Company and each of its Subsidiaries have timely filed all material regulatory reports, schedules, statements, documents, filings, submissions, forms, registrations and other documents, together with any amendments required to be made with respect thereto, that each was required to file with any Governmental Body, and have timely paid all fees and assessments due and payable in connection therewith.

(d)    The Company and each of its officers and directors are in material compliance with, and have complied in all material respects with (i) the applicable provisions of the Sarbanes-Oxley Act of 2002 and the related rules and regulations promulgated under such act (“Sarbanes-Oxley”) or the Exchange Act and (ii) the applicable listing and corporate governance rules and regulations of NYSE.

Section 3.11.    Title to Tangible Properties.

(a)    The Company and its Subsidiaries hold good and valid title to, or hold pursuant to good, valid and enforceable leases or other comparable contract rights, all of the tangible personal property and other tangible assets necessary for the conduct of the business of the Company and its Subsidiaries, taken as a whole, as currently conducted, in each case free and clear of any Liens (other than Permitted Liens), except where the failure to do so would not reasonably be expected to have a Company Material Adverse Effect.

(b)    The leased real property described in Section 3.11(b) of the Company Disclosure Letter (the “Company Leased Real Property”) is a true and complete list of all of the real property leased by the Company or its Subsidiaries as of the date of this Agreement. There are no subleases, licenses, occupancy agreements, consents, assignments, purchase agreements, or other contracts granting to any person (other than the Company or its Subsidiaries) the right to use or occupy the Company Leased Real Property, and, to the Knowledge of the Company, no other Person (other than the Company and its Subsidiaries) is in possession of the Company Leased Real Property (except pursuant to Permitted Liens). The leases for the Company Leased Real Property (collectively, the “Company Leases”) are in full force and effect. Except as would not reasonably be expected to have a Company Material Adverse Effect, each of the Company Leases is valid, binding and enforceable on the Company or one of its Subsidiaries that is a party to such Company Lease and, to the Knowledge of the Company, the other parties thereto, subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or other similar laws affecting creditors’ rights generally, and subject to general principles of equity, and is in full force and effect, and the Company or one of its Subsidiaries has performed all material obligations required to be performed by it to date under each such Company Lease. Neither the Company nor any of its Subsidiaries nor, to the Knowledge of the Company, any other party to the Company Leases is in default in any material respect under any of such Company Leases, nor has the Company or any of its Subsidiaries given or received written notice of termination, cancellation, breach, or default under any such Company Lease, which breach or default has not been cured. No event has occurred which, if not remedied, would result in a default by the Company in any material respect under the Company Leases, and, to the Knowledge of the Company, no event has occurred which, if not remedied, would result in a default by any party other than the Company in any material respect under the Company Leases. There are no outstanding options, rights of first offer or rights of first refusal in favor of any other party to purchase or lease the Company Leased Real Property or any portion thereof or interest therein (except pursuant to a Permitted Lien).

(c)    Section 3.11(c) of the Company Disclosure Letter contains, as of the date of this Agreement, a list of all of the Company Owned Real Property. The Company or its applicable Subsidiaries hold good and marketable fee simple title to all of the Company Owned Real Property, free and clear of any Liens other than Permitted Liens. There are no leases, licenses or occupancy agreements pursuant to which any third party is granted the right to use the Company Owned Real Property, and no Person (other than the Company or its applicable Subsidiaries) is in possession of the Company Owned Real Property or any portion thereof except, in each case, (i) pursuant to Permitted Liens, (ii) as set forth on Section 3.11(c) of the Company Disclosure Letter or (iii) as would not be material, individually or in the aggregate, to the Company and its Subsidiaries, taken as a whole. Neither the Company nor any of its Affiliates has received any written notice that any material portion of the Company Owned Real Property will be condemned, requisitioned or otherwise taken by any public authority. There are no outstanding options, rights of first offer or rights of first refusal in favor of any other party to purchase the Company Owned Real Property (except pursuant to a Permitted Lien or as disclosed on Section 3.11(c) of the Company Disclosure Letter).

(d)    In respect of the Company Owned Real Property located in the United Kingdom, no notices have been received or intimations been received by the Company or its Subsidiaries in relation to any community interest in land nor any nomination of any Company Owned Real Property as an asset of community value and nor are they aware of any matter which would lead to any such notice, intimation or nomination being made after the Effective Time.

(e)    None of the Company Owned Real Property, Company Leased Real Property or any other real property used by the Subsidiaries and located in Brazil is considered rural property according to Brazilian Federal Law No. 5,709/1971 (and Brazilian Federal Decree No. 74,965/74, which regulated the former) and Brazilian Federal Law No. 8,629/1993, according to the interpretation given by the Normative Opinion No. 01/2008, published on August 23, 2010.

(f)    In respect of the Company Leased Real Property located in China: to the extent required under the Laws of the relevant jurisdiction, such Company Leases are duly registered and/or filed with the competent Governmental Body; to the Knowledge of the Company, the lessor under each such Company Lease is qualified, and has obtained all necessary consents and permits to enter into such Company Lease, including without limitation any consents required from the owner of the Leased Real Property to the extent the lessor is not the owner of such property; and, to the Knowledge of the Company, there is no claim asserted or threatened by any Person regarding the lessor’s ownership of the Leased Real Property pursuant to each such Company Lease.

Section 3.12.    Tax Matters.

(a)    (i) The Company and its Subsidiaries have timely filed (taking into account any applicable extensions) all material Tax Returns required to be filed by them, (ii) all such Tax Returns are true, complete and correct in all material respects and (iii) the Company and its Subsidiaries have timely paid all material Taxes (whether or not shown as due and payable on any such Tax Return) required to be paid by them.

(b)    There are no material Liens for Taxes upon any of the assets of the Company or any of its Subsidiaries other than liens described in clause (a) of the definition of Permitted Liens. The Company and its Subsidiaries have withheld and timely paid all material Taxes required to have been withheld and paid in connection with any amounts paid or owing to any employee, independent contractor, creditor, shareholder or other Person. Neither the Company nor any of its Subsidiaries has been a party to any “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4 (or any comparable provision of local, state or non-U.S. Law).

(c)    No U.S., federal, state, local or non-U.S. Actions relating to material Taxes are pending or being conducted with respect to the Company or any of its Subsidiaries. No deficiency or proposed adjustment for any material Tax has been asserted or assessed in writing by any Governmental Body against the Company or any of its Subsidiaries that has not been fully paid or finally resolved. Within the last three (3) years, no claim has been made in writing by any Governmental Body in a jurisdiction where the Company or any of its Subsidiaries has not filed a Tax Return that the Company or its Subsidiary is or may be subject to taxation by such jurisdiction, which claim has not been resolved.

(d)    There has been no waiver or extension of any applicable statute of limitations for the assessment or collection of any material Tax of the Company or any of its Subsidiaries that is currently in force.

(e)    Neither the Company nor any of its Subsidiaries (i) is a party to or bound by any Tax allocation, sharing or similar agreement (other than any commercial agreement entered into in the ordinary course of business consistent with past practice or an agreement that does not relate primarily to Taxes), (ii) has been a member of an affiliated group filing a combined, consolidated or unitary Tax Return (other than a group the parent of which is the Company) or (iii) has liability for the Taxes of any Person (other than the Company or its Subsidiaries) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or non-U.S. Law), as a transferee or successor, by contract or otherwise by operation of Law.

(f)    Neither the Company nor any of its Subsidiaries will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any (i) “closing agreement” as described in Section 7121 of the United States Internal Revenue Code of 1986, as amended (the “Code”) (or any corresponding or similar provision of state, local or non-U.S. Law) executed prior to the Closing, (ii) change in method of accounting for a taxable period ending on or prior to the Closing Date, (iii) installment sale or open transaction disposition made on or prior to the Closing, (iv) prepaid amount received or deferred revenue accrued by the Company or any of its Subsidiaries on or prior to the Closing Date or (v) any intercompany transaction or any excess loss account described in Treasury Regulations Section 1.1502-19 (or any similar provision of state, local or non-U.S. Law) completed or created prior to the Closing.

(g)    Neither the Company nor any of its Subsidiaries has distributed to its equityholders equity interests of a controlled corporation, nor has stock or securities of the Company or any Subsidiary been distributed, in a transaction to which Section 355 of the Code applies in the two (2) years prior to the date of this Agreement.

(h)    Neither the Company nor any of its Subsidiaries has made an election under Section 965(h) of the Code to defer the payment of any “net tax liability” as such term is defined in Section 965(h)(6) of the Code.

(i)    Neither the Company nor any of its Subsidiaries has a permanent establishment (within the meaning of an applicable Tax treaty or otherwise under applicable Law) or otherwise has an office or a fixed place of business in a country other than a country in which it is organized.

(j)    No material private letter rulings, technical advice memoranda or similar agreements or rulings related to taxes have been entered into, issued by or requested from any Governmental Body with or in respect of the Company or any of its Subsidiaries.

(k)    The Company is not, and has not been in the period specified in Section 897(c)(1)(A)(ii) of the Code, a “United States real property holding corporation” as defined in Section 897(c)(2) of the Code.

(l)    The Company and each of its Subsidiaries have complied (in all material respects) with all escheat, unclaimed or abandoned property laws and there is no material unclaimed property or escheat obligation with respect to property or other assets held or owned by the Company or any of its Subsidiaries.

(m)    To the Knowledge of the Company, neither the Company nor any of its Subsidiaries is part of any Tax incentive program, installment or payment program for the settlement of overdue Taxes or has benefited from any amnesty related to Taxes in the last six (6) years.

(n)    Notwithstanding any other provision of this Agreement, (i) nothing in this Agreement will be construed as providing a representation or warranty with respect to the existence, amount, expiration date or limitations on (or availability of) any Tax attribute (including methods of accounting) of the Company or any of its Subsidiaries, and (ii) the representations in this Section 3.12 and Section 3.18 are the only representations and warranties being made with respect to Tax matters.

(o)    For purposes of this Section 3.12, any reference to the Company or any of its Subsidiaries shall be deemed to include any Person that was merged with or was liquidated into the Company or the Subsidiary, as applicable.

Section 3.13.    Contracts and Commitments.

(a)    As of the date of this Agreement, neither the Company nor any of its Subsidiaries is a party to or bound by any:

(i)    “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) with respect to the Company or any of its Subsidiaries that was required to be, but has not been, filed with the SEC with the Company’s Annual Report on Form 10-K for the year ended June 30, 2023, or any Company SEC Documents filed after the date of filing of such Form 10-K until the date of this Agreement;

(ii)    Contract (A) relating to the disposition, transfer or acquisition by the Company or any of its Subsidiaries of any material tangible or intangible assets (1) after the date of this Agreement, other than the sale of inventory in the ordinary course of business consistent with past practice, or (2) prior to the date of this Agreement, that contains any material ongoing obligations (including sale of inventory, indemnification, “earn-out” or other contingent obligations) that are still in effect that are expected to result in claims in excess of $250,000 or (B) pursuant to which the Company or any of its Subsidiaries will acquire any material ownership interest in any other person or other business enterprise other than the Company’s Subsidiaries;

(iii)    collective bargaining agreement or Contract with any labor union, trade organization or other employee representative body (other than any statutorily mandated agreement in a non-U.S. jurisdiction);

(iv)    Contract establishing any joint venture, partnership, or collaboration, in each case, that is material to the Company and its Subsidiaries, taken as a whole;

(v)    Contract (A) prohibiting or materially limiting the right of the Company or any of its Subsidiaries to compete in any line of business or to conduct business with any Person or in any geographical area, (B) obligating the Company or any of its Subsidiaries to purchase or otherwise obtain any material product or service exclusively from a single party, to purchase a specified minimum amount of goods or services, or sell any material product or service exclusively to a single party (C) requiring the Company or any of its Subsidiaries to conduct any business on a “most favored nations” basis with any third party, or (D) under which any Person has been granted the right to manufacture, sell, market or distribute any product of the Company or any of its Subsidiaries on an exclusive basis to any Person or group of Persons or in any geographical area;

(vi)    Contracts in respect of Indebtedness of $250,000 or more, other than (A) accounts receivables and payables and (B) loans to direct or indirect wholly owned subsidiaries, in each case in the ordinary course of business consistent with past practice;

(vii)    Contract (other than a Company Plan) between the Company, on the one hand, and any Affiliate of the Company (other than a Subsidiary of the Company), on the other hand;

(viii)    Contract relating to the voting or registration of any securities, or any stockholders’, investor rights, tax receivables or similar or related Contracts with respect to any securities of the Company or any of its Subsidiaries;

(ix)    Contract containing a right of first refusal, right of first negotiation or right of first offer, option or other similar rights with respect to (i) any equity interests of any Subsidiaries or (ii) assets that, in the case of this clause (ii), have a fair market value or purchase price of more than $500,000, in each case in favor of a party other than the Company or its Subsidiaries;

(x)    Contract under which the Company or any of its Subsidiaries is expected to make annual expenditures or receive annual revenues in excess of $500,000 during the current or a subsequent fiscal year, including any Contract with a Top Customer or Top Supplier;

(xi)    Corporate integrity agreements, consent decrees, deferred prosecution agreements, or other similar types of agreements with Governmental Bodies that have existing or contingent performance obligations;

(xii)    Contracts relating to the settlement of any litigation proceeding that provide for any continuing material obligations on the part of the Company or any of its Subsidiaries;

(xiii)    Contracts that prohibit, limit, require or restrict the payment of dividends or distributions in respect of the capital stock of the Company or any of its Subsidiaries or otherwise prohibit, limit, require or restrict the pledging of capital stock of the Company or any of its Subsidiaries or prohibit, limit, require or restrict the issuance of guarantees by the Company or any of its Subsidiaries other than the Company Equity Plans or any Contracts evidencing awards granted under the Company Equity Plans;

(xiv)    Contracts with third party manufacturers and suppliers for the manufacture and/or supply of materials or products that involve payments in excess of $500,000 during the current or a subsequent fiscal year; or

(xv)    Contract to enter into any of the foregoing.

Each such Contract described in clauses (i) through (xv) above of this Section 3.13(a) or excluded therefrom due to the exception of being filed as an exhibit to the Company SEC Documents, together with each Company Lease listed in Section 3.11(b) of the Company Disclosure Letter but excluding, in all cases, each Company Plan, is referred to herein as a “Company Material Contract.”

(b)    The Company has made available to Parent a true and correct copy of all written Company Material Contracts, together with all material amendments thereto, and a correct and complete written summary setting forth the terms and conditions of each oral Company Material Contract.

(c)    (i) Except as would not reasonably be expected to have a Company Material Adverse Effect, neither the Company nor any of its Subsidiaries (A) is, or has sent or received written notice that any other party to any Company Material Contract is, in violation or breach of or default (with or without notice or lapse of time or both) under or (B) has waived or failed to enforce any rights or benefits under any Company Material Contract to which it is a party or any of its properties or other assets is subject, (ii) there has occurred no event giving to others any right of termination, amendment or cancellation of (with or without notice or lapse of time or both) any such Company Material Contract and (iii) each such Company Material Contract is in full force and effect and is a legal, valid and binding agreement of, and enforceable against, the Company or any of its Subsidiaries, and, to the Knowledge of the Company, each other party thereto. As of the date of this Agreement, no party to any Company Material Contract has given any written notice of termination, cancellation or breach of, or dispute with respect to, any Company Material Contract or that it intends to seek to terminate or cancel any Company Material Contract (whether as a result of the Contemplated Transactions or otherwise).

Section 3.14.    Intellectual Property.

(a)    Section 3.14(a) of the Company Disclosure Letter sets forth, as of the date of this Agreement, a list of all (i) Patents, (ii) Trademarks, and (iii) Copyrights, in each instance, that are Owned Intellectual Property and that are registered with a Governmental Body as of the date of this Agreement, or with respect to which the Company or any of its Subsidiaries has filed with a Governmental Body an application for registration pending as of the date of this Agreement, except for any such Patents, Trademarks, or Copyrights that have been abandoned by the Company or any of its Subsidiaries as of the date of this Agreement or for which registration has expired (collectively, “Company Registered Intellectual Property”), listing in each case the application or registration number, title, jurisdiction of registration and owner of record. Section 3.14(a) of the Company Disclosure Letter also sets forth, as of the date of this Agreement, a list of all material (A) proprietary software that are Owned Intellectual Property and (B) internet domain names with respect to which the Company or any of its Subsidiaries are the registrant or otherwise the beneficial owner (if registered by proxy).

(b)    The Company or its applicable Subsidiary (i) has made necessary filings and paid necessary registration, maintenance, renewal and other fees due prior to the date of this Agreement (after taking into account applicable grace periods and extensions) required for maintaining all material Company Registered Intellectual Property and (ii) is the exclusive or joint owner (as indicated in Section 3.14(a) of the Company Disclosure Letter, and where applicable identifying any joint owners) of all rights, title and interests in the Company Registered Intellectual Property and any material unregistered Owned Intellectual Property, free and clear of all Liens (except for Permitted Liens, rights, title or interests granted under the IP Contracts, and Liens set forth in Section 3.14(b) of the Company Disclosure Letter).

(c)    All material Owned Intellectual Property is valid and enforceable. The Company and its Subsidiaries possess legally sufficient rights to use all Intellectual Property not constituting Owned Intellectual Property that is used in connection with or necessary to the conduct of the Company’s or any of its Subsidiaries’ businesses as of the date of this Agreement and is material thereto; provided, however, that the foregoing will not be interpreted as a representation of non-infringement of third-party Intellectual Property, which is dealt with exclusively in Section 3.14(d) below. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not result in the loss, forfeiture, termination, license, or impairment of, or give rise to any obligation to transfer, any rights in any material Owned Intellectual Property, and will not result in the loss, forfeiture, termination, or impairment of, or change any royalties, revenue sharing, or other payments relating to any IP Contracts.

(d)    The products and services of the Company and its Subsidiaries, and the conduct of the Company’s business and the conduct of its Subsidiaries’ businesses as currently conducted and as conducted in the last six (6) years has not misappropriated, infringed, or otherwise violated the Intellectual Property of any Person. In the last six (6) years, neither the Company nor any of its Subsidiaries has received any written notice from any Person claiming that any of their products or services, or the conduct of the Company’s business or the conduct of any of its Subsidiaries’ businesses misappropriated, infringed, or otherwise violated the Intellectual Property of such Person. No material Owned Intellectual Property or material Intellectual Property exclusively licensed to the Company or its Subsidiaries (“Exclusively Licensed IP”) are or have been the subject of any lawsuit or other judicial, administrative or arbitral proceeding or any judicial, administrative or arbitral order, judgment, award, order, decree, injunction, settlement or stipulation that bars or limits the use of such rights by the Company or its Subsidiaries (excluding rejections, orders, or rulings issued in the context of the application for registration of Owned Intellectual Property or Exclusively Licensed IP).

(e)    (i) to the Knowledge of the Company, in the last six (6) years no Person has misappropriated, infringed, or otherwise violated any Owned Intellectual Property or Exclusively Licensed IP in any material respect and (ii) no written claims are pending or have been asserted in the last six (6) years against the Company or any of its Subsidiaries challenging or questioning (A) the Company’s or its Subsidiaries’ ownership of any Owned Intellectual Property or right to use any Exclusively Licensed IP or (B) the validity or enforceability of any Owned Intellectual Property or Exclusively Licensed IP. In the last six (6) years, neither the Company nor a Subsidiary has sent any written communication to or asserted or threatened any action or claim against any Person alleging misappropriation, infringement, or violation of any Owned Intellectual Property or Exclusively Licensed IP.

(f)    Section 3.14(f) of the Company Disclosure Letter sets forth, as of the date of this Agreement, a complete and correct list of all IP Contracts to which the Company or any of its Subsidiaries is a party. The IP Contracts are in full force and effect, and neither the Company nor its Subsidiaries nor, to the Knowledge of the Company, any other Person, are in default of any such IP Contracts in any material respect.

(g)    Each current and former employee and each independent contractor of the Company or any of its Subsidiaries, in each case with access to any confidential information of the Company or any of its Subsidiaries that is material to the Company or any of its Subsidiaries, is subject to confidentiality obligations requiring them to maintain the confidentiality of such information. The Company and its Subsidiaries have taken commercially reasonable steps to protect and maintain all material Owned Intellectual Property, including to prevent the unauthorized disclosure or use of its and their material Trade Secrets.

(h)    The Company or a Subsidiary has secured from all inventors, authors and other persons who participated in the conception, reduction to practice, creation or development of any material Owned Intellectual Property for the Company or any of its Subsidiaries (each, an “Inventor”) (including the Company’s or any of its Subsidiaries’ employees, consultants or contractors), sole legal and beneficial ownership of each Inventor’s right, title and interest in such Intellectual Property.

(i)    No Owned Intellectual Property were developed, in whole or in part under contract with or using the resources of any Governmental Body or academic institution or in any way that would subject any Owned Intellectual Property to the rights of any Governmental Body, academic institution or any grant or other funding arrangements with third parties.

(j)    The source code for any Software constituting Owned Intellectual Property (“Company Software”) has been documented in a professional manner that is consistent with customary code annotation conventions and practices in the Software industry. No Company Software was developed in whole or in part using, or is linked to or distributed with, any Software, Software development toolkits, databases, libraries, scripts, or other, similar modules of Software that are subject to “open source” or similar license terms in a manner that requires or purports to require the Company or any of its Subsidiaries to grant any license with respect to any Intellectual Property included in Company Software or to disclose or deliver the source code of any Company Software.

(k)    All material information technology hardware and software used by the Company or any of its Subsidiaries in its business (the “IT Assets”) are either owned by, or licensed, leased, or provided as a service to, the Company or one of its Subsidiaries. The IT Assets are adequate and sufficient in all material respects to meet the processing and other business requirements of the Company and its Subsidiaries as the business is currently conducted. The IT Assets (i) operate and perform in all material respects in accordance with their documentation and functional specifications and otherwise as required by the Company’s and its Subsidiaries’ business as currently conducted, (ii) have been properly maintained, performed adequately and not materially malfunctioned or failed at any time during the last three (3) years (subject to temporary problems arising in the ordinary course of business consistent with past practice that did not materially disrupt the operations of the Company or any of its Subsidiaries and which have been corrected), and (iii) to the Knowledge of the Company, are free of any Malicious Code.

(l)    During the last three (3) years, to the Knowledge of the Company no Person has gained unauthorized access to any IT Asset (excluding any external hack or similar attack that did not affect the IT Assets for a prolonged period or pose any material threat to the operations of the IT Assets).

Section 3.15.    Data Privacy.

(a)    Between the Balance Sheet Date and the date of this Agreement, the Company and its Subsidiaries have complied in all material respects with all Privacy Commitments relating to privacy of Personal Information. The Company and its Subsidiaries have in place all required, and have complied in all material respects with each of their respective, policies and procedures concerning the privacy and security of Company Data. The Company and each of its Subsidiaries has established and maintains commercially reasonable technical, physical and organizational measures designed to protect Company Data to which the Company or any of its Subsidiaries has access or otherwise Processes, including against Data Security Breaches.

(b)    Except as would not reasonably be expected to be material to the Company or its Subsidiaries (taken as a whole), the Company and each of its Subsidiaries (i) have obtained all necessary rights, permissions, and consents to permit the transfer of Personal Information in connection with the transactions contemplated by this Agreement; and (ii) will, immediately following the Closing Date, continue to be permitted to Process Personal Information on terms substantially identical to those in effect as of the date of this Agreement.

(c)    In the last three (3) years, there has been no material Data Security Breach.

(d)    Except as would not reasonably be expected to be material to the Company or its Subsidiaries (taken as a whole), in the last three (3) years, neither the Company nor any of its Subsidiaries has received any (i) order, request, warning, reprimand, inquiry, notification, allegation or claims from a Governmental Body regarding data privacy, cybersecurity, or its data handling or data sharing practices, or (ii) claims from any Person alleging that it is in violation of or has not complied with any Privacy Commitment. To the Knowledge of the Company, there is no fact or circumstance that may reasonably lead to any such notice, request, correspondence, communication, claim, complaint or enforcement action. Neither the Company nor any of its Subsidiaries is currently and has not, in the last three (3) years, been under investigation, or subject to any complaint, audit, proceeding, investigation, enforcement action, inquiry or claim, initiated by any (A) Governmental Body, (B) state, federal or foreign self-regulating body, or (C) Person, regarding or alleging that the Processing of Personal Information by the Company or any of its Subsidiaries is in violation of any Privacy Commitment. In the last three (3) years, no Person has claimed in writing, or to the Knowledge of the Company, threatened to claim any material amount of compensation (or an offer for compensation) from the Company or any of its Subsidiaries under or in connection with any actual or alleged violation of any Privacy Commitment.

(e)    Except as would not reasonably be expected to be material to the Company or its Subsidiaries (taken as a whole), the Company Subsidiary registered in Scotland with company number SC032886 has not disclosed or transferred any Personal Information outside of the European Economic Area, and Starrett Tools (Suzhou) Co. Ltd (the “PRC Subsidiary”) has not disclosed or transferred any Personal Information outside of the People’s Republic of China, except, in each case, as permitted under the applicable Privacy and Data Security Laws.

Section 3.16.    Litigation. As of the date of this Agreement, no Actions are pending or, to the Knowledge of the Company, threatened in writing against the Company or any of its Subsidiaries, at law or in equity, or before or by any Governmental Body, and neither the Company nor any of its Subsidiaries is subject to or in violation of any outstanding material judgment, injunction, rule, order or decree of any court or Governmental Body, in each case, except as would not reasonably be expected to have a Company Material Adverse Effect.

Section 3.17.    Insurance. As of the date of this Agreement, each insurance policy under which the Company or any of its Subsidiaries is an insured or otherwise the principal beneficiary of coverage is in full force and effect, all premiums due have been timely paid by the Company and each of its Subsidiaries, as applicable, and (i) neither the Company nor any of its Subsidiaries is in breach or default under any such insurance policy, (ii) no notice of cancellation or termination has been received with respect to any insurance policy and (iii) no event has occurred which, with notice or lapse of time, would constitute such breach or default, or permit termination, or modification, under any such insurance policy, except as would not reasonably be expected to have a Company Material Adverse Effect.

Section 3.18.    Employee Benefit Plans.

(a)    Section 3.18(a) of the Company Disclosure Letter lists all material Company Plans.

(b)    With respect to each material Company Plan that is not filed as an exhibit to a Company SEC Document, the Company has made available to Parent and Merger Sub true and correct copies of the following (as applicable) prior to the date of this Agreement: (i) the plan document, including all amendments thereto or, with respect to any unwritten plan, a summary of all material terms thereof, (ii) the summary plan description along with all current summaries of material modifications thereto, (iii) all related trust instruments or other funding-related documents, (iv) a copy of any material, non-routine correspondence with any Governmental Body relating to a Company Plan received or sent within the last three (3) years, (v) the Form 5500 Annual Returns/Reports and Schedules for the most recent plan year, (vi) the most recent actuarial valuation report; (vii) Company ESOP contribution and allocation schedules, valuations and valuation opinions for the prior three (3) plan years, and (viii) the most recent Internal Revenue Service determination or opinion letter for any Company Plan that is intended to qualify pursuant to Section 401(a) of the Code.

(c)    Each Company Plan that is intended to meet the requirements to be qualified under Section 401(a) of the Code is the subject of a favorable determination letter or is covered by a favorable opinion letter from the Internal Revenue Service upon which it may rely, and, to the Knowledge of the Company, nothing has occurred with respect to the operation of any such Company Plan that would reasonably be expected to adversely affect the qualified status of any such Company Plan. Except to the extent such noncompliance would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, each Company Plan has been administered and maintained in accordance with its terms and the requirements of the applicable provisions of the Code, the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and other applicable Law. None of the Company, any of its Subsidiaries or, to the Knowledge of the Company, any fiduciary, trustee or administrator of any Company Plan, has engaged in any non-exempt “prohibited transaction,” within the meaning of Section 4975 of the Code or Section 406 of ERISA, with respect to any Company Plan.

(d)    Except as would not reasonably be expected to have a Company Material Adverse Effect, with respect to each Company Plan, there are no Actions pending or, to the Knowledge of the Company, threatened, other than routine claims for benefits.

(e)    Neither the Company nor any of its Subsidiaries, nor any of their respective ERISA Affiliates has at any time within the last six (6) years sponsored or contributed to, or had any material Liability in respect of, a plan that is or was during such period (i) a “defined benefit plan” (within the meaning of Section 3(35) of ERISA, but whether or not subject to ERISA), (ii) subject to Title IV of ERISA or Section 412 of the Code, (iii) a “multiemployer plan” within the meaning of Section 3(37) of ERISA, (iv) a “multiple employer plan” as described in Section 413(c) of the Code or (v) a “multiple employer welfare arrangement” within the meaning of Section 3(40) of ERISA. With respect to any Company Plan covered by the foregoing representation, except as would not reasonably be expected have a Company Material Adverse Effect: (i) all minimum funding requirements applicable to the Company Plan pursuant to Section 302 of ERISA or Section 412 of the Code have been satisfied no later than the final contribution date for the applicable plan year; (ii) there has been no “reportable event” within the meaning of Section 4043 of ERISA that has not been fully and accurately reported in a timely fashion as required by applicable Law, or which, whether or not reported, would authorize the Pension Benefit Guaranty Corporation to institute termination proceedings with respect to such Company Plan; (iii) no assets of any of the Company or any of its Subsidiaries or ERISA Affiliates are subject to any lien under Section 401(a)(29) or 412(n) of the Code, under Section 302(f) or 4068 of ERISA or arising out of any action filed under Section 4301(b) of ERISA; (iv) all premiums to the Pension Benefit Guaranty Corporation have been timely paid in full; (v) no such Company Plan has been determined, or is reasonably expected to be determined, to be in “at-risk” status (as defined in Section 303(i)(4) of ERISA or Section 430(i)(4) of the Code), and (vi) the Pension Benefit Guaranty Corporation has not instituted proceedings to terminate any such Company Plan.

(f)    None of the Company Plans obligates the Company or any of its Subsidiaries to provide a current or former officer, director, employee or individual independent contractor (or any spouse or dependent thereof) any life insurance or medical or health benefits after his or her termination of employment or service with the Company or any of its Subsidiaries, other than as required under Part 6 of Subtitle B of Title I of ERISA, Section 4980B of the Code or any other applicable Law.

(g)    Except as required by applicable Law or as contemplated by this Agreement, neither the execution or delivery of this Agreement, nor the consummation of the Contemplated Transactions, will, either individually or together with the occurrence of another event (including a termination of employment or service), (i) result in any material payment becoming due to any current or former officer, director, employee or individual independent contractor of the Company or any of its Subsidiaries under any Company Plan, (ii) materially increase any material benefits or compensation otherwise payable under any Company Plan, (iii) result in the acceleration of the time of payment or vesting of any material payments or benefits under any Company Plan, (iv) require the Company or any of its Subsidiaries to set aside any assets to fund any benefits under any Company Plan, (v) create any limitation or restriction on the right of the Company or any of its Subsidiaries to merge, amend or terminate any Company Plan, or (vi) result in the payment of any “excess parachute payment” within the meaning of Section 280G of the Code or in the imposition of an excise Tax under Section 4999 of the Code.

(h)    Neither the Company nor any of its Subsidiaries has any obligation to pay any gross-up, reimbursement or other payment in respect of any Tax imposed under Section 4999 or Section 409A of the Code.

(i)    Without limiting the generality of the other provisions of this Section 3.18, with respect to each Company Plan that is mandated by a government other than the United States or subject to the Laws of a jurisdiction outside the United States, each such Company Plan that, under applicable Laws, is required to be registered or approved by a Governmental Body, has been so registered or approved and has been maintained in good standing with the applicable Governmental Body, except as would not reasonably be expected to have a Company Material Adverse Effect.

(j)    The Company has the authority to take all required actions and provide such direction as contemplated by Section 5.20 of this Agreement with respect to the Company ESOP. The Company ESOP is a qualified employee stock ownership plan within the meaning of Section 4975(e)(7) of the Code until the occurrence of the events set forth in Section 2.1. The trust maintained to fund the Company ESOP is a trust duly formed in accordance with applicable Law and is, and at all relevant times has been, a trust described in Section 501(a) of the Code. All shares of Company Common Stock owned by the Company ESOP are, and have at all times constituted, “employer securities” as that term is defined in Section 409(l) of the Code and “qualifying employer securities” as defined in Section 407(d)(5) of ERISA. Each trustee of the Company ESOP required to take action hereunder has been duly and properly appointed and granted full authority to act as a trustee of the Company ESOP and exercise trust powers thereunder. No purchase of shares of the Company Common Stock by the Company ESOP has adversely affected the tax qualification of the Company ESOP or failed to satisfy all of the requirements for the prohibited transaction exemption provided by Section 408 of ERISA. The Company has not incurred any liability under Section 4978 of the Code in connection with the Company ESOP, and the Contemplated Transactions will not result in any such liability. All shares of Company Common Stock purchased by the Company ESOP were purchased for no more than “adequate consideration” within the meaning Section 3(18) of ERISA, and satisfying all requirements of Sections 3(18) and 408(e) of ERISA and applicable Department of Labor regulations. There are no outstanding loans related to the Company ESOP or outstanding loans that have been used to purchase shares of Company Common Stock under the Company ESOP.

(k)    The UK Pension Schemes are registered for the purposes of Part 4 of the Finance Act 2004 and the Company is not aware of any reason why HM Revenue & Customs may de-register the UK Pension Schemes.

(l)    Each of the UK Pension Schemes complies and has at all times been administered in accordance with all applicable legal, regulatory and administrative requirements and the trusts, powers, provisions and governing documentation of the UK Pension Schemes. The Company and the Subsidiaries have complied in all material respects with their obligations under UK pensions law and in respect of the Pension Schemes. Without limiting the foregoing, neither the Company, the Subsidiaries nor, so far as the Company is aware, the trustees of the Pension Schemes have discriminated against, or in relation to, any current or former worker, employee or officer of the Company or the Subsidiaries on any ground whatsoever.

(m)    Neither the Company’s nor any of the Subsidiaries’ premises have been inspected for the purposes of investigating the matters referred to in Sections 73 to 75 of the Pensions Act 2004, and there are no circumstances which could lead to such an inspection taking place. Neither the Company nor any of the Subsidiaries have knowingly or recklessly provided the Pensions Regulator, the trustees or managers of the UK Pension Schemes with information which is false or misleading, as covered by Section 80 of the Pensions Act 2004.

(n)    No event has occurred, or will occur before, on, or as a result of the consummation of the Contemplated Transactions, which has resulted in or could result in the UK DB Pension Scheme being amended, closed, terminated, or wound up in whole or in part. No amendments have been proposed to the UK DB Pension Scheme.

(o)    No discretion has been exercised or undertaking or assurance been given in respect of any current or former worker, employee or officer of the Company or its Subsidiaries to increase benefits under the UK DB Pension Scheme, to provide benefits which would not have been provided but for the exercise of the discretion, or to waive the UK DB Pension Scheme’s standard eligibility conditions. No commitment has been given that any discretion will in the future be exercised in any of these ways.

(p)    The Company and the Subsidiaries comply and have at all times complied with their obligations under the Pensions Act 2008 and associated legislation in relation to auto-enrolment. True, complete, accurate and not misleading details of this compliance are Disclosed. No notices, fines, or other sanctions have been issued by the Pensions Regulator and no instances of non-compliance with the automatic enrolment obligations have been notified to the Pensions Regulator in respect of the Company or the Subsidiaries.

(q)    No person with whom the Company or the Subsidiaries are connected or associated participates, or has participated, as an employer in an occupational pension scheme. No director of the Company or a Subsidiary is connected or associated with an employer in an occupational pension scheme. No contribution notice or financial support direction (as defined by the Pensions Act 2004) has been issued to the Company or a Subsidiary, any associated or connected person, or any director of the Company or a Subsidiary or associated or connected person of any director, and there are no, and have been no, circumstances which could give rise to a contribution notice/financial support direction being issued on the Company or a Subsidiary as a result of the Company’s or the Subsidiaries’ associated or connected persons being directly or indirectly involved with any other occupational pension scheme. In this Section 3.18(q) the terms “connected” and “associated” shall be interpreted in accordance with Sections 249 and 435 respectively of the Insolvency Act 1986.

(r)    Since April 2005, neither the Company nor any Subsidiary has had any correspondence with the Pension Protection Fund, the Pensions Regulator or the Pensions Ombudsman (including any enforcement, improvement or penalty notices and/or fines) and in particular, without limitation, no acts, omissions or other events have been reported to the Pensions Regulator under sections 69 or 70 of the Pensions Act 2004 and there is no fact or circumstance likely to give rise to such reports.

(s)    No employee or former employee had their contract of employment transferred to the Company or a Subsidiary from another employer in circumstances where the Transfer of Undertakings (Protection of Employment) Regulations 1981, the Transfer of Undertakings (Protection of Employment) Regulations 2006, or Council Directive 77/187 EEC applied. No employee or former employee was entitled to defined benefit occupational pension scheme rights in respect of their employment before any such transfer to the Company or a Subsidiary other than rights relating solely to benefits for old age, invalidity or survivors (within the meaning of regulation 10(2) of the Transfer of Undertakings (Protection of Employment) Regulations 2006).

(t)    Since September 30, 2023, contributions have been paid to the UK DB Pension Scheme at the rates agreed between the Company (and/or the Subsidiaries) and the trustees of the UK DB Pension Scheme and no assets have been withdrawn from that UK DB Pension Scheme (except to pay benefits) since September 30, 2023. So far as the Company is aware no changes have been made to the investment strategy of the UK DB Scheme since September 30, 2023.

(u)    Immediately prior to the entering into of this Agreement, there is no amount that is or could be treated as a debt due to the trustees of the UK DB Pension Scheme under section 75 or 75A of the Pensions Act 1995 (or its predecessor, section 144 of the Pension Schemes Act 1993). In relation to the UK DB Pension Scheme, there has been no arrangement which might be construed as a compromise or a reduction of a statutory debt under section 75 or 75A of the Pensions Act 1995.

(v)    The actuary’s report on the latest actuarial valuation of the UK DB Pension Scheme describes the financial position of that scheme at its effective date. Nothing has happened since that date which would affect the level of funding of the UK DB Pension Scheme to a material extent. Since that date, contributions have been paid to the UK DB Pension Scheme at the rate(s) recommended by the actuary and as set out in the latest schedule of contributions and recovery plan.

(w)    There is no apportionment or withdrawal arrangement for the purposes of the Occupational Pension Schemes (Employer Debt) Regulations 2005, no guarantee, security, indemnity, or contingent asset of any kind, in place in respect of the UK DB Pension Scheme.

(x)    Neither the Company, nor any Subsidiary, nor any associated or connected person nor any director of the Company, nor associated or connected person of any director (as defined by the Insolvency Act 1986), has at any time sought clearance from the Pensions Regulator for any matter under Sections 42 or 46 of the Pensions Act 2004.

(y)    In relation to the UK DB Pension Scheme, since 1 October 2021, no action has been taken by the Pensions Regulator or prosecuting authority under Section 58A (offence of avoidance of employer debt), Section 58B (offence of conduct risking accrued scheme benefits), Section 58C (financial penalty for avoidance of employer debt) and/or Section 58D (financial penalty for conduct risking accrued scheme benefits) of the Pensions Act 2004. So far as the Company is aware there neither are, nor have been, any circumstances which could give rise to such action being taken.

(z)    The Company and its Subsidiaries are not party to, or bound by any, agreement, arrangement or scheme under which they have an obligation to pay or make provision for payment of any pension on the retirement of any past or present employees, services providers, directors or officers other than contributions to the FGTS and the INSS. The Company and its Subsidiaries have no outstanding liability (including, without limitation, liability for unpaid benefits, contributions or insurance premiums) with respect to any of the pension schemes. The Company and its Subsidiaries are in compliance with all laws on the FGTS and the INSS and have timely paid in full all their contributions due under such scheme.

Section 3.19.    Environmental Compliance and Conditions. Except for matters that would not reasonably be expected to be material to the Company or its Subsidiaries (taken as a whole):

(a)    the Company and its Subsidiaries are, and for the past five (5) years have been, in compliance with all applicable Environmental Laws;

(b)    the Company and each of the Company Subsidiaries have obtained all Permits required under Environmental Laws to own and operate their business (as presently conducted) and the Company Real Property (“Environmental Permits”), and are and for the past five (5) years have been in compliance with all Environmental Permits, and all such Environmental Permits are in full force and effect and all required applications for renewal have been timely filed;

(c)    except for matters that are resolved, neither the Company nor any of its Subsidiaries has received any written claim, notice or complaint, or been subject to any Action from any Governmental Body or third party regarding any actual or alleged violation of Environmental Laws or any Liabilities or potential Liabilities under Environmental Laws, nor to the Knowledge of the Company is any such claim, notice, complaint or Action threatened;

(d)    neither the Company nor any of its Subsidiaries, nor to the Knowledge of the Company any other Person, has Released any Hazardous Substance on, under or about the Company Real Property or any other real property now or formerly owned, operated, occupied or used by the Company or any of its Subsidiaries in a manner that reasonably could be expected to give rise to Liability for the Company or any of its Subsidiaries under any Environmental Laws, and neither the Company nor any of its Subsidiaries has through the operation of the Company Real Property or any formerly owned, leased or operated real property, or, to the Knowledge of the Company, otherwise through the operation of their business, exposed any person to any Hazardous Substance in violation of Environmental Law or in a manner that reasonably could be expected to give rise to Liability for the Company or any of its Subsidiaries;

(e)    neither the Company nor any of its Subsidiaries has assumed by Contract or operation of successor liability Law or expressly provided an indemnity with respect to the Liability of any other Person under any Environmental Law or related to Hazardous Substances, which such Liability would not be a Liability of the Company or its Subsidiaries in the absence of such assumption or indemnity; and

(f)    the Company has made available to Parent and Merger Sub true, accurate and complete copies of all material Environmental Permits, all material documents related to any unresolved Action against or asserted Liability of the Company or any of its Subsidiaries related to Environmental Law, and all material assessments, reports and studies relating to the environmental condition of the Leased Real Property, Owned Real Property, or any real property formerly owned, leased, or operated by the Company or any of its Subsidiaries, or to the compliance or non-compliance of the Company or any of its Subsidiaries with Environmental Law, in each case that are in the Company’s possession or reasonable control.

Section 3.20.    Employment and Labor Matters.

(a)    The Company has made available to Parent and Merger Sub a true and complete list, with respect to each current employee of the Company and its Subsidiaries, including any employee who is on a leave of absence of any nature, paid or unpaid, authorized or unauthorized, including disability, family or other leave, sick leave or on layoff status subject to recall, (i) the name of such employee, (ii) the entity by whom such employee is employed, (iii) the date as of which such employee was originally hired, and whether the employee is on an active or inactive status, (iv) such employee’s title, (v) such employee’s base pay and annual bonus target as of the date of this Agreement, (vi) as it relates to US employees, the employee’s classification as exempt or non-exempt for purposes of the Fair Labor Standards Act (FLSA) or similar state or local law, and (vii) whether the employee is full-time or part-time.

(b)    The Company has made available to Parent and Merger Sub a true and complete list of all individual independent contractors or consultants currently performing services or under contract to perform future services for the Company and each of its Subsidiaries, including the following information for each contractor or consultant: (i) name and (ii) hourly or per diem rate or other form of pay.

(c)    Neither the Company nor any of its Subsidiaries is a party to or bound by any collective bargaining agreement or other agreement with any Union. Neither the Company nor any of its Subsidiaries has experienced any picketing, strike, slowdown, work stoppage, lockout or, to the Knowledge of the Company, material grievance, claim of unfair labor practices or other collective bargaining dispute since the Balance Sheet Date. To the Knowledge of the Company, no union organizing effort is underway or has occurred within the past three (3) years with respect to any employees of the Company or any of its Subsidiaries.

(d)    Except to the extent such noncompliance would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, as of the date of this Agreement, the Company and its Subsidiaries are, and during the last three (3) years have been, in compliance with all applicable Laws relating to labor and employment, including all such applicable Laws relating to wages (including minimum wage and overtime wages), discrimination, harassment, retaliation, workers’ compensation, safety and health, immigration, work authorization, worker classification (including employee-independent contractor classification and the proper classification of employees as exempt employees and non-exempt employees), the Worker Adjustment and Retraining Notification Act (“WARN”) and any similar foreign, state, provincial or local “mass layoff” or “plant closing” Law.

(e)    No Action has been filed or threatened in writing against the Company or its Subsidiaries within the last three (3) years with respect to employment or labor matters (including allegations of misclassification, employment discrimination, sexual or other harassment, retaliation, or unfair labor practices).

(f)    The Company has not implemented a “mass layoff” or “plant closing” (as defined by WARN or any similar foreign, state, provincial or local Laws) between the Balance Sheet Date and the date of this Agreement.

(g)    Within the last three (3) years: (i) to the Knowledge of the Company, no current officer, director, C-Suite-level employee or direct report of any C-Suite-level employee, of the Company or its Subsidiaries has been the subject of any written allegation of sexual or other unlawful harassment during such person’s employment with the Company or its Subsidiaries; and (ii) the Company and its Subsidiaries have not entered into any settlement agreements with any such officer, director, C-Suite-level employee or direct report of any C-Suite-level employee of the Company related to any such allegations of sexual harassment.

(h)    No employee or worker (including former employees or workers) who resides and/or works in the United Kingdom has been prevented by the Company or its Subsidiaries from taking their full annual leave entitlement during any year of their employment or engagement and no employee or worker has any accrued but untaken annual leave, other than any holidays accrued in the current holiday year.

(i)    There are no sums owing to or from any employee or worker who resides and/or works in the United Kingdom other than reimbursement of expenses, wages for the current salary period and holiday pay for the current holiday year owed by the Company or its Subsidiaries to the relevant employee or worker.

(j)    In the event that the Company or its Subsidiaries has successfully claimed under a Covid-19 Employment Protection Scheme the Company or its Subsidiaries has fulfilled all of the requirements under applicable Law necessary to make such a claim including any consequential changes to any employee's terms and conditions of employment.

(k)    In the event that the Company or its Subsidiaries has successfully claimed under a Covid-19 Employment Protection Scheme, the Company or its Subsidiaries has not received any communications from a Governmental Body or an employee alleging a failure by the Company or its Subsidiaries to meet the requirements of such Covid-19 Employment Protection Scheme.

(l)    All of the present officers and employees of the PRC Subsidiary have entered into employment agreements with the PRC Subsidiary in accordance with applicable Laws of the People’s Republic of China and all of the former officers and employees of the PRC Subsidiary have released any and all claims against the PRC Subsidiary upon termination of their employment with the PRC Subsidiary.

(m)    In respect of the employment of the PRC Subsidiary, as of the date of this Agreement, the PRC Subsidiary is in compliance with all applicable Laws relating to labor and employment in China, including all such applicable Laws relating to hours, working conditions, social insurance, housing fund contributions, termination of employment and severance compensation. To the Knowledge of the PRC Subsidiary, there is no pending or threatened Action relating to the violation or alleged violation of any applicable Laws by the PRC Subsidiary related to labor or employment, including but not limited to any labor arbitration, charge or complaint filed by any present or former employee with any Governmental Body against the PRC Subsidiary.

Section 3.21.    Regulatory Matters.

(a)    The Company and its Subsidiaries hold all material Permits, and have submitted notices to, all Governmental Bodies necessary for the lawful operation of the businesses of the Company and its Subsidiaries as currently conducted (the “Company Permits”), and as of the date of this Agreement, all such Company Permits are valid and in full force and effect. There has not occurred any material violation of, default (with or without notice or lapse of time or both) under any Company Permit. The Company and each of its Subsidiaries are in compliance in all material respects with the terms of all Company Permits. Since the Balance Sheet Date, neither the Company nor any of its Subsidiaries has received written notice of any pending or threatened claim, suit, proceeding, hearing, enforcement, audit, investigation, arbitration or other action from any Governmental Body alleging that any operation or activity of the Company or any of its Subsidiaries is in material violation of any Law that applies to a Company Permit, nor has any event occurred or condition exists that reasonably could be expected to give rise to a material Liability for the Company or any of its Subsidiaries under any such Law. The Contemplated Transactions, in and of themselves, will not cause the revocation or cancellation of any Company Permit pursuant to the terms of any such Company Permit.

(b)    In the past five (5) years, the Company, its Subsidiaries, and their respective directors, officers, employees, and, to the Knowledge of the Company, any agents, distributors, and other Person acting on behalf of the Company or any of its Subsidiaries have complied in all material respects with all applicable import and export controls, anti-money laundering Laws and economic sanctions Laws of the United States, the United Nations Security Council, and any other applicable jurisdiction (each a “Sanctions Authority”) (collectively, “International Trade Laws”).

(c)    None of the Company, any of its Subsidiaries, nor any of their respective directors, officers or employees, nor, to the Knowledge of the Company, any of their agents or distributors or any other Person acting on behalf of the Company or any of its Subsidiaries is designated on, or is directly or indirectly owned or otherwise controlled by any Person that is designated on, any economic or financial sanctions list maintained by any Sanctions Authority, including the U.S. Department of Treasury Office of Foreign Assets Control’s List of Specially Designated Nationals and Blocked Persons List.

(d)    There are no claims pending or, threatened in writing against the Company, its Subsidiaries, or their respective directors, officers, or employees with respect to International Trade Laws.

(e)    Neither the Company, any of its Subsidiaries nor any of their respective directors, officers or employees, nor, to the Knowledge of the Company, any other Person acting on behalf of the Company or any of its Subsidiaries has at any time in the past five (5) years, in any material respect, (i) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977 (the “FCPA”), (ii) violated or is in violation of any applicable Law enacted in any jurisdiction in connection with or arising under the OECD Convention Combating Bribery of Foreign Public Officials in International Business Transactions (the “OECD Convention”), (iii) violated or is in violation of any provision of the UK Bribery Act of 2010 (the “UK Bribery Act”), (iv) violated or is in violation of any provision of the Brazilian Anticorruption Law (Law No. 12,846/2013, as amended), the Brazilian Penal Code (Decree-Law No. 2,848/1940, as amended), the Brazilian Public Procurement Law (Law No. 8,666/93, as amended), the Brazilian Law on the Crimes against the Tax Order (Law No. 8,137/90, as amended), the Brazilian Convention on Combating Bribery of Foreign Public Officials in International Business Transactions (Decree No. 3,678/00, as amended), the Brazilian Administrative Misconduct Law (Law No. 8,429/92, as amended), the Brazilian Law on Money Laundering (Law No. 12,683/2012, as amended) (the “Brazilian Anti-Bribery Laws”), (v) violated or is in violation of any provision of the Anti-Unfair Competition Law of the People’s Republic of China (the “PRC Anti-Bribery Laws”), (vi) violated any anti-bribery or anti-corruption Law in any foreign jurisdiction, (vii) made, offered to make, promised to make, or authorized the payment or giving of, directly or indirectly, any bribe, rebate, payoff, influence payment, kickback or other unlawful payment or gift of money or anything of value prohibited under any applicable Law addressing matters comparable to those addressed by the FCPA, the UK Bribery Act, the Brazilian Anti-Bribery Laws, the PRC Anti-Bribery Laws, or the OECD Convention implementing legislation concerning such payments or gifts in any jurisdiction (any such payment, a “Prohibited Payment”), (viii) received written notice that it is subject to any investigation by any Governmental Body with regard to any Prohibited Payment or (ix) violated or been in violation of any other Laws regarding use of funds for political activity or commercial bribery.

(f)    The Company and each of its Subsidiaries has implemented, maintains and enforces, policies and procedures, including but not limited to adequate procedures under the UK Bribery Act, to prevent contravention of the Laws and regulations referred to in this Section 3.21 and to ensure compliance with applicable local Laws in relevant jurisdictions.

(g)    The Company and each of its Subsidiaries has implemented, maintains and enforces policies, procedures, systems and controls designed to ensure compliance with sanctions Laws by the Company and each of its Subsidiaries and their respective directors, officers, employees or agents.

Section 3.22.    Enrollments Before the Central Bank of Brazil. The Brazilian Subsidiary and its equity holders (a) are enrolled and registered with the Central Bank of Brazil for purposes of the CADEMP (Cadastro de Empresas) and registration under the Electronic Declaratory System for Registration of Direct Foreign Investment (RDE-IED) or Financial Transactions Registration – ROF, as applicable, (b) have complied with Brazilian Law and regulations regarding foreign capital registration and foreign exchange regulations in all material respects, including, but not limited to Law No. 4,131/62, and related regulation enacted by the National Monetary Council and/or the Central Bank of Brazil, and (c) have provided accurate, complete and true information on the foreign capital registration.

Section 3.23.    Brokerage. Other than Lincoln International LLC (“Lincoln International”), no broker, finder or investment banker is entitled to any financial advisory fee or similar fee or commission in connection with the Contemplated Transactions based on any arrangement or agreement made by or on behalf of the Company. The Company has delivered or made available to Parent accurate and complete copies of any engagement letters pursuant to which Lincoln International is entitled to any financial advisory fee in connection with the Contemplated Transactions.

Section 3.24.    Disclosure. The letter to shareholders, notice of meeting, proxy statement and form of proxy (including any amendments or supplements thereto), and any schedules required to be filed with the SEC in connection therewith (collectively, the “Proxy Statement”), will not, at the time such documents are filed with the SEC, at the time they are mailed to the holders of Shares, at the time of the special meeting of the Company’s shareholders for the purpose of approving this Agreement, or at the time any amendment or supplement thereto is filed with the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, except that no representation or warranty is made by the Company with respect to information supplied in writing by Parent, Merger Sub or any Affiliate of Parent or Merger Sub for inclusion in the Proxy Statement. The Proxy Statement will, at the time the Proxy Statement is first mailed to shareholders of the Company, at the time of the special meeting of the Company’s shareholders for the purpose of approving this Agreement, and at the time any amendment or supplement thereto is filed with the SEC, comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations of the SEC promulgated thereunder. regulations of the SEC promulgated thereunder.

Section 3.25.    No Rights Agreement. There is no stockholder rights plan, “poison pill” or similar anti-takeover agreement or plan that is as of the date hereof, or at the Effective Time shall be, applicable to the Company, the Shares or the Contemplated Transactions.

Section 3.26.    Opinion. The Company Board has received the oral opinion from Lincoln International to the effect that, as of the date of such opinion and based upon and subject to the limitations, qualifications and assumptions set forth therein, the Merger Consideration as provided in Section 2.1(a) payable to each holder of outstanding Shares of Company Common Stock (other than any Shares described in Section 2.1(b) and any Dissenting Shares), in the aggregate, is fair to the holders of the Company Common Stock from a financial point of view. The Company will deliver to Parent promptly following the execution of this Agreement an executed copy of the written opinion received from Lincoln International. As of the date of this Agreement, such opinion has not been withdrawn, revoked or modified.

Section 3.27.    Significant Customers and Suppliers.

(a)    Section 3.27(a) of the Company Disclosure Letter sets forth the top ten (10) customers of the Company and its Subsidiaries (based on the dollar amount of sales to such customers) for each of the fiscal years ended June 30, 2023 and June 30, 2022 (the “Top Customers”). All Top Customers continue to be customers of the Company and its Subsidiaries, as applicable, and, (i) since June 30, 2023, none of such Top Customers has materially reduced or threatened to reduce materially its business with the Company or its Subsidiaries, as applicable, and, to the Knowledge of the Company, no such reduction is anticipated to occur; (ii) since June 30, 2023, no Top Customer has terminated or materially modified, or threatened to terminate or materially modify, its relationship with the Company or its Subsidiaries (including by materially and adversely changing the pricing or other terms of its business with the Company or its Subsidiaries), nor has the Company or its Subsidiaries received written or, to the Knowledge of the Company, oral notice that any Top Customer intends to do so; (iii) neither the Company nor its Subsidiaries is involved in any claim, dispute or controversy with any Top Customer; and (iv) neither the Company nor its Subsidiaries is involved in any claim, dispute or controversy with any of its other customers that, individually or in the aggregate, could reasonably be anticipated to be material to the Company or its Subsidiaries (taken as a whole).

(b)    Section 3.27(b) of the Company Disclosure Letter sets forth the top ten (10) suppliers of the Company and its Subsidiaries (based on the dollar amount of purchases from such suppliers) for each of the fiscal years ended June 30, 2023 and June 30, 2022 (the “Top Suppliers”). All Top Suppliers continue to be suppliers of the Company and its Subsidiaries, as applicable, and, since June 30, 2023, none of such Top Suppliers has materially reduced or threatened to reduce materially its business with the Company or its Subsidiaries, as applicable, and, to the Knowledge of the Company, no such reduction is anticipated to occur. Since June 30, 2023, no Top Supplier has terminated or materially modified, or threatened to terminate or materially modify, its relationship with the Company or its Subsidiaries (including by materially and adversely changing the pricing or other terms of its business with the Company or its Subsidiaries), nor has the Company or its Subsidiaries received written or, to the Knowledge of the Company, oral notice that any Top Supplier intends to do so. Neither the Company nor its Subsidiaries is involved in any claim, dispute or controversy with any Top Supplier; and (iv) neither the Company nor its Subsidiaries is involved in any claim, dispute or controversy with any of its other suppliers that, individually or in the aggregate, could reasonably be anticipated to be material to the Company or its Subsidiaries (taken as a whole).

Section 3.28.    Product Liability. Except as would not reasonably be expected to be material to the Company or its Subsidiaries (taken as a whole): In the last three (3) years, the Company and its Subsidiaries have not designed, manufactured, sold, distributed or supplied products or services which are, or were, or to the Knowledge of the Company are likely to become, or alleged to be, faulty, defective or contaminated, or which do not comply with any warranties or representations expressly or impliedly made by the Company or any of its Subsidiaries, or with any applicable Law or regulation.

(a)    During the three (3) year period prior to the date of this Agreement, there have not been any product recalls, reworks or post-sale warnings issued by any of the Company and its Subsidiaries or by agents acting on its behalf relating to any product designed, manufactured, distributed, sold or supplied by it or any internal investigation or consideration by the Company and its Subsidiaries of or decision concerning whether or not to do so.

(b)    During the three (3) year period prior to the date of this Agreement, no individual claims have been made against the Company and its Subsidiaries in relation to any products or services which have been designed, manufactured, sold, distributed or supplied by the Company and its Subsidiaries, which claims remain outstanding.

(c)    The products manufactured by the Company and its Subsidiaries during the three (3) year period prior to the date of this Agreement are not reasonably expected to result in material losses or costs arising from product Liability beyond the amounts covered by product liability insurance.

(d)    During the three (3) year period prior to the date of this Agreement, none of the Company or any of its Subsidiaries (or any of their predecessors) has ever manufactured, marketed, sold, distributed, maintained in inventory, refurbished, installed or serviced any product or material that contains asbestos (including products containing asbestos containing components) or been named as a defendant in or otherwise been subject to any pending or, to the knowledge of the Company, threatened Action relating to the manufacturing, marketing, sale, distribution, maintenance in inventory, refurbishing, installation, servicing of any product or material that contains asbestos, or the use of or exposure to asbestos.

Section 3.29.    Inventory. All inventory of the Company and its Subsidiaries, including raw materials, spare parts, work in process and finished products, packaging and items purchased for distribution or resale (collectively, the “Inventory”) was acquired or manufactured in the ordinary course of business consistent with past practice and in accordance with applicable Law.  The Inventory consists of goods of a quality usable and saleable in the ordinary course of business and is not obsolete, expired, defective or damaged, and is fit for its intended use. The quantities of Inventory are reasonably appropriate for conducting the business of the Company and its Subsidiaries.

Section 3.30.    No Other Representations and Warranties. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN ARTICLE III OF THIS AGREEMENT (AS MODIFIED BY THE COMPANY DISCLOSURE LETTER) AND IN ANY CERTIFICATES REQUIRED TO BE DELIVERED PURSUANT TO THIS AGREEMENT, THE COMPANY MAKES NO EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY AND THE COMPANY HEREBY DISCLAIMS ANY SUCH REPRESENTATION OR WARRANTY. IN CONNECTION WITH PARENT’S INVESTIGATION OF THE COMPANY, PARENT MAY HAVE RECEIVED FROM OR ON BEHALF OF THE COMPANY CERTAIN PROJECTIONS. THE COMPANY MAKES NO REPRESENTATIONS OR WARRANTIES WHATSOEVER WITH RESPECT TO ESTIMATES, PROJECTIONS AND OTHER FORECASTS AND PLANS (INCLUDING THE REASONABLENESS OF THE ASSUMPTIONS UNDERLYING ESTIMATES, PROJECTIONS AND FORECASTS).

ARTICLE IV
REPRESENTATIONS AND WARRANTIES
OF PARENT AND MERGER SUB

Parent and Merger Sub, jointly and severally, hereby represent and warrant to the Company as follows:

Section 4.1.    Organization and Corporate Power. Each of Parent and Merger Sub is validly existing and in good standing under the Laws of the jurisdiction in which it was organized, with full corporate power and authority to enter into this Agreement and perform its obligations hereunder. Each of Parent and Merger Sub has all requisite corporate power and authority and all authorizations, licenses and Permits necessary to own, lease and operate its properties and assets and to carry on its business as it is now being conducted, except where the failure to hold such authorizations, licenses and Permits would not have a Parent Material Adverse Effect. Parent owns beneficially and of record all of the outstanding capital stock of Merger Sub free and clear of all Liens.

Section 4.2.    Authorization; Valid and Binding Agreement. Each of Parent and Merger Sub has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Merger. No other corporate action pursuant to the Laws of the jurisdictions in which Parent or Merger Sub is organized, on the part of Parent and Merger Sub, is necessary to authorize this Agreement. Each of Parent and Merger Sub has duly executed and delivered this Agreement and, assuming the due authorization, execution and delivery by the Company, this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms except as enforcement may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general principles of equity.

Section 4.3.    No Breach. The execution and delivery of this Agreement by Parent and Merger Sub, and the consummation of the Merger, do not (a) conflict with or violate their respective certificates of incorporation or bylaws (or similar governing documents) and (b) assuming all consents, approvals, authorizations and other actions described in Section 4.4 have been obtained, and all filings and obligations described in Section 4.4 have been made, conflict with or violate any Law or order, judgment or decree to which Parent, Merger Sub, either of their Subsidiaries or any of their properties or assets is subject, or (c) conflict with or result in any material breach of, constitute a material default under, result in a material violation of, give rise to a right of termination, cancellation or acceleration under any Contract to which Parent, Merger Sub or any other Subsidiary of Parent is a party, with such exceptions, in the case of each of clauses (b) and (c) above, as would not have a Parent Material Adverse Effect.

Section 4.4.    Consents. Except for (a) the applicable requirements of the HSR Act, (b) applicable requirements of the Exchange Act, (c) any filings required by the New York Stock Exchange and (d) the filing of the Articles of Merger, Parent and Merger Sub are not required to submit any notice, report or other filing with any Governmental Body in connection with the execution, delivery or performance by it of this Agreement or the consummation of the Contemplated Transactions. Other than as stated above, no consent, approval or authorization of any Governmental Body or any other party or Person is required to be obtained by Parent or Merger Sub in connection with its execution, delivery and performance of this Agreement or the consummation of the Contemplated Transactions.

Section 4.5.    Litigation. As of the date of this Agreement, there are no proceedings pending or, to the Knowledge of Parent or Merger Sub, overtly threatened against Parent or any of its Subsidiaries that seeks to enjoin the Merger or the other Contemplated Transactions, other than any such proceedings that have not had and would not have a Parent Material Adverse Effect.

Section 4.6.    Disclosure. None of the information supplied by or on behalf of Parent, Merger Sub or any Affiliate of Parent or Merger Sub for inclusion in the Proxy Statement will, at the time such documents are filed with the SEC, at the time they are mailed to the holders of Shares, or at the time any amendment or supplement thereto is filed with the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Section 4.7.    Brokerage. Other than William Blair & Company, L.L.C., no broker, finder or investment banker is entitled to any financial advisory fee or similar fee or commission in connection with the Contemplated Transactions based on any arrangement or agreement made by or on behalf of Parent or Merger Sub.

Section 4.8.    Operations of Merger Sub. Merger Sub has been formed solely for the purpose of engaging in the Contemplated Transactions and has engaged in no business activities and will have incurred no liabilities or obligations except as contemplated by this Agreement or incident to its formation. All of the issued and outstanding capital stock of Merger Sub is, and at the Effective Time will be, owned by Parent.

Section 4.9.    Ownership of Shares. Parent, Merger Sub and their respective Affiliates do not beneficially own any Company Securities and have not beneficially owned any Company Securities during the three (3) years prior to the date of this Agreement. Neither Parent nor Merger Sub nor any of their Affiliates are an Affiliate of the Company within the meaning of that term under applicable federal securities Laws.

Section 4.10.    Vote/Approval Required. No vote or consent of the holders of any class or series of capital stock of Parent is necessary to approve the Merger. The vote or consent of Parent as the sole stockholder of Merger Sub, which occurred prior to the execution and delivery of this Agreement, is the only vote or consent of the holders of any class or series of capital stock of Merger necessary to approve this Agreement or the Merger.

Section 4.11.    Financing.

(a)    Parent has received and accepted an executed commitment letter dated March 8, 2024, by and among the Debt Financing Sources party thereto and Parent (together with all exhibits, schedules and annexes thereto, the “Debt Commitment Letter”), together with the related fee letter referenced therein (in the case of the fee letter, redacted solely for provisions related to the amount or percentage basis points of fees, “flex” terms and other commercially sensitive economic terms, none of which will adversely affect the availability of, or impose conditions on, the availability of the Debt Financing at the Closing), pursuant to which, upon the terms and subject to the conditions set forth therein, the Debt Financing Sources party thereto have agreed to lend the amounts set forth therein (the “Debt Financing”).

(b)    Parent has received and accepted an equity commitment letter dated March 8, 2024 (the “Equity Commitment Letter”, and together with the Debt Commitment Letter, the “Commitment Letters”) from MiddleGround Partners III, L.P. and MiddleGround Partners III-X, L.P. (collectively, the “Equity Investor”) pursuant to which the Equity Investor has agreed, subject to the terms and conditions thereof, to invest in Parent the cash amounts set forth therein. The Equity Commitment Letter provides that the Company is a third-party beneficiary thereof. The cash equity committed pursuant to the Equity Commitment Letter is collectively referred to in this Agreement as the “Cash Equity.” The Cash Equity and the Debt Financing are collectively referred to as the “Financing.” Parent has delivered to the Company true, correct and complete copies of the executed Commitment Letters and any fee letters related thereto (with respect to such related fee letters, redacted for provisions related to fees, the economic terms of any “securities demand” and “market flex” provisions, and other customary terms set forth therein; provided that none of the redacted provisions would affect the conditionality, availability or amount of the Financing).

(c)    Except as expressly set forth in the Commitment Letters, as of the date hereof, there are no conditions precedent to the obligations of the Debt Financing Sources and the Equity Investor to provide the Financing. As of the date hereof, assuming the satisfaction of the conditions set forth in Section 6.1 and Section 6.2, Parent does not have any reason to believe that it will be unable to satisfy any conditions precedent to closing of the Financings set forth in the Commitment Letters on or prior to the Closing Date, nor does Parent have any reason to believe that the Financing will not be made available to Parent on or prior to the Closing Date.

(d)    The Financing, when funded in accordance with the Commitment Letters (including after giving effect to any “flex” provisions), together with cash and cash equivalents of Parent, Merger Sub, the Surviving Corporation and their respective Subsidiaries, shall provide Parent with cash proceeds on the Closing Date in an amount sufficient for the payment of the Merger Consideration and the payment of any fees and expenses of or payable by Parent, Merger Sub or the Surviving Corporation in connection with the Contemplated Transactions (including the Financing) (such amount, the “Financing Amount”).

(e)    As of the date hereof, the Commitment Letters are in full force and effect and are the valid and binding obligations of Parent and, to the Knowledge of Parent, the Merger Sub, the other parties thereto, except as enforcement may be limited by bankruptcy, insolvency, reorganization or similar Laws affecting creditors’ rights generally and by general principles of equity, and assuming the satisfaction of the conditions set forth in Section 6.1 and Section 6.2, no event has occurred that, with or without notice, lapse of time, or both, would reasonably be expected to constitute a default or material breach or a failure to satisfy a condition precedent on the part of Parent under the terms and conditions of the Commitment Letters. Parent has paid (or caused to be paid) in full any and all commitment fees and other fees required to be paid pursuant to the terms of the Commitment Letters on or before the date of this Agreement, and will pay in full any such amounts due on or before the Closing Date. As of the date hereof, none of the Commitment Letters has been modified, amended or altered, none of the Commitment Letters will be amended, modified or altered at any time through the Closing (other than as permitted by Section 5.17), and none of the respective commitments under any of the Commitment Letters have been withdrawn or rescinded in any respect.

(f)    Concurrently with the execution of this Agreement, Parent has caused the Equity Investor to deliver to the Company the duly executed Limited Guarantee. The execution, delivery and performance of the Limited Guarantee by the Equity Investor, and the consummation of the transactions contemplated thereby, have been duly and validly authorized by all requisite action by the Equity Investor, and no other proceedings on the part of the Equity Investor are necessary to authorize the execution, delivery or performance of the Limited Guarantee by the Equity Investor. The Limited Guarantee has been duly and validly executed and delivered by the Equity Investor and is in full force and effect and constitutes a valid and binding obligation of the Equity Investor, duly executed by the Equity Investor and enforceable against the Equity Investor in accordance with its terms, and no event has occurred that, with or without notice, lapse of time or both, could constitute a default on the part of the Equity Investor under the Limited Guarantee.

(g)    Parent and Merger Sub acknowledge and agree that in no event shall the receipt or availability of any funds or financing by or to Parent or Merger Sub be a condition to any of the obligations of Parent or Merger Sub hereunder.

Section 4.12.    Investigation by Parent and Merger Sub; Disclaimer of Reliance.

(a)    Each of Parent and Merger Sub (i) is a sophisticated purchaser and has made its own inquiry and investigation into, and based thereon has formed an independent judgment concerning, the businesses, assets, condition, operations, and prospects of the Company and its Subsidiaries, (ii) has been furnished with or given adequate access to such information about the Company and its Subsidiaries as it has requested, (iii) to the extent it has deemed appropriate, has addressed in this Agreement any and all matters arising out of its investigation and the information provided to it and (iv) in determining to proceed with the Contemplated Transactions has not relied on any statements or information other than the representations and warranties set forth in this Agreement. Each of Parent and Merger Sub acknowledges that neither the Company nor any of its Subsidiaries, nor any of their respective Affiliates or Representatives, have made, nor will any of them be deemed to have made (and nor has Parent or Merger Sub or any of their respective Affiliates or Representatives relied upon) any representation, warranty, covenant or agreement, express or implied, with respect to the Company and its Subsidiaries, the businesses, assets, condition, operations and prospects of the Company and its Subsidiaries, or the Contemplated Transactions, other than those expressly set forth in this Agreement. Each of Parent and Merger Sub acknowledges and agrees that neither the Company nor its Subsidiaries nor any other Person (including any officer, director, member or partner of the Company or any of its Subsidiaries or any of their respective Affiliates) will have or be subject to any liability to Parent, Merger Sub or any other Person, resulting from Parent’s or Merger Sub’s use of any information, documents or material made available to Parent, Merger Sub or their Representatives in any “data rooms,” management presentations, due diligence or in any other form in expectation of the Contemplated Transactions. Each of Parent and Merger Sub acknowledges and agrees that, except for the representations and warranties contained in ARTICLE III, the assets and the business of the Company and its Subsidiaries are being transferred on a “where is” and, as to condition, “as is” basis. Each of Parent and Merger Sub acknowledges (A) that it is an informed and sophisticated Person, and has engaged advisors experienced in the evaluation and purchase of companies such as the Company and its Subsidiaries as contemplated hereunder and (B) has had the opportunity to negotiate the terms and conditions of this Agreement and the Contemplated Transactions and that the representations and warranties in this Agreement cover all of the material topics on which it is making its decision to proceed with the consummation of the Contemplated Transactions.

(b)    In connection with Parent’s and Merger Sub’s investigation of the Company, each of Parent and Merger Sub may have received from the Company and its Representatives certain projections and other forecasts and certain business plan information of the Company and its Subsidiaries. Each of Parent and Merger Sub acknowledges that there are uncertainties inherent in attempting to make such projections and other forecasts and plans and accordingly is not relying on them, that each of Parent and Merger Sub is familiar with such uncertainties, that each of Parent and Merger Sub is taking full responsibility for making its own evaluation of the adequacy and accuracy of all projections and other forecasts and plans so furnished to it, and that each of Parent, Merger Sub, and their Representatives will have no claim against any Person with respect thereto. Accordingly, each of Parent and Merger Sub acknowledges that, without limiting the generality of this Section 4.12(b), neither the Company nor any Person acting on behalf of the Company has made any representation or warranty with respect to such projections and other forecasts and plans.

Section 4.13.    Other Agreements. Parent and Merger Sub have disclosed to the Company all contracts, agreements, or understandings (and, with respect to those that are written, Parent and Merger Sub has furnished to the Company correct and complete copies thereof) between or among Parent, Merger Sub, or any Affiliate of Parent, on the one hand, and any member of the Company Board or officers or employees of the Company or its Subsidiaries, on the other hand.

ARTICLE V
COVENANTS

Section 5.1.    Covenants of the Company.

(a)    Except (i) as set forth in Section 5.1(a) of the Company Disclosure Letter, (ii) as required by applicable Law, (iii) as expressly permitted or required by this Agreement, or (iv) with the prior written consent of Parent (which consent will not be unreasonably delayed, withheld or conditioned), from the date of this Agreement until the earlier of the Effective Time or the date this Agreement is terminated pursuant to ARTICLE VII (the “Pre-Closing Period”), the Company will, and will cause its Subsidiaries to, (A) carry on its business in the ordinary course of business consistent with past practice and (B) use commercially reasonable efforts to (x) preserve intact its current business organization, keep available the services of its current officers, employees and consultants and (y) preserve its relationships with customers, suppliers, partners, licensors, licensees, distributors, Governmental Bodies and others having business dealings with it with the intention that its goodwill and ongoing business will not be materially impaired on the Closing Date. Any action, the subject matter of which is addressed in Section 5.1(b), will be deemed compliant with Section 5.1(a) if compliant with Section 5.1(b).

(b)    Without limiting the generality of Section 5.1(a), during the Pre-Closing Period and except (1) as set forth in Section 5.1(b) of the Company Disclosure Letter, (2) as required by applicable Law, or (3) as expressly permitted or required by this Agreement, the Company will not, and will cause its Subsidiaries not to, without the prior written consent of Parent (which consent will not be unreasonably delayed, withheld or conditioned):

(i)    (A) authorize, declare, set aside or pay any dividends on or make other distributions (whether in cash, stock or property) in respect of any of its capital stock or Shares or (B) directly or indirectly redeem, repurchase, split, combine, subdivide, reclassify or otherwise acquire any Shares of its capital stock or any Company Security except, in each case, (1) for the declaration and payment of dividends or distributions by a direct or indirect wholly owned Subsidiary of the Company solely to its parent, (2) as a result of net Share settlement of any Company Equity Award or to satisfy the exercise price or withholding Tax obligations in respect of any Company Equity Award or (3) any forfeitures or repurchases of Company Equity Awards;

(ii)    grant, issue, sell, pledge, dispose of or otherwise encumber, or authorize the issuance, sale, pledge, disposition or other encumbrance of, (A) any shares of capital stock or other ownership interest in the Company or any of its Subsidiaries, (B) any securities convertible into or exchangeable or exercisable for any such shares or ownership interest, (C) any phantom equity or similar contractual rights or (D) any rights, warrants, options, stock appreciation rights, restricted stock, stock units or other equity or equity-based compensation to acquire or with respect to any such shares of capital stock, ownership interest or convertible or exchangeable securities except, in each case: (1) for issuances in respect of (w) purchase rights under the Company ESPPs, (x) the exercise or settlement of Company Equity Awards outstanding on the date of this Agreement (or granted following the date of this Agreement to the extent permitted by this Section 5.1(b)), or (y) as required by any Company Plan or pursuant to contractual obligations existing on the date of this Agreement or previously approved by the Company Board and disclosed to Parent, or (2) for transactions solely between or among the Company and its wholly owned Subsidiaries;

(iii)    except (A) as required by the terms of a Company Plan as in effect as of the date of this Agreement, (B) for the payment of fiscal year 2024 annual bonuses to employees (“2024 Annual Bonuses”), if the Closing occurs after June 30, 2024, or (C) as contemplated by this Agreement, (1) increase the wages, salary or other compensation or benefits with respect to any of the Company’s or any of its Subsidiaries’ directors, officers or employees, except for salary or base compensation increases in the ordinary course of business consistent with past practice that do not exceed 5% individually and $5,000,000 in the aggregate with respect to employees and other individual service providers whose annual base salary or base compensation does not exceed $150,000 prior to such increase, (2) establish, adopt, enter into, amend in any material respect or terminate any Company Plan (other than (i) the provision of de minimis fringe benefits, (ii) such amendments as may be required by applicable Law, or (iii) such amendments to the Company ESOP and Retirement Plan as may be deemed advisable by the administrator of the Company ESOP and Retirement Plan to effectuate the treatment of the Company ESOP contemplated by this Agreement), or (3) hire, engage or terminate (without cause) the employment or engagement of any employee or individual independent contractor, other than in the ordinary course of business consistent with past practice with respect to any such person who (y) has or will have an annual base salary of less than $150,000 and (z) whose position is or will be below the level of executive vice president of the Company or any of its Subsidiaries;

(iv)    (A) adopt, enter into or amend in any material respect any collective bargaining agreement or Contract with a Union applicable to the Company or its Subsidiaries or (B) implement or announce any employee layoffs, furloughs, reductions in force, plant closings, material reductions in compensation or other similar actions that would implicate WARN;

(v)    amend any of the Company Organizational Document or the comparable charter or organization documents of any of its Subsidiaries, adopt a shareholders’ rights plan or enter into any agreement with respect to the voting of its capital stock;

(vi)    effect a recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction or authorize the issuance of any other securities in respect of, in lieu of, or in substitution for shares of its capital stock;

(vii)    adopt a plan or agreement of complete or partial liquidation, merger, dissolution, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its Subsidiaries (other than the Contemplated Transactions);

(viii)    subject to clause (ix), make any capital expenditures in excess of the applicable amounts set forth in the capital expenditure budget set forth in Section 5.1(b)(viii) of the Company Disclosure Letter (the “Capex Budget”), except for capital expenditures that do not exceed the total Capex Budget by more than $500,000 in the aggregate;

(ix)    acquire or agree to acquire, by merging or consolidating with, by purchasing an equity interest in or a portion of the material assets of any business or any corporation, partnership, joint venture, association or other business organization or division thereof, or otherwise acquire or agree to acquire any equity interest in or material assets of any other Person, except for the purchase of materials from suppliers or vendors in the ordinary course of business consistent with past practice or in individual transactions involving less than $500,000 in assets in the aggregate;

(x)    except with respect to any intercompany arrangements, (A) incur or assume any Indebtedness, renew or extend the Credit Facilities, enter into any “keep well” or other agreement to maintain any financial condition of another Person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company or its Subsidiaries, or enter into any agreement or arrangement having the economic effect of any of the foregoing, except for revolving credit loans under the Credit Facilities or short-term Indebtedness incurred in the ordinary course of business consistent with past practice and not exceeding $250,000 in the aggregate; (B) make any loans or advances to any other Person (except for advances to directors, officers and other employees for travel and other business-related expenses, in each case, in the ordinary course of business consistent with past practice and in compliance in all material respects with the Company’s or its Subsidiaries’ policies related thereto), (C) make any capital contributions to, or investments in, any other Person or (D) repurchase, prepay or refinance any Indebtedness in an amount greater than $250,000 in the aggregate;

(xi)    sell, transfer, license, sublicense, assign, mortgage, encumber or otherwise abandon, withdraw or dispose of (A) any tangible assets with a fair market value in excess of $250,000 in the aggregate or (B) any material Owned Intellectual Property, except, in the case of clauses (A)-(B), in the ordinary course of business consistent with past practice;

(xii)    commence, pay, discharge, settle, compromise or satisfy any Action that is unrelated to the Contemplated Transactions (A) for monetary consideration in excess of $250,000 in the aggregate or (B) that would impose any material non-monetary obligations on the Company or its Subsidiaries or that otherwise would have a material adverse impact on the business and operations of the Company, in each case, that would continue after the Effective Time;

(xiii)    change its fiscal year, revalue any of its material assets or change any of its material financial, actuarial, reserving or Tax accounting methods or practices in any respect, except as required by GAAP or Law;

(xiv)    (A) make, change or revoke any material Tax election, (B) file any Tax Return other than on a timely basis or file any amended Tax Return with respect to material Taxes, (C) enter into any “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. Law), Tax allocation agreement or Tax sharing agreement (other than any commercial agreement that does not relate primarily to Taxes) relating to or affecting any material Tax liability of the Company or any of its Subsidiaries, (D) extend or waive the application of any statute of limitations regarding the assessment or collection of any material Tax, (E) settle or compromise any material Tax liability or (F) surrender any right to claim a material Tax refund or credit, except, in each case of clauses (A) through (F), as required by applicable Law;

(xv)    waive, release or assign any material rights or claims under, or enter into, renew, materially amend, materially modify, terminate, cancel, exercise any options or rights of first offer or refusal under or terminate, any Company Material Contract or any Contract that would be a Company Material Contract if in existence on the date hereof;

(xvi)    abandon, withdraw, terminate, suspend, abrogate, amend or modify any Company Permits, in each case, in any material respect;

(xvii)    enter into a research or collaboration arrangement that contemplates payments by or to the Company or its Subsidiaries;

(xviii)    cancel, reduce, terminate or fail to maintain in effect without replacing any material insurance policies covering the Company and its Subsidiaries and their respective properties, assets and businesses;

(xix)    waive or release any noncompetition, non-solicitation, nondisclosure, noninterference, non-disparagement or other analogous restrictive covenant obligation of any current or former officer, director or employee of the Company or its Subsidiaries;

(xx)    engage in any sale-leaseback or similar transaction with respect to the Company Owned Real Property;

(xxi)    engage in any transaction with, or enter into any agreement, arrangement or understanding with, any Affiliate of the Company or other Person covered by Item 404 of Regulation S-K promulgated by the SEC, in each case, that would be required to be disclosed pursuant to Item 404;

(xxii)    enter into any new material line of business or enter into any agreement or commitment that materially limits or otherwise materially restricts the Company or its Subsidiaries from time to time engaging or competing in any line of business or in any geographic area or otherwise enter into any agreements, arrangements or commitments imposing material restrictions on its assets, operations or business; or

(xxiii)    authorize, agree or commit to take any of the actions described in clauses (i) through (xxii) of this Section 5.1(b).

Section 5.2.    Access to Information; Confidentiality.

(a)    Except as prohibited by applicable Law, from and after the date of this Agreement until the earlier of the Effective Time and the termination of this Agreement in accordance with its terms, the Company will, and will cause its Subsidiaries to, use commercially reasonable efforts, upon reasonable advance notice, and subject to applicable governmental restrictions and recommendations, to (i) give Parent and Merger Sub and their respective Representatives reasonable access during normal business hours (under the supervision of appropriate Company personnel and in a manner that does not unreasonably interfere with normal business operations of the Company) to relevant employees, Representatives, assets and facilities and to relevant books, contracts and records of the Company and its Subsidiaries, (ii) permit Parent and Merger Sub to make such non-invasive inspections as they may reasonably request, (iii) furnish Parent and Merger Sub with such financial and operating data and other information with respect to the business, properties, and personnel of the Company as Parent or Merger Sub may from time to time reasonably request, and (iv) facilitate site visits by Parent or any of its Representatives at any facility of a third-party contract manufacturer of the Company or any of its Subsidiaries; provided, that any such access will be afforded and any such information will be furnished at Parent’s expense; provided, further, that the purpose of any such access, in the case of clause (i), or any such request, in the case of clauses (ii), (iii) or (iv), will be limited to reasonable business purposes, including the planning of any restructuring, the post-Closing operations or the integration of the Company, its Subsidiaries, and their respective businesses, on the one hand, with Parent, Parent’s Subsidiaries, and their respective businesses, on the other hand.

(b)    Information obtained by Parent or Merger Sub pursuant to Section 5.2(a) will constitute “Confidential Information” under the Confidentiality Agreement and will be subject to the provisions of the Confidentiality Agreement, with such Confidentiality Agreement hereby amended to limit the permitted use of any information supplied pursuant to Section 5.2(a) to the purpose specified herein.

(c)    Nothing in Section 5.2(a) requires the Company to permit any inspection, or to disclose any information, to the extent that such disclosure (i) would violate any of its or its Affiliates’ respective obligations with respect to confidentiality, (ii) would result in a violation of applicable Law, (iii) would result in loss of legal protection, including the attorney-client privilege and work product doctrine or (iv) relates to consideration of the Contemplated Transactions, any Acquisition Proposal or any Intervening Event (other than information the Company is required to provide Parent and Merger Sub in connection with an Acquisition Proposal or the Proxy Statement pursuant to Section 5.3 and Section 5.4, respectively); provided, in the case of clauses (i) through (iii), that the Company will use its reasonable best efforts to obtain any required consents for the disclosure of such information and to make alternative arrangements to afford such access or furnish such information without breaching such confidentiality obligations, losing such legal protection or violating applicable Law, as applicable.

Section 5.3.    Acquisition Proposals.

(a)    The Company will not, will cause its Subsidiaries, and each of their respective directors and officers, not to, and will instruct its Representatives not to: (i) initiate, solicit, or knowingly encourage or knowingly facilitate the submission or announcement of any inquiry, proposal or offer that constitutes or would reasonably be expected to lead to any Acquisition Proposal, (ii) engage in, enter into or participate in any discussions or negotiations with any Person with respect to any Acquisition Proposal or (iii) provide any non-public information, or afford access to the business, properties, assets, books or records of the Company and its Subsidiaries to, any Person (other than Parent, Merger Sub, or any designees of Parent or Merger Sub) in connection with any Acquisition Proposal. The Company will, and will cause its Subsidiaries to, and will instruct its Representatives to, (x) immediately cease any solicitation, discussions, or negotiations with any Person (other than Parent, Merger Sub, or any designees of Parent or Merger Sub) with respect to any Acquisition Proposal, (y) to the extent the Company has the right to do so, within two (2) Business Days following the date of this Agreement, request in writing the prompt return or destruction of all confidential information provided by or on behalf of the Company or its Subsidiaries to any such Person, and (z) terminate access to any physical or electronic data rooms relating to a possible Acquisition Proposal. Notwithstanding the foregoing, the Company and its Representatives, solely in response to an inquiry or proposal that did not result from a material breach of this Section 5.3(a), may (A) seek to clarify and understand the terms and conditions of any inquiry or proposal made by any Person solely to determine whether such inquiry or proposal constitutes an Acquisition Proposal and (B) inform a Person that has made or, to the Knowledge of the Company, is considering making, following the date hereof, an Acquisition Proposal of the provisions of this Section 5.3.

(b)    Notwithstanding Section 5.3(a) or any other provision of this Agreement, if at any time following the date of this Agreement and prior to the receipt of the Company Stockholder Approval, (i) the Company has received an unsolicited written Acquisition Proposal that did not, directly or indirectly, result from a material breach of Section 5.3(a), and (ii) the Company Board or a committee thereof determines in good faith, after consultation with outside counsel and a financial advisor, that (x) such Acquisition Proposal constitutes or is reasonably likely to lead to or result in a Superior Proposal and (y) the failure to engage in negotiations or discussions with such Person would be inconsistent with its fiduciary duties, then the Company may (A) furnish information with respect to the Company and its Subsidiaries to the Person making such Acquisition Proposal and its Representatives and (B) participate in discussions or negotiations with such Person and its Representatives regarding such Acquisition Proposal; provided, that, (1) the Company will not, and will cause its Subsidiaries not to, and will instruct its Representatives not to, disclose any such information to such Person or participate in any such discussions or negotiations unless the Company has, or first enters into, a confidentiality agreement with such Person (I) with terms governing confidentiality that, taken as a whole, are not materially less restrictive to the other Person than those contained in the Confidentiality Agreement and (II) that does not prevent the Company from providing any information to Parent and Merger Sub to the extent required by this Agreement, and (2) the Company will, as promptly as reasonably practicable, and in any event within one (1) Business Day, provide or make available to Parent any material non-public information concerning the Company or its Subsidiaries provided or made available to such other Person that was not previously provided or made available to Parent and Merger Sub.

(c)    The Company will promptly (and in any event within one (1) Business Day) notify Parent in writing (email being sufficient) of the receipt by the Company of any Acquisition Proposal or any inquiry, request for information or other indication by any Person that it is considering making an Acquisition Proposal. The Company will provide Parent promptly (and in any event within such one (1) Business Day period) the material terms and conditions of any such inquiry or Acquisition Proposal, together with copies of all material documents related thereto, and the identity of the Person making any such inquiry or Acquisition Proposal, and (ii) keep Parent reasonably informed of any material developments, discussions or negotiations regarding any Acquisition Proposal (including any changes to the material terms thereof).

(d)    The Company Board and each committee thereof will not, subject to the terms and conditions of this Agreement, (i) cause or permit the Company or its Subsidiaries to enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, joint venture agreement, partnership agreement, or similar definitive agreement (other than a confidentiality agreement referred to and entered into in compliance with Section 5.3(b)) relating to, or that would reasonably be expected to lead to, any Acquisition Proposal (an “Alternative Acquisition Agreement”) or (ii) make a Change of Board Recommendation.

(e)    Notwithstanding Section 5.3(d) or any other provision of this Agreement, prior to the receipt of the Company Stockholder Approval:

(i)    the Company may terminate this Agreement to enter into an Alternative Acquisition Agreement if (A) the Company receives an Acquisition Proposal that did not directly or indirectly result from a material breach of Section 5.3(a) and that the Company Board or a committee thereof determines in good faith, after consultation with outside counsel, constitutes a Superior Proposal; (B) the Company has notified Parent in writing that it intends to terminate this Agreement to enter into an Alternative Acquisition Agreement, which notice shall include the information with respect to such Acquisition Proposal that is specified in Section 5.3(c) and (C) no earlier than the end of the Notice Period, subject to Section 5.3(e)(iv), the Company Board or any committee thereof determines in good faith that the Acquisition Proposal that is subject of the Determination Notice continues to constitute a Superior Proposal and that the failure to terminate this Agreement would reasonably be expected to be inconsistent with its fiduciary duties under applicable Law, after consultation with outside counsel, and taking into consideration the terms of any proposed amendment or modification to this Agreement that Parent has irrevocably committed to make during the Notice Period;

(ii)    the Company Board or a committee thereof may make a Change of Board Recommendation in response to an Acquisition Proposal if (A) the Company receives an Acquisition Proposal that that did not directly or indirectly result from a material breach of Section 5.3(a), and the Company Board or a committee thereof determines in good faith, after consultation with outside counsel and its financial advisor, that the Acquisition Proposal constitutes a Superior Proposal, (B) the Company has notified Parent in writing that it intends to effect a Change of Board Recommendation, which notice shall include the information with respect to such Acquisition Proposal that is specified in Section 5.3(c), and (C) no earlier than the end of the Notice Period, subject to Section 5.3(e)(iv), the Company Board or a committee thereof determines in good faith, after consultation with the Company’s outside legal counsel and its financial advisor, and taking into consideration the terms of any proposed amendment or modification to this Agreement that Parent has irrevocably committed to make during the Notice Period, that the Acquisition Proposal that is subject of the Determination Notice continues to constitute a Superior Proposal and that the failure to make a Change of Board Recommendation would reasonably be expected to be inconsistent with its fiduciary duties under applicable Law;

(iii)    other than in connection with an Acquisition Proposal, the Company Board or a committee thereof may make a Change of Board Recommendation in response to an Intervening Event if (A) the Company has notified Parent in writing that it intends to effect a Change of Board Recommendation, which notice shall describe the Intervening Event in reasonable detail, and (B) no earlier than the end of the Notice Period, subject to Section 5.3(e)(iv), the Company Board or any committee thereof determines in good faith, after consultation with the Company’s outside legal counsel and its financial advisor, and after considering the terms of any proposed amendment or modification to this Agreement that Parent has irrevocably committed to make during the Notice Period, that the failure to effect a Change of Board Recommendation in response to such Intervening Event would reasonably be expected to be inconsistent with its fiduciary duties under applicable Law; and

(iv)    during any Notice Period, if requested by Parent, the Company will, and will instruct its Representatives to, negotiate in good faith with Parent regarding potential changes to this Agreement to allow Parent to offer adjustments to the terms of this Agreement such that (A) the Acquisition Proposal no longer continues to constitute a Superior Proposal and/or (B) the Intervening Event no longer requires the Company Board or a committee thereof to make a Change of Board Recommendation, as applicable.

The provisions of this Section 5.3(e) apply to any material amendment to the financial terms of any applicable Superior Proposal with respect to Section 5.3(e)(i) and Section 5.3(e)(ii) and require a revised Determination Notice and a new Notice Period pursuant to Section 5.3(e)(i) or Section 5.3(e)(ii), as the case may be.

(f)    Nothing contained in this Agreement prohibits (i) the Company Board or a committee thereof from (A) taking and disclosing to the holders of Shares a position contemplated by Rule 14e‑2(a) and Rule 14d-9 promulgated under the Exchange Act or (B) making any public statement if the Company Board or a committee thereof determines that the failure to make such statement would reasonably be expected to be inconsistent with its fiduciary duties under applicable Law or (ii) the Company or the Company Board from making any disclosure required under the Exchange Act; provided, that this clause (f) shall not be construed to exclude such communications from the definition of “Change of Board Recommendation.”

(g)    The Company acknowledges and agrees that, for purposes of determining whether a breach of this Section 5.3 has occurred, the actions of the Company’s directors and Representatives acting in their authorized capacities on behalf of the Company shall be deemed to be the actions of the Company, and the Company shall be responsible for any breach of this Section 5.3 by its directors and Representatives acting in their authorized capacities on behalf of the Company. For the avoidance of doubt, the Company shall not be responsible for a breach of this Section 5.3 by a director or a Representative of the Company if such Person has taken such action without the authorization of the Company Board.

Section 5.4.    Proxy Statement.

(a)    Promptly following the date hereof, and in no event later than thirty (30) days after the date hereof, the Company shall prepare and file with the SEC the preliminary Proxy Statement, which shall, subject to Section 5.3, include the Company Board Recommendation, and thereafter shall use reasonable best efforts to respond promptly to any comments by the SEC staff in respect of the Proxy Statement. Each of the Company, on the one hand, and Parent and Merger Sub, on the other hand, will furnish all information concerning it and its Affiliates, if applicable, as the other party may reasonably request in connection with the preparation and filing with the SEC of the Proxy Statement. The Proxy Statement shall comply as to form in all material respects with the applicable provisions of the Exchange Act and the rules and regulations thereunder. The Company will use its reasonable best efforts to have the preliminary Proxy Statement cleared by the SEC as promptly as reasonably practicable after such filing and the Company shall use its reasonable best efforts to cause the Proxy Statement to be mailed to the Company’s shareholders as promptly as reasonably practicable, and in no event later than five (5) Business Days, after the Company learns that the preliminary Proxy Statement will not be reviewed or that the SEC staff has no further comments thereon. Prior to filing or mailing the definitive Proxy Statement or filing any other required documents (or in each case, any amendment or supplement thereto) or responding to any comments of the SEC or its staff with respect thereto, the Company shall provide Parent with an opportunity to review and comment on such documents or responses and shall give good faith consideration to any comments made by Parent and its counsel. The Company will notify Parent promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Proxy Statement or for additional information and will supply Parent with copies of all correspondence between the Company and the SEC or its staff with respect to the Proxy Statement or the Contemplated Transactions.

(b)    Each of the Company, Parent and Merger Sub agrees to promptly (i) correct any information provided by it specifically for use in the Proxy Statement if and to the extent that such information will have become false or misleading in any material respect and (ii) supplement the information provided by it specifically for use in the Proxy Statement to include any information that will become necessary in order to make the statements in the Proxy Statement, in light of the circumstances under which they were made, not misleading. The Company further agrees to cause the Proxy Statement as so corrected or supplemented promptly to be filed with the SEC and to be disseminated to the holders of Shares and the holders of Company Stock Options and Company Equity Awards, in each case as and to the extent required by applicable Law.

Section 5.5.    Stockholders’ Meeting.

(a)    Subject to the provisions of this Agreement, the Company shall (i) take all action necessary in accordance with the MBCA, the Exchange Act, the Company Organizational Documents and the rules of the NYSE, and in consultation with Parent, to establish a record date for (and the Company will not change the record date without the prior written consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed)) and, duly call, give notice of, convene and hold a meeting of its stockholders as promptly as reasonably practicable following the mailing of the Proxy Statement to the Company’s stockholders for the purpose of obtaining the Company Stockholder Approval (the “Stockholders’ Meeting”), (ii) conduct a “broker search” in accordance with Rule 14a-13 of the Exchange Act in a manner to enable the record date for the Company Stockholder Meeting to be set so that the Stockholders’ Meeting can be held promptly following the effectiveness of the Proxy Statement, (iii) subject to a Change of Board Recommendation in accordance with Section 5.3, use its reasonable best efforts to solicit from its stockholders proxies in favor of the approval of this Agreement and the Contemplated Transactions and (iv) be entitled, but not required, to postpone or adjourn the Stockholders’ Meeting to use reasonable best efforts to solicit additional proxies and votes in favor of adoption of this Agreement if sufficient votes have not been obtained; provided, however, the Stockholders’ Meeting shall not be adjourned or postponed on more than three (3) occasions and no such adjournment or postponement shall be for more than seven (7) Business Days. Subject to the Company Board not having effected a Change of Board Recommendation, the Company shall (x) submit this Agreement to the stockholders of the Company as promptly as practicable for the purpose of obtaining the Company Stockholder Approval at the Stockholders’ Meeting and (y) not submit any Acquisition Proposal for approval by the stockholders of the Company.

Section 5.6.    Employment and Employee Benefits Matters.

(a)    Parent will, and will cause the Surviving Corporation and each of its other Subsidiaries to, for the one-year period following the Effective Time, maintain for each individual employed by the Company or any of its Subsidiaries at the Effective Time (each, a “Current Employee”) (i) each of base compensation and a target annual cash incentive compensation opportunity that, in each case, is not less than that provided to the Current Employee as of immediately prior to the Effective Time (or, if more favorable to the Current Employee, the compensation provided to similarly situated employees of Parent and its Affiliates), and (ii) employee benefits (excluding equity and equity-based benefits, nonqualified deferred compensation benefits, and defined benefit retirement benefits; provided, however, for the avoidance of doubt, that any changes to existing nonqualified deferred compensation benefits and defined benefit retirement benefits will not diminish the vested and accrued benefits accrued thereunder for individuals participating in such plans as of the Effective Time; provided, further that with respect to the foregoing proviso, Parent’s, the Surviving Corporation’s or any of their Affiliates termination of any such plans at any time following the Effective Time shall not be treated as a diminishment of such vested and accrued benefits) that are at least as favorable as the employee benefits maintained for and provided to the Current Employee and their covered dependents as of immediately prior to the Effective Time (or, if more favorable to the Current Employee, the employee benefits provided to similarly situated employees of Parent and its Affiliates). In addition to the foregoing, from and after the Effective Time, Parent will, and will cause the Surviving Corporation and each of its other Subsidiaries to, honor in accordance with their terms, all contracts, policies, plans and commitments of the Company and its Subsidiaries that are applicable to any current or former employees or directors of the Company or any of its Subsidiaries. Each of the Company, Parent and Merger Sub acknowledges that the occurrence of the Effective Time will constitute a change in control (or other similar term) of the Company under the terms of the Company Plans containing provisions triggering payment, vesting or other rights upon a change in control or similar transaction.

(b)    Without limiting the generality of Section 5.6(a), from and after the Effective Time, Parent will, and will cause the Surviving Corporation and each of its other Subsidiaries to, assume, honor and continue during the one-year period following the Effective Time or, if sooner, until all obligations thereunder have been satisfied, all of the Company’s employment, severance, bonus, incentive compensation, commission, change in control, retention and termination plans and agreements, in each case, as in effect at the Effective Time and in accordance with their terms.

(c)    Parent will, and will cause the Surviving Corporation to, cause service rendered by Current Employees to the Company and its Subsidiaries prior to the Effective Time to be taken into account for all purposes under all employee benefit plans of Parent, the Surviving Corporation, and its Subsidiaries, to the same extent as such service was taken into account under the corresponding Company Plans immediately prior to the Effective Time for those purposes; provided, that, the foregoing will not apply to the extent that its application would result in a duplication of benefits with respect to the same period of service. Without limiting the generality of the foregoing, Parent will not, and will cause the Surviving Corporation to not, subject Current Employees to any eligibility requirements, waiting periods, actively-at-work requirements or pre-existing condition limitations under any employee benefit plan of Parent, the Surviving Corporation or its Subsidiaries for any condition for which they would have been entitled to coverage under the corresponding Company Plan in which they participated prior to the Effective Time. Parent will, and will cause the Surviving Corporation and its Subsidiaries to, use commercially reasonable efforts to give such Current Employees credit under such employee benefit plans for any eligible expenses incurred by such Current Employees and their covered dependents under a Company Plan during the portion of the year prior to the Effective Time for purposes of satisfying all co-payment, co-insurance, deductibles, maximum out-of-pocket requirements, and other out-of-pocket expenses applicable to such Current Employees and their covered dependents in respect of the plan year in which the Effective Time occurs.

(d)    To the extent not paid prior to the Closing Date, the Company shall pay the 2024 Annual Bonuses as of immediately prior to the Closing, provided that the 2024 Annual Bonuses shall be (i) prorated based on the number of days that have elapsed between July 1, 2023 and the Closing Date, and (ii) paid at the greater of target or actual achievement of the applicable performance goals.

(e)    Without limiting the generality of Section 8.6, no provision of this Agreement (i) prohibits Parent or the Surviving Corporation from amending or terminating any individual Company Plan or any other employee benefit plan in accordance with its terms in a manner that does not conflict with or contravene the obligations of Parent, Merger Sub, the Surviving Corporation or any of their respective Affiliates under this Section 5.6, (ii) requires Parent or the Surviving Corporation to keep any Person employed for any period of time, (iii) constitutes the establishment or adoption of, or amendment to, any Company Plan or other employee benefit plan or (iv) confers upon any Current Employee or any other Person any third-party beneficiary or similar rights or remedies.

Section 5.7.    Directors’ and Officers’ Indemnification and Insurance.

(a)    Parent and Merger Sub will cause the Surviving Corporation’s articles of organization and bylaws to contain provisions no less favorable with respect to indemnification, advancement of expenses, and exculpation from liabilities of present and former directors, officers, and employees of the Company than are currently provided in the Company Organizational Documents, which provisions may not be amended, repealed, or otherwise modified in any manner that would adversely affect the rights thereunder of any such individuals until the later of (i) the expiration of the statute of limitations applicable to such matters and (ii) six (6) years from the Effective Time, and in the event that any Action is pending or asserted or any claim made during such period, until the disposition of any such Action or claim, unless such amendment, modification, or repeal is required by applicable Law, in which case Parent will, and will cause the Surviving Corporation to, make such changes to the articles of organization and the bylaws as to have the least adverse effect on the rights of the individuals referenced in this Section 5.7.

(b)    Without limiting any additional rights that any Person may have under any agreement or Company Plan, from and after the Effective Time, and until the later of (i) the expiration of the statute of limitations applicable to such matters and (ii) six (6) years from the Effective Time, Parent and the Surviving Corporation will, jointly and severally, indemnify and hold harmless each present (as of the Effective Time) or former director or officer of the Company (each, together with such Person’s heirs, executors, administrators, or Affiliates, an “Indemnified Party”), against all obligations to pay a judgment, settlement, or penalty and reasonable and documented out-of-pocket expenses incurred in connection with any Action, whether civil, criminal, administrative, arbitrative, or investigative, and whether formal or informal, arising out of or pertaining to any action or omission, including any action or omission in connection with the fact that the Indemnified Party is or was an officer, director, employee, Affiliate, fiduciary, or agent of the Company or its Subsidiaries, or of another entity if such service was at the request of the Company, whether asserted or claimed prior to, at, or after the Effective Time, to the fullest extent permitted under applicable Law. In the event of any such Action, Parent and the Surviving Corporation will advance to each Indemnified Party reasonable expenses incurred in the defense of the Action, including reasonable attorneys’ fees (provided that any Person to whom expenses are advanced will have provided, to the extent required by the MBCA, an undertaking to repay such advances if it is finally determined that such Person is not entitled to indemnification).

(c)    Notwithstanding anything to the contrary in this Agreement, the Company may purchase prior to the Effective Time, and if the Company does not purchase prior to the Effective Time, the Surviving Corporation will purchase at or after the Effective Time, a tail policy under the current directors’ and officers’ liability insurance policies maintained at such time by the Company, which tail policy (i) will be effective for a period from the Effective Time through and including the date six (6) years after the Effective Time with respect to claims arising from facts or events that existed or occurred prior to or at the Effective Time and (ii) will contain coverage that is at least as protective to such directors and officers as the coverage provided by such existing policies; provided, that, the annual premium for such tail policy may not be in excess of three hundred percent (300%) of the last annual premium paid prior to the Effective Time (the “Maximum Amount”). Parent will cause such policy to be maintained in full force and effect for their full term, and cause all obligations thereunder to be honored by the Surviving Corporation; provided, that neither Parent nor the Surviving Corporation shall be required to pay an aggregate premium for such insurance policies in excess of the Maximum Amount; provided, further, that if the aggregate premium of such insurance coverage exceeds such amount, the Surviving Corporation shall be obligated to obtain the maximum amount of coverage available for the Maximum Amount.

(d)    Without limiting any of the rights or obligations under this Section 5.7, from and after the Effective Time, the Surviving Corporation will keep in full force and effect, and will comply with the terms and conditions of, any agreement in effect as of the date of this Agreement and made available to Parent between or among the Company or any of its Subsidiaries and any Indemnified Party providing for the indemnification of such Indemnified Party and Parent hereby guarantees the obligations of the Surviving Corporation pursuant to such agreements.

(e)    This Section 5.7 will survive the consummation of the Merger and is intended to benefit, and is enforceable by, any Person or entity referred to in this Section 5.7. The indemnification and advancement provided for in this Section 5.7 is not exclusive of any other rights to which the Indemnified Party is entitled whether pursuant to Law, Contract, or otherwise. If the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity resulting from such consolidation or merger or (ii) transfers all or a majority of its properties and assets to any Person, then, and in each such case, Parent will make proper provisions such that the successors and assigns of the Surviving Corporation assume the applicable obligations set forth in this Section 5.7.

Section 5.8.    Further Action; Efforts.

(a)    Subject to the terms and conditions of this Agreement, prior to the Effective Time, each party will, and will cause its respective Subsidiaries to, use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper, or advisable under applicable Laws to consummate the Merger and the other Contemplated Transactions as promptly as practicable and, in any event, by or before the Outside Date. Notwithstanding anything in this Agreement to the contrary, the parties hereto agree to, or to cause their ultimate parent entity (as such term is defined in the HSR Act) to, (i) cooperate with each other to make any filing or notification required or advisable under any Antitrust Laws or Foreign Investment Laws as promptly as practicable and in any event prior to the expiration of any applicable legal deadline, and (ii) supply as promptly as practicable any additional information and documentary material that may be requested pursuant to any Antitrust Law or Foreign Investment Law. The parties also will consult and cooperate with one another, and consider in good faith the views of one another, in connection with, and provide to the other parties in advance, any analyses, appearances, presentations, memoranda, briefs, arguments, opinions, and proposals made or submitted by or on behalf of such party in connection with proceedings under or relating to any Antitrust Laws or Foreign Investment Laws. Without limiting the foregoing, the parties hereto agree (A) to give each other reasonable advance notice of all meetings with any Governmental Body relating to any Antitrust Laws or Foreign Investment Laws, (B) to give each other an opportunity to participate in each of such meetings, (C) to the extent practicable, to give each other reasonable advance notice of all substantive oral communications with any Governmental Body relating to any Antitrust Laws or Foreign Investment Laws, (D) if any Governmental Body initiates a substantive oral communication regarding any Antitrust Laws or Foreign Investment Laws, to promptly notify the other party of the substance of such communication, (E) to provide each other with a reasonable advance opportunity to review and comment upon all substantive written communications (including any analyses, presentations, memoranda, briefs, arguments, opinions and proposals) with a Governmental Body regarding any Antitrust Laws or Foreign Investment Laws and (F) to provide each other with copies of all material written communications to or from any Governmental Body relating to any Antitrust Laws or Foreign Investment Laws. Any such disclosures or provision of copies by one party to the other may be made on an outside counsel only basis, if deemed advisable and necessary by that party. Such materials and the information contained therein will be given only to outside counsel of the recipient and will not be disclosed by such outside counsel to employees, officers, or directors of the recipient without the advance written consent of the party providing such materials.

(b)    Notwithstanding anything in this Agreement to the contrary, Parent shall, and shall cause each of its Subsidiaries and Affiliates to, take such actions as may be reasonably necessary to obtain any consents, clearances, or approvals required under or in connection with Antitrust Laws or Foreign Investment Laws to enable all waiting periods under applicable Antitrust Laws or Foreign Investment Laws to expire, and to avoid or eliminate impediments under applicable Antitrust Laws or Foreign Investment Laws asserted by any Governmental Body, in each case, to cause the Merger to occur as promptly as possible and, in any event, by or before the Outside Date, including promptly complying with any requests for additional information (including any second request) by any Governmental Body; provided, however, that Parent, its Subsidiaries and Affiliates shall not be required to (i) offer, negotiate, commit to, or effect, by consent decree, hold separate order, or otherwise, the sale, divestiture, license, or other disposition of any and all of the capital stock, assets, equity holdings, rights, products, or businesses of Parent or any of its Subsidiaries or Affiliates (including the Surviving Corporation and its Subsidiaries), nor any other restrictions on the activities of Parent, any of its Subsidiaries or Affiliates (including the Surviving Corporation and its Subsidiaries), and (ii) contest, defend, or appeal any threatened or pending preliminary or permanent injunction or other order, decree, or ruling or statute, rule, regulation, or executive order that would adversely affect the ability of any party hereto to consummate the Merger and taking other actions to prevent the entry, enactment, or promulgation thereof.  For the avoidance of doubt, Parent shall not be required to hold separate, sell, divest, license or agree to any other disposition with respect to any operations, divisions, businesses, product lines, customers, assets or relationships of Parent or any of its Affiliates (other than the Company, the Surviving Corporation and their Subsidiaries). Parent shall bear the expenses and costs incurred by the parties in connection with any filings or other such actions that may be required to obtain clearance under any Antitrust Law or Foreign Investment Law for the consummation of the Merger, in each case, after the initial filing in each jurisdiction.

(c)    Prior to the Effective Time, each party will use commercially reasonable efforts to obtain any consents, approvals, or waivers of third parties with respect to any Contracts to which it is a party as may be necessary for the consummation of the Contemplated Transactions or required by the terms of any Contract as a result of the execution, performance, or consummation of the Contemplated Transactions; provided, that, in no event will either party or its respective Subsidiaries be required to pay, prior to the Effective Time, any fee, penalty, or other consideration or make any other accommodation to any third party to obtain any consent, approval, or waiver required with respect to any such Contract.

Section 5.9.    Public Announcements. The Company will not, and will cause its Subsidiaries to not, and Parent will not, and will cause each of its Subsidiaries to not, issue any press release or announcement concerning the Contemplated Transactions without the prior consent of the other (which consent may not be unreasonably withheld, conditioned, or delayed), except any release or announcement required by applicable Law or any rule or regulation of NYSE or any other stock exchange to which the relevant party is subject, in which case the party required to make the release or announcement will use commercially reasonable efforts to allow each other party reasonable time to comment on such release or announcement in advance of such issuance; it being understood that the final form and content of any such release or announcement, to the extent so required, will be at the final discretion of the disclosing party. The restrictions of this Section 5.9 do not apply to a press release or announcement issued by the Company in connection with, or following, an Acquisition Proposal or a Change of Board Recommendation made in compliance with Section 5.3 and Parent shall not be required by this Section 5.9 to consult with or obtain prior consent of the Company with respect to any press release or announcement responsive to any press release or announcement issued by the Company pursuant to this sentence. Notwithstanding the foregoing, Parent, Merger Sub, and following the Effective Time, the Surviving Corporation, and their respective Affiliates may provide ordinary course communications regarding this Agreement and the Contemplated Transactions to such Person’s existing or prospective general and limited partners, equity holders, members, managers, lenders and investors of any Affiliates of such Person, in each case, who are subject to customary confidentiality restrictions.

Section 5.10.    Conduct of Parent and Merger Sub.

(a)    Parent will not, and will cause each of its Subsidiaries to not, take any action or fail to take any action that is intended to, or would reasonably be expected to, individually or in the aggregate, (i) result in any of the conditions to the Merger not being satisfied or (ii) prevent, materially delay or materially impede the ability of Parent or Merger Sub to timely consummate the Merger or the other Contemplated Transactions.

(b)    Parent shall, immediately following execution of this Agreement, adopt this Agreement in its capacity as sole stockholder of Merger Sub in accordance with applicable Law and the certificate of incorporation and bylaws of Merger Sub.

Section 5.11.    No Control of the Company’s Business. Nothing contained in this Agreement gives Parent or Merger Sub, directly or indirectly, the right to control or direct the Company’s or any of its Subsidiaries’ operations prior to the Effective Time. Prior to the Effective Time, the Company will exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and its Subsidiaries’ respective operations.

Section 5.12.    Merger Sub. Prior to the Effective Time, Merger Sub will not engage in any other business activities and will not incur any liabilities or obligations other than as contemplated herein. Parent shall take all actions necessary to cause Merger Sub to perform its obligations in accordance with this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement. All obligations of Merger Sub under this Agreement will be deemed joint obligations of Parent, as a principal obligor thereof and not merely as guarantor.

Section 5.13.    Ownership of Company Securities. Prior to the Effective Time, Parent will not, and will cause each of its Subsidiaries to not, own (directly or indirectly, beneficially or of record) any Company Securities, and none of Parent, Merger Sub, or their respective Affiliates will hold any rights to acquire any Company Securities except pursuant to this Agreement. Notwithstanding anything to the contrary contained herein, the prohibitions set forth in this Section 5.13 will not apply to any investment in any securities of the Company by or on behalf of any pension or employee benefit plan or trust, including (a) any direct or indirect interests in portfolio securities held by an investment company registered under the Investment Company Act of 1940, as amended, or (b) interests in securities comprising part of a mutual fund or broad based, publicly traded market basket, or index of stocks approved for such a plan or trust in which such plan or trust invests and, in all cases, over which Parent, Merger Sub, or their respective Subsidiaries exercise no investment discretion and provided such beneficial ownership does not result in an obligation by Parent, Merger Sub, or their respective Subsidiaries to file or amend a Schedule 13D pursuant to the Exchange Act.

Section 5.14.    State Takeover Laws. If any “fair price”, “business combination” or “control share acquisition” statute or other similar statute or regulation is or may become applicable to any of the Contemplated Transactions, the parties hereto will use their respective reasonable best efforts to take all such actions are reasonably necessary to minimize the effects of any such statute or regulation on such transactions.

Section 5.15.    FIRPTA Certificate. Prior to or at the Effective Time, the Company will deliver to Parent (in the form set forth on Annex C to this Agreement) a certificate dated the Closing Date satisfying the requirements set forth in Treasury Regulations Sections 1.1445‑2(c)(3) and 1.897‑2(h).

Section 5.16.    Shareholder Litigation. The Company will promptly notify Parent of actions, suits, or claims instituted against the Company or any of its directors or officers relating to this Agreement or the Contemplated Transactions (“Shareholder Litigation”). Parent will have the right to participate in the defense of any such Shareholder Litigation, the Company will consult with Parent regarding the defense of any such Shareholder Litigation, and the Company will not settle or compromise any Shareholder Litigation without the prior written consent of Parent, not to be unreasonably withheld, delayed, or conditioned.

Section 5.17.    Financing.

(a)    Parent shall use its reasonable best efforts to (taking into account the expected timing for Closing) obtain, no later than the Closing Date, the proceeds of the Financing on the terms and conditions described in the Commitment Letters (subject to replacement thereof in accordance with Section 5.17(c)), including (i) maintaining in effect the Commitment Letters in accordance with and subject to the terms and conditions set forth therein (it being understood that the Commitment Letters may be replaced or amended as provided below), (ii) negotiating definitive agreements with respect to the Debt Financing (the “Definitive Agreements”) substantially consistent with the terms and conditions contained in the Debt Commitment Letter (including, as necessary, any “market flex” provisions contained in any related fee letter), (iii) satisfying on a timely basis (or obtaining a waiver of) all conditions in the Debt Commitment Letter and (iv) complying with the covenants applicable to it in the Commitment Letters and in the Definitive Agreements for the Financing. In the event that all conditions contained in the Commitment Letters (other than, with respect to the Debt Financing, the availability of the Cash Equity) have been satisfied, Parent shall use its reasonable best efforts to cause the Debt Financing Sources and Equity Investor to fund the Financing at Closing (including by promptly taking enforcement action in the event of a breach by the Debt Financing Sources or Equity Investor of their obligations under the Commitment Letters or Definitive Agreements); provided, however, in no event shall “reasonable best efforts” of Parent under this Section 5.17 be deemed or construed to require Parent to instigate or pursue litigation against any of the Debt Financing Sources. Parent shall not, without the prior written consent of the Company (which shall not be unreasonably withheld, conditioned or delayed) permit any amendment or modification to, or any waiver of any material provision or remedy under, the Commitment Letters if such amendment, modification, waiver or remedy (i) imposes any new (or expands or adversely modifies any existing) conditions to the consummation of the Financing in a manner that could reasonably be expected to prevent or delay the Closing or the Financing or (ii) reduces the amount of the Financing to an amount that would be less than the amount that would be required to pay the Financing Amount (unless, in the case of a reduction to the Debt Financing, the Cash Equity is increased by the amount of any such reduction); provided, however, that Parent may (x) amend, modify or supply the Debt Commitment Letter to add lenders, lead arrangers, bookrunners, syndication agents or similar entities as parties to the Debt Commitment Letter, (y) amend or modify the Debt Commitment Letter to implement the "market flex" provisions included in the related fee letter, or (z) otherwise amend or replace the Debt Commitment Letter so long as (A) such amendment does not impose terms or conditions that would reasonably be expected to delay or prevent the Closing, (B) the terms of such amendment do not reduce the amount of the Financing to an amount that would be less than the amount that would be required to pay the Financing Amount (unless, in the case of a reduction to the Debt Financing, the Cash Equity is increased by the amount of any such reduction), (C) with respect to replacements, the replacement debt commitments otherwise satisfy the terms and conditions of Alternative Debt Financing set forth below, (D) such amendment does not adversely affects the ability of Parent to enforce its rights against other parties to the Commitment Letters or the Definitive Agreements, (E) such amendment does not waive any remedy available to Parent or its Affiliates thereunder or adversely affect the ability of Parent or its Affiliates to enforce or cause the enforcement of its rights under the Financing, (F) such amendment does not allow for the early termination of the Debt Commitment Letter or (G) such Amendment cannot reasonably be expected to prevent, impede or delay the consummation of the Merger and the other transactions contemplated by this Agreement. In the event that any portion of the Debt Financing becomes unavailable or any of the Definitive Agreements shall be withdrawn, repudiated, terminated or rescinded, regardless of the reason therefor (other than the right of Parent to terminate this Agreement pursuant to Section 7.4 hereof) Parent will (i) use its reasonable best efforts to obtain from the same and/or alternative debt financing (in an amount, when taken together with the Cash Equity, at least equal to the Financing Amount) (the “Alternative Debt Financing”) and (ii) promptly notify the Company of such unavailability and the reason therefor. For the purposes of this Agreement (other than as expressly provided otherwise), the term “Debt Financing” shall be deemed to include any Alternative Debt Financing arranged in compliance herewith, and the terms “Debt Commitment Letter” and “Definitive Agreement” shall be deemed to include any commitment letter (or similar agreement) or definitive agreement with respect to any such Alternative Debt Financing; provided, that, notwithstanding anything to the contrary herein, in no event shall any Alternative Debt Financing or amendment with respect to the Debt Commitment Letter be deemed to adversely expand the obligations set forth in this Section 5.17 of the Company and its Subsidiaries.

(b)    Parent shall promptly notify the Company in writing (i) of any breach or default by any party to a material provision of the Commitment Letter, (ii) of the receipt by any of Parent or Merger Sub or any of their Affiliates of any written notice from any Debt Financing Source with respect to any actual or threatened breach, dispute, termination or repudiation by any party to any Commitment Letter (but excluding in each case, for the avoidance of doubt, any ordinary course negotiations with respect to the terms of the Financing or any Definitive Agreement with respect thereto, (iii) if for any reason Parent or Merger Sub believes in good faith that it will not be able to obtain all or any portion of the Financing necessary to fund the Financing Amount (taking into account the Cash Equity) on the terms, in the manner or from the sources contemplated by the Commitment Letters and (iv) of the termination or expiration in writing (or attempted or purported termination in writing, whether or not valid) of the Debt Commitment Letter. Parent shall keep the Company reasonably informed (and provide information reasonably requested by the Company in writing) of the status of its efforts to arrange the Financing and any other financing; provided that Parent shall not be obligated to provide any information that would jeopardize any attorney-client privilege on a reasonably current basis of the status of its efforts to consummate the Financing. Notwithstanding the foregoing, compliance by Parent with this Section 5.17(b) shall not relieve Parent of its obligation to consummate the transactions contemplated by this Agreement, whether or not the Financing is available.

(c)    The Company shall, and shall cause its Subsidiaries to, use reasonable best efforts to provide, and shall use reasonable best efforts to cause its Subsidiaries and their respective Representatives to provide, all cooperation reasonably requested by Parent in connection with the arrangement, marketing, preparation and closing of the Debt Financing as well as any necessary consents, amendments, repayments or terminations of existing financing arrangements) (provided that such requested cooperation does not unreasonably interfere with the ongoing operations of the Company or any of its Subsidiaries), including using reasonable best efforts to, upon Parent’s request:

(i)    participate in a reasonable number of virtual meetings, conference calls, presentations, road shows, due diligence sessions and sessions with arrangers, potential lenders and/or rating agencies, in each case at reasonable times and locations mutually agreed, and upon reasonable notice;

(ii)    assist Parent with the preparation of customary rating agency presentations, bank information memoranda, offering memoranda, confidential information memoranda, private placement memoranda, prospectuses and similar marketing documents and investor, lender presentations (including a customary authorization letter) and other similar customary documents and materials required in connection with the Debt Financing Sources (the “Marketing Material”) and otherwise assist in the marketing efforts of Parent and its Debt Financing; provided that no such Marketing Material shall be issued by the Company or its Subsidiaries;

(iii)    assist Parent in connection with the preparation of (but not executing prior to the Closing), execution and delivery of any loan agreement, guarantees, pledge and security documents, customary closing certificates, perfection certificates, solvency certificate, and any other definitive financing documents as may be reasonably requested by Parent or the Debt Financing Sources and otherwise reasonably cooperating with Parent and the Debt Financing Sources in facilitating the pledging of collateral and the granting of security interests relating to the collateral if required by the Debt Commitment Letter, it being understood that such documents will not take effect until the Closing;

(iv)    use commercially reasonable efforts to assist Parent in the preparation of pro forma financial information and pro forma financial statements (it being understood that the Parent shall be responsible for the preparation of (including costs and expenses of) such pro forma financial information and statements);

(v)    at least four (4) Business Days prior to the Closing Date, provide all documentation and other information about the Company and each of its Subsidiaries as is reasonably requested in writing by Parent at least nine (9) Business Days prior to the Closing Date that relates to applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act and customary beneficial ownership certifications;

(vi)    cooperate in connection with the repayment or defeasance of the Credit Facilities and release, discharge and termination of the related Liens, including (i) delivering such payoff letters in accordance with Section 6.2, and (ii) delivering any UCC authorizations or other release and termination of the related Liens, and termination, defeasance or similar notices; and

(vii)    promptly supplement the written information provided pursuant to this Section 5.17 to the extent that any such information contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein, taken as a whole, not materially misleading in light of the circumstances under which such statements were made.

The foregoing notwithstanding, nothing in this Section 5.17 or otherwise shall require (i) the Company or any persons who are directors of the Company or any of its Subsidiaries prior to the Closing Date to pass resolutions or consents to approve or authorize any aspect of the Debt Financing; (ii) the Company or any of its Subsidiaries or any of their respective Representatives to enter into any agreement (other than customary authorization letters) or undertake any obligation which becomes effective prior to the Closing and that is not contingent on the occurrence of the Closing; (iii) the Company or any of its Subsidiaries to pay any commitment or other similar fee or incur any other cost or expense in connection with the Debt Financing for which it has not received prior reimbursement or is not otherwise indemnified by or on behalf of the Parent; (iv) the Company, any Subsidiary or any Representative thereof to deliver any opinion; (v) the Company or any of its Subsidiaries to take any action that could reasonably be expected to (A) conflict with, or result in any violation or breach of, or default under, the organizational documents thereof, any applicable Law, or any material contract to which it is a party (to the extent not entered into in contemplation of this Section 5.17(c)); (B) result in the waiver of any attorney-client privilege of, or conflict with any confidentiality obligations binding on, the Company or any of its Subsidiaries (so long as the Company has reasonably cooperated with Parent and used commercially reasonable efforts to permit disclosure to the extent permitted by such confidentiality obligations) or (C) cause any condition to the Closing set forth in ARTICLE VI not to be satisfied; (vi) any Representative of the Company to deliver any certificate or take any other action in any personal capacity; (vii) the preparation, in connection with the Debt Financing, of quarterly or annual financial statements for the Company with a different fiscal quarter or fiscal year end than the Company’s current fiscal quarter and fiscal year end dates; or (viii) the Company or any of its Subsidiaries to provide or cause to be provided any Excluded Information.

(d)    Parent shall, promptly upon written request by the Company, reimburse the Company for all reasonable and documented out-of-pocket costs and expenses (including reasonable and documented out-of-pocket attorneys’ fees) incurred by the Company or any of its Subsidiaries or their respective Representatives in connection with the cooperation contemplated by this Section 5.17(d) (other than the preparation of its normal quarterly and annual financial statements). Parent shall indemnify and hold harmless the Company and its Subsidiaries and their respective Representatives from and against any and all losses, damages, claims, costs, charges or expenses (including reasonable and documented out-of-pocket attorneys’ fees), suffered or incurred by them in connection with (i) the Debt Financing (including the arrangement or obtaining thereof), (ii) any action taken by them pursuant to this Section 5.17(d), or (iii) any information utilized in connection with the Debt Financing, in each case, other than as a result of fraud, bad faith, gross negligence or willful misconduct by or on behalf of such Person.

(e)    Notwithstanding anything to the contrary, the Company shall be deemed to have complied with Section 5.17(c) for all purposes of this Agreement (including ARTICLE III) unless (i) the Company has materially breached its obligations under Section 5.17(c) and (ii) the Debt Financing has not been obtained and such failure arises primarily as a result of the Company’s willful breach of its obligations under Section 5.17(c). For the avoidance of doubt, the parties acknowledge and agree that the provisions contained in Section 5.17(c) represent the sole obligation of the Company and its Subsidiaries and their respective Representatives with respect to cooperation in connection with the arrangement of the Financing, and no other provision of this Agreement (including the exhibits and schedules hereto) shall be deemed to expand or modify such obligations.

(f)    All non-public or otherwise confidential information regarding the Company or any of its Subsidiaries obtained by Parent or its Representatives pursuant to this Section 5.17 shall be kept confidential in accordance with the Confidential Disclosure Agreement; it being understood that Parent and its representations may disclose such information to its Debt Financing Sources, other potential sources of capital, rating agencies and prospective lenders during syndication of the Debt Financing or any Alternative Debt Financing, subject to and in accordance with customary confidentiality practices for syndicated processes of the Debt Financing Sources or customary market standards for dissemination of such type of information. The Company hereby consents to the use of its and its Subsidiaries’ logos in connection with the Debt Financing; provided, that such logos are used solely in a manner that is not intended to or reasonably likely to harm or disparage the Company or any of the Subsidiaries or the reputation or goodwill of the Company or any of the Subsidiaries.

Section 5.18.    Credit Facilities. The Company shall, and the Company shall cause the Company Subsidiaries to, each use their reasonable best efforts to take, or cause to be taken, all actions, and do, or cause to be done, and to assist and cooperate with Parent and Merger Sub in doing, all things necessary, proper or advisable with respect to the Credit Facilities, including (i) providing timely notice to the appropriate parties of the Contemplated Transactions as required thereunder, (ii) as promptly as practicable, making all filings and notifications as reasonably requested by Parent or Merger Sub and (iii) preparing forms of customary payoff letter for each Credit Facility that is being repaid and terminated concurrent with the Closing from the lenders with respect thereto, relating to the repayment in full of all obligations thereunder, the termination of such Credit Facility and all commitments in connection therewith and the release of all Liens securing the obligations thereunder.

Section 5.19.    Stock Exchange Delisting; Deregistration. Prior to the Effective Time, the Company shall cooperate with Parent and the Company shall use its reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, necessary, proper or advisable on its part under Laws and the rules and policies of the NYSE to cause the delisting of the Company and of the shares of Company Common Stock from the NYSE as promptly as practicable after the Effective Time and the deregistration of the shares of Company Common Stock under the Exchange Act as promptly as practicable after such delisting. The Company shall not cause the Company Common Stock to be delisted from the NYSE prior to the Effective Time.

Section 5.20.    Company ESOP Matters.

(a)    As soon as practicable after the date of this Agreement, the Company will coordinate with the trustee(s) or other applicable fiduciary of the Company ESOP regarding the participant pass-through vote to be conducted in accordance with the voting requirements of Section 409(e) of the Code by such trustee(s) or other applicable fiduciary for the Company Common Stock owned by the ESOP in connection with the Contemplated Transactions. No later than the Effective Time, the Company shall take all actions permissible under applicable law and consistent with ERISA necessary to terminate each Company ESOP. As of the Effective Time, the Company shall take all actions permissible under applicable law and consistent with ERISA necessary to cause the balance of any unallocated assets remaining in each Company ESOP to be allocated in accordance with the applicable plan documents.

(b)    Within one hundred and twenty (120) days following the Closing, the Company or its successor shall (and Parent shall cause the Company to) file or cause to be filed all necessary documentation with the Internal Revenue Service for a determination letter for termination of the Company ESOP.

(c)    Prior to the Effective Time, the Company shall (and Parent shall cause the Company to) cause the Company ESOP to provide that twenty-five percent (25%) of the value of each Company ESOP shall be treated as a holdback from which no distributions of accrued benefits shall be made subsequent to the date on which the Company ESOP is terminated until the Internal Revenue Service issues a favorable determination letter to the effect that the plan termination does not adversely affect the Company ESOP’s qualification for favorable income tax treatment under the Code, except that distributions may be made earlier if required under applicable law or the terms of the Company ESOP (including upon the occurrence of retirement, death, disability or termination of employment, or any other event, other than the plan termination, that requires a distribution from the Company ESOP).

(d)    Prior to the Effective Time, the Company shall provide to Parent a written certificate executed by the independent fiduciary to the Company ESOP (or its legal counsel) to the effect that (i) the Contemplated Transactions in respect of the Company ESOP are prudent and otherwise in accordance with the fiduciary requirements of Section 404 of ERISA, (ii) the consideration to be received by the Company ESOP is fair to the Company ESOP from a financial perspective, and (iii) the Contemplated Transactions in respect of the Company ESOP will not result in a non-exempt “prohibited transaction” under Section 406 of ERISA or Section 4975 of the Code.

Section 5.21.    Real Property Matters.

(a)    At the request of Parent, the Company shall, and the Company shall cause the Company Subsidiaries to, use commercially reasonable efforts to assist and cooperate with Parent and Merger Sub to convey the Athol Property to an Affiliate of Parent designated by Parent either (i) immediately prior to the Effective Time (and conditioned upon the completion of the Closing), or (ii) promptly following the Effective Time. In the event this Agreement is terminated prior to the Closing, Parent shall, promptly upon written request by the Company, reimburse the Company for all reasonable and documented out-of-pocket costs and expenses (including, without limitation, reasonable and documented out-of-pocket attorneys’ fees) incurred by the Company or any of its Subsidiaries or their respective Representatives in connection with the actions contemplated by this Section 5.21. For the avoidance of doubt, the Company shall not be required to deliver the Deed prior to the Closing except to a reasonably acceptable title company to be held in escrow pending the Closing.

(b)    During the Pre-Closing Period, if reasonably requested by Parent, the Company shall, and the Company shall cause the Company Subsidiaries to, each use their commercially reasonable efforts to take, or cause to be taken, all actions, and each use commercially reasonable efforts to do, or cause to be done, and to assist and cooperate in a commercially reasonable manner with Parent and Merger Sub in obtaining (i) an owner’s extended coverage title insurance policy with respect to each Company Owned Real Property located in the United States, issued by a nationally recognized title insurance company duly licensed in the relevant jurisdiction, written as of the Effective Time, insuring fee simple title to such Company Owned Real Property, free and clear of any Liens (other than Permitted Liens), and (ii) an appropriately certified ALTA/NSPS Land Title Survey with respect to each Company Owned Real property located in the United States showing no Liens (other than Permitted Liens). For the avoidance of doubt, (i) neither the Company nor any Company Subsidiary shall be required to remove, cure or bond over any matters of record or any exceptions in any such title insurance policies or any encroachments in any such Land Title Surveys, in each case, that would not reasonably be expected to have a Company Material Adverse Effect and (ii) no stockholder or other direct or indirect owner of the Company, other than solely as a director, officer or authorized signatory of the Company and not in any individual capacity, shall be required to execute documents in connection with the covenants set forth in this Section 5.21.

Section 5.22.    Rights Agreement. As promptly as practicable after the execution and delivery of this Agreement, the Company will enter into an amendment to the Amended and Restated Rights Agreement, dated as of October 30, 2020, between the Company and Computershare Inc. (the “Rights Agreement”) substantially in the form made available to Parent, such that neither Parent nor any of its Affiliates is an Acquiring Person (as defined in the Rights Agreement).

ARTICLE VI
CONDITIONS OF MERGER

Section 6.1.    Conditions to Obligation of Each Party to Effect the Merger. The respective obligations of each party to effect the Merger are subject to the satisfaction (or waiver by all parties to this Agreement in writing (to the extent permitted by applicable Law)) at or prior to the Effective Time of each of the following conditions:

(a)    No order, injunction or decree issued by any Governmental Body of competent jurisdiction preventing the consummation of the Merger is in effect. No statute, rule, regulation, order, injunction, or decree has been enacted, entered, promulgated, or enforced (and continue to be in effect) by any Governmental Body that prohibits or makes illegal the consummation of the Merger.

(b)    This Agreement shall have been duly adopted by stockholders of the Company constituting the Company Requisite Vote, and shall have been duly approved by the sole stockholder of Merger Sub in accordance with applicable Law and the articles of organization, certificate of incorporation and bylaws of each such corporation, as applicable.

Section 6.2.    Conditions to Obligation of Parent and Merger Sub to Effect the Merger. The respective obligations of Parent and Merger Sub to effect the Merger are subject to the satisfaction or waiver in writing (to the extent permitted by applicable Law) at or prior to the Effective Time of each of the following conditions:

(a)    The representations and warranties of the Company set forth in (i) Section 3.3(a) and (d) (Capital Stock) and the first sentence of Section 3.9 (Absence of Certain Developments) shall be true and correct in all respects, except, in the case of Section 3.3(a) and (d) (Capital Stock), for de minimis inaccuracies, as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), (ii) Section 3.1(a) (Organization and Corporate Power), Section 3.2 (Authorization; Valid and Binding Agreement), Section 3.4(a) (Subsidiaries), Section 3.5(a) (No Breach), solely with respect to the Athol Property, Section 3.11(a) (Title to Tangible Properties), and Section 3.23 (Brokerage), shall be true and correct in all material respects (without regard to any qualifications or exceptions contained as to materiality or Company Material Adverse Effect contained in such representations and warranties), as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date) and (iii) all other representations and warranties of the Company set forth in ARTICLE III shall be true and correct both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure of such representations and warranties to be so true and correct (without regard to any qualifications or exceptions contained as to materiality or Company Material Adverse Effect contained in such representations and warranties) would not have, individually or in the aggregate, a Company Material Adverse Effect;

(b)    The Company shall have performed or complied in all material respects with all covenants and obligations that the Company is required to comply with or to perform under this Agreement at or prior to the Closing Date;

(c)    The Company shall have delivered to Parent, an executed copy of a customary payoff letter for the Loan and Security Agreement from or on behalf of the lenders with respect thereto, relating to the repayment in full of all obligations thereunder, the termination of such Credit Facility and all commitments in connection therewith and the release of all Liens securing the obligations thereunder (in each case, effective as of the Closing Date);

(d)    Since the date of this Agreement, there shall not have occurred any change, event, occurrence or effect that, individually or in the aggregate, has had, or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect; and

(e)    The Company shall have delivered to Parent a certificate signed by an authorized officer of the Company, dated the Closing Date, certifying that the conditions set forth in Section 6.2(a), Section 6.2(b) and Section 6.2(d) have been satisfied.

Section 6.3.    Conditions to Obligation of the Company to Effect the Merger. The obligation of the Company to effect the Merger are subject to the satisfaction or waiver in writing (to the extent permitted by applicable Law) at or prior to the Effective Time of each of the following conditions:

(a)    The representations and warranties of Parent and Merger Sub contained in this Agreement shall have been true, correct and complete in all respects as of the as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), without giving effect to the words “materially” or “material” or to any qualification based on the defined term “Parent Material Adverse Effect”, except where the failure to be so correct and complete does has not had, individually or in the aggregate, a Parent Material Adverse Effect;

(b)    Parent and Merger Sub shall have performed or complied in all material respects with all covenants and obligations that Parent and Merger Sub are required to comply with or to perform under this Agreement at or prior to the Closing Date; and

(c)    Parent shall have delivered to the Company a certificate signed by an authorized officer of Parent, dated the Closing Date, certifying that the conditions set forth in Section 6.3(a) and Section 6.3(b) have been satisfied.

ARTICLE VII
TERMINATION, AMENDMENT AND WAIVER

Section 7.1.    Termination by Mutual Agreement. This Agreement may be terminated, and the Merger may be abandoned, at any time prior to the Effective Time, by mutual written consent of Parent and the Company.

Section 7.2.    Termination by Either Parent or the Company. This Agreement may be terminated, and the Merger may be abandoned, at any time prior to the Effective Time, by Parent or the Company if:

(a)    any court of competent jurisdiction or other Governmental Body has issued a final order, decree, or ruling, or taken any other final action permanently restraining, enjoining, or otherwise prohibiting the Merger, and such order, decree, ruling, or other action has become final and non-appealable; provided, however, that the right to terminate this Agreement pursuant to this Section 7.2(a) will not be available to any party whose material breach of this Agreement was the proximate cause of such order, decree, ruling, or other action;

(b)    the Effective Time has not occurred on or prior to September 4, 2024 (the “Outside Date”); provided, however, that the right to terminate this Agreement pursuant to this Section 7.2(b) will not be available (i) to any party whose material breach of this Agreement was the proximate cause of the failure of the Effective Time to occur by such date, or (ii) to either party at any time the parties are litigating obligations under this Agreement; provided, further, that in the event that the Effective Time would have occurred by the Outside Date but for the failure to satisfy the conditions set forth in Section 6.1(a) as of such time, then the Company or Parent may extend the Outside Date to a date no later than October 4, 2024 (and such date will then be the Outside Date); or

(c)    the Company Requisite Vote is not obtained upon a vote taken thereon at the Stockholders Meeting duly convened therefor (or any adjournment or postponement thereof).

Section 7.3.    Termination by the Company. This Agreement may be terminated, and the Merger may be abandoned, at any time prior to the Effective Time, by the Company if:

(a)    there has been a breach of any covenant or agreement made by Parent or Merger Sub in this Agreement, or any representation or warranty of Parent or Merger Sub is inaccurate or becomes inaccurate after the date of this Agreement, and such breach or inaccuracy would cause a failure of the conditions in Section 6.1 or Section 6.3 (and such breach or inaccuracy is not capable of being cured within thirty (30) days following receipt by Parent or Merger Sub of written notice of such breach or inaccuracy or, if such breach or inaccuracy is capable of being cured within such period, it has not been cured within such period); provided, however, that the Company will not have the right to terminate this Agreement pursuant to this Section 7.3(a) if it is then in material breach of any of its representations, warranties, covenants or agreements under this Agreement such that a condition set forth in Section 6.2(a) or Section 6.2(b) would not then be satisfied;

(b)    the Company Board or any committee thereof effects a Change of Board Recommendation in respect of a Superior Proposal in accordance with Section 5.3(e); provided, that, substantially concurrently with such termination, the Company enters into an Alternative Acquisition Agreement in respect of such Superior Proposal and pays the Company Termination Fee; or

(c)    (i) the Closing shall not have occurred on or before the date required by Section 1.2, (ii) all of the conditions to Closing set forth in Section 6.1 and Section 6.2 have been satisfied (other than conditions that by their terms are to be satisfied by the delivery of documents or the taking of actions at the Closing, each of which would be, at the time of the termination of this Agreement, satisfied if the Closing were to occur at such time), (iii) the Company has certified to Parent and Merger Sub by irrevocable written notice that the Company is ready, willing and able to consummate the Closing on such date of notice and at all times during the three (3) Business Day period immediately thereafter and (iv) Parent and Merger Sub fail to consummate the Closing within three (3) Business Days following the date of receipt of such written notice by Parent and Merger Sub.

Section 7.4.    Termination by Parent. This Agreement may be terminated, and the Merger may be abandoned, at any time prior to the Effective Time, by Parent if:

(a)    There has been a breach of any covenant or agreement made by the Company in this Agreement, or any representation or warranty of the Company is inaccurate or becomes inaccurate after the date of this Agreement, and such breach or inaccuracy would cause a failure of the conditions in Section 6.1 or Section 6.2 (and such breach or inaccuracy is not capable of being cured within thirty (30) days following receipt by the Company of written notice of such breach or inaccuracy or, if such breach or inaccuracy is capable of being cured within such period, it has not been cured within such period); provided, however, that Parent will not have the right to terminate this Agreement pursuant to this Section 7.4(a) if it is then in material breach of any of its representations, warranties, covenants or agreements under this Agreement such that a condition set forth in Section 6.3(a) or Section 6.3(b) would not then be satisfied;

(b)    The Company materially breaches its obligations under Section 5.3 or Section 5.4 (and such breach is not capable of being cured within five (5) days following receipt by the Company of written notice of such breach or, if such breach is capable of being cured within such period, it has not been cured within such period); or

(c)    The Company Board or any committee thereof effects a Change of Board Recommendation or the Company approves or adopts, or recommends the approval or adoption of, any Alternative Acquisition Agreement.

Section 7.5.    Effect of Termination.

(a)    Any termination of this Agreement in accordance with this ARTICLE VII will be effective immediately upon the delivery of a written notice of the terminating party to the non-terminating party and, if then due concurrently with the delivery of such notice, payment of the Company Termination Fee. In the event of termination of this Agreement pursuant to this ARTICLE VII, this Agreement (other than Section 5.2(b), ARTICLE VII and ARTICLE VIII, each of which will survive any termination of this Agreement) will become void and of no effect with no liability on the part of any party (or of any of its Representatives); provided, however, that except in a circumstance where the Company Termination Fee is paid pursuant to Section 7.4(b), no such termination will relieve the Company of any liability for damages resulting from fraud or any material breach of this Agreement that is a consequence of an act or omission intentionally undertaken by the breaching party with the knowledge that such act or omission would result in a material breach of this Agreement (an “Intentional Breach”).

(b)    In the event that:

(i)    this Agreement is terminated by the Company pursuant to Section 7.3(b);

(ii)    this Agreement is terminated by Parent pursuant to Section 7.4(b);

(iii)    this Agreement is terminated by Parent pursuant to Section 7.4(c); or

(iv)    (A) this Agreement is terminated by either Parent or the Company pursuant to Section 7.2(b) (but in the case of a termination by the Company, only if at such time Parent has complied with its obligations under this Agreement in all material respects, including Section 5.8) or this Agreement is terminated by Parent pursuant to Section 7.4(a), (B) any Person has publicly disclosed an Acquisition Proposal after the date of this Agreement and prior to such termination (unless publicly withdrawn prior to such termination) and (C) within twelve (12) months after such termination, the Company enters into an Alternative Acquisition Agreement with respect to the Acquisition Proposal (and the transactions contemplated by such Acquisition Proposal are subsequently consummated (whether during or after such twelve (12) month period) or the Acquisition Proposal is consummated (provided, that, for purposes of clause (C) of this Section 7.5(b)(iv), references to “20%” in the definition of Acquisition Proposal will be substituted for “50%”);

then, in any such case, the Company will pay Parent a termination fee of $4,350,000 (the “Company Termination Fee”), by wire transfer of immediately available funds to the account or accounts designated by Parent. Any payment required to be made (1) pursuant to Section 7.5(b)(i) will be paid concurrently with such termination, (2) pursuant to Section 7.5(b)(ii) or Section 7.5(b)(iii) will be paid no later than five (5) Business Days after such termination and (3) pursuant to Section 7.5(b)(iv) will be paid to Parent upon the consummation of the transaction referenced therein. The Company will not be required to pay the Company Termination Fee pursuant to this Section 7.5(b) more than once.

(c)    In the event that this Agreement is terminated pursuant to Section 7.2(c) (under circumstances in which Parent would not be entitled to terminate pursuant to Section 7.4(a), Section 7.4(b) or Section 7.4(c) (for this purpose, without giving effect to any applicable cure periods therein)) the Company agrees to promptly (and in any event within ten (10) Business Days), upon request by Parent, reimburse Parent for all reasonable and documented out-of-pocket costs incurred by Parent and its Subsidiaries in connection with this Agreement (the “Reimbursement Amount”), up to an amount equal to Two Million Dollars ($2,000,000).

(d)    Notwithstanding anything to the contrary in this Agreement, other than Parent’s injunctive, specific performance and equitable relief rights, as and only to the extent expressly permitted by Section 8.13, (i) if required to be paid, Parent’s receipt of the Company Termination Fee pursuant to Section 7.5(b) (together with, if applicable, the Reimbursement Amount pursuant to Section 7.5(c) and any amounts owed pursuant to Section 7.5(e)) shall be the sole and exclusive remedy (whether at law, in equity, in contract, in tort, or otherwise) of Parent, Merger Sub and their Affiliates against the Company and any of its Affiliates or any of its or their respective former, current, or future shareholders, assignees, controlling persons, directors, officers, employees, agents, attorneys, partners, members, managers, general or limited partners, or Representatives for any and all losses, liabilities and damages that may be suffered based upon, resulting from, arising out of, or relating to this Agreement in respect of this Agreement, the termination of this Agreement, or the failure to consummate the Contemplated Transactions and (ii) upon payment to Parent of the Company Termination Fee pursuant to Section 7.5(b) (together with, if applicabe, the Reimbursement Amount pursuant to Section 7.5(c) and any amounts owed pursuant to Section 7.5(e)) no former, current, or future shareholders, assignees, controlling persons, directors, officers, employees, agents, attorneys, partners, members, managers, general or limited partners, or Representatives of the Company or its Affiliates shall have any further liability or obligation relating to or arising out of this Agreement, the termination of this Agreement, or failure to consummate the Contemplated Transactions. Notwithstanding the foregoing, nothing contained in this Section 7.5(d) shall limit the remedies of Parent and Merger Sub under Section 8.13 or under the Confidentiality Agreement.

(e)    The Company acknowledges that the agreements contained in Section 7.5(b) are an integral part of the Contemplated Transactions, and that, without these agreements, Parent and Merger Sub would not have entered into this Agreement. Accordingly, if the Company fails to promptly pay the amount due pursuant to Section 7.5(b) and, in order to obtain such payment, Parent or Merger Sub commences a suit that results in a judgment against the Company for the amount set forth in Section 7.5(b), the Company will pay to Parent or Merger Sub interest on such amount at the prime rate as published in the Wall Street Journal in effect on the date such payment was required to be made through the date of payment.

(f)    Parent Termination Fee.

(i)    In the event this Agreement is terminated by the Company pursuant to (A) Section 7.3(a) as a result of an Intentional Breach by Parent or (B) Section 7.3(c), Parent shall pay or cause to be paid to the Company an amount equal to $8,700,000 (the “Parent Termination Fee”) by wire transfer of immediately available funds to the account or accounts designated by the Company within five (5) Business Days following such termination. Parent and the Company acknowledge that (1) the Parent Termination Fee is not a penalty but is liquidated damages in a reasonable amount that will compensate the Company in circumstances in which the Parent Termination Fee is payable, which amount would otherwise be impossible to calculate with precision and (2) in no event shall Parent be required to pay the Parent Termination Fee on more than one occasion.

(ii)    Notwithstanding anything to the contrary in this Agreement, other than the Company’s injunctive, specific performance, and equitable relief rights, as and only to the extent expressly permitted by Section 8.13, (A) the Company’s right to terminate this Agreement pursuant to Section 7.3(a) or Section 7.3(c) and receive payment of the Parent Termination Fee solely in the circumstances in which it is payable by Parent pursuant to Section 7.5(f)(i) (together with any amounts owed pursuant to Section 7.5(g)) shall be the sole and exclusive remedy (whether at law, in equity, in contract, in tort, or otherwise) of the Company and any of its Affiliates against Parent and any of its Affiliates or any of its or their respective former, current, or future shareholders, assignees, controlling persons, directors, officers, employees, agents, attorneys, partners, members, managers, general or limited partners, or Representatives (each, a “Parent Related Party”), any Debt Financing Sources and Equity Investors for any and all losses, liabilities and damages that may be suffered based upon, resulting from, arising out of, or relating to this Agreement and the Financing, including the breach of any representation, warranty, covenant, or agreement in this Agreement, the termination of this Agreement, or the failure to consummate the Contemplated Transactions and (B) upon payment of the Parent Termination Fee to the Company (together with any amounts owed pursuant to Section 7.5(g)) , no Parent Related Party, nor any of the Debt Financing Sources or Equity Investors shall have any further liability or obligation relating to or arising out of this Agreement or the Financing, including the breach of any representation, warranty, covenant, or agreement in this Agreement (whether an Intentional Breach or otherwise), the termination of this Agreement, or failure to consummate the Contemplated Transactions. Notwithstanding the foregoing, nothing contained in this Section 7.5(f) shall limit the remedies of the Company under Section 8.13 or under the Confidentiality Agreement.

(iii)    Notwithstanding anything to the contrary in this Agreement, the parties hereto acknowledge and agree that if the Closing does not occur, the maximum aggregate liability of any Parent Related Party, the Debt Financing Sources or the Equity Investors, for monetary damages relating to or arising out of this Agreement, the Debt Financing, or the Cash Equity, including the breach of any representation, warranty, covenant, or agreement in this Agreement (whether an Intentional Breach or otherwise), the termination of this Agreement, or failure to consummate the Contemplated Transactions, shall be limited to an amount equal to the Parent Termination Fee, and in no event shall the Company or any of its Affiliates seek to recover any money damages in excess of such amount.

(g)    Parent and Merger Sub acknowledge that the agreements contained in Section 7.5(f) are an integral part of the Contemplated Transactions, and that, without these agreements, the Company would not have entered into this Agreement. Accordingly, if Parent fails to promptly pay the amount due pursuant to Section 7.5(f)(i) and, in order to obtain such payment, the Company commences a suit that results in a judgment against the Company for the amount set forth in Section 7.5(f)(i), Parent will pay to the Company interest on such amount at the prime rate as published in the Wall Street Journal in effect on the date such payment was required to be made through the date of payment.

(h)    For the avoidance of doubt, while the Company on the one hand or Parent and Merger Sub on the other hand may pursue a grant of specific performance under Section 8.13 prior to termination of this Agreement and/or the payment of the Parent Termination Fee or the Company Termination fees, as applicable, under Section 7.5(e) or Section 7.5(b), respectively, following the termination of this Agreement, under no circumstances shall (x) the Company be permitted or entitled to receive from Parent or (y) Parent and Merger Sub be permitted or entitled to receive from the Company both a grant of specific performance in accordance with Section 8.13 on the one hand, and payment of all or a portion of the Parent Termination Fee or the Company Termination Fee, as applicable, (or any other monetary damages), on the other hand.

Section 7.6.    Expenses. Except as otherwise specifically provided herein, each party will bear its own expenses in connection with this Agreement and the Contemplated Transactions.

Section 7.7.    Amendment and Waiver. This Agreement may not be amended prior to the Effective Time except by an instrument in writing signed by the parties hereto. At any time prior to the Effective Time, the Company, on the one hand, and Parent and Merger Sub, on the other hand, may (a) extend the time for the performance of any of the obligations or other acts of the other, (b) waive any inaccuracies in the representations and warranties of the other contained herein or in any document delivered pursuant hereto, and (c) subject to the requirements of applicable Law, waive compliance by the other with any of the agreements or conditions contained herein; provided, that in no event shall the condition set forth in Section 6.1(b) be waivable by any party; provided, further, in the event that the Company has received the Company Stockholder Approval, no amendment may be made to this Agreement that requires the approval of the Company’s stockholders pursuant to Massachusetts Law without such approval; provided, further, that notwithstanding the foregoing, none of this Section 7.7, Section 7.5(f)(ii), Section 8.5, Section 8.7 or Section 8.16 may be amended, modified, supplemented or waived in any manner adverse to the Debt Financing Sources without the consent of the affected Debt Financing Sources. Any such extension or waiver will be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby. The failure of any party to assert any rights or remedies will not constitute a waiver of such rights or remedies.

ARTICLE VIII
GENERAL PROVISIONS

Section 8.1.    Non-Survival of Representations, Warranties, Covenants and Agreements. None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants and agreements, will survive the Effective Time, except for (a) those covenants and agreements contained herein that by their terms apply or are to be performed in whole or in part after the Effective Time, (b) this ARTICLE VIII, and (c) as provided for in Section 7.5(a); provided, that nothing in this Agreement shall in any way limit any claim, cause of action or recovery available to Parent, Merger Sub, the Surviving Corporation and each of their respective direct and indirect equityholders and Affiliates, and each of their respective officers, directors, managers, partners, employees and agents, and each of their respective successors and assigns under a “buyer’s” representations and warranties insurance policy, if any. The Confidentiality Agreement will survive termination of this Agreement in accordance with its terms.

Section 8.2.    Notices. All notices, requests, claims, demands and other communications hereunder must be in writing and must be given (and will be deemed to have been duly given): (a) when delivered, if delivered in Person, (b) when sent, if sent by email, (c) three (3) Business Days after sending, if sent by registered or certified mail (postage prepaid, return receipt requested) and (d) one (1) Business Day after sending, if sent by overnight courier, in each case, to the respective parties at the following addresses (or at such other address for a party as have been specified by like notice):

(i)    if to Parent or Merger Sub:

Uhu Inc.

c/o MiddleGround Management, L.P.

10 Crosby Street – 4th Fl.

New York, NY 10013

with additional copies (which will not constitute notice) to:

Dechert LLP

1095 6th Ave
New York, NY 10036

Attention: Omoz Osayimwese

Steve Pratt
Email:    omoz.osayimwese@dechert.com

stephen.pratt@dechert.com

Dechert LLP

300 S Tryon
St #800
Charlotte, NC 28202

Attention: Dave Cosgrove

Email: david.cosgrove@dechert.com

(ii)   if to the Company:

The L.S. Starrett Company

121 Crescent Street

Athol, MA 01331

Attention: Douglas A. Starrett

with an additional copy (which will not constitute notice) to:

Ropes & Gray LLP
Prudential Tower
800 Boylston Street
Boston, MA 02199
Attention:          Zachary R. Blume

Email: zachary.blume@ropesgray.com

Section 8.3.    Certain Definitions. For purposes of this Agreement the term:

“Acquisition Proposal” means any offer or proposal relating to any transaction or series of transactions made or renewed by a Person or group (other than Parent or Merger Sub) at any time after the date of this Agreement that is structured to permit such Person or group to acquire beneficial ownership of twenty percent (20%) or more of the total voting power of any class of equity securities of the Company or twenty percent (20%) or more of the consolidated total assets of the Company and its Subsidiaries, pursuant to a merger, consolidation, or other business combination, sale of Shares of capital stock, sale of assets, tender offer or exchange offer, or similar transaction, including any single or multi-step transaction or series of related transactions, in each case, other than the Merger.

“Action” means a cause of action, litigation, examination, audit, investigation, suit, mediation, arbitration or other legal proceeding, including but not limited to any Termos de Ajustamento de Conduta.

“Affiliate” of any particular Person means any other Person controlling, controlled by or under common control with such particular Person. For the purposes of this definition, “controlling,” “controlled” and “control” mean the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, contract or otherwise.

“Agreement” has the meaning set forth in the Preamble.

“Alternative Acquisition Agreement” has the meaning set forth in Section 5.3(d).

“Alternative Debt Financing” has the meaning set forth in Section 5.17(a).

“Antitrust Laws” means, collectively, the HSR Act, the Sherman Act, as amended, the Clayton Act, as amended, the Federal Trade Commission Act, as amended, and any other federal, state or foreign Law designed to prohibit, restrict, or regulate actions for the purpose or effect of monopolization or restraint of trade or significant impediment of effective competition.

“2024 Annual Bonuses” has the meaning set forth in Section 5.1(b)(iii)(C).

“Articles of Merger” has the meaning set forth in Section 1.2.

“Athol Property” means the Company Owned Real Property located at 121 Crescent Street, Athol, Massachusetts 01331.

“Balance Sheet Date” means June 30, 2023.

“Book-Entry Share” has the meaning set forth in Section 2.4(c).

“Business Day” means each day (other than Saturday or Sunday) on which banks are open in New York, New York.

“Cash Equity” has the meaning set forth in Section 4.11(b).

“Certificate” has the meaning set forth in Section 2.4(b).

“Change of Board Recommendation” means (a) the withholding, withdrawal, amendment, qualification or modification, or public proposal to withhold, withdraw, amend, qualify or modify of the Company Board Recommendation, (b) the failure by the Company, within ten (10) Business Days of the commencement of a tender or exchange offer for Shares that constitutes an Acquisition Proposal by a Person other than Parent or any of its Affiliates, to file a Schedule 14D-9 pursuant to Rule 14e-2 and Rule 14d-9 promulgated under the Exchange Act recommending that the shareholders of the Company reject such Acquisition Proposal and not tender any Shares into such tender or exchange offer, or (c) the failure by the Company Board or a committee thereof to publicly reaffirm the Company Board Recommendation within five (5) Business Days of receiving a written request from Parent to provide such public reaffirmation following receipt by the Company of a publicly announced Acquisition Proposal; provided, that, Parent may deliver only two (2) such requests with respect to any Acquisition Proposal.

“Closing” has the meaning set forth in Section 1.2.

“Closing Date” has the meaning set forth in Section 1.2.

“Code” has the meaning set forth in Section 3.12(f).

“Commitment Letters” has the meaning set forth in Section 4.11(b).

“Company” has the meaning set forth in the Preamble.

“Company Board” has the meaning set forth in the Recitals.

“Company Board Recommendation” has the meaning set forth in the Recitals.

“Company Class A Common Stock” means the Class A Common stock, $1.00 par value per Share, of the Company.

“Company Class B Common Stock” means the Class B Common stock, $1.00 par value per Share, of the Company.

“Company Common Stock” means, collectively, the Company Class A Common Stock and the Company Class B Common Stock.

“Company Data” means all data and information, including Personal Information, whether in electronic or any other form or medium, that is accessed, collected, used, processed, stored, shared, distributed, transferred, disclosed, destroyed, or disposed of or otherwise held by or on behalf of the Company or any of its Subsidiaries.

“Company Disclosure Letter” has the meaning set forth in ARTICLE III.

“Company Equity Awards” has the meaning set forth in Section 2.2(a)(ii).

“Company Equity Plan” has the meaning set forth in Section 2.2(a).

“Company ESOP” means the Company’s 1984 Employee Stock Ownership Plan, as amended and restated, and the Company’s 2013 Employee Stock Ownership Plan, as amended and restated.

“Company ESPP” means the Company’s 2022 Employees’ Stock Purchase Plan and the Company’s 2017 Employees’ Stock Purchase Plan.

“Company Leased Real Property” has the meaning set forth in Section 3.11(b).

“Company Leases” has the meaning set forth in Section 3.11(b).

“Company Material Adverse Effect” means any change, effect, event, inaccuracy, occurrence, or other matter that, individually or taken together with other changes, effects, events, inaccuracies, occurrences or other matters, has or would reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise), assets, operations, or results of operations of the Company and its Subsidiaries, taken as a whole; provided, however, that any changes, effects, events, inaccuracies, occurrences, or other matters resulting or arising from or in connection with any of the following will not be deemed, either alone or in combination, to constitute a Company Material Adverse Effect and will be disregarded in determining whether a Company Material Adverse Effect has occurred: (a) matters generally affecting the U.S. or foreign economies, financial or securities markets, or political, legislative, or regulatory conditions, or the industry in which the Company and its Subsidiaries operate, except to the extent such matters have, or would be reasonably expected to have, a materially disproportionate adverse effect on the Company and its Subsidiaries, taken as a whole, relative to the impact on other companies in the industry in which the Company and its Subsidiaries operate; (b) the announcement of this Agreement or the Contemplated Transactions (provided that no effect shall be given to this clause (b) for purposes of any representation or warranty (or closing condition related thereto) which addresses the effect of, or requirements in respect, of the execution of this Agreement or the consummation of the Contemplated Transactions); (c) any change in the market price or trading volume of the Shares; provided, that, this exception will not preclude a determination that a matter underlying such change has resulted in or contributed to a Company Material Adverse Effect unless excluded under another clause; (d) acts of war or terrorism (including cyber-attacks and computer hacking), national emergencies, U.S. federal government shutdowns, natural disasters, force majeure events, weather events or health emergencies, including pandemics or epidemics (or the escalation of any of the foregoing) or actions taken in response thereto, except to the extent such matters have, or would be reasonably expected to have, a materially disproportionate adverse effect on the Company and its Subsidiaries, taken as a whole, relative to the impact on other companies in the industry in which the Company and its Subsidiaries operate; (e) changes in Laws, regulations, or accounting principles, or interpretations thereof, except to the extent such changes have, or would be reasonably expected to have, a materially disproportionate adverse effect on the Company and its Subsidiaries, taken as a whole, relative to the impact on other companies in the industry in which the Company and its Subsidiaries operate; (f) the performance of this Agreement and the Contemplated Transactions, including compliance with covenants set forth herein (excluding the requirement that the Company and its Subsidiaries operate in the ordinary course of business), or any action taken or omitted to be taken by the Company at the express written request or with the prior written consent of Parent or Merger Sub; (g) the initiation or settlement of any legal proceedings commenced by or involving (i) any Governmental Body in connection with this Agreement or the Contemplated Transactions or (ii) any current or former shareholder of the Company (on their own or on behalf of the Company) arising out of or related to this Agreement or the Contemplated Transactions, or the settlement of any litigation pending as of the date of this Agreement; or (h) any failure by the Company to meet any internal or analyst projections or forecasts or estimates of revenues, earnings, or other financial metrics for any period on or after the date of this Agreement; provided, that, this exception will not preclude a determination that a matter underlying such failure has resulted in or contributed to a Company Material Adverse Effect unless excluded under another clause.

“Company Material Contract” has the meaning set forth in Section 3.13(a).

“Company Organizational Documents” has the meaning set forth in Section 3.1.

“Company Owned Real Property” means the owned real properties set forth on Section 3.11(c) of the Company Disclosure Letter, together with the buildings, fixtures, parking facilities and other improvements now or hereafter to be situated thereon and all of the Company’s or applicable Subsidiary’s rights and title to any easements appurtenant thereto.

“Company Permits” has the meaning set forth in Section 3.21(a).

“Company Plan” means a Plan that the Company or any of its Subsidiaries sponsors, maintains, contributes to, is obligated to contribute to, in each case, for the benefit of any current or former officer, director, employee or individual independent contractor of the Company or any of its Subsidiaries (or their beneficiaries), with respect to which the Company or any of its Subsidiaries has any material Liability; provided, however, that Company Plan will not include any Plan that is sponsored or maintained by a Governmental Body or maintained for the benefit of current or former officers, directors, employees or individual independent contractors of the Company or any of its Subsidiaries who are primarily located in a jurisdiction other than the U.S. if the benefits provided thereunder are required to be provided by statute and do not exceed the level of benefits required to be so provided. For clarity, “Company Plans” includes Company Equity Plans, each Company ESPP and each Company ESOP.

“Company PSU” has the meaning set forth in Section 2.2(a)(ii).

“Company Real Property” means, collectively, the Company Owned Real Property and the Company Leased Real Property.

“Company Registered Intellectual Property” has the meaning set forth in Section 3.14(a).

“Company RSU” has the meaning set forth in Section 2.2(a)(i).

“Company SEC Documents” has the meaning set forth in Section 3.7(a).

“Company Securities” means (i) shares of capital stock or other voting securities of or ownership interests in the Company, (ii) securities of the Company convertible into or exchangeable for shares of capital stock or other voting securities of or ownership interests in the Company, (iii) warrants, calls, options or other rights to acquire from the Company, or other obligation of the Company to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company or (iv) restricted shares, stock appreciation rights, performance units, contingent value rights, “phantom” stock or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock of or voting securities of the Company.

“Company Stockholder Approval” means the approval of this Agreement and the Contemplated Transactions, by the requisite vote under applicable Law, by the stockholders of the Company.

“Company Subsidiary” means a Subsidiary of the Company.

“Company Termination Fee” has the meaning set forth in Section 7.5(b).

“Confidentiality Agreement” means the agreement regarding confidentiality, by and between Parent and the Company, dated August 17, 2023.

“Confidential Information” has the meaning set forth in Section 5.2(b).

“Contemplated Transactions” means each of the transactions contemplated by this Agreement.

“Contract” means any written, oral or other agreement, contract, subcontract, lease, sub-lease, occupancy agreement, binding understanding, obligation, promise, instrument, indenture, mortgage, note, option, warranty, purchase order, license, sublicense, commitment or undertaking of any nature, which, in each case, is legally binding upon a party or on any of its Affiliates.

“Copyrights” means all copyrights and rights in works of authorship, including all registrations thereof and applications therefor, and all renewals, extensions, restorations and reversions of the foregoing.

“Covid-19 Employment Protection Scheme” means any government scheme designed to protect jobs or pay or otherwise assist organizations with the costs of employing or engaging staff in light of the impact of the Covid-19 pandemic. In the United Kingdom, this includes the job retention scheme implemented by Her Majesty’s Revenue and Customs and governed by The Coronavirus Act 2020 Functions of Her Majesty’s Revenue and Customs (Coronavirus Job Retention Scheme) Direction published on 15 April 2020 and any successor direction.

“Covid-19 Relief Scheme” means any grant, subsidy, allowance, relief scheme, program or measure imposed or suggested by any governmental, taxation and/or regulatory body in response to Covid-19 which are applicable to the Company or any of its Subsidiaries.

“Credit Facilities” means the (i) Loan and Security Agreement and (ii) the agreements listed on Section 8.3 of the Company Disclosure Letter.

“Current Employees” has the meaning set forth in Section 5.6(a).

“Data Security Breach” means any accidental or unlawful unauthorized access to, acquisition of, disclosure, use, loss, denial or loss of use, alteration, destruction, compromise, or unauthorized Processing of Company Data in the possession or control of the Company or any of its Subsidiaries, or any other act or omission that compromises the security, integrity, or confidentiality Company Data.

“Debt Commitment Letter” has the meaning set forth in Section 4.11(a).

“Debt Financing” has the meaning set forth in Section 4.11(a).

“Debt Financing Sources” means the lenders and/or any other persons that have committed to provide or have otherwise entered into agreements pursuant to the Debt Commitment Letter or in connection with all or any part of the Debt Financing described therein (or any Alternative Debt Financing), including the parties to any commitment letters (including the Debt Commitment Letter), engagement letters, joinder agreements, indentures or credit agreements entered into pursuant thereto or relating thereto, and together with their respective Affiliates, and the respective officers, directors, employees, partners, trustees, shareholders, controlling persons, agents and representatives of the foregoing, and their respective successors and assigns.

“Deed” means a warranty deed in recordable form and otherwise in form and substance reasonably acceptable to Parent and the Company.

“Definitive Agreements” has the meaning set forth in Section 5.17(a).

“Determination Notice” means any notice delivered by the Company to Parent pursuant to Section 5.3(e)(i), Section 5.3(e)(ii) or Section 5.3(e)(iii).

“Dissenting Shares” has the meaning set forth in Section 2.3(a).

“Effective Time” has the meaning set forth in Section 1.2.

“Environmental Laws” means all Laws that have as a material purpose protection of the environment, natural resources (including threatened or endangered species, or human health (as it relates to exposure to Hazardous Substances).

“ERISA” has the meaning set forth in Section 3.18(c).

“ERISA Affiliate” means any trade or business (whether or not incorporated) which is, or has at any relevant time been, under common control, or treated as a single employer, with the Company or any of its Subsidiaries, as applicable, under Sections 414(b), (c), (m) or (o) of the Code.

“Equity Commitment Letter” has the meaning set forth in Section 4.11(b).

“Equity Investor” has the meaning set forth in Section 4.11(b).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Information” means (a) any description of capital structure, including descriptions of indebtedness or equity of Parent or any of its Affiliates on or after the Closing Date, (b) any information customarily provided by a lead arranger in a customary information memorandum for a bank financing, including sections customarily drafted by a lead arranger, such as those regarding confidentiality, timelines, syndication process and limitations of liability, (c) any segment reporting financial information to the extent not otherwise prepared by the Company, (d) any pro forma, projected or forward-looking information, (e) any information relating to transactions anticipated by Parent or Merger Sub (but not by the Company or its Subsidiaries) to occur after the Closing Date and (f) any information with respect to any person other than (i) the Company and its Subsidiaries and (ii) officers of the Company or any of its Subsidiaries who will remain in such capacity after the Closing Date.

“FCPA” has the meaning set forth in Section 3.21(e).

“FGTS” means the Brazilian Unemployment Compensation Fund (Fundo de Garantia do Tempo de Serviço).

“Foreign Investment Laws” means statutes, rules, regulations, orders, decrees, administrative and judicial doctrines and other Laws of any jurisdiction that are designed or intended to prohibit, restrict or regulate foreign investments.

“Finance Leases” means all obligations for finance leases (determined in accordance with GAAP).

“Financing” has the meaning set forth in Section 4.11(b).

“Financing Amount” has the meaning set forth in Section 4.11(d).

“GAAP” means U.S. generally accepted accounting principles as in effect on the date of this Agreement.

“Governmental Body” means any federal, state, provincial, local, municipal, foreign, international, multinational or other governmental or quasi-governmental authority of competent jurisdiction, including, any arbitrator or arbitral body, mediator and applicable securities exchanges, or any department, minister, agency, commission, commissioner, board, subdivision, bureau, agency, instrumentality, court or other tribunal of any of the foregoing.

“Hazardous Substance” means any chemical, substance, material, pollutant, contaminant, or waste that is defined or regulated as “hazardous,” “toxic,” or a “pollutant” or words of similar meaning or import pursuant to any Environmental Laws, including petroleum and petroleum-derived products, asbestos, radioactive materials or wastes, and polychlorinated biphenyls. Hazardous Substance also includes per- and polyfluoroalkyl substances.

“HSR Act” has the meaning set forth in Section 3.6.

“Indebtedness” means, with respect to any Person, without duplication: (a) the principal, accreted value, accrued and unpaid interest, fees and prepayment premiums or penalties, unpaid fees or expenses and other monetary obligations in respect of (i) indebtedness of such Person for borrowed money and (ii) indebtedness evidenced by notes, debentures, bonds, or other similar instruments for the payment of which such Person is liable; (b) all obligations of such Person issued or assumed as the deferred purchase price of property (other than trade payables or accruals incurred in the ordinary course of business consistent with past practice and other than payments due under license agreements); (c) all obligations of such Person in respect of letters of credit and bankers’ acceptances, surety and performance bonds that have been drawn down, in each case, solely to the extent of such draw; (d) all obligations of such Person under Finance Leases (in the United States, Brazil and all other applicable jurisdictions); (e) obligations under any Tax installment programs with respect to Brazil; (f) all declared but unpaid dividends and interest on net equity; and (g) all obligations of the type referred to in clauses (a) through (f) of any Persons for the payment of which such Person is responsible or liable, directly or indirectly, as obligor, guarantor, surety or otherwise, including guarantees of such obligations (but solely to the extent of such responsibility or liability); and (h) all obligations of the type referred to in clauses (a) though (g) of other Persons secured by (or for which the holder of such obligations has an existing right, contingent or otherwise, to be secured by) any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person); provided that, if such Person has not assumed such obligations, then the amount of Indebtedness of such Person for purposes of this clause (h) will be equal to the lesser of the amount of the obligations of the holder of such obligations and the fair market value of the assets of such Person which secure such obligations.

“Indemnified Party” has the meaning set forth in Section 5.7(b).

“INSS” means the Brazilian National Institute of Social Security (Instituto Nacional do Seguro Social).

“Intellectual Property” means all of the following in any jurisdictions worldwide, including all rights in, arising out of, or associated therewith: (A) Trademarks; (B) Patents; (C) Trade Secrets; (D) Copyrights; (E) Software; (F) trade secrets, proprietary non-public information, and know-how; and (G) any and all other intellectual property, industrial property, or similar proprietary rights, whether registered or unregistered.

“Intentional Breach” has the meaning set forth in Section 7.5(a).

“Intervening Event” means a change, effect, event, circumstance, occurrence, or other matter that affects the business, assets or operations of the Company (other than any change, effect, event, circumstance, occurrence or other matter (a) primarily resulting from a breach of this Agreement by the Company or (b) primarily relating to the announcement or pendency of this Agreement) and that was not known to, or reasonably foreseeable by, the Company Board or any committee thereof on the date of this Agreement, which change, effect, event, circumstance, occurrence, or other matter, or any consequence thereof, becomes known to the Company Board or any committee thereof after the date of this Agreement and prior to receipt of the Company Stockholder Approval; provided, however, that in no event will any of the following constitute an Intervening Event: (a) any Acquisition Proposal or any inquiry, offer, or proposal that constitutes or would reasonably be expected to lead to an Acquisition Proposal, (b) changes in the price of the Company Common Stock, in and of itself (provided, that the underlying reasons for such changes may constitute an Intervening Event to the extent not otherwise excluded by this definition) or (c) the fact that, in and of itself, the Company exceeds any internal or published projections, estimates or expectation of the Company’s revenue, earnings or other financial performance or results of operations for any period (provided, that the underlying reasons for such events may constitute an Intervening Event to the extent not otherwise excluded by this definition).

“IP Contracts” means all Contracts (a) pursuant to which any Owned Intellectual Property that is material to the continued operation of the current business of the Company or its Subsidiaries is or has been (i) developed by or for the Company or any of its Subsidiaries, (ii) assigned to the Company or any of its Subsidiaries by any other Person, or (iii) assigned by the Company or any of its Subsidiaries to any other Person, (except for purposes of the scheduling requirement pursuant to Section 3.14(f) “IP Contracts” does not include any form agreement signed by employees or independent contractors in the ordinary course of business assigning to the Company or any of its Subsidiaries any Intellectual Property developed by such employee or independent contractor), or (b) in force as of the date of this Agreement, under which (i) the Company or any its Subsidiaries has obtained from or granted to any third party any license, covenant not to sue, co-existence agreement, settlement agreement, or other right, title, or interest in or (ii) the Company or its Subsidiaries is expressly restricted from using, in each case (i) and (ii) of this definition, any Intellectual Property that is material to the continued operation of the current business of the Company or its Subsidiaries, as of the date of this Agreement, except for (x) Off-the-Shelf Software, (y) non-exclusive licenses of Intellectual Property granted to customers, suppliers, and service providers in the ordinary course of business consistent with past practice, and (z) confidentiality and non-disclosure agreements entered into in the ordinary course of business consistent with past practice.

“Knowledge” of Parent or the Company, as applicable, means the actual knowledge of such Person’s chief executive officer or the members of the executive leadership team, in each case, after reasonable inquiry.

“Law” means any foreign or U.S. federal, state, municipal or local law (including common law), treaty, statute, code, order, ordinance, Permit, rule, regulation, directive, or other requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body.

“Liability” means, with respect to any Person, any liability or obligation of that Person of any kind, character or description, whether known or unknown, absolute or contingent, accrued or unaccrued, asserted or unasserted, disputed or undisputed, liquidated or unliquidated, secured or unsecured, joint or several, due or to become due, vested or unvested, executory, determined, determinable or otherwise, and whether or not the same is required to be accrued on the financial statements of that Person in accordance with GAAP.

“Liens” means any lien, mortgage, security interest, pledge, encumbrance, deed of trust, claim, lease, charge, option, preemptive right, subscription right, easement, servitude, proxy, voting trust or agreement, transfer restriction under any shareholder or similar agreement or restriction.

“Limited Guarantee” has the meaning set forth in the Recitals.

“Lincoln International” has the meaning set forth in Section 3.23.

“Loan and Security Agreement” means that certain Credit Agreement, dated as of April 29, 2022, by and among the Company, Tru-Stone, Starrett Kinemetric Engineering and Bytewise, the guarantors from time-to-time party thereto, and HSBC Bank USA, National Association, as amended from time to time.

“Malicious Code” means any computer code or any other procedures, routines or mechanisms designed to (i) disrupt, disable, harm or impair in any material way (A) such Software’s operation, or (B) any IT Asset or (ii) permit any third party to access any such Software to cause disruption, disablement, harm, impairment, damage erasure or corruption (sometimes referred to as “traps”, “viruses”, “access codes”, “back doors” “Trojan horses,” “time bombs,” “worms,” or “drop dead devices”).

“MBCA” has the meaning set forth in the Recitals.

“Measurement Date” has the meaning set forth in Section 3.3(a).

“Merger” has the meaning set forth in the Recitals.

“Merger Consideration” has the meaning set forth in Section 2.1(a).

“Merger Sub” has the meaning set forth in the Preamble.

“NYSE” means New York Stock Exchange LLC.

“Notice Period” means the period beginning at 5:00 p.m. Eastern Time on the day of delivery by the Company to Parent of a Determination Notice (even if such Determination Notice is delivered after 5:00 p.m. Eastern Time) and ending on the third Business Day thereafter at 5:00 p.m. Eastern Time; provided, that, with respect to any change in the financial terms of any Superior Proposal or any material change to the facts and circumstances related to any Intervening Event, as applicable, the Notice Period will extend until 5:00 p.m. Eastern Time on the second (2nd) Business Day after delivery of such revised Determination Notice.

“OECD Convention” has the meaning set forth in Section 3.21(e).

“Off-the-Shelf Software” means off-the-shelf Software or Software provided as a service that is generally commercially available on standard terms.

“Outside Date” has the meaning set forth in Section 7.2(b).

“Owned Intellectual Property” means all Intellectual Property that is owned or purported to be owned, in whole or in part, by the Company or its Subsidiaries, as of the date of this Agreement.

“Parent” has the meaning set forth in the Preamble.

“Parent Material Adverse Effect” means any change, effect, event, inaccuracy, occurrence, or other matter that has a material adverse effect on the ability of Parent or Merger Sub to timely perform its obligations under this Agreement or to timely consummate the Contemplated Transactions.

“Parent Termination Fee” has the meaning set forth in Section 7.5(f)(i).

“Patents” means issued patents (including issued utility and design patents), and any pending applications for the same, including any divisionals, continuations, continuations-in-part, reissues, extensions and renewals thereof and any inventions, invention disclosures, discoveries and improvements, whether or not patentable.

“Paying Agent” has the meaning set forth in Section 2.4(a).

“Pensions Ombudsman” means the UK Pensions Ombudsman.

“Pension Protection Fund” means the UK Pension Protection Fund.

“Pensions Regulator” means the UK Pensions Regulator.

“Permits” means all approvals, authorizations, certificates, consents, licenses, orders and permits and other similar authorizations of all Governmental Bodies and all other Persons.

“Permitted Liens” means (a) statutory Liens for current Taxes or other governmental charges not yet delinquent, or the amount or validity of which is being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP, (b) mechanics’, carriers’, workers’, repairers’, contractors’, subcontractors’, suppliers’ and similar statutory Liens arising or incurred in the ordinary course of business in respect of the construction, maintenance, repair or operation of assets for amounts that are not (i) due and payable, (ii) the amount or validity of which is being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP or (iii) individually or in the aggregate, significant, (c) zoning, entitlement, building and other land use regulations imposed by governmental agencies having jurisdiction over the Company Real Property that are not violated by the current use or occupancy of such Company Real Property or the operation of the business thereon in any manner that has or would reasonably be expected to have a Company Material Adverse Effect, (d) covenants, conditions, restrictions, easements, encumbrances and other similar matters of record and any matter that would be shown on an accurate survey of Company Real Property, in each case, that do not or would not reasonably be expected to have a Company Material Adverse Effect, (e) Liens arising under workers’ compensation, unemployment insurance and social security, (f) purchase money liens for personal property, furnishings, fixtures and equipment and liens securing rental payments under Finance Leases, (g) Company Leases, (h) any covenants, conditions, restrictions, easements, encumbrances and other similar matters affecting the Company Real Property that do not violate the terms of the applicable Company Lease, (i) non-exclusive licenses of Intellectual Property entered into in the ordinary course of business consistent with past practice and (j) those matters identified as Permitted Liens in the Company Disclosure Letter, as applicable.

“Person” means an individual, a partnership, a corporation, a limited liability company, an unlimited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, any other entity, a governmental entity or any department, agency or political subdivision thereof.

“Personal Information” means (i) all information identifying, or that alone or in combination with other information allows for the identification of, an individual; and (ii) any information that is defined as “personal information” or “personal data” under applicable Privacy and Data Security Laws.

“Plan” means an “employee benefit plan” within the meaning of Section 3(3) of ERISA and any other compensation or benefit plan, program or agreement, whether written or unwritten, funded or unfunded, subject to ERISA or not and covering one or more Persons, including any stock purchase, stock option, restricted stock, other equity-based, phantom equity, severance, separation, retention, employment, individual consulting, change in control, bonus, incentive, deferred compensation, pension, retirement, supplemental retirement, health, welfare, dental, vision, disability, life insurance, death benefit, employee assistance, tuition assistance or other material fringe benefit plan, program, arrangement or agreement.

“Pre-Closing Period” has the meaning set forth in Section 5.1(a).

“Privacy Agreements” means any contracts, commitments, obligations or responsibilities to affiliated and unaffiliated third parties, including individuals, governing the Processing of Personal Information, into which the Company or any of its Subsidiaries has entered or is otherwise bound.

“Privacy and Data Security Laws” means any foreign or domestic Laws with which the Company or any of its Subsidiaries is required to comply relating to privacy, the Processing of Personal Information, the security of Personal Information, data breach disclosure and notification.

“Privacy Commitments” means any and all (a) applicable Privacy and Data Security Laws, (b) Privacy Policies, (c) Privacy Agreements, and (d) applicable published industry standards of any applicable self-regulatory organizations that are related to privacy, Processing of Personal Information, the security of Personal Information or data breach disclosure and notification, in each case as and to the extent applicable to the operation of the business of the Company or any of its Subsidiaries.

“Privacy Policy” means each written statement of the Company or any of its Subsidiaries related to the Processing of Personal Information, including website or mobile app privacy policies or notices and notices or policies related to the privacy of employees, individual contractors, temporary workers, and job applicants.

“Processing” (or its conjugates) means any operation or set of operations that is performed upon data, including Personal Information, whether or not by automatic means, such as collection, recording, organization, structuring, transfer, storage, adaptation or alteration, retrieval, consultation, use, disclosure by transmission, dissemination or otherwise making available, alignment or combination, restriction, erasure or destruction, or instruction, training or other learning relating to such data or combination of data, including Personal Information.

“Prohibited Payment” has the meaning set forth in Section 3.21(e).

“Proxy Statement” has the meaning set forth in Section 3.24.

“Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, depositing, disposing, dispersing, or migrating into or through the environment or within any building, structure, facility or fixture.

“Representative” means the officers, employees, accountants, consultants, legal counsel, financial advisors and agents and other representatives of a party.

“Retirement Plan” means the Retirement Plan for Employees of The L.S. Starrett Company (Plan #001), as amended and restated effective July 1, 2015.

“Sarbanes-Oxley” has the meaning set forth in Section 3.10(d).

“SEC” means the Securities and Exchange Commission.

“Shareholder Litigation” has the meaning set forth in Section 5.16.

“Shares” means all of the issued and outstanding shares of Company Common Stock.

“Software” means computer software and firmware, including data files, source code, object code and software-related specifications and documentation.

“Statutory Books” means the shareholders’ register book (Livro de Registro de Ações Nominativas), shareholders’ presence book (Livro de Presença de Acionistas), shares transfer books (Livro de Registro de Transferência de Ações Nominativas) and minutes from shareholders’ meetings and board meetings of each of the Companies, as applicable.

“Stockholders’ Meeting” has the meaning set forth in Section 5.5(a).

“Subsidiary” means, with respect to any Person, any corporation, partnership, association, limited liability company, unlimited liability company or other business entity of which (a) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof or (b) if a partnership, association, limited liability company, or other business entity, a majority of the partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons will be deemed to have a majority ownership interest in a partnership, association, limited liability company or other business entity if such Person or Persons are allocated a majority of partnership, association, limited liability company or other business entity gains or losses or otherwise control the managing director, managing member, general partner or other managing Person of such partnership, association, limited liability company or other business entity.

“Superior Proposal” means a written Acquisition Proposal made after the date of this Agreement that did not result from a material breach of Section 5.3 (except the references in the definition thereof to “twenty percent (20%)” will be replaced by “fifty percent (50%)”) that the Company Board or a committee thereof has determined, in its good faith judgment, after consultation with outside legal counsel and its financial advisor, would result in a transaction more favorable to the Company’s stockholders (solely in their capacity as such) from a financial point of view to the Acquisition Proposal reflected in this Agreement, taking into account all legal, regulatory and financial terms, the likelihood of consummation (including certainty of closing), the Person making the Acquisition Proposal, timing, the ability of such third-party to consummate the Acquisition Proposal and all other aspects of such Acquisition Proposal.

“Surviving Corporation” has the meaning set forth in Section 1.1.

“Tax” or “Taxes” means any and all federal, state, local, or non-U.S. income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security (or similar, including FICA), unemployment, disability, real property, personal property, sales, use, transfer, registration, value-added, alternative or add-on minimum, or other tax of any kind or any charge of any kind in the nature of (or similar to) taxes whatsoever, including any interest, penalty, or addition thereto.

“Tax Returns” means any return, report, election, designation, information return or other document (including schedules or any attachments thereto and any amendments thereof) required to be filed with any Governmental Body or other authority in connection with the determination, assessment or collection of any Tax.

“Trade Secrets” means proprietary know-how, trade secrets, and confidential information, in each case that derive independent economic value from not being generally known.

“Trademarks” means trademarks, service marks, trade names, trade dress and other indicia of source or origin, any applications and registrations for the foregoing and the renewals thereof, and all goodwill associated therewith and symbolized thereby.

“Treasury Regulations” means the Treasury Regulations under the Code.

“UK Bribery Act” has the meaning set forth in Section 3.21(e).

“UK DB Pension Scheme” means the L.S. Starrett Company Limited Retirement Benefits Scheme established by a trust deed dated 21 and 26 June 1961 and currently governed by a deed of amendment dated 25 and 26 November 2002 as amended to date.

“UK Pension Schemes” means the UK DB Pension Scheme.

“Union” means any union, works council or other employee representative body.

“WARN” has the meaning set forth in Section 3.20(d).

Section 8.4.    Severability. If any term or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal, or incapable of being enforced by any rule of law or public policy, the remaining provisions of this Agreement will be enforced so as to conform to the original intent of the parties as closely as possible in a mutually acceptable manner so that the Contemplated Transactions are fulfilled to the fullest extent possible.

Section 8.5.    Assignment. This Agreement may not be assigned by operation of law or otherwise without the prior written consent of each of the other parties. Notwithstanding anything to the contrary contained herein, Parent shall have the right, without the prior written consent of any of the other parties, to assign all or any portion of its rights, interests, and obligations under this Agreement to any agent for the Debt Financing Sources (so long as Parent remains fully liable for all of its obligations hereunder) for purposes of creating a security interest herein or otherwise assigning collateral in respect of any Debt Financing; provided that such assignment shall be at no cost to the Company, its Subsidiaries or its shareholders.

Section 8.6.    Entire Agreement; Third-Party Beneficiaries. This Agreement (including the Company Disclosure Letter and the exhibits, annexes, and instruments referred to herein), the Limited Guarantee and the Confidentiality Agreement constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof; provided, however, that the Confidentiality Agreement will survive the execution or termination of this Agreement and remain in full force and effect. Except for (a) the rights of the shareholders of the Company to receive the Merger Consideration, and the holders of Company Equity Awards to receive the consideration described in Section 2.2, (b) as provided in Section 5.7 (which is intended for the benefit of each Indemnified Party) and (c) as provided in Section 7.5(f) and Section 8.7 with respect to the Debt Financing Sources, all of whom will be third-party beneficiaries of these provisions), this Agreement is not intended to confer upon any Person other than the parties hereto any rights or remedies.

Section 8.7.    Debt Financing Source Matters. Notwithstanding anything herein to the contrary, Company, on behalf of itself and its Subsidiaries and its stockholders, partners, members, Affiliates, directors, officers, employees, controlling persons or agents, hereby (a) agrees that the Debt Financing Sources will not have any liability (whether in contract or in tort, in law or in equity, or granted by statute or otherwise) for any claims, damages, causes of action, obligations or any related losses, costs or expenses arising under, out of, in connection with or related in any manner to this Agreement, any Debt Financing or any of the Contemplated Transactions or based on, in respect of or by reason of this Agreement or its negotiation, execution, performance or breach (provided, that nothing in this Section 8.7 will limit the liability or obligations of the Debt Financing Sources party to the Debt Commitment Letter to Parent (and its successors and assigns) or the other parties to the Debt Commitment Letter), (b) agrees that the Debt Commitment Letter, the Definitive Agreements and/or the Debt Financing and any dispute arising under, out of, in connection with or related in any manner to the Debt Commitment Letter, the Definitive Agreements and/or Debt Financing will be governed by and construed in accordance with the internal Laws of the State of New York to the extent specified therein, regardless of the Laws that might otherwise govern under applicable principles of conflicts of Law, (c) irrevocably and unconditionally waives, to the fullest extent permitted by Law, any right it may have to a trial by jury in respect of any ligation directly or indirectly arising out of the Debt Commitment Letter, the Definitive Agreements and/or the Debt Financing or the performance of services in respect thereof or thereunder and (d) agrees (without limiting the foregoing clause (a)) not to bring any suit, action or proceeding against the Debt Financing Sources or which may arise pursuant to the Debt Commitment Letter, the Definitive Agreements and/or the Debt Financing or the performance of services in respect thereof or thereunder in any forum other than the federal and New York state courts located in the Borough of Manhattan within the City of New York, and the Company on behalf of itself and its Subsidiaries irrevocably consent to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by Law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum, and agrees that it will not, and will not support any of its Affiliates in bringing, any suit, action or proceeding in any other court. Notwithstanding anything to the contrary contained herein, any modification, waiver or termination of (i) Section 8.8, (ii) Section 8.11, (iii) Section 7.5(f)(ii), (iv) Section 7.7, (v) the proviso of Section 8.6, or (vi) this Section 8.7 or the definition of “Debt Financing Sources” (or any other provision of this Agreement to the extent such modification, waiver or termination would modify the substance of such Sections or such definition) that is materially adverse to any Debt Financing Sources will not be effective without the prior written consent of the Debt Financing Sources then party to the Debt Commitment Letter. This Section 8.7 will, with respect to the matters referenced herein, supersede any provision of this Agreement to the contrary. The provisions of this Section 8.7 will survive any termination of this Agreement. The Debt Financing Sources shall be express third party beneficiaries of Section 7.5(d), Section 7.5(f)(ii), Section 7.7, Section 8.5, and this Section 8.7,and shall be entitled to rely on and enforce these such Sections.

Section 8.8.    Governing Law. Except as provided in Section 8.7, this Agreement will be governed by, and construed in accordance with, the Laws of the Commonwealth of Massachusetts, without giving effect to the choice of law principles thereof.

Section 8.9.    Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and will not affect in any way the meaning or interpretation of this Agreement.

Section 8.10.    Counterparts. This Agreement may be executed and delivered (including by email transmission or electronic transmission in portable document format (.pdf) or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) in two (2) or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed will be deemed to be an original but all of which taken together will constitute one and the same agreement.

Section 8.11.    Jurisdiction. Except as provided in Section 8.7, this of the parties hereto hereby (a) expressly and irrevocably submits to the exclusive personal jurisdiction of (i) the Business Litigation Session of the Superior Court of the Commonwealth of Massachusetts or (ii) any United States federal court located in the Commonwealth of Massachusetts in the event any dispute arises out of this Agreement, the Merger, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement, the Merger in any court other than (i) the Business Litigation Session of the Superior Court of the Commonwealth of Massachusetts or (ii) a United States federal court sitting in the Commonwealth of Massachusetts; provided, that, each of the parties will have the right to bring any action or proceeding for enforcement of a judgment entered by such court in any other court or jurisdiction.

Section 8.12.    Service of Process. Each party irrevocably consents to the service of process outside the territorial jurisdiction of the courts referred to in Section 8.11 in any such action or proceeding by mailing copies thereof by registered United States mail, postage prepaid, return receipt requested, to its address as specified in or pursuant to Section 8.2. However, the foregoing will not limit the right of a party to effect service of process on the other party by any other legally available method.

Section 8.13.    Specific Performance.

(a)    The parties hereto acknowledge and agree that, in the event of any breach of this Agreement, irreparable harm would occur that monetary damages could not make whole. It is accordingly agreed that, subject to Section 8.13(c), (i) each party hereto will be entitled, in addition to any other remedy to which it may be entitled at law or in equity, to compel specific performance to prevent or restrain breaches or threatened breaches of this Agreement in any action without the posting of a bond or undertaking and (ii) the parties hereto will, and hereby do, waive, in any action for specific performance, the defense of adequacy of a remedy at law and any other objections to specific performance of this Agreement.

(b)    Notwithstanding the parties’ rights to specific performance pursuant to Section 8.13(a), each party may pursue any other remedy available to it at law or in equity, including monetary damages; provided that under no circumstances will a party be permitted or entitled to receive both (x) a grant of specific performance that results in the occurrence of the Closing and (y) monetary damages (including the Company Termination Fee, the Parent Termination Fee or any monetary damages in lieu of specific performance).

(c)    Notwithstanding anything in this Agreement to the contrary, the parties hereby acknowledge and agree that the Company shall be entitled to seek specific performance to cause Parent to draw down the full proceeds of the Cash Equity pursuant to the terms and conditions of the Equity Commitment Letter and to seek to cause Parent to effect the Closing in accordance with Section 1.2, in each case, only if (i) all conditions in Section 6.1 and Section 6.2 have been satisfied (other than conditions that by their terms are to be satisfied by the delivery of documents or the taking of actions at the Closing, each of which would be, at the time of the termination of this Agreement, satisfied if the Closing were to occur at such time), (ii) the Debt Financing (or Alternative Debt Financing in accordance with Section 5.17) has been funded or will be funded at the Closing, (iii) the Company has confirmed to Parent and Merger Sub by irrevocable written notice that (A) all of the conditions in Section 6.1 and Section 6.2 have been satisfied (other than conditions that by their terms are to be satisfied by the delivery of documents or the taking of actions at the Closing, each of which would be, at the time of the termination of this Agreement, satisfied if the Closing were to occur at such time) or that the Company is irrevocably waiving any such condition that remains unsatisfied, (B) the Company is ready, willing and able to effect the Closing on such date of notice and at all times during the three (3) Business Day period immediately thereafter, and (iv) Parent and Merger Sub fail to consummate the Closing prior to 5:00 p.m. Eastern Time on the third (3rd) Business Day following the date of delivery of such written notification by the Company. In no event shall Parent be obligated to both (x) specifically perform the obligation to cause the Cash Equity to be funded and consummate the Closing and (y) pay the Parent Termination Fee or any other monetary damages whatsoever.

Section 8.14.    Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.14.

Section 8.15.    Interpretation. When reference is made in this Agreement to a Section, such reference will be to a Section of this Agreement unless otherwise indicated. Whenever the words “include,” “includes,” or “including” are used in this Agreement, they will be deemed to be followed by the words “without limitation.” The words “hereof,” “herein,” “hereby,” “hereto,” and “hereunder” and words of similar import when used in this Agreement will refer to this Agreement as a whole and not to any particular provision of this Agreement. The word “or” will not be exclusive. References to “ordinary course of business” refer to the ordinary course of business of the Company and the Company Subsidiaries, taken as a whole, including reasonable actions or omissions taken or to be taken by the Company in good faith from time to time in response to changing economic and other conditions, circumstances and events. Whenever used in this Agreement, any noun or pronoun will be deemed to include the plural as well as the singular and to cover all genders. This Agreement will be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted. Time is of the essence with respect to the performance of the obligations set forth in this Agreement and the provisions hereof will be interpreted as such.

Section 8.16.    No Recourse.

(a)    This Agreement may only be enforced against, and any claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may only be made against the entities that are expressly identified as parties hereto and, other than in accordance with the Equity Commitment Letter and the Limited Guarantee, no other Parent Related Parties shall have any liability for any obligations or liabilities of the parties to this Agreement (whether for indemnification or otherwise) or for any claim (whether in tort, contract or otherwise, including under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 or other Environmental Laws) based on, in respect of, or by reason of, the Contemplated Transactions or in respect of any oral representations made or alleged to be made in connection herewith. It is further understood that any certificate or certification contemplated by this Agreement and executed by an authorized officer of a party will be deemed to have been delivered only in such officer’s capacity as an officer of such party (and not in his or her individual capacity) and will not entitle any party to assert a claim against such officer in his or her individual capacity.

(b)    The Company (on behalf of itself, its Affiliates, and any Person claiming by, through or on behalf of the Company or its Affiliates) covenants and agrees that it shall not institute, and shall cause its Representatives and Affiliates not to bring, make or institute any action, claim, proceeding (whether based in Contract, tort, fraud, strict liability, other Laws or otherwise, at law or in equity) arising under or in connection with this Agreement or other agreement executed or delivered in connection herewith or any of the transactions contemplated hereby or thereby against any of the Parent Related Parties and that none of the Parent Related Parties shall have any liability or obligations (whether based in Contract, tort, fraud, strict liability, other Laws or otherwise) to the Company, the Company’s Subsidiaries, any of their respective Representatives or Affiliates (or any Person claiming by, through or on behalf of the Company or its Affiliates) or any of their respective successors, heirs or representatives thereof arising out of or relating to this Agreement or other agreement executed or delivered in connection herewith or any of the transactions contemplated hereby or thereby, other than, in each case, Parent and Merger Sub to the extent provided herein. Without limiting the generality of the foregoing, to the maximum extent permitted or otherwise conceivable under applicable Law (and subject only to the specific contractual provisions of this Agreement or agreement executed or delivered in connection herewith), the Company (on behalf of itself, its Affiliates, and any Person claiming by, through or on behalf of the Company or its Affiliates) hereby waives, releases and disclaims any and all rights in respect of any such actions, claims, proceedings, obligations and liabilities.

[Remainder of Page Left Blank Intentionally]

IN WITNESS WHEREOF, each of Parent, Merger Sub and the Company has caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

UHU INC.

By:	/s/ John Stewart
	Name:	John Stewart
	Title:	President

[Signature Page to Agreement and Plan of Merger]

IN WITNESS WHEREOF, each of Parent, Merger Sub and the Company has caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

UNICORNFISH CORP.

By:	/s/ John Stewart
	Name:	John Stewart
	Title:	President

[Signature Page to Agreement and Plan of Merger]

IN WITNESS WHEREOF, each of Parent, Merger Sub and the Company has caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

THE L.S. STARRETT COMPANY

By:	/s/ Douglas A. Starrett
	Name:	Douglas A. Starrett
	Title:	President and Chief Executive Officer

[Signature Page to Agreement and Plan of Merger]

Annex I

The Commonwealth of Massachusetts

William Francis Galvin

Secretary of the Commonwealth

One Ashburton Place, Boston, Massachusetts 02108-1512

Second Amended and Restated Articles of Organization

(General Laws Chapter 156D, Section 2.02; 950 CMR 113.16)

ARTICLE I

The exact name of the corporation is: The L.S. Starrett Company.

ARTICLE II

The purpose for which the corporation is formed are as follows:

2.1         To carry on the business of producing, manufacturing, processing, buying, selling, importing, exporting, and otherwise dealing with substances, materials and goods of all kinds, including without limitation, precision tools, dial indicators, steel tapes, ground flat stock, hacksaws, bandsaws, hand knives, and vises;

2.2         To carry on any one or more other businesses, operations or activities which may be lawfully carried on by a corporation under Chapter 156D of the General Laws (the “Business Corporation Law”) of The Commonwealth of Massachusetts, as from time to time amended, and to use and exercise all powers granted to such corporations by said General Laws, whether or not related or incidental to or useful in connection with any of the business referred to in the forgoing paragraph; and

2.3         To do any and all acts and things in this Article 2 set forth in the same extent as an individual, whether as principal, agent, contractor or otherwise, and whether alone or in conjunction or jointly with others or through a wholly or partly owned subsidiary or otherwise.

ARTICLE III

3.1         The total number of shares and the par value, if any,* of each class of stock of which the corporation is authorized to issue is as follows:

WITHOUT PAR VALUE		WITH PAR VALUE
TYPE	NUMBER OF SHARES	TYPE	NUMBER OF SHARES	PAR VALUE
		Common Stock	100	$0.01

*G.L. Chapter 156D eliminates the concept of par value, however a corporation may specify par value in Article III. See G.L. Chapter 156D, Section 6.21, and the comments relative thereto.

ARTICLE IV

4.1         Except as otherwise provided in these Articles of Organization, each share of Common Stock shall have the same rights and privileges and shall be identical in all resects as to all matters.

A-I-1

ARTICLE V

5.1         No restrictions on the transfer of shares of stock of any class.

ARTICLE VI

6.1        No director shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as director notwithstanding any law imposing such liability except to the extent such exemption from liability is not permitted under the Business Corporation Law as the same may be amended from time to time. No amendment or repeal of this Section 6.1 shall apply to or have any effect on the liability or alleged liability of any director for or with respect to any acts or omissions of such director occurring prior to such amendment or appeal. Each director and officer of the corporation shall, in the performance of his duties, be fully protected in relying in good faith upon the books of account of the corporation, reports, opinions and advice to the corporation by any of its officers or employees or any counsel, accountants, appraisers or other experts or consultants selected with reasonable care, or upon other records of the corporation.

ARTICLE VII

7.1         The effective date of organization of the corporation is the date and time the articles were received for filing if the articles are not rejected within the time prescribed by law.

ARTICLE VIII

8.1         The street address of the registered office of the corporation in the commonwealth: 155 Federal Street, Suite 700, Boston, MA 02110.

8.2         The name of its registered agent at its registered office: CT Corporation System.

8.3         The names and street addresses of the individuals who will serve as the initial directors, president, treasurer and secretary of the corporation (an address need not be specified if the business address of the officer or director is the same as the principal office location):

President: John Stewart

Vice President and Secretary: Justin Steil

8.4         The fiscal year end of the corporation: June 30.

8.5         A brief description of the type of business in which the corporation intends to engage:

The L.S. Starrett Company is engaged in the business of producing, manufacturing, processing, buying, selling, importing, exporting, and otherwise dealing with substances, materials and goods of all kinds, including without limitation, precision tools, dial indicators, steel tapes, ground flat stock, hacksaws, bandsaws, hand knives, and vises.

8.6         The street address of the principal office of the corporation: 121 Crescent Street, Athol, MA 01331.

A-I-2

8.7         The street address where the records of the corporation required to be kept in the commonwealth are located is: 121 Crescent Street, Athol, MA 01331, which is

☒ its principal office;

☐ an office of its transfer agent;

☐ an office of its secretary/assistant secretary;

☐ its registered office.

Signed                                                     this                                                       day of         , 2024 by the incorporator(s):

Signature:

Name:

Address:

A-I-3

COMMONWEALTH OF MASSACHUSETTS

William Francis Galvin

Secretary of the Commonwealth

One Ashburton Place, Boston, Massachusetts 02108-1512

Articles of Organization

(General Laws Chapter 156D, Section 2.02; 950 CMR 113.16)

I hereby certify that upon examination of these articles of organization, duly submitted to me, it appears that the provisions of the General Laws relative to the organization of corporations have been complied with, and I hereby approve said articles; and the filing fee in the amount of $______ having been paid, said articles are deemed to have been filed with me this

                                                       day of                          , 20                    , at                    a.m./p.m.

time

Effective date:

(must be within 90 days of date submitted)

WILLIAM FRANCIS GALVIN Secretary of the Commonwealth

Examiner	Filing fee: $275 for up to 275,000 shares plus $100 for each additional 100,000 shares or any fraction thereof.
Name approval	TOBE FILLED IN BY CORPORATION
C	Contact Information:

M	C T Corporation System
155 Federal Street, Suite 700 Boston, MA 02110

Telephone: (617) 757-6400
Email:

Upon filing, a copy of this filing will be available at www.sec.state.ma.us/cor. If the document is rejected, a copy of the rejection sheet and rejected document will be available in the rejected queue.

A-I-4

Annex II

SECOND AMENDED AND RESTATED BYLAWS

OF

THE L.S. STARRETT COMPANY

(THE “CORPORATION”)

ARTICLE I

STOCKHOLDERS

1.1         Meetings.

1.1.1    Place. Meetings of the stockholders shall be held at such place as may be designated by the board of directors.

1.1.2    Annual Meeting. An annual meeting of the stockholders for the election of directors and for other business shall be held on such date and at such time as may be fixed by the board of directors.

1.1.3    Special Meetings. Special meetings of the stockholders may be called at any time by the President or the board of directors, or the holders of a majority of the outstanding shares of stock of the corporation entitled to vote at the meeting.

1.1.4   Adjournment. Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting. At the adjourned meeting the corporation may transact any business which might have been transacted at the original meeting.

1.1.5   Quorum. Except as otherwise provided by law, the certificate of incorporation or herein, at each meeting of stockholders the presence, in person or by proxy, of the holders of a majority of the voting power of the outstanding shares of stock of the corporation entitled to vote at the meeting shall be necessary and sufficient to constitute a quorum. In the absence of a quorum, the stockholders so present may, by a majority in voting power thereof, adjourn the meeting from time to time until a quorum shall attend.

1.1.6    Voting Rights. Except as otherwise provided herein, in the certificate of incorporation or by law, every stockholder shall have the right at every meeting of stockholders to one vote for every share standing in the name of such stockholder on the books of the corporation which is entitled to vote at such meeting. Each stockholder entitled to vote at a meeting of stockholders or to express consent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy.

ARTICLE II

DIRECTORS

2.1        Definitions and Corporate Power and Authority. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation managed by or under the direction of the board of directors, subject to any limitation set forth in the Massachusetts Business Corporation Act (the “MBCA”) or the certificate of incorporation, as the same are now enacted or hereafter amended.

A-II-1

2.2         Qualifications and Number. Directors shall be natural persons who are at least eighteen years of age. A director need not be a stockholder, a citizen of the United States, or a resident of the State of Massachusetts. Subject to the terms and conditions of the certificate of incorporation of the corporation, the board of directors shall consist of one or more members, the number thereof to be determined from to time to time by resolution of the shareholders or the board of directors.

2.3         Election and Term. The board of directors shall initially consist of the persons named as directors in the certificate of incorporation or elected by the incorporator of the corporation, and each director so elected shall hold office until the next annual meeting of stockholders and until their respective successors are elected and qualified, or until their earlier death, resignation or removal. Unless otherwise provided by law or the certificate of incorporation, any newly created directorship or any vacancy occurring in the board of directors for any cause may be filled by a majority of the remaining members of the board of directors, and each director so elected shall hold office until the expiration of the term of office of the director whom he or she has replaced or until his or her successor is elected and qualified.

2.4         Meetings.

2.4.1    Place. Meetings of the board of directors shall be held at such place as may be designated by the board of directors or in the notice of the meeting.

2.4.2    Regular Meetings. Regular meetings of the board of directors shall be held at such times as the board of directors may designate. Notice of regular meetings need not be given.

2.4.3    Special Meetings. Special meetings of the board of directors may be called by the President or any two members of the board of directors on 24 hours notice to each director, either personally or by mail (including electronic mail), telegram, telephone or facsimile transmission.

2.4.4    Telephonic Meetings Permitted. Members of the board of directors, or any committee designated by the board of directors, may participate in a meeting thereof by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this by-law shall constitute presence in person at such meeting.

2.4.5    Quorum. At all meetings of the board of directors, a majority of the total number of authorized directors shall constitute a quorum for the transaction of business.

2.4.6    Voting. Except as otherwise provided herein, in the certificate of incorporation or by law, the vote of a majority of the directors present at any meeting at which a quorum is present shall constitute the act of the board of directors.

2.4.7    Committees. The board of directors may designate one or more committees, each committee to consist of one or more directors and such alternate members (also directors) as may be designated by the board of directors. Unless otherwise provided herein, in the absence or disqualification of any member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another director to act at the meeting in the place of any such absent or disqualified member. Except as otherwise provided herein, in the certificate of incorporation or by law, any such committee shall have and may exercise the powers of the full board of directors to the extent provided in the resolution of the board of directors directing the committee.

A-II-2

2.5        Action Without Meeting. Unless the certificate of incorporation or a provision of these bylaws provides otherwise, any action required or permitted by the MBCA to be taken at any meeting of the board of directors’ may be taken without a meeting, if all members of the board of directors consent thereto in writing or by electronic transmission and any consent may be documented, signed and delivered in any manner permitted by Section 8.21 of the MBCA. After an action is taken, the consent or consents relating thereto shall be filed with the minutes of proceedings of the board or committee in the same paper or electronic form as the minutes are maintained.

ARTICLE III

OFFICERS

3.1        Election. At its first meeting after each annual meeting of the stockholders, the board of directors shall elect a President and such other officers as it deems advisable.

3.2       Authority, Duties and Compensation. The officers shall have such authority, perform such duties and serve for such compensation as may be determined by resolution of the board of directors. Except as otherwise provided by the resolution of the board of directors, (i) the President of the corporation, shall have general supervision over the business and operations of the corporation, may perform any act and execute any instrument for the conduct of such business and operations and shall preside at all meetings of the board of directors and stockholders, (ii) the other officers shall have the duties customarily related to their respective offices and (iii) the Chief Financial Officer or other officer as otherwise determined by the board of directors, shall in the absence of the President have the authority and perform the duties of the President. Any number of offices may be held by the same person. Any vacancy occurring in any office of the corporation by death, resignation, removal or otherwise may be filled for the unexpired portion of the term by the board of directors at any regular or special meeting.

ARTICLE IV

INDEMNIFICATION

4.1        Indemnification. The Corporation shall, to the extent legally permissible, indemnify each of its directors and officers (including persons who serve at its request as directors, officers or trustees of another organization or who serve at its request in any capacity with respect to any employee benefit plan) against all liabilities and expenses, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees, reasonably incurred by him in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which he may be involved or with which he may be threatened, while in office or thereafter, by reason of his being or having been such a director or officer, except with respect to any matter as to which he shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his action was in the best interests of the Corporation or, to the extent that such matter related to service with respect to any employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan: provided, however, that as to any matter disposed of by a compromise payment by such director or officer, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless such compromise shall be approved as in the best interests of the Corporation, after notice that it involves such indemnification: (a) by a disinterested majority of the directors then in office; or (b) by a majority of the disinterested directors then in office, provided that there has been obtained an opinion in writing of independent legal counsel to the effect that such director or officer appears to have acted in good faith in the reasonable belief that his action was in the best interests of the Corporation; or (c) by the holders of a majority of the outstanding stock at the time entitled to vote for directors, voting as a single class, exclusive of any stock owned by any interested director or officer. The right of indemnification hereby provided shall not be exclusive of or affect any other rights to which any director or officer may be entitled. As used in this Section, the terms "director" and "officer" include their respective heirs, executors and administrators, and an "interested" director or officer is one against whom in such capacity the proceedings in question or another proceeding on the same or similar grounds is then pending. Nothing contained in this Section shall affect any rights to indemnification to which corporate personnel other than directors and officers may be entitled by contract or otherwise under law.

A-II-3

4.2         Expenses. Expenses, including but not limited to counsel fees and disbursements, incurred by any director or officer in defending any such action, suit or other proceeding may be paid from time to time by the Corporation in advance of the final disposition of such action, suit or other proceeding upon receipt of an undertaking by the person indemnified to repay such payment if he shall be adjudicated to be not entitled to indemnification under this section, which undertaking may be accepted without reference to the financial ability of such person to make repayments.

4.3       Advance of Expenses. If in an action, suit or other proceeding brought by or in the name of the Corporation, a director of the Corporation is held not liable for monetary damages whether because that director is relieved of personal liability under the exculpatory provisions of Article 6.1 of the Articles of Organization of the Corporation or otherwise, that director shall be deemed to have met the standard of conduct required for, and consequently shall be entitled to, indemnification for expenses reasonably incurred in the defense of such action, suit or other proceeding.

ARTICLE V

SHARE CERTIFICATES AND TRANSFER

5.1         The board of directors may authorize the issuance of some or all of the shares of any or all of the corporation’s capital stock without issuing certificates to represent such shares.

5.2         Transfers of shares shall be made on the books of the corporation only by the registered holder or by duly authorized attorney.

A-II-4

ARTICLE VI
AMENDMENTS

6.1        These bylaws may be amended or repealed at any regular or special meeting of the board of directors by vote of a majority of the total number of authorized directors or at any annual or special meeting of stockholders by vote of holders of a majority of the voting power the outstanding shares of capital stock entitled to vote thereon.

ARTICLE VII
MISCELLANEOUS

7.1        Appointment of Agents. The President or any other officer authorized by the board of directors shall be authorized and empowered, to and only to the extent consistent with, the direction of the board of directors, in the name and as the act and deed of the corporation to name and appoint general and special agents, representatives, and attorneys to represent the corporation in the United States or in any foreign country or countries and to name and appoint attorneys and proxies to vote any equity securities in any other entity at any time owned or held of record by the corporation, and to prescribe, limit, and define the powers and duties of such agents, representatives, attorneys, and proxies and to make substitution, revocation, or cancellation in whole or in part of any power or authority conferred on any such agent, representative, attorney, or proxy. All powers of attorney or instruments under which such agents, representatives, attorneys, or proxies shall be so named and appointed shall be signed and executed by the President or any other officer designated by the Board. Any substitution, revocation, or cancellation shall be signed in like manner. Any agent, representative, attorney, or proxy, when so authorized by the instrument appointing such person, may substitute or delegate such person’s powers in whole or in part and revoke and cancel such substitutions or delegations. No special authorization by the board of directors shall be necessary in connection with the foregoing, and this bylaw shall be deemed to constitute full and complete authority to the officers above designated to do all the acts and things as they deem necessary or incidental thereto or in connection therewith.

Effective: [_____], 2024

A-II-5

Annex III

The L.S. Starrett Company

121 Crescent Street

Athol, Massachusetts 01331

[Date of Closing]

BY CERTIFIED MAIL
RETURN RECEIPT REQUESTED

Ogden Service Center

P.O. Box 409101

Ogden, UT 84409

Re:	Notice Required Under Treasury Regulation Section 1.897-2(h)(2)

Dear Sir/Madam:

At the request of Uhu Inc., a Delaware corporation (“Acquiror”), in connection with Acquiror’s acquisition of the outstanding capital stock of The L.S. Starrett Company, a Massachusetts corporation (“Company”), pursuant to that certain Agreement and Plan of Merger dated as of March 8, 2024 (the “Agreement”) by and among Unicornfish Corp., a Massachusetts corporation, the Company and the Acquiror, the undersigned provided the attached statement to Acquiror in accordance with Treasury Regulation section 1.1445-2(c)(3).

1.	This notice is provided pursuant to the requirements of Treasury Regulation section 1.897-2(h)(2);

2.	The following information relates to the corporation providing the notice:

Name	The L.S. Starrett Company
Address	121 Crescent Street Athol, Massachusetts 01331

Taxpayer Identification No.	04-1866480

3.

The attached statement was not requested by a foreign interest holder. It was voluntarily provided by the Company in response to a request from Acquiror in accordance with Treasury Regulation section 1.1445-2(c)(3). The following information relates to Acquiror:

Name	Uhu Inc.
Address	[Acquiror Address]
Taxpayer Identification No.	[Acquiror TIN]

4.

As of the date hereof, no interest in the Company is a “United States real property interest,” and the Company is not, and for the five-year period ending on the date hereof has not been, a “United States real property holding corporation,” as those terms are defined in section 897 of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations issued thereunder.

A-III-1

Under penalties of perjury, the undersigned declares that the above notice (including the attachment hereto) is correct to his or her knowledge and belief. I further declare that I am a responsible officer of the Company and that I have authority to sign this document on behalf of the Company.

Sincerely,

By: Title:

Enclosure

A-III-2

CERTIFICATION OF NON-U.S. REAL PROPERTY INTEREST STATUS PURSUANT TO TREASURY REGULATION SECTIONS 1.897-2(h) AND 1.1445-2(c)(3)

Date: [Date of Closing]

Pursuant to the Agreement and Plan of Merger, dated as of March 8, 2024 (the “Agreement”), among Uhu Inc. a Delaware corporation (“Acquiror”), Unicornfish Corp., a Massachusetts corporation and wholly owned Subsidiary of Acquiror and The L.S. Starrett Company, a Massachusetts corporation (“Company”), Unicornfish Corp. merged with and into the Company (“Merger”).

Section 1445 of the Internal Revenue Code of 1986, as amended (“Code”), provides that a transferee of a “United States real property interest” (as that term is defined in section 897(c)(1) of the Code and Treasury Regulations section 1.897-1(c)) must withhold U.S. tax if the transferor is a foreign person. In order to confirm that Acquiror, as transferee, is not required to withhold tax under section 1445 of the Code from amounts paid to any transferor in connection with the Merger, the undersigned hereby certifies the following on behalf of the Company pursuant to Treasury Regulations section 1.1445-2(c)(3) and Treasury Regulations section 1.897-2(h):

1.         As of the date hereof, the Company is not a “United States real property holding corporation” (“USRPHC”) as defined in section 897(c)(2) of the Code and Treasury Regulations section 1.897-2(b), and the Company has not been a USRPHC at any time during the five-year period ending on the date hereof.

2.         As of the date hereof, no interest in the Company acquired pursuant to the Agreement constitutes a “United States real property interest” as that term is defined in section 897(c)(1) of the Code and the Treasury Regulations issued thereunder.

3.         Company’s Federal Employer Identification Number is 04-1866480.

4.         Company shall timely and duly comply with the notice requirement to the Internal Revenue Service (the "IRS") described in Treasury regulations §1.897-2(h)(2) with respect to this Certification.

5.         Company’s office address is 121 Crescent Street, Athol, Massachusetts 01331.

A-III-3

Company acknowledges that (a) this statement and certification is made in accordance with the requirements of Treasury Regulation sections 1.1445-2(c)(3) and 1.897-2(h)(2), (b) Company authorizes Acquiror to file this statement and the attached notice on Company’s behalf with the IRS at any time after the closing of the Merger, and (c) any false statement contained herein could be punished by fine, imprisonment, or both.

Under penalties of perjury, I, as an officer of Company, declare that I have examined this statement and certification, and to the best of my knowledge and belief, it is true, correct and complete, and I further declare that I have authority to sign this statement and certification on behalf of Company.

Sincerely,

By: Title:

A-III-4

Annex B

March 8, 2024

Board of Directors

The L.S. Starrett Company

121 Crescent Street

Athol, MA 01331

Members of the Board of Directors:

You have requested that Lincoln International LLC (“Lincoln”) render an opinion (this “Opinion”) to the Board of Directors (the “Board”) of The L.S. Starrett Company, as Massachusetts corporation (collectively with its subsidiaries and controlled affiliates, the “Company”) as of the date hereof as to the fairness, from a financial point of view, to the holders of Class A and Class B Common Stock of the Company pursuant to an Agreement and Plan of Merger by and among Uhu Inc., a Delaware corporation (“Parent”), Unicornfish Corp., a Massachusetts corporation and wholly owned Subsidiary of Parent (“Merger Sub”), and the Company (the “Merger Agreement”) (other than any shares of Company Common Stock described in Section 2.1(b) of the Merger Agreement and any Dissenting Shares) (the “Shareholders”) of the Merger Consideration (as defined in the Merger Agreement) of $16.19 to be received by the Shareholders in the Transaction (as described and defined herein). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Merger Agreement (as defined herein).

Background of the Proposed Transaction

We understand that Company will enter into the Merger Agreement pursuant to which Merger Sub will be merged with and into the Company and the Company will continue as the surviving corporation of the Merger as a wholly owned subsidiary of Parent (the “Transaction”). The terms and conditions of the Transaction are more fully set forth in the Merger Agreement.

Scope of Analysis

In connection with this Opinion, Lincoln has, among other things:

1)	Reviewed the following documents:

a.

Company’s audited financial statements for the fiscal years ended June 30, 2022 and June 30, 2023 included in the Company’s Form 10-K filed with the Securities and Exchange Commission (“SEC”) on September 27, 2023 and the fiscal years ended June 30, 2020 and June 30, 2021 included in the Company’s Form 10-K filed with the SEC on September 2, 2021;

b.	The Company’s unaudited interim financial statements for the fiscal year-to-date period ended December 31, 2023 included in the Company’s Form 10-Q filed with the SEC on February 16, 2024;

c.	Financial projections for the Company for the fiscal years ending June 30, 2024 through June 30, 2026, provided to us by management (“Management”) of the Company (the “Management Projections”);

d.	Company’s equity capitalization table dated as of March 4, 2024;

Lincoln International LLC 110 North Wacker Drive, 51st Floor Chicago, Illinois 60606	www.lincolninternational.com

e.

A letter addressed to us by Management which contains, among other things, representations regarding the accuracy of the information, data and other materials (financial or otherwise) provided to, or discussed with, us by or on behalf of the Company, dated March 8, 2024;

f.	A draft of the Merger Agreement, dated as of March 8, 2024; and

g.	Other internal documents relating to the history, past and current operations, financial conditions, and probable future outlook of the Company, provided to Lincoln by Management;

2)	Discussed the business, financial outlook and prospects of the Company, as well as the terms and circumstances surrounding the Transaction, with the Board and Management;

3)

Reviewed certain financial, stock trading and other information for the Company, and compared that data and information with certain financial, stock trading and corresponding data and information for companies with publicly traded securities that we deemed relevant, none of which is directly comparable to the Company;

4)

Reviewed certain financial, stock trading and other information for the Company and the Transaction, and compared that data and information with certain publicly available financial, stock trading and corresponding data and information for companies that have been subject to change of control M&A transactions that we deemed relevant, none of which is directly comparable to the Company or the Transaction;

5)

Performed certain valuation and comparative financial analyses that we deemed relevant, including a discounted cash flow analysis, an analysis of selected public companies and an analysis of change of control M&A transactions that we deemed relevant; and

6)	Considered such other information and financial, economic and market criteria that we deemed relevant.

Assumptions, Qualifications, and Limiting Conditions

In performing its analyses and rendering this Opinion with respect to the Transaction, Lincoln has, with the Board’s and the Company’s consent:

1)

Relied upon and assumed the accuracy and completeness of all of the financial, accounting, legal, tax and other information furnished, or otherwise made available, to us by the Company or the Board, discussed with or reviewed by us, or publicly available, and we have not assumed any responsibility for the independent verification of, nor independently verified, any of such information;

2)	Relied upon the assurances of Management that they are unaware of any facts or circumstances that would make such information materially incomplete or misleading;

3)

Assumed that the financial forecasts, including the Management Projections, provided to Lincoln by the Company were reasonably prepared in good faith on a basis reflecting the best currently available estimates and judgments of Management, and we have relied upon the Management Projections in arriving at our Opinion, and Lincoln assumes no responsibility for and expresses no opinion on the Management Projections or the assumptions, estimates, and judgments on which such forecasts, including the Management Projections, were based, and we have assumed, at your direction and without independent verification, that the Management Projections will be realized in the amounts and at the times projected;

4)

Relied, without independent verification, upon the assessment of representatives of the Company regarding legal, regulatory, accounting, tax and similar matters, as to which matters we understand that the Board and the Company obtained advice as it deemed necessary from appropriate advisers with respect to the Transaction, including whether all necessary and appropriate procedures in connection with the Transaction have been duly, validly and timely taken;

5)	Assumed that the Transaction will be consummated in a timely manner that complies in all respects with all applicable federal and state statutes, rules and regulations;

6)

Assumed that in the course of obtaining any necessary regulatory and third-party consents, approvals and agreements for the Transaction, no modification, delay, limitation, restriction, or condition will be imposed that will have an adverse effect on the Company or the Transaction;

7)

Assumed that (a) the representations and warranties of all parties to the Merger Agreement and all other related documents and instruments of the Transaction are true and correct, (b) each party to the Merger Agreement will fully and timely perform all of the covenants and agreements required to be performed by such party, and (c) the Transaction will be consummated in accordance with the terms outlined by the Company, the Merger Agreement and other documents made available to Lincoln, without waiver, modification or amendment of any term, condition or agreement therein that is material to Lincoln’s analysis;

8)

Assumed that there has been no material change in the assets, liabilities, business, condition (financial or otherwise), results of operations, or prospects of the Company since the date of the most recent financial statements made available to Lincoln, and relied upon the assurances of Management with regard thereto;

9)	Assumed that the final terms of the Transaction will not vary materially from those set forth in the copies or drafts, as applicable, reviewed by Lincoln; and

10)	Assumed that the final versions of all documents (including, without limitation, the Merger Agreement) conform in all material respects to the drafts reviewed by Lincoln.

To the extent that any of the foregoing assumptions or any of the facts on which this Opinion is based prove to be untrue in any material respect, this Opinion cannot and should not be relied upon.

Lincoln has prepared this Opinion as of the date hereof. This Opinion is necessarily based on financial, economic, market and other conditions as they exist on and the information made available to us as of the date hereof. Although subsequent developments may affect this Opinion, Lincoln does not have any obligation to update, revise or reaffirm this Opinion.

Lincoln did not evaluate the Company’s solvency and was not requested to make, and did not make, an independent evaluation or appraisal of the assets or liabilities (contingent, derivative, off-balance sheet or otherwise) of the Company or any of its subsidiaries, nor was Lincoln furnished with any such evaluations or appraisals.

This Opinion (i) does not address the underlying business decision of the Board, the Company or any other party to proceed with or effect the Transaction or the relative merits of the Transaction as compared to other transaction structures, transactions or business strategies that may be available to the Company or the effect of any other transaction in which the Company might engage, and does not address whether the Merger Consideration to be received is the best possibly attainable under the circumstances (instead, it merely states whether the Merger Consideration to be received by the Shareholders in the Transaction is within a range suggested by certain financial analyses), (ii) does not address or constitute a recommendation regarding the decision of the Company or the Board to authorize the execution of any agreements relating to the Transaction, or to engage in the Transaction, (iii) does not constitute advice or a recommendation to the Board or any security holder as to how they should act or vote with respect to any matter relating to the Transaction or otherwise, or whether to proceed with the Transaction or any related transaction, (iv) does not address the tax or legal consequences of the Transaction to the Company, the Shareholders, or any other party, (v) does not address the solvency, creditworthiness or fair value of any member of the Company, the Company or any other participant in the Transaction under any applicable laws relating to bankruptcy, insolvency, fraudulent conveyance or similar matters, and (vi) only addresses the fairness from a financial point of view of the Merger Consideration to be received by the Shareholders in the Transaction and does not address any other terms, aspects or implications of the Transaction, or any agreements, arrangements or understandings entered into in connection with the Transaction or otherwise. We express no opinion as to the fairness of any portion or aspect of the Transaction to (i) the holders of any class of securities, other than the Company Common Stock, creditors or other constituencies of the Company, or any other party, or (ii) any one class or group of the Company’s security holders, creditors or other constituencies vis-à-vis any other class or group of the Company’s security holders, creditors or other constituents (including, without limitation, the allocation of any Merger Consideration among or within such classes or groups of security holders, creditors or other constituents). The decision as to whether to proceed with the Transaction or any related transaction depends on an assessment of various factors, many of which are unrelated to the financial analyses on which this Opinion is based.

Lincoln expresses no opinion as to what the market price or value of the stock of the Company will be after the announcement of the Transaction. This Opinion should not be construed as a valuation opinion, credit rating, solvency opinion, an analysis of the Company’s credit worthiness, as tax, audit, accounting, regulatory, or legal advice. We also express no opinion about the amount or nature of any compensation or equity arrangement to be given to the Company’s officers, directors or employees, or class of such persons, in connection with the Transaction relative to the Merger Consideration in the Transaction, or with respect to the fairness of any such compensation. Lincoln has not made, and assumes no responsibility to make, any representation, or render any opinion, as to any legal matter.

It is understood that this Opinion is solely for the use and benefit of the Board in connection with the Transaction. This Opinion may not be used or relied on by any other person or for any other purpose and is not intended to and does not confer any rights or remedies upon any other person. Except as contemplated by the Engagement Letter, dated as of November 20, 2023, among Lincoln and the Company, neither this Opinion nor any other advice or information provided by Lincoln, whether oral or written, may be disclosed, reproduced, disseminated, summarized, quoted from or referred to, in whole or in part, without our prior written consent. This Opinion does not create any fiduciary duty on the part of Lincoln to the Company, the Board, the Shareholders or any other party.

Disclosure of Relationships

Lincoln has acted as financial advisor to the Board and will receive a customary fee, expense reimbursement, and indemnification against certain liabilities from the Company for our services in connection with this Opinion, with a portion of our fee payable upon our retention, and the balance upon our delivery of this Opinion as described in the Engagement Letter. As further described in the Engagement Letter, no portion of our fee for this Opinion is contingent upon either the conclusion reached herein or the consummation of the Transaction. In addition, the Company has agreed to indemnify us and certain related parties against certain liabilities, and to reimburse us for certain expenses, arising in connection with or as a result of our engagement. We and our affiliates provide a range of investment banking and financial advisory services and, in that regard, we and our affiliates have provided, are currently providing, and may in the future provide, investment banking and other financial services to the Parent, the Company and each of their respective affiliates or other portfolio companies, for which we and our affiliates would expect to receive customary compensation. In the two years immediately prior to delivering this Opinion, Lincoln was (i) engaged on April 17, 2023 to act as an exclusive financial advisor to the Company in connection with potential transactions (the “M&A Engagement Letter”) and (ii) Lincoln had been engaged to provide financial advisory services to affiliates and portfolio companies of MiddleGround Capital LLC (“MiddleGround Engagements”). Lincoln will receive a customary fee from the Company for our services under the M&A Engagement Letter, a portion of which has been paid, and a significant portion of which is contingent upon the successful completion of the Transaction; such fee under the M&A Engagement Letter is separate from, and in addition to, the fee being paid to Lincoln for delivery of this Opinion. Lincoln will or has received a customary fee for our services, reimbursement for certain expenses, and indemnification against certain liabilities in connection with the MiddleGround Engagements.

Conclusion

Based on and subject to the foregoing, and in reliance thereon, we are of the opinion that, as of the date hereof the Merger Consideration to be received by the Shareholders (other than with respect to any shares of Company Common Stock described in Section 2.1(b) of the Merger Agreement and any Dissenting Shares) in the Transaction is fair, from a financial point of view, to the Shareholders.

This Opinion has been authorized for issuance by the Fairness Opinion Committee of Lincoln.

Very truly yours,

LINCOLN INTERNATIONAL LLC

Annex C

Part 13 of the Massachusetts Business Corporation Act

Section 13.01. DEFINITIONS

In this PART the following words shall have the following meanings unless the context requires otherwise:

“Affiliate”, any person that directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control of or with another person.

“Beneficial shareholder”, the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

“Corporation”, the issuer of the shares held by a shareholder demanding appraisal and, for matters covered in sections 13.22 to 13.31, inclusive, includes the surviving entity in a merger.

“Fair value”, with respect to shares being appraised, the value of the shares immediately before the effective date of the corporate action to which the shareholder demanding appraisal objects, excluding any element of value arising from the expectation or accomplishment of the proposed corporate action unless exclusion would be inequitable.

“Interest”, interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at a rate that is fair and equitable under all the circumstances.

“Marketable securities”, securities held of record by, or by financial intermediaries or depositories on behalf of, at least 1,000 persons and which were

(a) listed on a national securities exchange,

(b) designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc., or

(c) listed on a regional securities exchange or traded in an interdealer quotation system or other trading system and had at least 250,000 outstanding shares, exclusive of shares held by officers, directors and affiliates, which have a market value of at least $5,000,000.

“Officer”, the chief executive officer, president, chief operating officer, chief financial officer, and any vice president in charge of a principal business unit or function of the issuer.

“Person”, any individual, corporation, partnership, unincorporated association or other entity.

“Record shareholder”, the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

“Shareholder”, the record shareholder or the beneficial shareholder.

Section 13.02. RIGHT TO APPRAISAL

(a) A shareholder is entitled to appraisal rights, and obtain payment of the fair value of his shares in the event of, any of the following corporate or other actions:

(1) consummation of a plan of merger to which the corporation is a party if shareholder approval is required for the merger by section 11.04 or the articles of organization or if the corporation is a subsidiary that is merged with its parent under section 11.05, unless, in either case, (A) all shareholders are to receive only cash for their shares in amounts equal to what they would receive upon a dissolution of the corporation or, in the case of shareholders already holding marketable securities in the merging corporation, only marketable securities of the surviving corporation and/or cash and (B) no director, officer or controlling shareholder has a direct or indirect material financial interest in the merger other than in his capacity as (i) a shareholder of the corporation, (ii) a director, officer, employee or consultant of either the merging or the surviving corporation or of any affiliate of the surviving corporation if his financial interest is pursuant to bona fide arrangements with either corporation or any such affiliate, or (iii) in any other capacity so long as the shareholder owns not more than five percent of the voting shares of all classes and series of the corporation in the aggregate;

(2) consummation of a plan of share exchange in which his shares are included unless: (A) both his existing shares and the shares, obligations or other securities to be acquired are marketable securities; and (B) no director, officer or controlling shareholder has a direct or indirect material financial interest in the share exchange other than in his capacity as (i) a shareholder of the corporation whose shares are to be exchanged, (ii) a director, officer, employee or consultant of either the corporation whose shares are to be exchanged or the acquiring corporation or of any affiliate of the acquiring corporation if his financial interest is pursuant to bona fide arrangements with either corporation or any such affiliate, or (iii) in any other capacity so long as the shareholder owns not more than five percent of the voting shares of all classes and series of the corporation whose shares are to be exchanged in the aggregate;

(3) consummation of a sale or exchange of all, or substantially all, of the property of the corporation if the sale or exchange is subject to section 12.02, or a sale or exchange of all, or substantially all, of the property of a corporation in dissolution, unless:

(i) his shares are then redeemable by the corporation at a price not greater than the cash to be received in exchange for his shares; or

(ii) the sale or exchange is pursuant to court order; or

(iii) in the case of a sale or exchange of all or substantially all the property of the corporation subject to section 12.02, approval of shareholders for the sale or exchange is conditioned upon the dissolution of the corporation and the distribution in cash or, if his shares are marketable securities, in marketable securities and/or cash, of substantially all of its net assets, in excess of a reasonable amount reserved to meet unknown claims under section 14.07, to the shareholders in accordance with their respective interests within one year after the sale or exchange and no director, officer or controlling shareholder has a direct or indirect material financial interest in the sale or exchange other than in his capacity as (i) a shareholder of the corporation, (ii) a director, officer, employee or consultant of either the corporation or the acquiring corporation or of any affiliate of the acquiring corporation if his financial interest is pursuant to bona fide arrangements with either corporation or any such affiliate, or (iii) in any other capacity so long as the shareholder owns not more than five percent of the voting shares of all classes and series of the corporation in the aggregate;

(4) an amendment of the articles of organization that materially and adversely affects rights in respect of a shareholder’s shares because it:

(i) creates, alters or abolishes the stated rights or preferences of the shares with respect to distributions or to dissolution, including making non-cumulative in whole or in part a dividend theretofore stated as cumulative;

(ii) creates, alters or abolishes a stated right in respect of conversion or redemption, including any provision relating to any sinking fund or purchase, of the shares;

(iii) alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities;

(iv) excludes or limits the right of the holder of the shares to vote on any matter, or to cumulate votes, except as such right may be limited by voting rights given to new shares then being authorized of an existing or new class; or

(v) reduces the number of shares owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under section 6.04;

(5) an amendment of the articles of organization or of the bylaws or the entering into by the corporation of any agreement to which the shareholder is not a party that adds restrictions on the transfer or registration or any outstanding shares held by the shareholder or amends any pre-existing restrictions on the transfer or registration of his shares in a manner which is materially adverse to the ability of the shareholder to transfer his shares;

(6) any corporate action taken pursuant to a shareholder vote to the extent the articles of organization, bylaws or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to appraisal;

(7) consummation of a conversion of the corporation to nonprofit status pursuant to subdivision B of PART 9; or

(8) consummation of a conversion of the corporation into a form of other entity pursuant to subdivision D of PART 9.

(b) Except as otherwise provided in subsection (a) of section 13.03, in the event of corporate action specified in clauses (1), (2), (3), (7) or (8) of subsection (a), a shareholder may assert appraisal rights only if he seeks them with respect to all of his shares of whatever class or series.

(c) Except as otherwise provided in subsection (a) of section 13.03, in the event of an amendment to the articles of organization specified in clause (4) of subsection (a) or in the event of an amendment of the articles of organization or the bylaws or an agreement to which the shareholder is not a party specified in clause (5) of subsection (a), a shareholder may assert appraisal rights with respect to those shares adversely affected by the amendment or agreement only if he seeks them as to all of such shares and, in the case of an amendment to the articles of organization or the bylaws, has not voted any of his shares of any class or series in favor of the proposed amendment.

(d) The shareholder’s right to obtain payment of the fair value of his shares shall terminate upon the occurrence of any of the following events:

(i) the proposed action is abandoned or rescinded; or

(ii) a court having jurisdiction permanently enjoins or sets aside the action; or

(iii) the shareholder’s demand for payment is withdrawn with the written consent of the corporation.

(e) A shareholder entitled to appraisal rights under this chapter may not challenge the action creating his entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

Section 13.03. ASSERTION OF RIGHTS BY NOMINEES AND BENEFICIAL OWNERS

(a) A record shareholder may assert appraisal rights as to fewer than all the shares registered in the record shareholder’s name but owned by a beneficial shareholder only if the record shareholder objects with respect to all shares of the class or series owned by the beneficial shareholder and notifies the corporation in writing of the name and address of each beneficial shareholder on whose behalf appraisal rights are being asserted. The rights of a record shareholder who asserts appraisal rights for only part of the shares held of record in the record shareholder’s name under this subsection shall be determined as if the shares as to which the record shareholder objects and the record shareholder’s other shares were registered in the names of different record shareholders.

(b) A beneficial shareholder may assert appraisal rights as to shares of any class or series held on behalf of the shareholder only if such shareholder:

(1) submits to the corporation the record shareholder’s written consent to the assertion of such rights no later than the date referred to in subclause (ii) of clause (2) of subsection (b) of section 13.22; and

(2) does so with respect to all shares of the class or series that are beneficially owned by the beneficial shareholder.

Section 13.20. NOTICE OF APPRAISAL RIGHTS

(a) If proposed corporate action described in subsection (a) of section 13.02 is to be submitted to a vote at a shareholders’ meeting or through the solicitation of written consents, the meeting notice or solicitation of consents shall state that the corporation has concluded that shareholders are, are not or may be entitled to assert appraisal rights under this Part and refer to the necessity of the shareholder delivering, before the vote is taken, written notice of his intent to demand payment and to the requirement that he not vote his shares in favor of the proposed action. If the corporation concludes that appraisal rights are or may be available, a copy of this Part shall accompany the meeting notice sent to those record shareholders entitled to exercise appraisal rights.

(b) In a merger pursuant to section 11.05, the parent corporation shall notify in writing all record shareholders of the subsidiary who are entitled to assert appraisal rights that the corporate action became effective. Such notice shall be sent within 10 days after the corporate action became effective and include the materials described in section 13.22.

Section 13.21. NOTICE OF INTENT TO DEMAND PAYMENT

(a) If proposed corporate action requiring appraisal rights under section 13.02 is submitted to vote at a shareholders’ meeting, a shareholder who wishes to assert appraisal rights with respect to any class or series of shares:

(1) shall deliver to the corporation before the vote is taken written notice of the shareholder’s intent to demand payment if the proposed action is effectuated; and

(2) shall not vote, or cause or permit to be voted, any shares of such class or series in favor of the proposed action.

(b) A shareholder who does not satisfy the requirements of subsection (a) is not entitled to payment under this chapter.

Section 13.22. APPRAISAL NOTICE AND FORM

(a) If proposed corporate action requiring appraisal rights under subsection (a) of section 13.02 becomes effective, the corporation shall deliver a written appraisal notice and form required by clause (1) of subsection (b) to all shareholders who satisfied the requirements of section 13.21 or, if the action was taken by written consent, did not consent. In the case of a merger under section 11.05, the parent shall deliver a written appraisal notice and form to all record shareholders who may be entitled to assert appraisal rights.

(b) The appraisal notice shall be sent no earlier than the date the corporate action became effective and no later than 10 days after such date and must:

(1) supply a form that specifies the date of the first announcement to shareholders of the principal terms of the proposed corporate action and requires the shareholder asserting appraisal rights to certify (A) whether or not beneficial ownership of those shares for which appraisal rights are asserted was acquired before that date and (B) that the shareholder did not vote for the transaction;

(2) state:

(i) where the form shall be sent and where certificates for certificated shares shall be deposited and the date by which those certificates shall be deposited, which date may not be earlier than the date for receiving the required form under subclause (ii);

(ii) a date by which the corporation shall receive the form which date may not be fewer than 40 nor more than 60 days after the date the subsection (a) appraisal notice and form are sent, and state that the shareholder shall have waived the right to demand appraisal with respect to the shares unless the form is received by the corporation by such specified date;

(iii) the corporation’s estimate of the fair value of the shares;

(iv) that, if requested in writing, the corporation will provide, to the shareholder so requesting, within 10 days after the date specified in clause (ii) the number of shareholders who return the forms by the specified date and the total number of shares owned by them; and

(v) the date by which the notice to withdraw under section 13.23 shall be received, which date shall be within 20 days after the date specified in subclause (ii) of this subsection; and

(3) be accompanied by a copy of this chapter.

Section 13.23. PERFECTION OF RIGHTS; RIGHT TO WITHDRAW

(a) A shareholder who receives notice pursuant to section 13.22 and who wishes to exercise appraisal rights shall certify on the form sent by the corporation whether the beneficial owner of the shares acquired beneficial ownership of the shares before the date required to be set forth in the notice pursuant to clause (1) of subsection (b) of section 13.22. If a shareholder fails to make this certification, the corporation may elect to treat the shareholder’s shares as after-acquired shares under section 13.25. In addition, a shareholder who wishes to exercise appraisal rights shall execute and return the form and, in the case of certificated shares, deposit the shareholder’s certificates in accordance with the terms of the notice by the date referred to in the notice pursuant to subclause (ii) of clause (2) of subsection (b) of section 13.22. Once a shareholder deposits that shareholder’s certificates or, in the case of uncertificated shares, returns the executed forms, that shareholder loses all rights as a shareholder, unless the shareholder withdraws pursuant to said subsection (b).

(b) A shareholder who has complied with subsection (a) may nevertheless decline to exercise appraisal rights and withdraw from the appraisal process by so notifying the corporation in writing by the date set forth in the appraisal notice pursuant to subclause (v) of clause (2) of subsection (b) of section 13.22. A shareholder who fails to so withdraw from the appraisal process may not thereafter withdraw without the corporation’s written consent.

(c) A shareholder who does not execute and return the form and, in the case of certificated shares, deposit that shareholder’s share certificates where required, each by the date set forth in the notice described in subsection (b) of section 13.22, shall not be entitled to payment under this chapter.

Section 13.24. PAYMENT

(a) Except as provided in section 13.25, within 30 days after the form required by subclause (ii) of clause (2) of subsection (b) of section 13.22 is due, the corporation shall pay in cash to those shareholders who complied with subsection (a) of section 13.23 the amount the corporation estimates to be the fair value of their shares, plus interest.

(b) The payment to each shareholder pursuant to subsection (a) shall be accompanied by:

(1) financial statements of the corporation that issued the shares to be appraised, consisting of a balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, an income statement for that year, a statement of changes in shareholders’ equity for that year, and the latest available interim financial statements, if any;

(2) a statement of the corporation’s estimate of the fair value of the shares, which estimate shall equal or exceed the corporation’s estimate given pursuant to subclause (iii) of clause (2) of subsection (b) of section 13.22; and

(3) a statement that shareholders described in subsection (a) have the right to demand further payment under section 13.26 and that if any such shareholder does not do so within the time period specified therein, such shareholder shall be deemed to have accepted the payment in full satisfaction of the corporation’s obligations under this chapter.

Section 13.25. AFTER - ACQUIRED SHARES

(a) A corporation may elect to withhold payment required by section 13.24 from any shareholder who did not certify that beneficial ownership of all of the shareholder’s shares for which appraisal rights are asserted was acquired before the date set forth in the appraisal notice sent pursuant to clause (1) of subsection (b) of section 13.22.

(b) If the corporation elected to withhold payment under subsection (a), it must, within 30 days after the form required by subclause (ii) of clause (2) of subsection (b) of section 13.22 is due, notify all shareholders who are described in subsection (a):

(1) of the information required by clause (1) of subsection (b) of section 13.24;

(2) of the corporation’s estimate of fair value pursuant to clause (2) of subsection (b) of said section 13.24;

(3) that they may accept the corporation’s estimate of fair value, plus interest, in full satisfaction of their demands or demand appraisal under section 13.26;

(4) that those shareholders who wish to accept the offer shall so notify the corporation of their acceptance of the corporation’s offer within 30 days after receiving the offer; and

(5) that those shareholders who do not satisfy the requirements for demanding appraisal under section 13.26 shall be deemed to have accepted the corporation’s offer.

(c) Within 10 days after receiving the shareholder’s acceptance pursuant to subsection(b), the corporation shall pay in cash the amount it offered under clause (2) of subsection (b) to each shareholder who agreed to accept the corporation’s offer in full satisfaction of the shareholder’s demand.

(d) Within 40 days after sending the notice described in subsection (b), the corporation must pay in cash the amount if offered to pay under clause (2) of subsection (b) to each shareholder deserved in clause (5) of subsection (b).

Section 13.26. PROCEDURE IF SHAREHOLDER DISSATISFIED WITH PAYMENT OR OFFER

(a) A shareholder paid pursuant to section 13.24 who is dissatisfied with the amount of the payment shall notify the corporation in writing of that shareholder’s estimate of the fair value of the shares and demand payment of that estimate plus interest, less any payment under section 13.24. A shareholder offered payment under section 13.25 who is dissatisfied with that offer shall reject the offer and demand payment of the shareholder’s stated estimate of the fair value of the shares plus interest.

(b) A shareholder who fails to notify the corporation in writing of that shareholder’s demand to be paid the shareholder’s stated estimate of the fair value plus interest under subsection (a) within 30 days after receiving the corporation’s payment or offer of payment under section 13.24 or section 13.25, respectively, waives the right to demand payment under this section and shall be entitled only to the payment made or offered pursuant to those respective sections.

Section 13.30. COURT ACTION

(a) If a shareholder makes demand for payment under section 13.26 which remains unsettled, the corporation shall commence an equitable proceeding within 60 days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the 60-day period, it shall pay in cash to each shareholder the amount the shareholder demanded pursuant to section 13.26 plus interest.

(b) The corporation shall commence the proceeding in the appropriate court of the county where the corporation’s principal office, or, if none, its registered office, in the commonwealth is located. If the corporation is a foreign corporation without a registered office in the commonwealth, it shall commence the proceeding in the county in the commonwealth where the principal office or registered office of the domestic corporation merged with the foreign corporation was located at the time of the transaction.

(c) The corporation shall make all shareholders, whether or not residents of the commonwealth, whose demands remain unsettled parties to the proceeding as an action against their shares, and all parties shall be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law or otherwise as ordered by the court.

(d) The jurisdiction of the court in which the proceeding is commenced under subsection (b) is plenary and exclusive. The court may appoint 1 or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers shall have the powers described in the order appointing them, or in any amendment to it. The shareholders demanding appraisal rights are entitled to the same discovery rights as parties in other civil proceedings.

(e) Each shareholder made a party to the proceeding is entitled to judgment (i) for the amount, if any, by which the court finds the fair value of the shareholder’s shares, plus interest, exceeds the amount paid by the corporation to the shareholder for such shares or (ii) for the fair value, plus interest, of the shareholder’s shares for which the corporation elected to withhold payment under section 13.25.

Section 13.31. COURT COSTS AND COUNSEL FEES

(a) The court in an appraisal proceeding commenced under section 13.30 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess cost against all or some of the shareholders demanding appraisal, in amounts the court finds equitable, to the extent the court finds such shareholders acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this chapter.

(b) The court in an appraisal proceeding may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

(1) against the corporation and in favor of any or all shareholders demanding appraisal if the court finds the corporation did not substantially comply with the requirements of sections 13.20, 13.22, 13.24 or 13.25; or

(2) against either the corporation or a shareholder demanding appraisal, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this chapter.

(c) If the court in an appraisal proceeding finds that the services of counsel for any shareholder were of substantial benefit to other shareholders similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to such counsel reasonable fees to be paid out of the amounts awarded the shareholders who were benefited.

(d) To the extent the corporation fails to make a required payment pursuant to sections 13.24, 13.25, or 13.26, the shareholder may sue directly for the amount owed and, to the extent successful, shall be entitled to recover from the corporation all costs and expenses of the suit, including counsel fees.

The L.S. Starrett Company

VOTE

C123456789

000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext

ENDORSEMENT_LINE______________ SACKPACK_____________

000001

MR A SAMPLE
DESIGNATION (IF ANY)
ADD 1
ADD 2
ADD 3
ADD 4
ADD 5
ADD 6

Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Online
Go to **www.envisionreports.com/SCX** or scan the QR code – login details are located in the shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Save paper, time and money!
Sign up for electronic delivery at www.envisionreports.com/SCX

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Special Meeting Proxy Card

1234 5678 9012 345

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals – MANAGEMENT RECOMMENDS A VOTE "FOR" PROPOSAL 1, "FOR" PROPOSAL 2, AND "FOR" PROPOSAL 3.

+

B Authorized Signatures – This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.
/ /		

C 1234567890 JNT

1 U P X 6 1 3 4 9 1

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

+

03ZEFG

To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.

Small steps make an impact.

Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/SCX

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy Card — THE L. S. STARRETT COMPANY

Shares of Stock Held Outside of Any Retirement Plans

Douglas A. Starrett and John C. Tripp, and each of them, with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Special Meeting of Shareholders of The L. S. Starrett Company (the "Company") to be held on May 21, 2024 at 10:00 a.m. Eastern Time or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR items 1, 2 and 3

Employee Stock Ownership Plans

This Proxy is Solicited on Behalf of ARGENT TRUST COMPANY

* Computershare, Inc. ("Computershare"), as agent for Argent, will hold your voting directions in confidence and will not release specific information regarding your instructions to officers or directors of the Company, except to the extent required by law. Argent will vote the Shares held in your Company ESOP account as directed by you, to the extent that doing so does not violate Argent's fiduciary duties. If no direction is made or if your completed proxy card is not received by Computershare by May 17, 2024, subject to the exercise of its fiduciary duties, Argent will vote all allocated shares in the same proportion as it votes those shares for which Computershare timely receives specific voting instructions from other Company ESOP participants.

401(k) Savings Plan

This Proxy is Solicited on Behalf of Mid Atlantic Trust Company

(Items to be voted appear on reverse side)

C Non-Voting Items

Change of Address — Please print new address below.

Comments — Please print your comments below.

The L.S. Starrett Company

VOTE

Using a **black ink** pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. [X]

Special Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — MANAGEMENT RECOMMENDS A VOTE "FOR" PROPOSAL 1, "FOR" PROPOSAL 2, AND "FOR" PROPOSAL 3.

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

1 U P X 6 1 3 4 9 1

03ZFKF

To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy Card — THE L. S. STARRETT COMPANY

Shares of Stock Held Outside of Any Retirement Plans

Douglas A. Starrett and John C. Tripp, and each of them, with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Special Meeting of Shareholders of The L. S. Starrett Company (the "Company") to be held on May 21, 2024 at 10:00 a.m. Eastern Time or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR Items 1, 2 and 3

Employee Stock Ownership Plans

This Proxy is Solicited on Behalf of ARGENT TRUST COMPANY

* Computershare, Inc. ("Computershare"), as agent for Argent, will hold your voting directions in confidence and will not release specific information regarding your instructions to officers or directors of the Company, except to the extent required by law. Argent will vote the Shares held in your Company ESOP account as directed by you, to the extent that doing so does not violate Argent's fiduciary duties. If no direction is made or if your completed proxy card is not received by Computershare by May 17, 2024, subject to the exercise of its fiduciary duties, Argent will vote all allocated shares in the same proportion as it votes those shares for which Computershare timely receives specific voting instructions from other Company ESOP participants.

401(k) Savings Plan

This Proxy is Solicited on Behalf of Mid Atlantic Trust Company

(Items to be voted appear on reverse side)